8,000,000 SHARES

                                     [LOGO]

                           COMFORT SYSTEMS USA, INC.

                                  COMMON STOCK

                               ------------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
       EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
      SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
          PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
              REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     This Prospectus covers 8,000,000 shares of common stock, $.01 par value (the "Common Stock"), which may be offered and issued by Comfort Systems USA, Inc. (the "Company" or "Comfort") from time to time in connection with merger or acquisition transactions entered into by the Company. It is expected that the terms of acquisitions involving the issuance of securities covered by this Prospectus will be determined by direct negotiations with the owners or controlling persons of the businesses or assets to be merged with or acquired by the Company, and that the shares of Common Stock issued will be valued at prices reasonably related to the market prices of Common Stock either at the time the terms of a merger or acquisition are agreed upon or at or about the time shares are delivered. No underwriting discounts or commissions will be paid, although finder's fees may be paid from time to time with respect to specific mergers or acquisitions. Any person receiving any such fees may be deemed to be an underwriter within the meaning of the Securities Act of 1933, as amended (the "Securities Act").

     The Company currently has 29,659,951 shares of its Common Stock listed on the New York Stock Exchange, of which 7,633,374 are registered and available for unrestricted trading in the public markets unless owned by affiliates of the Company. Application will be made to list the shares of Common Stock offered hereby on the New York Stock Exchange. On May 1, 1998, the closing price of the Common Stock on the New York Stock Exchange was $23.00 per share as published in THE WALL STREET JOURNAL on May 4, 1998. The Company is subject to the informational requirements of the Exchange Act of 1934 and in accordance therewith files reports and other information with the Securities and Exchange Commission.

     All expenses of this offering will be paid by the Company. The Company is a Delaware corporation and all references herein to the Company refer to the Company and its subsidiaries. The effective offices of the Company are located at Three Riverway, Suite 200, Houston, Texas 77056, and its telephone number is
(713) 830-9600.

     SEE "RISK FACTORS" ON PAGE 7 FOR A DISCUSSION OF CERTAIN RISK FACTORS THAT SHOULD BE CONSIDERED BEFORE ACQUIRING THE COMMON STOCK OFFERED HEREBY.

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

     THE COMPANY INTENDS TO FURNISH ITS STOCKHOLDERS WITH ANNUAL REPORTS CONTAINING FINANCIAL STATEMENTS AUDITED BY INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS AND WITH QUARTERLY REPORTS CONTAINING UNAUDITED SUMMARY FINANCIAL INFORMATION FOR EACH OF THE FIRST THREE QUARTERS OF EACH FISCAL YEAR.

                               ------------------

                THE DATE OF THIS PROSPECTUS IS May 5, 1998

                               PROSPECTUS SUMMARY

     IN CONNECTION WITH ITS INITIAL PUBLIC OFFERING ON JULY 2, 1997 (THE "IPO"), COMFORT SYSTEMS USA, INC. ACQUIRED, IN SEPARATE MERGER OR SHARE EXCHANGE TRANSACTIONS (THE "MERGERS") IN EXCHANGE FOR CASH AND SHARES OF ITS COMMON STOCK, 12 COMPANIES ENGAGED PRINCIPALLY IN THE HEATING, VENTILATION AND AIR CONDITIONING ("HVAC") BUSINESS (EACH A "FOUNDING COMPANY" AND, COLLECTIVELY, THE "FOUNDING COMPANIES"). UNLESS OTHERWISE INDICATED, ALL REFERENCES TO THE "COMPANY" HEREIN INCLUDE THE COMPANY AND ALL OF ITS SUBSIDIARIES, AND REFERENCES HEREIN TO "COMFORT SYSTEMS" MEAN COMFORT SYSTEMS USA, INC. PRIOR TO THE CONSUMMATION OF THE MERGERS. THE FOUNDING COMPANIES AND SUBSEQUENTLY ACQUIRED BUSINESSES ARE SOMETIMES COLLECTIVELY REFERRED TO HEREIN AS THE ACQUIRED COMPANIES.

     THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY, AND SHOULD BE READ IN CONJUNCTION WITH, THE MORE DETAILED INFORMATION AND THE COMBINED, PRO FORMA COMBINED AND INDIVIDUAL HISTORICAL FINANCIAL STATEMENTS, INCLUDING THE NOTES THERETO, APPEARING ELSEWHERE IN THIS PROSPECTUS.

     UNLESS OTHERWISE INDICATED, ALL REFERENCES HEREIN TO COMMON STOCK INCLUDE BOTH COMMON STOCK, $0.01 PAR VALUE, AND RESTRICTED VOTING COMMON STOCK, $0.01 PAR VALUE (THE "RESTRICTED COMMON STOCK") OF COMFORT SYSTEMS.(1)

                                  THE COMPANY

     Comfort Systems is a leading national provider of comprehensive HVAC installation services and maintenance, repair and replacement of HVAC systems, focusing primarily on the commercial and industrial markets. On July 2, 1997, the Company acquired in separate, concurrent transactions twelve companies and since the IPO the Company has acquired additional companies, all of which are engaged principally in the HVAC business. See "Recent Developments." The Company's commercial and industrial applications include office buildings, retail centers, apartment complexes, hotels, manufacturing plants and government facilities. The Company also provides specialized HVAC applications such as process cooling, control systems, electronic monitoring and process piping. Approximately 94% of the Company's pro forma combined 1997 revenues of $324.6 million (excluding the acquisition of F&G Mechanical Comp. in February 1998) was derived from commercial and industrial customers, with approximately 55% of pro forma combined revenues attributable to installation services and 45% attributable to maintenance, repair and replacement services. Since the IPO, and through May 1, 1998, the Company has acquired 48 additional mechanical contracting companies engaged principally in the HVAC business.

     Based on available industry data, the Company believes that the HVAC industry is highly fragmented with over 40,000 companies, most of which are small, owner-operated businesses with limited access to capital for modernization and expansion. The overall HVAC industry, including the commercial, industrial and residential markets, is estimated to generate annual revenues in excess of $75 billion, over $35 billion of which is in the commercial and industrial markets. The Company believes there is a significant opportunity for a well-capitalized national company to provide comprehensive HVAC services and that the fragmented nature of the HVAC industry will provide it with significant opportunities to consolidate commercial, industrial and residential HVAC businesses.

     The Company's commercial and industrial installation business targets "design and build" projects where the Company is responsible for designing, engineering and installing a cost-effective, energy-efficient system, customized to meet the specific needs of the building owner. Management believes that the "design and build" segment represents a faster growing and more profitable segment of the HVAC business than traditional "plan and spec" installation, which is generally awarded based on a bid process.
------------
(1) Affiliates of Notre Capital Ventures II, L.L.C. ("Notre") hold in the aggregate 2,742,912 shares of Restricted Common Stock, which are entitled to elect one member of the Company's Board of Directors and to 0.55 of one vote for each share held on all other matters on which they are entitled to vote. Restricted Common Stock is convertible into one share of Common Stock under certain circumstances. See "Description of Capital Stock -- Common Stock and Restricted Common Stock."

     The Company also provides maintenance, repair and replacement of HVAC systems. Growth in this segment is driven by a number of factors, particularly
(i) the aging of the installed base, (ii) the increasing energy efficiency, sophistication and complexity of HVAC systems and (iii) the increasing restrictions on the use of refrigerants commonly used in older HVAC systems. The energy efficiency and sophistication of new HVAC systems are encouraging building owners to upgrade and reconfigure their current HVAC systems. Moreover, the increasing sophistication and complexity of these HVAC systems are leading many commercial and industrial building owners and property managers to outsource maintenance and repair through service agreements with HVAC service providers. Service agreements lead to better utilization of personnel, link the customer with the Company should a major repair or replacement be needed and result in recurring revenues. The Company believes there is also an opportunity to expand its presence in the highly-fragmented residential maintenance, repair and replacement market. The replacement segment of the residential HVAC market has grown significantly in recent years as a result of the aging of the installed base of residential HVAC systems, the introduction of more energy-efficient systems and the upgrading of older homes with central air conditioning.

     The Company plans to achieve its goal of becoming a leading national provider of comprehensive HVAC services by improving operations, emphasizing continued internal growth and expanding through acquisitions.

     OPERATING STRATEGY. The Company believes there are significant opportunities to increase its profitability and that of subsequently acquired businesses. The key elements of the Company's operating strategy are:

          FOCUS ON COMMERCIAL AND INDUSTRIAL MARKETS. The Company believes that the commercial and industrial HVAC markets are attractive because of their growth opportunities, diverse customer base, attractive margins and potential for long-term relationships with building owners and managers, general contractors and architects.

          OPERATE ON DECENTRALIZED BASIS. The Company believes that, while maintaining strong operating and financial controls, a decentralized operating structure will retain the entrepreneurial spirit present in each of the acquired companies and will allow the Company to capitalize on the considerable local and regional market knowledge and customer relationships possessed by each of the acquired companies.

          ACHIEVE OPERATING EFFICIENCIES. The Company seeks to use its growing purchasing power to gain volume discounts on products and services such as HVAC components, raw materials, service vehicles, advertising, bonding, insurance and benefits. Moreover, the Company reviews operations and training programs at the local and regional operating levels in order to identify those "best practices" that can be successfully implemented throughout its operations.

          ATTRACT AND RETAIN QUALITY EMPLOYEES. The Company attracts and retains quality employees by providing them (i) an enhanced career path from working for a larger public company, (ii) additional training, education and apprenticeships to allow talented employees to advance to higher-paying positions (iii) the opportunity to realize a more stable income and (iv) attractive benefits packages.

     INTERNAL GROWTH. A key component of the Company's strategy is to continue the internal growth at the acquired companies and subsequently acquired businesses. The key elements of the Company's internal growth strategy are:

          CAPITALIZE ON SPECIALIZED TECHNICAL AND MARKETING STRENGTHS. The Company believes it will be able to expand the services it offers in its local markets by leveraging the specialized technical and marketing strengths of individual acquired companies.

          ESTABLISH NATIONAL MARKET COVERAGE. The Company believes that significant demand exists from large national companies to utilize the services of a single HVAC service provider and believes existing local and regional relationships can be expanded as it develops a nationwide network.

     ACQUISITIONS. The Company believes that, due to the highly fragmented nature of the HVAC industry, it has a significant opportunity to achieve its acquisition strategy. The key elements of the Company's acquisition strategy are:

          ENTER NEW GEOGRAPHIC MARKETS. The Company pursues acquisitions that are located in new geographic markets, are financially stable, and which have the customer base, technical skills and infrastructure necessary to be a core business into which other HVAC service operations can be consolidated.

          EXPAND WITHIN EXISTING MARKETS. Once the Company has entered a market, it seeks to acquire other well-established HVAC businesses operating within that region and also pursues "tuck-in" acquisitions of smaller companies, whose operations can be integrated into an existing operation to leverage the Company's infrastructure.

          ACQUIRE COMPLEMENTARY BUSINESSES. The Company focuses on the HVAC industry and may also acquire companies providing complementary services to the same customer base, such as commercial and industrial process piping and plumbing and electrical companies.

                              RECENT DEVELOPMENTS

     Since January 1, 1998, and through May 1, 1998, the Company has acquired
21 additional mechanical contracting companies engaged principally in the HVAC business. The Company paid approximately $33.1 million in cash, issued 3,164,918 shares of Common Stock and issued $6.1 million in convertible subordinated notes as consideration for these companies. The Company has accounted for these acquisitions as purchase transactions. Annualized revenues were approximately $205 million for these acquisitions.

     Comfort Systems USA, Inc. was incorporated in 1996 in Delaware. The Company's executive offices are located at Three Riverway, Suite 200, Houston, Texas 77056, and its telephone number is
(713) 830-9600.

                                  RISK FACTORS

     The Common Stock offered hereby involves a high degree of risk. See "Risk Factors".

                   SUMMARY PRO FORMA COMBINED FINANCIAL DATA
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

     Comfort Systems acquired the twelve Founding Companies in connection with the IPO. Subsequent to the IPO and through December 31, 1997, the Company acquired 27 HVAC and related businesses. Of the 27 acquisitions, 14 were accounted for as poolings-of-interests (the "Pooled Companies" and 13 were accounted for as purchases (the "Purchased Companies"). On February 12, 1998, Comfort Systems acquired F&G Mechanical Corporation and Meadowlands Fire Protection Corp. (together "F&G"). Pursuant to the rules of the Securities and Exchange Commission, F&G is considered a "significant subsidiary." The following unaudited combined statement of operations data presents the historical statement of operations of the Company and the restatement of F&G, the Founding Companies and Purchased Companies as if the acquisitions by the Company occurred on January 1, 1997. The following unaudited pro forma combined balance sheet data reflects the acquisition of F&G as if it had occurred on December 31, 1997. See "Selected Financial Data," the Unaudited Pro Forma Combined Financial Statements and the Notes thereto and the historical Financial Statements for Comfort Systems, certain of the Founding Companies, F&G and the Notes thereto included elsewhere in this Registration Statement.

                                        PRO FORMA COMBINED
                                        -------------------
                                           TWELVE MONTHS
                                               ENDED
                                         DECEMBER 31, 1997
                                        -------------------
PRO FORMA COMBINED STATEMENT OF
  OPERATIONS DATA (UNAUDITED):
     Revenues........................         $451,121
     Gross Profit....................          111,903
     Selling, general and
      administrative expenses(2).....           70,492
     Goodwill amortization(3)........            4,637
     Operating income................           36,774
     Interest and other income
      (expense)(4)...................           (1,504)
     Income before income taxes......           35,270
     Net income......................           20,172
     Net income per share -- Basic...             0.76
     Net income per
      share -- Diluted...............             0.75
     Shares used in computing net
      income per share(5):
          Basic......................           26,649
          Diluted....................           26,842

                                            DECEMBER 31, 1997
                                        --------------------------
                                        HISTORICAL      PRO FORMA
                                        -----------    -----------
BALANCE SHEET DATA:
     Working capital.................    $   57,275     $  62,533
     Total assets....................       287,780       340,805
     Total debt, including current
      portion........................        21,211        42,591(6)
     Stockholders' equity............       212,668       228,998
------------
(1) The pro forma combined statement of operations data assumes that the IPO and the acquisitions of F&G, the Founding Companies, the Purchased Companies and the Pooled Companies were consumated on January 1, 1997 and are not necessarily indicative of the results the Company would have obtained had these events actually then occurred or of the Company's future results.

(2) Reflects (i) the reduction in salaries, bonuses and benefits of $12.1 million to the former owners of F&G, the Founding, Pooled and Purchased Companies to which they agreed would take effect as of the acquisition date, in accordance with their employment agreements (ii) excludes the non-recurring, non-cash compensation charge of $11.6 million recorded by Comfort Systems in the first quarter of 1997 related to Common Stock issued to management of and consultants to the Company, (iii) includes a $0.4 million increase in compensation expense to reflect the ongoing salaries received by corporate management of Comfort Systems as though those salaries were paid prior to the Initial Public Offering and (iv) excludes $0.6 million of acquisition costs related to the Pooled Companies.

(3) Reflects the amortization of goodwill using a 40-year life.

(4) Reflects the interest expense on borrowings of $22.8 million that would have been necessary to fund certain S Corporation distributions (including F&G) and $7.5 million of cash consideration related to F&G.

(5) Computed as described in Note 5 to the Unaudited Pro Forma Combined Financial Statements.

(6) Reflects borrowings of $19.3 million resulting from the $7.5 million of cash consideration related to the acquisition of F&G and $11.8 million to fund the S Corporation distributions of F&G.

                                  RISK FACTORS

     AN INVESTMENT IN THE SHARES OF COMMON STOCK OFFERED BY THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. IN ADDITION TO THE OTHER INFORMATION IN THIS PROSPECTUS, THE FOLLOWING RISK FACTORS SHOULD BE CONSIDERED CAREFULLY IN EVALUATING AN INVESTMENT IN THE COMMON STOCK. THIS PROSPECTUS CONTAINS CERTAIN FORWARD-LOOKING STATEMENTS. ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE PROJECTED IN THE FORWARD-LOOKING STATEMENTS AS A RESULT OF ANY NUMBER OF FACTORS, INCLUDING THE RISK FACTORS SET FORTH BELOW AND ELSEWHERE IN THIS PROSPECTUS. SEE "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS -- FACTORS WHICH MAY AFFECT FUTURE RESULTS."

     ABSENCE OF COMBINED OPERATING HISTORY. Comfort Systems was founded in 1996 but conducted no operations and generated no revenues prior to the Mergers on July 2, 1997. The acquired companies operated as separate independent entities prior to joining Comfort Systems, and there can be no assurance that the Company will be able to integrate the operations of these businesses successfully or to institute the necessary systems and procedures, including accounting and financial reporting systems, to manage the combined enterprise on a profitable basis. The Company's management group has been assembled only recently, and there can be no assurance that the management group will be able to effectively manage the combined entity or successfully implement the Company's operating strategy, internal growth strategy and acquisition program. The pro forma combined historical financial results of the acquired companies primarily cover periods when the acquired companies were not under common control or management and, therefore, may not be indicative of the Company's future financial or operating results. The inability of the Company to integrate the acquired companies successfully would have a material adverse effect on the Company's business, financial condition and results of operations and would make it unlikely that the Company's acquisition program will be successful. See "Business -- Strategy", "Management" and "Management's Discussion and
Analysis of Financial Condition and Results of Operations -- Factors Which May Affect Future Results."

     RISKS RELATED TO THE COMPANY'S ACQUISITION STRATEGY. The Company intends to continue to grow significantly through the acquisition of additional HVAC and complementary businesses. The Company expects to face competition for acquisition candidates, which may limit the number of acquisition opportunities and may lead to higher acquisition prices. There can be no assurance that the Company will be able to identify, acquire or manage profitably additional businesses or to integrate successfully any acquired businesses into the Company without substantial costs, delays or other operational or financial problems. Further, acquisitions involve a number of special risks, including failure of the acquired business to achieve expected results, diversion of management's attention, failure to retain key personnel of the acquired business and risks associated with unanticipated events or liabilities, some or all of which could have a material adverse effect on the Company's business, financial condition and results of operations. Customer dissatisfaction or performance problems at a single acquired company could have an adverse effect on the reputation of the Company generally and render ineffective the Company's national sales and marketing initiatives. The Company may consider acquiring additional complementary businesses in the electrical, process piping and plumbing industries, and there can be no assurance that these complementary businesses can be successfully integrated. In addition, there can be no assurance that the acquired companies will achieve anticipated revenues and earnings. See
"Business -- Strategy" and "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Factors Which May Affect Future
Results."

     RISKS RELATED TO ACQUISITION FINANCING. The timing, size and success of the Company's acquisition efforts and the associated capital commitments cannot be readily predicted. The Company intends to continue to finance future acquisitions by using shares of its Common Stock for all or a substantial portion of the consideration to be paid. If the Common Stock does not maintain a sufficient market value, or if potential acquisition candidates are otherwise unwilling to accept Common Stock as part of the consideration for the sale of their businesses, the Company may be required to utilize more of its cash resources, if available, in order to initiate and maintain its acquisition program. If the Company does not have sufficient cash resources, its growth could be limited unless it is able to obtain additional capital through debt or equity financings. The Company has obtained a bank line of credit of $175.0 million from Bank One, Texas, NA ("Bank One") as agent, and a group of other banks, for working capital and acquisitions. As of May 1, 1998, borrowings under the line of credit were $62.1 million, which was used for acquisitions and to repay existing indebtedness of the acquired companies. The line of credit is subject to customary financial covenants and drawing conditions. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Combined Liquidity and Capital Resources."

     RISKS RELATED TO OPERATING AND INTERNAL GROWTH STRATEGY. Key elements of the Company's strategy are to improve the profitability of the acquired companies and to continue to expand the revenues of the acquired companies. The Company intends to seek to improve the profitability of the acquired companies by various means, including increased purchasing efficiencies and a reduction, in some cases, of duplicative operating costs and overhead. The Company's ability to increase the revenues of the acquired companies will be affected by various factors, including demand for new or replacement HVAC systems, the level of new construction, the Company's ability to expand the range of services offered to customers of individual acquired companies, the Company's ability to develop national accounts and other marketing programs in order to attract new customers and the Company's ability to attract and retain a sufficient number of qualified HVAC technicians and other necessary personnel. Many of these factors are beyond the control of the Company, and there can be no assurance that the Company's operating and internal growth strategies will be successful or that it will be able to generate cash flow adequate for its operation and to support internal growth. See "Business -- Strategy" and "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Factors Which May Affect Future Results."

     COMPETITION. The HVAC industry is highly competitive and is served by small, owner-operated private companies and several large companies. Certain of these competitors may have lower overhead cost structures and may, therefore, be able to provide their services at lower rates than the Company. The HVAC industry is currently undergoing rapid consolidation on both a national and a regional level by other companies which have acquisition objectives which are the same as or similar to the Company's objectives. These companies and other consolidators may have greater financial resources than the Company to finance acquisition and internal growth opportunities and might be willing to pay higher prices than the Company for the same acquisition opportunities. Additionally, HVAC equipment manufacturers and certain public utilities are beginning to enter the maintenance, repair and replacement segment of the HVAC industry. These companies generally are better capitalized, have greater name recognition and may be able to provide these services at a lower cost. Consequently, the Company may encounter significant competition in its efforts to achieve both its acquisition and internal growth objectives as well as its operating strategy to increase the profitability of the acquired companies. See
"Business -- Competition" and "Management's Discussion and Analysis of
Financial Condition and Results of Operations -- Factors Which May Affect Future Results."

     AVAILABILITY OF HVAC TECHNICIANS. The timely provision of high-quality installation service and maintenance, repair and replacement of HVAC systems by the Company requires an adequate supply of skilled HVAC technicians. Accordingly, the Company's ability to increase its productivity and profitability will be limited by its ability to employ, train and retain the skilled technicians necessary to meet the Company's service requirements. From time to time, there are shortages of qualified HVAC technicians, and there can be no assurance that the Company will be able to maintain an adequate skilled labor force necessary to operate efficiently, that the Company's labor expenses will not increase as a result of a shortage in the supply of skilled technicians or that the Company will not have to curtail its planned internal growth as a result of labor shortages. See "Business -- Employees" and " -- Recruiting, Training and Safety."

     SEASONAL AND CYCLICAL NATURE OF THE HVAC INDUSTRY. The HVAC industry is subject to seasonal variations. Specifically, the demand for new installations is generally lower during the winter months due to reduced construction activity during inclement weather and less use of air conditioning during colder months. Demand for HVAC maintenance, repair and replacement services is generally higher in the second and third calendar quarters due to the increased use of air conditioning during warmer months. Accordingly, the Company expects its revenues and operating results generally will be lower in the first and fourth quarters. Historically, the construction industry has been highly cyclical. As a result, the Company's volume of business may be adversely affected by declines in new installation projects in various geographic regions of the United States. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Factors Which May Affect Future Results."

     REGULATION. HVAC systems are subject to various environmental statutes and regulations, including the Clean Air Act and those regulating the production, servicing and disposal of certain ozone depleting refrigerants used in HVAC systems. There can be no assurance that the regulatory environment in which the Company operates will not change significantly in the future. Various local, state and federal laws and regulations impose licensing standards on technicians who install and service HVAC systems. The Company's failure to comply with these laws and regulations could subject it to substantial fines and the loss of its licenses. See "Business -- Governmental Regulation and Environmental Matters."

     RELIANCE ON KEY PERSONNEL. The Company will be highly dependent on the continuing efforts of its executive officers and the senior management of the Founding Companies, and the Company likely will depend on the senior management of any significant business it acquires in the future. The business or prospects of the Company could be affected adversely if any of these persons does not continue in his management role until the Company is able to attract and retain qualified replacements. See "Management."

     CONTROL BY EXISTING MANAGEMENT AND STOCKHOLDERS. The Company's executive officers and directors, former stockholders of the acquired companies and entities affiliated with them beneficially own approximately 26.2% of the outstanding shares of Common Stock. These persons, if acting in concert, would be able to exercise control over the Company's affairs, to elect the entire Board of Directors and to control the outcome of any matter submitted to a vote of stockholders. See "Principal Stockholders."

     NO PRIOR PUBLIC MARKET. The Company went public on July 2, 1997 and the market price of the Common Stock may be subject to significant fluctuations in response to numerous factors, including the timing of any acquisitions by the Company, variations in the Company's annual or quarterly financial results or those of its competitors, changes by financial research analysts in their estimates of the future earnings of the Company, conditions in the economy in general or in the Company's industry in particular, unfavorable publicity or changes in applicable laws and regulations (or judicial or administrative interpretations thereof) affecting the Company or the HVAC, process piping and plumbing and electrical services industries. From time to time, the stock market experiences significant price and volume volatility, which may affect the market price of the Common Stock for reasons unrelated to the Company's performance.

     POTENTIAL EFFECT OF SHARES ELIGIBLE FOR FUTURE SALE ON PRICE OF COMMON STOCK. As of May 1, 1998 there were 29,741,123 shares of Common Stock outstanding. The 7,015,000 shares sold in the IPO and 618,374 shares issued in acquisitions during the fourth quarter of 1997 (other than shares that may have been or that may subsequently be purchased by affiliates of the Company) are freely tradable. The remaining outstanding shares may be resold publicly only following their registration under the Securities Act of 1933, as amended (the "Securities Act"), or pursuant to an available exemption from registration
(such as provided by Rule 144 following a one year holding period for previously unregistered shares), or upon the expiration of contractual restrictions. As of May 1, 1998, 9,526,384 shares held or issued at the time of the IPO will become eligible for sale, subject to the restrictions in Rule 144, during the second quarter of 1998, an additional 1,414,531 will become available for sale in each of the second quarters of 1999 and 2000, and 1,758,569 shares will become available for sale in the second quarter of 2001. In addition, certain shares issued in connection with acquisitions since the IPO become tradable under Rule 144 or pursuant to the expiration of contractual restrictions during the next five years. In 1998, 608,114 shares become eligible for sale in the second quarter, 1,473,945 shares become eligible for sale in the third quarter, and 1,932,209 shares become eligible for sale in the fourth quarter. In 1999, 108,185 share become eligible for sale in the first quarter, 209,539 shares become eligible for sale in the second quarter, 108,581 shares become eligible for sale in the third quarter, and 413,294 shares become eligible for sale in the fourth quarter. In 2000, 716,253 shares become eligible for sale in the first quarter, 263,684 shares become eligible for sale in the second quarter, and 297,320 shares become eligible for sale in the fourth quarter. In 2001, 716,538 shares become eligible for sale in the first quarter, 250,333 shares become eligible for sale in the second quarter, and 25,317 shares become eligible for sale in the fourth quarter. In 2002, 675,364 shares become eligible for sale in the first quarter and 189,683 shares become eligible for sale in the second quarter. In 2003, 4,076 shares become eligible in the first quarter and 30,763 shares become eligible for sale in the second quarter. See "Shares Eligible for Future Sale." The Company also has outstanding options to purchase up to a total of 2,832,638 shares of Common Stock which vest ratably over five years from their date of grant. In addition, up to 5,809,798 shares remain issuable pursuant to this shelf registration statement for use in connection with acquisitions and, after their issuance, may be freely traded by persons not affiliated with the Company unless the Company contractually restricts their resale. The market price of the Common Stock might be adversely affected by the sale, or availability for sale, of substantial amounts of the Common Stock in the public market as described above.

     POSSIBLE ANTI-TAKEOVER EFFECT OF CERTAIN CHARTER PROVISIONS. Comfort Systems' Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation"), authorizes the Board of Directors to issue, without stockholder approval, one or more series of preferred stock having such preferences, powers and relative, participating, optional and other rights (including preferences over the Common Stock respecting dividends and distributions and voting rights) as the Board of Directors may determine. The issuance of this "blank-check" preferred stock could render more difficult or discourage an attempt to obtain control of the Company by means of a tender offer, merger, proxy contest or otherwise. In addition, the Certificate of Incorporation provides for a classified Board of Directors, which may also have the effect of inhibiting or delaying a change in control of the Company. Certain provisions of the Delaware General Corporation Law may also discourage takeover attempts that have not been approved by the Board of Directors. See
"Description of Capital Stock."

                          PRICE RANGE OF COMMON STOCK

     The Company's Common Stock has traded on the New York Stock Exchange since June 27, 1997. On May 1, 1998, the last sale price of the Common Stock was $23.00 per share, as published in THE WALL STREET JOURNAL on May 4, 1998. At
May 1, 1998 there were approximately 288 stockholders of record of the Company's Common Stock. The following table sets forth the range of high and low sale prices for the Common Stock for the period from June 27, 1997, the date of the IPO, through June 30, 1997, for each quarter since June 30, 1997, and from April 1, 1998 through May 1, 1998.

                                           HIGH          LOW
                                       ------------  ------------
June 27-30, 1997.....................  $     16.125  $      13.00
July 1-September 30, 1997............  $    21.5625  $      15.50
October 1-December 31, 1997..........  $    20.0625  $      15.00
January 1-March 31, 1998.............  $      22.25  $     18.125
April 1-May 1, 1998..................  $      24.75  $      21.25

                                 DIVIDEND POLICY

     The Company intends to retain all of its future earnings, if any, to finance the expansion of its business and for general corporate purposes, including future acquisitions, and does not anticipate paying any cash dividends on its Common Stock for the foreseeable future. In addition, the Company's credit facility includes restrictions on the ability of the Company to pay dividends without the consent of the lender.

                                 CAPITALIZATION

     The following table sets forth the current maturities of long-term obligations and capitalization at December 31, 1997 of (i) the Company on a historical basis; (ii) the Company on a pro forma combined basis to give effect to the acquisition of F&G. This table should be read in conjunction with the Unaudited Pro Forma Combined Financial Statements of the Company and the Notes thereto included elsewhere in this Prospectus.

                                            DECEMBER 31, 1997
                                        -------------------------
                                                        PRO FORMA
                                        HISTORICAL      COMBINED
                                        ----------      ---------
                                             (IN THOUSANDS)
Current maturities of long-term debt
  obligations(1).....................    $     885      $   2,965
                                        ==========      =========
Long-term obligations, less current
  maturities(1)......................    $  20,326      $  39,626(2)
Stockholders' equity:
     Preferred Stock: $0.01 par
      value, 5,000,000 shares
      authorized; none issued or
      outstanding....................           --             --
     Common Stock: $0.01 par value,
      52,969,912 shares authorized;
      26,575,669 shares issued and
      outstanding pro forma combined
      and 28,008,103 shares issued
      and outstanding................          266            280
     Additional paid-in capital......      205,709        222,025
     Retained earnings...............        6,693          6,693
                                        ----------      ---------
          Total stockholders'
             equity..................      212,668        228,998
                                        ----------      ---------
               Total
                  capitalization.....    $ 232,994      $ 268,624
                                        ==========      =========
------------
(1) For a description of the Company's debt, see Notes to Consolidated Financial Statements.

(2) Includes borrowings of $19.3 million resulting from the $7.5 million of cash consideration related to the acquisition of F&G and $11.8 million to fund the S Corporation distributions of F&G.

                            SELECTED FINANCIAL DATA

     Comfort Systems acquired the twelve Founding Companies in connection with the IPO. During the remainder of 1997, the Company completed 27 acquisitions, 14 of which were accounted for as pooling-of-interests (the "Pooled Companies") and 13 of which were accounted for as purchases (the "Purchased Companies").
The following selected historical financial data has been derived from the audited financial statements of the Company for each of the three years ended December 31, 1995, 1996, and 1997, and retroactively reflects the Pooled Companies as appropriate. The remaining selected historical financial data of the Company has been derived from unaudited financial statements of the Company. These unaudited financial statements have been prepared on the same basis as the audited financial statements of the Company, and in the opinion of the Company, reflect all adjustments necessary for a fair presentation of that historical information. The historical financial statement data reflects the acquisitions of the Founding Companies and Purchased Companies as of their respective acquisition dates and reflects eight of the Pooled Companies for all periods presented. Certain of the Pooled Companies are considered immaterial poolings based upon the relative significance of their individual operations and have not been restated for all periods presented. The selected historical financial data below should be read in conjunction with the historical financial statements and related notes.

                                                      YEAR ENDED DECEMBER 31,
                                       -----------------------------------------------------
                                         1993       1994       1995       1996       1997
                                       ---------  ---------  ---------  ---------  ---------
                                               (IN THOUSANDS, EXCEPT PER SHARE DATA)
STATEMENT OF OPERATIONS DATA:
HISTORICAL
    Revenues.........................  $  52,195  $  67,254  $  65,167  $  96,296  $ 237,709
    Operating income.................        822      1,638      1,717      5,076      4,531
    Net income (loss)................        685      1,203      1,293      3,590     (2,830)
PRO FORMA COMBINED(1)
    Revenues.........................                                              $ 451,121
    Operating income(2)(3)...........                                                 36,774
    Net income(4)....................                                                 20,172
    Net income per share -- Basic....                                                   0.76
    Net income per
      share -- Diluted...............                                                   0.75
    Shares used in computing net
      income per share(5):
         Basic.......................                                                 26,649
         Diluted.....................                                                 26,842

                                                           DECEMBER 31,
                                       -----------------------------------------------------   PRO FORMA
                                         1993       1994       1995       1996       1997      COMBINED
                                       ---------  ---------  ---------  ---------  ---------   ---------
BALANCE SHEET DATA:
    Working capital..................  $   3,645  $   3,904  $   7,048  $   9,515  $  57,275   $ 62,533
    Total assets.....................     14,918     18,164     24,874     31,479    287,780    340,805
    Total debt, including current
      portion........................      2,406      2,001      3,502      3,929     21,211     42,591(6)
    Stockholders' equity.............      3,550      4,305      7,707     11,357    212,668    228,998

------------
(1) The pro forma combined income statement of operations data assumes that the IPO and the acquisitions of F&G, the Founding Companies, the Purchased Companies and the Pooled Companies were consummated on January 1, 1997 and are not necessarily indicative of the results the Company would have obtained had these events actually then occurred or of the Company's future results.

(2) Reflects (i) the reduction in salaries, bonuses and benefits of $12.1 million to the former owners of F&G, the Founding, Pooled and Purchased Companies to which they agreed would take effect as of the acquisition date, in accordance with their employment agreements, (ii) excludes the non-recurring, non-cash compensation charge of $11.6 million recorded by Comfort Systems in the first quarter of 1997 related to Common Stock issued to management of and consultants to the Company, (iii) includes a $0.4 million increase in compensation expense to reflect the ongoing salaries received by corporate management of Comfort Systems as though those salaries were paid prior to the Initial Public Offering and (iv) excludes $0.6 million of acquisition costs related to the Pooled Companies.

(3) Reflects the amortization of goodwill related to the acquisitions of goodwill related to the acquisitions of F&G, the Founding and Purchased Companies using a 40-year life.

(4) Reflects the interest expense on borrowings of $22.8 million that would have been necessary to fund certain S Corporation distributions (including F&G) and $7.5 million of cash consideration related to F&G.

(5) Computed as described in Note 5 to the Unaudited Pro Forma Combined Financial Statements.

(6) Reflects borrowings of $19.3 million resulting from the $7.5 million of cash consideration related to the acquisition of F&G and $11.8 million to fund the S Corporation distributions of F&G.

               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS

INTRODUCTION

     The following discussion should be read in conjunction with the consolidated historical financial statements of the Company and related notes thereto. This discussion contains forward-looking statements regarding the business and industry of Comfort Systems within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the current plans and expectations of the Company and involve risks and uncertanties that could cause actual future activities and results of operations to be materially different from those set forth in the forward-looking statements. Important factors that could cause actual results to differ include, among others, risks associated with the difficulty of integrating newly acquired companies while maintaining their financial performance, seasonal or cyclical variation in demand for the Company's products and services, the ability to obtain acquisition financing, increasing competition for acquisition targets as new companies enter the market for HVAC consolidation, labor availability, and the continued issuance of new shares and the resulting overhang of saleable stock and other risks detailed in the Company's continuing reports filed with the Securities and Exchange Commission.

     Comfort Systems was founded in December 1996 to become a leading national provider of HVAC services, focusing primarily on commercial and industrial markets.

     On June 27, 1997, Comfort Systems completed the Offering of its Common Stock and simultaneously acquired the twelve Founding Companies, which are engaged in providing HVAC services. The closing of the acquisitions of the Founding Companies and the Offering occurred on July 2, 1997. Subsequent to June 30, 1997, and through December 31, 1997, the Company acquired 27 additional HVAC businesses. Of these additional acquisitions, fourteen acquisitions were accounted for as poolings-of-interests and are referred to herein as the Pooled Companies, and the remaining thirteen acquisitions were accounted for as purchases and are referred to herein as the Purchased Companies. The historical financial statements of the Company have been retroactively restated to give effect to the operations of the Restated Companies. Certain of the Pooled Companies are considered immaterial poolings and have not been restated for all periods presented based upon the relative significance of their individual operations as discussed in Item 6.

     Pro forma and historical results are not necessarily indicative of future results of the Company because, among other things, the acquired companies were not under common control or management prior to their acquisition. The results of the Company have historically been subject to seasonal fluctuations. These pro forma combined and historical statements of operations should be read in conjunction with the consolidated financial statements and related notes of Comfort Systems, filed herewith, and the additional information and the respective financial statements and related notes of Comfort Systems and the Founding Companies included in the Company's Registration Statement on Form S-1 (File No. 333-24021) (the "Registration Statement"), as amended, filed with the Securities and Exchange Commission in connection with the Offering.

     The timing and magnitude of acquisitions, assimilation costs and the seasonal nature of the HVAC industry may materially affect operating results. Accordingly, the operating results for any period are not necessarily indicative of the results that may be achieved for any subsequent period.

PRO FORMA

     The following pro forma information is presented supplementally to reflect the pro forma results of operations as if the acquisition of the Founding Companies occurred on January 1 of the respective years, as presented in the Registration Statement. Therefore, the accompanying unaudited pro forma combined statements of operations and the related management's discussion and analysis of the Company for the years ended December 31, 1997 and 1996, respectively, include the combined operations of the Restated Companies and the Founding Companies from January 1, 1996, and the Purchased Companies from the dates of their acquisition. Certain of the Pooled Companies are considered immaterial poolings and have not been restated for all periods presented.

     The Founding Companies, Pooled Companies and Purchased Companies were managed prior to their acquisitions as independent private companies. Therefore, historical selling, general, and administrative expenses for the periods presented in the consolidated financial statements of the Company reflect compensation and related benefits the owners of those businesses received prior to acquisition. Historical selling, general and administrative expenses also include the non-recurring non-cash compensation charge of $11.6 million recorded by Comfort Systems in the first quarter of 1997 related to Common Stock issued to management of and consultants to the Company. The following pro forma combined results of operations have been presented for the purpose of reflecting net income as if the merger of the Founding Companies and the acquisition of the Restated Companies occurred January 1, 1996 and 1997. The pro forma adjustments reflect: (a) certain reductions in salaries and benefits to the former owners ("the Compensation Differential") of the Founding and Purchased Companies which they agreed would take effect as of the date of the acquisitions, (b) pro forma compensation expense of $430,000 for the six months ended June 30, 1997, to reflect the ongoing salaries received by corporate management as though those salaries were being paid prior to the Offering, (c) interest expense on borrowings of $11.0 million that would have been necessary to fund the S Corporation Distributions if they had occurred at the beginning of each period presented, (d) the elimination of the $11.6 million non-recurring non-cash compensation charge referred to above, and (e) the reduction of the acquisition-related costs incurred in the acquisition of the Pooled Companies. In addition, an incremental tax provision has been recorded as if all applicable Purchased and Founding Companies, and Pooled Companies which were C Corporations had been subject to federal and state income taxes.

RESULTS OF OPERATIONS -- PRO FORMA COMBINED (UNAUDITED)

                                           YEAR ENDED DECEMBER 31,
                                 --------------------------------------------
                                         1996                   1997
                                 ---------------------  ---------------------
                                                (IN THOUSANDS)
Revenues.......................  $  263,863      100.0% $  324,609      100.0%
Cost of services...............     191,879       72.7     234,336       72.2
                                 ----------  ---------  ----------  ---------
Gross profit...................      71,984       27.3      90,273       27.8
Selling, general and
  administrative expenses......      41,745       15.8      55,966       17.2
Goodwill amortization..........       3,495        1.4       3,593        1.1
                                 ----------  ---------  ----------  ---------
Operating income...............      26,744       10.1      30,714        9.5
Other income (expense).........        (863)      (0.3)       (461)      (0.2)
                                 ----------  ---------  ----------  ---------
Income before taxes............      25,881        9.8      30,253        9.3
Provision for income taxes.....      11,077         --      12,721         --
                                 ----------  ---------  ----------  ---------
Pro forma net income...........  $   14,804        5.6% $   17,532        5.4%
                                 ==========  =========  ==========  =========

1997 COMPARED TO 1996

     PRO FORMA REVENUES -- Pro forma combined revenues increased 23% to $324.6 million for the year ended December 31, 1997. Revenues of $16.7 million for the Purchased Companies acquired in 1997 are included in 1997. No results for these companies are included in 1996. Excluding these amounts, revenues increased 16.7% from 1996 to 1997. This increase was primarily attributable to significant "design and build" projects in the Company's Phoenix operations for a new medical center and a semiconductor fabrication facility, broad growth in commercial and industrial "design and build" activities in Tennessee operations, increased general demand for the Company's services in the Grand Rapids, Michigan market, greater demand for specialized multi-unit installation services in Texas and the Northeast, and increased demand for the Company's commercial service capabilities in the Cincinnati market.

     PRO FORMA GROSS PROFIT -- Pro forma combined gross profit increased 25.4% to $90.3 million for the year ended December 31,1997, primarily due to increased revenue volume. Gross profit from certain Purchased Companies, which are not reported in 1996 results, accounted for 4.4% of the pro forma gross profit in the current year. Pro forma combined gross profit as a percentage of revenues increased from

27.3% to 27.8% in 1997. This increase in gross profit margin was primarily attributable to an overall improvement from the Companies' operations in Mobile, Alabama, associated with its specialized "design and build" HVAC installation capabilities, and the somewhat higher gross margins resulting from the installation and service of HVAC controls-based energy management systems at two locations. These increases in gross profit margin were slightly offset by certain lower margin "design and build" installation projects, which were accepted as a strategic enhancement to the Company's portfolio of "design and build" projects.

     PRO FORMA SELLING, GENERAL AND ADMINISTRATION EXPENSES (SG&A) -- Pro forma combined SG&A expenses, excluding goodwill amortization and non-recurring acquisition related costs, increased $14.2 million or 34.1% to $56.0 million for the year ended December 31,1997, compared to the prior year. Approximately $2.5 million of this increase is attributable to the Purchased Companies, which are not included in 1996 results. The Company's establishment as a public company in 1997 resulted in $2.2 million of corporate office and management expenses in 1997, whereas no such corporate expenses are reflected in 1996 as the Company was not yet public. The remaining increases in SG&A were due principally to additions of personnel and infrastructure to support growth in revenues.

     PRO FORMA OTHER INCOME (EXPENSE) -- Pro forma net other expense decreased due to the increase in interest income of $0.7 million resulting from the investment of temporary excess cash following the Company's Offering of Common Stock in June 1997.

HISTORICAL

     The following historical consolidated financial information represents the operations of the Restated Companies for all periods presented and the Founding Companies and Purchased Companies from their respective date of acquisitions. Certain of the Pooled Companies are considered immaterial poolings and have not been restated for all periods presented. The following historical financial information for 1997 includes the non-recurring non-cash compensation charge of $11.6 million recorded by Comfort Systems in the first quarter of 1997, non-recurring acquisition-related costs and reflects normal recurring corporate costs of Comfort Systems subsequent to the initial public offering. This compensation charge is not deductible for federal and state income taxes. This historical consolidated information has been derived from the audited Consolidated Financial Statements of the Company.

RESULTS OF OPERATIONS--HISTORICAL

                                                            YEAR ENDED DECEMBER 31,
                                       -----------------------------------------------------------------
                                               1995                  1996                  1997
                                       --------------------  --------------------  ---------------------
                                                                (IN THOUSANDS)
Revenues.............................  $  65,167      100.0% $  96,296      100.0% $  237,709      100.0%
Cost of services.....................     48,743       74.8     72,123       74.9     171,941       72.3
                                       ---------  ---------  ---------  ---------  ----------  ---------
Gross profit.........................     16,424       25.2     24,173       25.1      65,768       27.7
Selling, general and administrative
  expenses...........................     14,707       22.6     19,097       19.8      59,386       25.0
Goodwill amortization................     --         --         --         --           1,851        0.8
                                       ---------  ---------  ---------  ---------  ----------  ---------
Operating income.....................      1,717        2.6      5,076        5.3       4,531        1.9
Other income (expense)...............         79        0.1        (69)      (0.1)         69        0.0
                                       ---------  ---------  ---------  ---------  ----------  ---------
Income before taxes..................      1,796        2.7      5,007        5.2       4,600        1.9
Provision for income taxes...........        503     --          1,417     --           7,430     --
                                       ---------  ---------  ---------  ---------  ----------  ---------
Net income (loss)....................  $   1,293        2.0% $   3,590        3.7% $   (2,830)      (1.2)%
                                       =========  =========  =========  =========  ==========  =========

1997 COMPARED TO 1996

     REVENUES -- Revenues increased $141.4 million, or 146.9%, over 1996, to $237.7 million for the year ended December 31, 1997. The acquisition of the Founding Companies as of July 2, 1997, and the acquisition of the Purchased Companies in the second half of 1997, accounted for 88.2% of the increase in revenues over the prior year. The remaining increase in revenues over the prior year is primarily attributable to increased demand for the Company's commercial service capabilities in the Cincinnati market.

     GROSS PROFIT -- Gross profit increased $41.6 million, or 172.1%, over 1996, to $65.8 million for the year ended December 31, 1997. The acquisition of the Founding Companies and Purchased Companies accounted for 81.5% of the increase over the prior year. Gross profit as a percentage of revenues increased as a result of the Founding Companies' positive impact on the overall gross profit percentage in the second half of 1997 and an overall improvement from the Pooled Companies compared to the prior year. The Company's operations in Mobile, Alabama contributed the largest increase as a percentage of revenues among the Pooled Companies due to higher margins associated with its specialized "design and build" HVAC installation capabilities.

     SELLING, GENERAL AND ADMINISTRATIVE EXPENSES -- SG&A, excluding goodwill amortization, increased $40.3 million, or 211.0%, over 1996, to $59.4 million for 1997. Approximately one half of this increase is related to the acquisition of the Founding and Purchased Companies. Historical SG&A for 1997 includes the non-recurring, non-cash compensation charge of $11.6 million recorded by Comfort Systems in the first quarter of 1997 related to Common Stock issued to management of and consultants to the Company. The Company's establishment as a public company in 1997 resulted in $2.8 million of corporate office and management expenses in 1997 whereas no such corporate expenses are reflected in 1996 as the Company was not yet public. Of this amount, approximately $0.6 million was non-recurring acquisition costs related to the Pooled Companies. The remaining increase related to increases in personnel and infrastructure to support growth at certain of the Pooled Companies, and does not reflect the reduction in management compensation and benefits as a result of the mergers of these Pooled Companies with Comfort Systems.

     OTHER INCOME (EXPENSE) -- Net other income increased to $0.1 million for the year ended December 31, 1997 due primarily to the increase in interest income of $0.7 million resulting from the investment of temporary excess cash following the Company's Offering of Common Stock in June.

1996 COMPARED TO 1995

     REVENUES -- Revenues increased $31.1 million, or 47.8%, to $96.3 million for the year ended December 31, 1996, compared to the year ended December 31, 1995. Certain Pooled Companies representing $12.3 million, or 39.5%, of the increase in revenue over 1995 are not included in 1995 results. The remaining increase in revenues over 1995 is primarily attributable to increased demand for the Company's commercial service capabilities in the Memphis market and commercial installation service capabilities in the Alabama market.

     GROSS PROFIT -- Gross Profit increased $7.7 million, or 47.2%, to $24.2 million for the year ended December 31, 1996, compared to the year ended December 31, 1995. Certain Pooled Companies representing $4.1 million, or 52.7%, of the increase over 1995 are not included in 1995 results. The remaining increase in gross profit was partially a result of increased demand for the Company's commercial service capabilities while maintaining gross profit margins in the Memphis market area and an improvement in gross profit margins in the Cincinnati operations.

     SELLING, GENERAL AND ADMINISTRATIVE EXPENSES -- SG&A, excluding goodwill amortization, increased $4.4 million, or 29.8%, to $19.1 million for the year ended December 31, 1996 compared to the year ended December 31, 1995. Certain Pooled Companies representing $2.3 million, or 52.6%, of the increase over 1995 are not included in the 1995 results. The majority of the remaining increase is due to an addition of personnel in the Cincinnati market area to capitalize on revenue growth opportunities. SG&A for the Pooled Companies in 1995 and 1996 reflects the compensation and related benefits those owners received from their respective businesses prior to the acquisition.

LIQUIDITY AND CAPITAL RESOURCES -- HISTORICAL

     For the year ended December 31, 1997, net cash used in operating activities was $1.7 million due to a decrease in accounts payable of $3.8 million and an increase in accounts receivables of $10.9 million. Accounts payable balances decreased from the date of acquisition at various locations as certain companies took advantage of the consolidated cash management system to receive cash discounts for early payments. Cash provided from operations for 1996 and 1995 was $3.3 million and $1.0 million, respectively, primarily as a result of net income for the periods.

     Cash used in investing activities was $57.5 million for the year ended 1997, primarily in connection with the acquisition of the Founding Companies and Purchased Companies for $54.1 million, net of cash acquired. Cash flows used in investing activities for 1996 and 1995 were $1.8 million and $0.7 million, respectively, primarily for additions to equipment.

     Cash provided by financing activities for the year ended December 31, 1997 was $67.7 million and was primarily attributable to the $79.9 million from the Offering which was partially offset by a net reduction in debt of $10.7 million in the second half of 1997. Net cash used in financing activities in 1996 was $0.8 million from a net reduction in outstanding debt. Net cash provided by financing activities in 1995 was $1.1 million due to the net increase in outstanding debt of $1.3 million.

     On June 27, 1997, Comfort Systems completed the offering of 6,100,000 shares of Common Stock to the public at $13.00 per share. The net proceeds to Comfort Systems from the Offering (after deducting underwriting commissions and offering expenses) were $68.8 million. Of this amount, $45.3 million was used to pay the cash portion of the purchase prices of the Founding Companies.

     In connection with the Offering, the Company granted its underwriters an option to sell an additional 915,000 shares at $13.00 per share. On July 9, the underwriters exercised this option. Net proceeds to the Company from this sale of shares were $11.1 million after deducting underwriting commissions.

     Subsequent to December 31, 1997, and through April 22, 1998, the Company completed acquisitions of 20 companies for approximately $29.6 million in cash, 3,083,746 shares of Common Stock and approximately $2.0 million in Convertible Subordinated Notes. The Company has filed a Current Report on Form 8-K related to one of these acquisitions. These acquisitions will be accounted for as purchase transactions.

     In July 1997, the Company entered into a credit agreement with Bank One, Texas, N.A. (the "Credit Facility"). The Credit Facility was amended and restated in September 1997 primarily to provide for additional banks to lend to the Company under the Credit Facility. The Credit Facility was further amended in April 1998 in order to increase borrowing capacity and to provide for additional banks to lend to the Company under the Credit Facility. The Credit Facility provides the Company with an unsecured revolving line of credit of $175 million. The Company has a choice of two interest rate options when borrowing under the Credit Facility. Under one option, the interest rate is determined based on the higher of the Federal Funds Rate plus one-half percentage point or the bank's prime rate. Under the other interest rate option, borrowings bear interest based on designated short-term Eurodollar rates (which generally approximate the London Interbank Offered Rates or LIBOR, as published in major financial media) plus 0.75 to 1.5 percentage points. The additional margin depends on the ratio of the Company's debt to earnings before interest, taxes, depreciation and amortization for the preceding twelve months ("EBITDA"). For purposes of this ratio, EBITDA may include the preceding twelve months' results for any companies acquired during the last year. In addition, commitment fees of 0.125% to 0.325% per annum, also depending on the ratio of debt to EBITDA, are payable on the unused portion of the line of credit. The Credit Facility prohibits the payment of dividends by the Company without lender's approval and requires the Company to comply with certain financial covenants. The Credit Facility expires on April 14, 2001, at which time, all amounts outstanding under the facility are due. As of December 31, 1997, $15.3 million was outstanding under the Credit Facility at an average interest rate of approximately 6.7% per annum for the second half of 1997. As of April 22, 1998, $60.6 million was outstanding under the Credit Facility.

     The Company intends to pursue additional acquisition opportunities. The Company anticipates that available borrowings under its Credit Facility and cash flow from operations will provide cash in excess of the Company's normal working capital needs, debt service requirements and planned capital expenditures for equipment. Should the Company accelerate or revise its acquisition program, the Company may need to seek additional financing through the public or private sale of equity or debt securities. There can be no assurance that the Company will secure such financing if and when it is needed, or that such financing will be available on terms that the Company deems acceptable.

YEAR 2000

     The Company is currently assessing the impact of "Year 2000" related issues on its operational and financial computer systems. The Company has not yet determined the operational impact, if any, which may result in the future. Therefore, the Company is unable to determine the potential impact, if any, on its results of operations or financial condition.

SEASONALITY AND CYCLICALITY

     The HVAC industry is subject to seasonal variations. Specifically, the demand for new installation and replacement is generally lower during the winter months due to reduced construction activity during inclement weather and less use of air conditioning during the colder months. Demand for HVAC services is generally higher in the second and third calendar quarters due to increased construction activity and increased use of air conditioning during the warmer months. Accordingly, the Company expects its revenues and operating results generally will be lower in the first and fourth calendar quarters.

     Historically, the construction industry has been highly cyclical. As a result, the Company's volume of business may be adversely affected by declines in new installation projects in various geographic regions of the United States.

FACTORS WHICH MAY AFFECT FUTURE RESULTS

     The Company's future operating results are difficult to predict and may be affected by a number of factors, including the lack of a combined operating history and the difficulty of integrating acquired businesses, difficulties in implementing its acquisition strategy, seasonal and cyclical fluctuations in the demand for HVAC systems and the availability of acquisition financing. As a result of these and other factors, there can be no assurance that the Company will not experience material fluctuations in future operating results on a quarterly or annual basis.

     The Company's success depends in part on its ability to integrate the businesses that it acquires. The acquired businesses operated as separate, independent entities prior to their affiliation with the Company, and there can be no assurance that the Company will be able to integrate the operations of these businesses successfully or institute the necessary systems and procedures, including accounting and financial reporting systems, to effectively manage the combined enterprise on a profitable basis. The pro forma combined historical financial results of the acquired businesses primarily cover periods when such businesses were not under common control or management and, therefore, may not be indicative of the Company's future financial or operating results.

     The Company has grown and intends to continue to grow significantly through the acquisition of additional HVAC and complementary businesses, but in the future it could face difficulties in implementing its acquisition strategy. The Company faces increasing competition for acquisition candidates, a fact that may limit the number of acquisition opportunities and may lead to higher acquisition prices. The HVAC industry is currently undergoing rapid consolidation on both a national and a regional level by the Company and by other companies that have acquisition objectives that are similar to the Company's objectives. Additionally, HVAC equipment manufacturers and certain public utilities are beginning to enter the maintenance, repair and replacement segment of the HVAC industry. These companies generally are better capitalized, have greater name recognition and may be able to provide these services at a lower cost.

     Acquisitions also involve a number of special risks, including failure of the acquired business to achieve expected results, diversion of management's attention and failure to retain key personnel of the acquired business. There are also risks associated with unanticipated events or liabilities resulting from the acquired businesses' operations prior to their acquisition. Any of these risks, or a combination of them, could have a material adverse effect on the Company's business, financial condition and results of operations.

     The timing, size and success of the Company's acquisition efforts depend in large part on the availability of financing. The Company intends to continue to finance future acquisitions by using shares of its Common Stock for a substantial portion of the consideration to be paid. If the Common Stock does not maintain a sufficient market value, or if potential acquisition candidates are otherwise unwilling to accept Common Stock as part of the consideration for the sale of their businesses, the Company may be required to utilize more of its cash resources, if available, to maintain its acquisition program. One factor that may affect the Common Stock's market price in the future, and thus its usefulness as acquisition currency, is the dilutive effect of the continued issuance of shares in connection with acquisitions. The availability of such shares in the market when they become eligible for sale could affect the Company's stock valuation (i.e., upon the expiration of contractual restrictions or of specified holding periods for unregistered shares). If the Company fails to maintain its stock valuation, and if the Company does not have sufficient cash resources, its growth could be limited unless it is able to obtain additional capital through debt or equity financing.

     Key elements of the Company's strategy are to both maintain and improve the profitability of the acquired businesses and to continue to expand the revenues of acquired businesses. The Company's level of success in this strategy, if any, will be affected by demand for new or replacement HVAC systems. In part, such demand will turn on factors outside the Company's control, such as the level of new construction or the potential for slower replacement based upon the overall level of activity in the economy. The HVAC industry is subject to both seasonal and cyclical variations, meaning that temperate weather and downturns in the domestic or a regional economy will negatively affect overall demand for the Company's services.

     The timely provision of high-quality installation service and maintenance, repair and replacement of HVAC systems by the Company requires an adequate supply of skilled HVAC technicians. In addition, the Company depends on the senior management of the businesses it acquires to remain committed to the success of the business after its acquisition and through a transition period. Accordingly, the Company's ability to increase its productivity and profitability are also affected by its ability to employ, train and retain the skilled technicians necessary to meet the Company's service requirements, and to retain senior management in acquired businesses.

     HVAC systems are also subject to various environmental statutes and regulations, including the Clean Air Act and those regulating the production, servicing and disposal of certain ozone depleting refrigerants used in HVAC systems. There can be no assurance that the regulatory environment in which the Company operates will not change significantly in the future. The Company's failure to comply, or the costs of compliance, with such laws and regulations could adversely affect the Company's future results.

     Because of these and other factors, past financial performance should not necessarily be considered an indicator of future performance. Investors should not rely solely on historical trends to anticipate future results and should be aware that the trading price of the Company's Common Stock may be subject to wide fluctuations in response to quarter-to-quarter variations in operating results, general conditions in the HVAC industry, the increasing supply of tradable stock, changes in analysts' earnings estimates, and recommendations by analysts or other events.

                                    BUSINESS

     Comfort Systems is a leading national provider of comprehensive heating, ventilation and air conditioning ("HVAC") installation, maintenance, repair and replacement services. Founded in December 1996, the Company is consolidating the fragmented commercial and industrial HVAC markets, and performs most of its services within office buildings, retail centers, apartment complexes, hotels, manufacturing plants and government facilities. In addition to standard HVAC services, the Company also provides specialized applications such as process cooling, control systems, electronic monitoring and process piping. Certain locations also perform related services such as electrical and plumbing. Approximately 94% of the Company's pro forma combined 1997 revenues were derived from commercial and industrial customers.

     On June 27, 1997, Comfort Systems completed the initial public offering (the "Offering") of its common stock (the "Common Stock") and simultaneously acquired in separate concurrent transactions twelve companies (collectively referred to as the "Founding Companies") engaged in providing HVAC services. The Founding Companies had operations in ten states and pro forma combined revenues in 1996 of $167.5 million. Subsequent to June 30, 1997, and through April 22, 1998, the Company acquired 47 HVAC and related businesses. These companies added approximately $365 million of annualized revenues to Comfort Systems. These acquisitions included eleven "tuck-in" operations which were or will be combined with existing Comfort Systems locations.

INDUSTRY OVERVIEW

     Based on available industry data, the Company believes that the HVAC industry is highly fragmented with over 40,000 companies, most of which are small, owner-operated businesses with limited access to capital for modernization and expansion. The HVAC industry as a whole is estimated to generate annual revenues in excess of $75 billion, over $35 billion of which is in the commercial and industrial markets. HVAC systems have become a necessity in virtually all commercial and industrial buildings as well as homes. Because most commercial buildings are sealed, HVAC systems provide the primary method of addressing air quality concerns and injecting fresh air. Older industrial facilities often have poor air quality as well as inadequate air conditioning, and older HVAC systems result in significantly higher energy costs than do modern systems. In many instances, the replacement of an aging system with a modern, energy-efficient system will significantly reduce a building's operating costs while also improving air quality and the effectiveness of the HVAC system. These factors are causing facility owners to examine replacement of older systems.

     Growth in the HVAC industry is being positively affected by a number of factors, particularly (i) the aging of the installed base, (ii) the increasing efficiency, sophistication and complexity of HVAC systems, (iii) growing attention to indoor air quality resulting in the consideration of higher indoor air quality standards, and (iv) the increasing restrictions on the use of refrigerants commonly used in older HVAC systems. These factors are expected to increase demand for the reconfiguration or replacement of existing HVAC systems. The Company believes that these factors also mitigate the effect on the HVAC industry of the cyclicality inherent in the traditional construction industry.

     The HVAC industry is subject to seasonal variations. Specifically, the demand for new installations and for replacement is generally lower during the winter months due to reduced construction activity during inclement weather and less use of air conditioning during the colder months. Demand for HVAC services is generally higher in the second and third calendar quarters due to increased construction activity and increased use of air conditioning during the warmer months. Accordingly, the Company expects its revenues and operating results generally will be lower in the first and fourth calendar quarters.

     Historically, the construction industry has been highly cyclical. As a result, the Company's volume of business may be adversely affected by declines in new installation projects in various geographic regions of the United States.

     The Company believes that the majority of business owners in the HVAC industry have limited access to capital for expansion of their businesses and that relatively few have attractive liquidity options. In addition, the increasing complexity of HVAC systems has led to a need for better trained technicians to install, monitor and service these systems. The cost of recruiting, training and retaining a sufficient number of qualified technicians makes it more difficult for smaller HVAC companies to expand their businesses. The Company believes that significant opportunities exist for a well-capitalized, national company to excel in the HVAC industry.

     The HVAC industry can be broadly divided into the installation segment and the maintenance, repair and replacement segment.

     INSTALLATION SEGMENT. The installation segment consists of "design and build" and "plan and spec" projects. In "design and build" projects, the commercial HVAC firm is responsible for designing, engineering and installing a cost-effective, energy-efficient system customized to the specific needs of the building owner. Costs and other project terms are normally negotiated between the building owner or their representative and the HVAC firm. Firms which specialize in "design and build" projects generally have specially-trained
HVAC engineers, CAD/CAM design systems and in-house sheet metal and prefabrication capabilities. These firms utilize a consultative approach with customers and tend to develop long-term relationships with building owners and developers, general contractors, architects and property managers. "Plan and spec" installation refers to projects where an architect or a consulting engineer designs the HVAC systems and the installation project is "put out for bid." The Company believes that "plan and spec" projects usually take longer to complete than "design and build" projects because the preparation of the system design by a third party and resulting bid process often take months to complete. Furthermore, in "plan and spec" projects, the HVAC firm is not responsible for project design and any changes must be approved by several parties, thereby increasing overall project time and cost. Approximately 55% of the Company's pro forma combined 1997 revenues related to installation services and the majority of the revenues from installation projects were performed on a "design and build" basis.

     MAINTENANCE, REPAIR AND REPLACEMENT SEGMENT. This segment includes the maintenance, repair, replacement, reconfiguration and monitoring of previously installed HVAC systems and controls. The aging of the installed base of HVAC systems and the increasing demand for more efficient, sophisticated and complex systems and controls have fueled growth in this segment. The increasing sophistication and complexity of these HVAC systems is leading many commercial and industrial building owners and property managers to outsource maintenance and repair, often through service agreements with HVAC service providers. In addition, increasing restrictions are being placed on the use of certain types of refrigerants used in HVAC systems, which, along with indoor air quality concerns, may increase demand for the reconfiguration and replacement of existing HVAC systems. State-of-the-art control and monitoring systems feature electronic sensors and microprocessors. These systems require specialized training to install, maintain and repair and the typical building engineer has not received this training. Increasingly, HVAC systems in commercial and industrial buildings are being remotely monitored through PC-based communications systems to improve energy efficiency and expedite problem diagnosis and correction. Approximately 45% of the Company's pro forma combined 1997 revenues related to maintenance, repair and replacement services.

STRATEGY

     The Company has implemented an aggressive operating strategy that emphasizes continued internal growth and expansion through acquisitions.

     OPERATING STRATEGY. The key elements of the Company's operating strategy are:

          FOCUS ON COMMERCIAL AND INDUSTRIAL MARKETS. The Company focuses principally on the commercial and industrial markets with particular emphasis on the "design and build" installation segment and the maintenance, repair and replacement segments. The Company believes that the commercial and industrial HVAC markets are attractive because of their growth opportunities, diverse customer base, reduced weather exposure as compared to residential markets, attractive margins and potential for long-term relationships with building owners, property managers, general contractors and architects.

          OPERATE ON A DECENTRALIZED BASIS. The Company manages its subsidiaries on a decentralized basis, with local management maintaining responsibility for day-to-day operations, profitability and growth. While it maintains strong operating and financial controls, the Company believes that its decentralized operating structure allows local management of each Company to capitalize on their knowledge of local and regional markets and on customer relationships possessed by each acquired company.

          ACHIEVE OPERATING EFFICIENCIES. The Company believes there are opportunities to achieve operating efficiencies and cost savings through purchasing economies and the adoption of "best practices" operating programs. The Company seeks to use its growing purchasing power to gain volume discounts on products and services such as HVAC components, raw materials, service vehicles, advertising, bonding, insurance and benefits. Moreover, the Company reviews operations and training programs at the local and regional operating levels in order to identify those "best practices" that can be successfully implemented throughout its operations.

          ATTRACT AND RETAIN QUALITY EMPLOYEES. The Company attracts and retains quality employees by providing them (i) an enhanced career path from working for a larger public company, (ii) additional training, education and apprenticeships to allow talented employees to advance to higher-paying positions, (iii) the opportunity to realize a more stable income and (iv) attractive benefits packages.

     INTERNAL GROWTH. A key component of the Company's strategy is to continue the internal growth at the Company's subsidiaries. The key elements of the Company's internal growth strategy are:

          CAPITALIZE ON SPECIALIZED TECHNICAL AND MARKETING STRENGTHS. The Company believes it will be able to continue to expand the services it offers in its markets by leveraging the specialized technical and marketing strengths of individual acquired companies. The Company also believes its growing geographical coverage will enable it to serve existing customers' needs in new regions that may have been beyond the service area of the Company's operations that originated the existing customer relationship. In addition, a number of acquired companies currently focus primarily on installation and, therefore, have only limited maintenance, repair and replacement operations. The Company believes there are significant opportunities for these acquired companies to provide maintenance, repair and replacement services, particularly by offering these services to customers for whom those companies have already designed and built systems. Several of the acquired companies have specific expertise in HVAC control and monitoring systems, process cooling, replacement and other service strengths. This expertise has been and will be increasingly shared within the Company's family of HVAC businesses.

          ESTABLISH REGIONAL AND NATIONAL MARKET COVERAGE. The Company believes that significant demand exists from large regional and national companies to utilize the services of a single HVAC service company capable of providing comprehensive commercial and industrial services on a regional or national basis. Many of the acquired companies already provide local or regional coverage to companies with nationwide locations, such as commercial real estate developers and managers, retailers and manufacturers. The Company believes it can expand these existing relationships as it develops a nationwide network to provide these customers with a single source for all of their HVAC needs to promote consistent service, improve control and reduce cost.

     ACQUISITIONS. Based on available industry data, the Company believes the HVAC industry is highly fragmented, with small, owner-operated businesses with limited capital resources, which outnumber larger enterprises. The key elements of the Company's acquisition strategy are:

          ENTER NEW GEOGRAPHIC MARKETS. In new markets, Comfort Systems targets one or more leading local or regional companies providing HVAC services. The acquisition target has the customer base, technical skills and infrastructure necessary to be a core business into which other HVAC and/or complimentary service operations can be consolidated or "tucked-in." The Company chooses businesses that are located in attractive markets, are financially stable, are experienced in the industry and have management willing to participate in the future growth of the Company.

          EXPAND WITHIN EXISTING MARKETS. Once the Company has entered a market, it seeks to acquire other well-established HVAC businesses to expand its market penetration and range of services offered. The Company also pursues "tuck-in" acquisitions of smaller companies, whose operations can be integrated into an existing operation to leverage the existing infrastructure of the previously acquired company.

          ACQUIRE COMPLIMENTARY BUSINESSES. The Company acquires companies providing complimentary services to the same customer base, such as commercial and industrial control systems, process piping, plumbing and electrical services. This enables the Company to offer, on a comprehensive basis and from a single provider, HVAC, mechanical and electrical services in certain markets.

ACQUISITION PROGRAM

     The Company is regarded by acquisition candidates as an attractive acquirer because of, (i) the Company's strategy to become a national, comprehensive and professionally managed HVAC service provider focused on commercial and industrial markets, (ii) the Company's decentralized operating strategy, (iii) the Company's increased visibility and access to financial resources as a public company, (iv) the potential for increased profitability due to certain centralized administrative functions, enhanced systems capabilities and access to increased marketing resources, and (v) the potential for the owners of the businesses being acquired to participate in the Company's planned internal growth and growth through acquisitions, while realizing liquidity.

     As consideration for acquisitions, the Company will use various combinations of its Common Stock, cash and notes. The consideration for each future acquisition will vary on a case-by-case basis. The major factors in establishing the purchase price for each acquisition include historical operating results, future prospects of the acquiree and the ability of a business to complement the services offered by the Company.

OPERATIONS SERVICES PROVIDED

     The Company provides a wide range of installation, maintenance, repair and replacement services for HVAC and related systems in commercial, industrial and, to a lesser extent, residential properties. Daily operations are managed on a local basis by the management team at each acquired company. In addition to senior management, acquired companies' personnel generally include design engineers, sales personnel, customer service personnel, installation service technicians, sheet metal and prefabrication technicians, estimators and administrative personnel. The Company manages the acquired companies on a decentralized basis, with local management maintaining responsibility for day-to-day operating decisions. The Company is in the process of centralizing certain administrative functions to enable the management of each acquired company to focus on pursuing new business opportunities and improving operating efficiencies. Administrative functions which the Company is centralizing include company-wide training and safety programs, certain accounting functions, risk management programs, cash management programs, purchasing programs and employee benefits.

     INSTALLATION SEGMENT. The Company's installation business comprised approximately 55% of the Company's 1997 pro forma combined revenues. This segment consists of the design, engineering, integration, installation and start-up of HVAC and related systems. The commercial and industrial installation services performed by the Company consist primarily of "design and build"systems for office buildings, retail centers, apartment complexes, hotels, manufacturing plants and government facilities. In a "design and build" project, the customer typically has an overall design for the facility prepared by an architect or a consulting engineer who then enlists the Company's engineering personnel to prepare a specific design for the HVAC system. The Company determines the needed capacity, energy efficiency and type of controls that best suit the proposed facility. The Company's engineer then estimates the amount of time, labor, materials and equipment needed to build the specified system. Materials and equipment for a typical commercial or industrial project include ductwork, compressors, blowers, chillers, cooling towers, air handling equipment and the associated pumps and piping necessary to complete the system. The Company utilizes CAD/CAM systems in the design and engineering phases of the project to calculate the material and labor costs of the project. The drawings are prepared in a format appropriate for submission to local building inspectors. The final design, terms, price and timing of the project are then negotiated with the customer or its representatives, after which any necessary modifications are made to the system.

     Once an agreement has been reached, the Company orders the necessary materials and equipment for delivery to meet the project schedule. In most instances, the Company fabricates in its own facilities, the ductwork and piping and assembles certain components for the system based on the mechanical drawing specifications, thereby eliminating the need to subcontract ductwork or piping fabrication. The Company's CAD/CAM systems are capable of automatically cutting ductboard, sheet metal and piping, thereby reducing the amount of labor necessary to produce the ductwork and piping for the system. Project specific components are then fabricated at the Company's facilities in sections small enough to be transported to the job site. This practice enables the Company to limit the amount of fieldwork required for installation, reduce the labor associated with the installation process and, therefore, meet the shorter time requirements increasingly demanded by commercial and industrial customers. The Company installs the system at the project site, working closely with the general contractor. Most commercial and industrial installation projects last from two weeks to one year and generate revenues from $25,000 to $2,000,000 per project. These projects are generally billed periodically as costs are incurred and, in most cases, with a 10% retainage held back until completion and successful start-up of the HVAC system.

     The Company also performs selected "plan and spec" installation services when a bidder prequalification process has been used by the customer to limit the number of potential bidders for an attractive project. The Company may bid on more of these projects when "design and build" projects are in lower demand and when additional on-the-job training is needed for apprentice or less-experienced technicians.

     The Company also installs process cooling systems, control and monitoring systems and industrial process piping. Process cooling systems are utilized primarily in industrial facilities to provide heating and/or cooling to precise temperature and climate standards for products being manufactured and for the manufacturing equipment. Control systems are used in HVAC and process cooling systems to maintain pre-established temperature or climate standards for commercial or industrial facilities. These systems use direct digital technology integrated with computer terminals. HVAC control systems are capable not only of controlling a facility's entire HVAC system, often on a room-by-room basis, but can be programmed to integrate energy management, security, fire, card key access, lighting and overall facility monitoring. This monitoring can be performed on-site or remotely through a PC-based communications system. The monitoring system will communicate an exception when the HVAC system is operating outside pre-established parameters. Diagnosis of potential problems can be performed from the computer terminal which often can remotely adjust the control system. Industrial process piping is utilized in manufacturing facilities to convey required raw material, support utilities and finished products.

     MAINTENANCE, REPAIR AND REPLACEMENT SEGMENT. The Company's maintenance, repair and replacement segment comprised approximately 45% of the Company's 1997 pro forma combined revenues, and includes the maintenance, repair, replacement, reconfiguration and monitoring of HVAC systems and industrial process piping. Approximately two-thirds of the Company's maintenance, repair and replacement segment revenues were derived from reconfiguring existing HVAC systems for commercial and industrial customers. Reconfiguration often utilizes consultative expertise similar to that provided in the "design and build" installation market. The Company believes that the reconfiguration of an existing system results in a more cost-effective, energy-efficient system that better meets the specific needs of the building owner. The reconfiguration also enables the Company to utilize its design and engineering personnel as well as its sheet metal and pre-fabrication facilities.

     Maintenance and repair services are provided either in response to service calls or pursuant to a service agreement. Service calls are coordinated by customer service representatives or dispatchers that use computer and communication technology to process orders, arrange service calls, communicate with customers, dispatch technicians and invoice customers. Service technicians work from service vehicles equipped with commonly used parts, supplies and tools to complete a variety of jobs.

     Commercial and industrial service agreements usually have terms of one to three years, with automatic annual renewals, and typically provide fees from $3,000 to $20,000 per year. The Company also provides remote monitoring of temperature, pressure, humidity and air flow for HVAC systems. If the system is not operating within the specifications set forth by the customer and cannot be remotely adjusted, a service crew is dispatched to analyze and repair the system.

SOURCES OF SUPPLY

     The raw materials and components used by the Company include HVAC system components, ductwork, steel, sheet metal and copper tubing and piping. These raw materials and components are generally available from a variety of domestic or foreign suppliers at competitive prices. Delivery times are typically short for most raw materials and standard components, but during periods of peak demand, may extend to a month or more. Chillers for large units typically have the longest delivery time and generally have lead times of up to six months. The major components of HVAC systems are compressors and chillers that are manufactured primarily by York Heating and Air Conditioning Corporation ("York"), Carrier Corporation and Trane Air Conditioning Company. The major suppliers of control systems are Honeywell Inc., Johnson Controls Inc., York and Andover Control Corporation. The Company does not have any significant contracts for the supply of raw materials or components.

SALES AND MARKETING

     The Company has a diverse customer base, with no single customer accounting for more than 6% of the Company's historical consolidated 1997 revenues or 4% of pro forma combined 1997 revenues. Management and a dedicated sales force at the acquired companies have been responsible for developing and maintaining successful long-term relationships with key customers. Customers of the acquired companies generally include building owners and developers and property managers, as well as general contractors, architects and consulting engineers. The Company intends to continue its emphasis on developing and maintaining long-term relationships with its customers by providing superior, high-quality service in a professional manner. Moreover, the dedicated sales force will receive additional technical and sales training to enhance the comprehensive selling skills necessary to serve the HVAC needs of their customers.

     The Company also intends to capitalize on cross-marketing and business development opportunities that management believes are available to the Company as a national provider of comprehensive commercial and industrial HVAC and related services. Management believes that it will be able to leverage the diverse technical and marketing strengths of individual acquired companies to expand the services offered in other local markets. Eventually, the Company intends to offer comprehensive services from many of its regional locations.

EMPLOYEES

     As of March 31, 1998, the Company had 4,109 employees, including 235 management personnel, 3,249 engineers and service and installation technicians, 172 sales personnel and 453 administrative personnel. As it executes its internal growth and acquisition strategies, the Company expects the number of employees to increase. Certain of the Company's subsidiaries have collective bargaining agreements that cover, in the aggregate, approximately 491 employees. The Company has not experienced any strikes or work stoppages and believes its relations with employees covered by collective bargaining agreements are good.

RECRUITING, TRAINING AND SAFETY

     The Company's continued future success will depend, in part, on its ability to continue to attract, retain and motivate qualified service technicians, field supervisors and project managers. The Company believes that its success in retaining qualified employees will be based on the quality of its recruiting, training, compensation, employee benefits programs and opportunities for advancement. The Company recruits at local technical schools and community colleges where students focus on learning basic HVAC and related skills. Additionally, Comfort Systems provides on-the-job training, apprenticeship programs, attractive benefit packages, steady employment and opportunities for advancement.

     The Company intends to establish "best practices"safety programs throughout its operations to ensure that all technicians comply with safety standards established by the Company and federal, state and local laws and regulations. The Company's employment screening process seeks to determine that prospective employees have the requisite skills, sufficient background references and acceptable driving records, if applicable. Additionally, the Company intends to implement a "best practices"safety program throughout its operations, which will provide employees with incentives to improve safety performance and decrease workplace accidents. The Company intends to implement job site safety meetings which will provide additional guidance in safety related matters such as proper lifting techniques and eye safety in an effort to reduce the number of preventable accidents.

RISK MANAGEMENT, INSURANCE AND LITIGATION

     The primary risks in the Company's operations are bodily injury, property damage and injured workers' compensation. The Company has obtained and intends to maintain liability insurance for bodily injury and third party property damage which it considers sufficient to insure against these risks, subject to self-insured amounts.

     The Company is subject to certain claims and lawsuits arising in the normal course of business and maintains various insurance coverages to minimize financial risk associated with these claims. The Company has provided accruals for probable losses and legal fees associated with certain of these actions in the accompanying consolidated financial statements. In the opinion of management, uninsured losses, if any, resulting from the ultimate resolution of these matters will not have a material effect on the Company's financial position or results of operations.

     The Company's subsidiaries typically warrant labor for the first year after installation on new air conditioning and heating systems and pass to the customer warranties on equipment purchased from manufacturers. The Company's subsidiaries generally warrant labor for 30 days after servicing of existing air conditioning and heating systems. The Company does not expect warranty claims to have a material adverse effect on its financial position or results of operations.

COMPETITION

     The HVAC industry is highly competitive. The Company believes that purchasing decisions in the commercial and industrial markets are based on (i) long-term customer relationships, (ii) quality, timeliness and reliability of services provided, (iii) competitive price, (iv) range of services provided and
(v) scale of operation. The Company believes its strategy of becoming a leading national provider of comprehensive HVAC installation services as well as maintenance, repair and replacement of HVAC systems directly addresses these factors. Specifically, the Company's strategy to focus on the highly consultative "design and build" installation segment and the maintenance, repair and replacement segment, as well as its strategy to operate on a decentralized basis, should promote the development and strengthening of long-term customer relationships. In addition, the Company's focus on attracting, training and retaining quality employees by utilizing professionally managed recruiting, training and benefits programs should allow it to offer high quality, comprehensive HVAC services at a competitive price.

     Most of the Company's competitors are small, owner-operated companies that typically operate in a limited geographic area. There are, however, a few public companies focused on providing HVAC services in some of the same service lines provided by the Company. In addition, there are other private companies attempting to consolidate HVAC companies on a regional or national basis. In the future, competition may be encountered from new entrants, such as public utilities and HVAC manufacturers. Certain of the Company's competitors and potential competitors may have greater financial resources than the Company to finance acquisition and development opportunities, to pay higher prices for the same opportunities or to develop and support their own operations.

GOVERNMENTAL REGULATION AND ENVIRONMENTAL MATTERS

     The Company's operations are subject to various federal, state and local laws and regulations, including; (i) licensing requirements applicable to service technicians, (ii) building and HVAC codes and zoning ordinances, (iii) regulations relating to consumer protection, including those governing residential service agreements and (iv) regulations relating to worker safety and protection of the environment. The

Company believes it has all required licenses to conduct its operations and is in substantial compliance with applicable regulatory requirements. Failure of the Company to comply with applicable regulations could result in substantial fines or revocation of the Company's operating licenses.

     Many state and local regulations governing the HVAC services trades require permits and licenses to be held by individuals. In some cases, a required permit or license held by a single individual may be sufficient to authorize specified activities for all of the Company's service technicians who work in the state or county that issued the permit or license. The Company intends to implement a policy to ensure that, where possible, any such permits or licenses that may be material to the Company's operations in a particular geographic region are held by at least two Company employees within that region.

     The Company's operations are subject to the federal Clean Air Act, as amended (the "Clean Air Act"), which governs air emissions and imposes specific requirements on the use and handling of chlorofluorocarbons ("CFCs") and certain other refrigerants. Clean Air Act regulations require the certification of service technicians involved in the service or repair of equipment containing these refrigerants and also regulate the containment and recycling of these refrigerants. These requirements have increased the Company's training expenses and expenditures for containment and recycling equipment. The Clean Air Act is intended ultimately to eliminate the use of CFCs in the United States and to require alternative refrigerants to be used in replacement HVAC systems. As a result, the number of conversions of existing HVAC systems which utilize CFCs to systems using alternative refrigerants is expected to increase.

     The Company is not aware of any material environmental liabilities associated with its properties.

                                   MANAGEMENT

DIRECTORS, EXECUTIVE OFFICERS AND KEY EMPLOYEES

     The following table sets forth information concerning the Company's directors, executive officers and key employees.

                  NAME                     AGE                              POSITION
----------------------------------------   ---   ---------------------------------------------------------------
Fred M. Ferreira........................   55    Chairman of the Board, Chief Executive Officer and President
Michael Nothum, Jr......................   43    Chief Operating Officer, President of Tri-City, Director
J. Gordon Beittenmiller.................   39    Senior Vice President, Chief Financial Officer and Director
Brian S. Atlas..........................   46    Chief Executive Officer of Atlas, Director
Thomas J. Beaty.........................   44    President of Accurate, Director
Robert R. Cook..........................   43    President of Tech, Director
Alfred J. Giardenelli, Jr...............   50    President of Eastern, Director
Salvatore P. Giardina...................   48    Director
Steven S. Harter........................   35    Director
Charles W. Klapperich...................   51    President of Western, Director
Samuel M. Lawrence III..................   46    Chief Executive Officer of Lawrence, Director
Larry Martin............................   56    Director
John Mercadante, Jr.....................   53    Director
John C. Phillips........................   56    President of CSI/Bonneville, Director
Robert J. Powers........................   58    President of Quality, Director
Reagan S. Busbee........................   34    Senior Vice President
William George, III.....................   33    Vice President, General Counsel and Secretary

     Fred M. Ferreira has served as Chairman of the Board, Chief Executive Officer and President of the Company since January 1997 and is a Class I director. Mr. Ferreira was responsible for introducing the consolidation opportunity in the commercial and industrial HVAC industry to Notre Capital Ventures II, L.L.C. ("Notre") and has been primarily responsible for the organization of the Company. From 1995 through 1996, Mr. Ferreira was a private investor. He served as Chief Operating Officer and a director of Allwaste, Inc., a publicly-traded environmental services company ("Allwaste"), from 1994 to 1995, and was President of Allwaste Environmental Services, Inc., the largest division of Allwaste, from 1991 to 1994. From 1989 to 1990, Mr. Ferreira served as President of Allied Waste Industries, Inc., an environmental services company. Prior to that time, Mr. Ferreira served as Vice President -- Southern District, and in various other positions, with Waste Management, Inc., an environmental services company.

     Michael Nothum, Jr. is a Class II director of the Company and became its Chief Operating Officer in January 1998. He has been employed by Tri-City Mechanical, Inc., an Arizona corporation which is a wholly owned subsidiary of the Company, since 1979, serving as President since 1992.

     J. Gordon Beittenmiller has served as Senior Vice President and Chief Financial Officer of the Company since February 1997, as Treasurer and Assistant Secretary since March 1997, and is a Class II director. From 1994 to February 1997, Mr. Beittenmiller was Corporate Controller of Keystone International, Inc. ("Keystone"), a publicly-traded manufacturer of industrial valves and actuators, and served Keystone in other financial positions from 1991 to 1994. From 1987 to 1991, he was Vice President -- Finance of Critical Industries, Inc., a publicly-traded manufacturer and distributor of specialized safety equipment. From 1982 to 1987, he held various positions with Arthur Andersen LLP. Mr. Beittenmiller is a certified public accountant.

     Brian S. Atlas is a Class I director of the Company. Since 1974, he has been employed by Atlas Comfort Services, USA Inc., formerly Atlas Interest Inc., a Texas corporation which is a wholly owned subsidiary of the Company, serving as its Chief Executive Officer since 1983.

     Thomas J. Beaty is a Class II director of the Company. He founded and has served as President of Accurate Air Systems, Inc., a Texas corporation which is a wholly owned subsidiary of the Company, since 1980.

     Robert R. Cook is a Class I director of the Company. He founded and has served as President of Tech Heating and Air Conditioning, Inc., an Ohio corporation which is a wholly owned subsidiary of the Company, since 1979.

     Alfred J. Giardenelli, Jr. is a Class III director of the Company. He has been the President of Eastern Heating & Cooling, Inc., a New York corporation which is a wholly owned subsidiary of the Company, since 1982.

     Salvatore P. Giardina is a Class III director of the Company. He has been the Treasurer of F & G Mechanical Corporation, a Delaware corporation which is a wholly owned subsidiary of the Company, and its predecessor in interest, a New Jersey corporation having the same name, since 1976.

     Steven S. Harter has been director of the Company since December 1996 and is the director (Class III) elected by the holders of the Restricted Common Stock. Mr. Harter is President of Notre, a consolidator of highly fragmented industries. Prior to becoming President of Notre, Mr. Harter was Senior Vice President of Notre Capital Ventures, Ltd. ("Notre I") from June 1993 through July 1995. From April 1989 to June 1993, Mr. Harter was Director of Mergers and Acquisitions for Allwaste. From May 1984 to April 1989, Mr. Harter was a certified public accountant with Arthur Anderson LLP. Mr. Harter also serves as a director of Coach USA, Inc., Metals USA, Inc., and Home USA, Inc.

     Charles W. Klapperich is a Class I director of the Company. He founded and has served as President of Western Building Services, Inc., a Colorado corporation which is a wholly owned subsidiary of the Company, since 1980.

     Samuel M. Lawrence III is a Class III director of the Company. He has been employed by S. M. Lawrence Company, Inc., a Tennessee corporation which is a wholly owned subsidiary of the Company, since 1977, serving as its Chairman and Chief Executive Officer since 1992.

     Larry Martin is a Class II director of the Company. Mr. Martin, a co-founder of Sanifill, Inc., an environmental service provider ("Sanifill"), has served as its President and Co-Chief Executive Officer since October 1989. Prior to that time, Mr. Martin served in various positions in the environmental services and contracting industries. Mr. Martin currently serves on the Board of Directors of USA Waste Services, Inc., an environmental services company.

     John Mercadante, Jr. is a Class I director of the Company. Mr. Mercadante co-founded Leisure Time Tours, Inc. in 1970 and was President of Cape Transit Corp., both of which are motor coach companies that were acquired by Coach USA, Inc. ("Coach") at the time of Coach's initial public offering in May 1996. Mr. Mercadante has served as President and a director of Coach since its initial public offering.

     John C. Phillips is a Class II director of the Company. He co-founded Contract Service, Inc., a Utah corporation which is a wholly owned subsidiary of the Company, in 1969, serving as President and General Manager since 1969. Mr. Phillips was President of the Utah Heating and Air Conditioning Contractors Association from 1981 to 1982 and is currently a director of that association.

     Robert J. Powers is a Class III director of the Company. He has been employed by Quality Air Heating & Cooling, Inc., a Michigan corporation which is a wholly owned subsidiary of the Company, since 1977, serving as its President since 1988.

     Reagan S. Busbee has served as Senior Vice President of Comfort Systems since January 1997. From 1992 through 1996, Mr. Busbee served as Vice President of Chas. P. Young, Co., a financial printer and a wholly-owned subsidiary of Consolidated Graphics Inc., a publicly-traded consolidator of the printing industry. From August 1986 to May 1992, he held various positions and was a certified public accountant with Arthur Andersen LLP.

     William George, III has served as Vice President, General Counsel and Secretary of Comfort Systems since March 1997. From October 1995 to February 1997, Mr. George was a Vice President and General

Counsel of American Medical Response, Inc., a publicly-traded consolidator of the healthcare transportation industry. From September 1992 to September 1995, Mr. George practiced corporate and antirtrust law at Ropes & Gray, a law firm.

     The Board of Directors is divided into three classes of five directors each with directors serving staggered three-year terms, expiring at the annual meeting of stockholders in 1998, 1999 and 2000, respectively. At each annual meeting of stockholders, one class of directors will be elected for a full term of three years to succeed that class of directors whose terms are expiring. All officers serve at the discretion of the Board of Directors.

     The Board of Directors has established an Audit Committee, a Compensation Committee, an Acquisition Committee, a Small Acquisitions Committee and an Executive Committee. The members of the Audit Committee and the Compensation Committee are Messrs. Harter, Mercadante and Martin. The members of the Acquisitions Committee are Messrs. Ferreira, Atlas, Beittenmiller, Harter and Lawrence, and of the Small Acquisitions Committee are Messrs. Ferreira, Atlas and Harter. The members of the Executive Committee are Messrs. Ferreira, Beittenmiller, Powers, Mercadante and Nothum.

DIRECTORS' COMPENSATION

     Directors who are also employees of the Company or one of its subsidiaries do not receive additional compensation for serving as directors. Each director who is not an employee of the Company or one of its subsidiaries receives a fee of $2,000 for attendance at each Board of Directors meeting and $1,000 for each committee meeting (unless held on the same day as a Board of Directors meeting). Directors are also reimbursed for out-of-pocket expenses incurred in attending meetings of the Board of Directors or committees thereof.

     In addition, the Company's 1997 Non-Employee Directors' Stock Plan (the "Directors' Plan"), which was adopted by the Board of Directors and approved by the Company's stockholders in March 1997, provides for (i) the automatic grant to each non-employee director serving at the consummation of the Company's initial public offering (which closed in July 1997) of an option to purchase 10,000 shares, (ii) the automatic grant to each non-employee director of an option to purchase 10,000 shares upon such person's initial election as a director and (iii) an automatic annual grant to each non-employee director of an option to purchase 5,000 shares at each annual meeting of stockholders thereafter at which such director is re-elected or remains a director, unless such annual meeting is held within three months of such person's initial election as a director. All options have an exercise price per share equal to the fair market value of the Common Stock on the date of grant and are immediately vested and expire on the earlier of ten years from the date of grant or one year after termination of service as a director. The Directors' Plan also permits non-employee directors to elect to receive, in lieu of cash directors' fees, shares or credits representing "deferred shares" at future settlement dates, as selected by the director. The number of shares or deferred shares received will equal the number of shares of Common Stock which, at the date the fees would otherwise be payable, will have an aggregate fair market value equal to the amount of such fees. A total of 250,000 shares of Common Stock are available for awards under the Directors' Stock Plan.

     Each director in office at the closing of the Company's initial public offering in July 1997 has also been indemnified by the Company.

1997 LONG-TERM INCENTIVE PLAN

     No stock options were granted to, or exercised by or held by any executive officer in 1996. In March 1997, the Board of Directors and the Company's stockholders approved the Company's 1997 Long-Term Incentive Plan (the
"Plan"). The purpose of the Plan is to provide directors, officers, key employees, consultants and other service providers with additional incentives by increasing their ownership interests in the Company. Individual awards under the Plan may take the form of one or more of: (i) either incentive stock options ("ISOs") or non-qualified stock options ("NQSOs"), (ii) stock appreciation rights ("SARs"), (iii) restricted or deferred stock, (iv) dividend equivalents and (v) other awards not otherwise provided for, the value of which is based in whole or in part upon the value of the Common Stock.

     The Compensation Committee administers the Plan and selects the individuals who will receive awards and establish the terms and conditions of those awards. The maximum number of shares of Common Stock that may be subject to outstanding awards, determined immediately after the grant of any award, may not exceed the greater of 2,500,000 shares or 13% of the aggregate number of shares of Common Stock outstanding. Shares of Common Stock which are attributable to awards which have expired, terminated or been canceled or forfeited are available for issuance or use in connection with future awards.

     The Plan will remain in effect until terminated by the Board of Directors. The Plan may be amended by the Board of Directors without the consent of the stockholders of the Company, except that any amendment, although effective when made, will be subject to stockholder approval if required by any Federal or state law or regulation or by the rules of any stock exchange or automated quotation system on which the Common Stock may then be listed or quoted.

     At the closing of the IPO, NQSOs to purchase a total of 500,000 shares of Common Stock were granted as follows: 200,000 shares to Mr. Ferreira, 100,000 shares to Mr. Beittenmiller, 100,000 shares to Mr. Busbee, 75,000 shares to Mr. George and 25,000 shares to Mr. Nothum. In addition, options to purchase 2,332,638 shares have been granted to certain employees of the Company. Each of the foregoing options has an exercise price equal to the stock price on the date of grant. These options will vest at the rate of 20% per year, commencing on the first anniversary of the date of grant and will expire at the earlier of seven years from the date of grant or three months following termination of employment.

1997 NON-EMPLOYEE DIRECTORS' STOCK PLAN

     The Company's 1997 Non-Employee Directors' Stock Plan (the "Directors' Plan"), which was adopted by the Board of Directors and approved by the Company's stockholders in March 1997, provides for (i) the automatic grant to each non-employee director serving at the consummation of the IPO of an option to purchase 10,000 shares, (ii) the automatic grant to each non-employee director of an option to purchase 10,000 shares upon such person's initial election as a director and (iii) an automatic annual grant to each non-employee director of an option to purchase 5,000 shares at each annual meeting of stockholders thereafter at which such director is re-elected or remains a director, unless such annual meeting is held within three months of such person's initial election as a director. All options have an exercise price per share equal to the fair market value of the Common Stock on the date of grant and are immediately vested and expire on the earlier of ten years from the date of grant or one year after termination of service as a director. The Directors' Plan also permits non-employee directors to elect to receive, in lieu of cash directors' fees, shares or credits representing "deferred shares" at future settlement dates, as selected by the director. The number of shares or deferred shares received will equal the number of shares of Common Stock which, at the date the fees would otherwise be payable, will have an aggregate fair market value equal to the amount of such fees.

EMPLOYMENT AGREEMENTS; COVENANTS NOT TO COMPETE; CHANGE OF CONTROL; INDEMNIFICATION

     The Company was incorporated in December 1996 and did not pay any of its executive officers compensation during 1996. During 1997 its five most highly compensated executive officers were Messrs. Ferreira, Beittenmiller, George, Nothum, and Busbee. Messrs. Ferreira, Beittenmiller, George and Busbee were employed beginning at the initial public offering on June 27, 1997. Mr. Nothum was employed at Tri-City, where he was a major stockholder and president prior to the initial public offering.

     On June 27, 1997, each of Messrs. Ferreira, Beittenmiller, George and Busbee entered into an employment agreement with the Company providing for an annual base salary of $150,000, except for Mr. Busbee, whose annual base salary is $125,000. Each employment agreement is for a term of three years, and unless terminated or not renewed by the Company or not renewed by the employee, the term will continue thereafter on a year-to-year basis on the same terms and conditions existing at the time of renewal. The agreement provides that, in the event of a termination of employment by the Company without cause, the employee will be entitled to receive from the Company an amount equal to the greater of salary for the remaining term or one year's salary, payable in one lump sum on the effective date of termination. In the event of a change in control of the Company (as defined in the employment agreement) during the initial three-year term, if the employee is not given at least five days' notice, of the successor's intent to continue the employee's employment after such change in control, the employee may elect to terminate his employment and receive in one lump sum three times the amount he would receive pursuant to a termination without cause during such initial term. The non-competition provisions of the employment agreement do not apply to a termination without such notice. In the event the employee is given at least five days' notice of the successor's intent to continue the employee's employment after such change in control, the employee may elect to terminate his employment and receive in one lump sum two times the amount he would receive pursuant to a termination without cause during such initial term. In such event, the non-competition provisions of the employment agreement would apply for two years from the effective date of termination. Each employment agreement contains a covenant not to compete with the Company for two years immediately following termination of employment or, in the case of a termination by the Company without cause in the absence of a change in control, for a period of one year following termination of employment.

     On June 27, 1997, Mr. Nothum entered into an employment agreement providing for an annual base salary of $150,000. His employment agreement is for a term of five years, and unless terminated or not renewed by the Founding Company or nor renewed by the employee, the term will continue thereafter on a year-to-year basis on the same terms and conditions existing at the time of renewal. The agreement provides that, in the event of a termination of employment by the Founding Company without cause during the first three years of the employment term (the "Initial Term"), the employee will be entitled to receive from the Founding Company an amount equal to his then current salary for the remainder of the Initial Term or for one year, whichever is greater. In the event of a termination of employment with cause during the final two years of the initial five-year term of the employment agreement, the employee will be entitled to receive an amount equal to his then current salary for one year. In either case, payment is due in one lump sum on the effective date of termination. Mr. Nothum's employment agreement also contains change of control and competition provisions identical to those described for the other Named Executive Officers listed above.

     Each executive officer and director of the Company who was in office at the time of the initial public offering has entered into an Indemnification Agreement with the Company whereby the Company indemnifies each against actions taken in good faith on behalf of the Company.

                       COMPENSATION OF EXECUTIVE OFFICERS

     The following tables set forth information with respect to compensation paid to or accrued on behalf of the Named Executive Officers in 1997 beginning on June 27, 1997, when the Company became a publicly held company, unless otherwise noted. All of the Named Executive Officers have been granted stock options.

                           SUMMARY COMPENSATION TABLE

                                                                                LONG TERM
                                                                           COMPENSATION AWARDS
                                                                           -------------------
                                                     ANNUAL COMPENSATION       SECURITIES
                NAME AND                             --------------------      UNDERLYING           ALL OTHER
           PRINCIPAL POSITION               YEAR      SALARY    OTHER(1)         OPTIONS         COMPENSATION(2)
----------------------------------------  ---------  ---------  ---------  -------------------   ---------------
Fred M. Ferreira........................       1997  $  76,154     --            200,000             --
  Chairman of the Board,
  Chief Executive Officer
  and President
Michael Nothum, Jr......................       1997  $  76,154  $   4,500         25,000             $   900
  Chief Operating Officer
  and Director
J. Gordon Beittenmiller.................       1997  $  76,154     --            100,000             --
  Senior Vice President,
  Chief Financial Officer,
  Treasurer and Director
Reagan S. Busbee........................       1997  $  63,462     --            100,000             --
  Senior Vice President
William George, III.....................       1997  $  76,154  $  31,000         75,000             --
  Vice President
  and General Counsel

------------
(1) Reflects an automobile allowance of $750 per month for Mr. Nothum and partial reimbursement of moving expenses for Mr. George.

(2) Reflects matching contributions under a 401(K) plan.

                       OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth information concerning the grant of stock options during the last fiscal year to each of the Named Executive Officers. No stock appreciation rights were granted during the last fiscal year.

                                                                                                         POTENTIAL
                                                                                                    REALIZABLE VALUE AT
                                                                                                       ASSUMED ANNUAL
                                                                                                          RATES OF
                                         NUMBER OF       PERCENT OF                                     STOCK PRICE
                                        SECURITIES     TOTAL OPTIONS                                  APPRECIATION FOR
                                        UNDERLYING       GRANTED TO                                    OPTION TERM(2)
                                          OPTIONS       EMPLOYEES IN     EXERCISE     EXPIRATION    --------------------
                NAME                    GRANTED(1)      FISCAL YEAR        PRICE         DATE          5%         10%
-------------------------------------   -----------    --------------    ---------    -----------   ---------  ---------
Fred M. Ferreira.....................     200,000           7.9%            $13         6/27/04     $1,060,000 $2,468,000
Michael Nothum, Jr. .................      25,000           1.0%             13         6/27/04       132,500    308,500
J. Gordon Beittenmiller..............     100,000           4.0%             13         6/27/04       530,000  1,234,000
Reagan S. Busbee.....................     100,000           4.0%             13         6/27/04       530,000  1,234,000
William George, III..................      75,000           3.0%             13         6/27/04       397,500    925,500

------------
(1) All of these stock options, which were granted pursuant to the Company's 1997 Long Term Incentive Plan, were granted at the fair market value of the underlying option shares on the date of grant. Each of the foregoing options has an exercise price equal to the stock price on the date of grant. These options will vest at the rate of 20% per year, commencing on the first anniversary of the date of grant, and will expire at the earliest of seven years from the date of grant or three months following termination of employment. In the event of a change in control of the Company, these options would become exercisable in full. Stock options reported consist of non-qualified stock options.

(2) The dollar amounts under these columns are the result of calculations at the 5% and 10% annual appreciation rates set by the Securities and Exchange Commission for illustrative purposes and are not intended to forecast future financial performance or possible future appreciation in the price of the Company's common shares.

                      OPTION EXERCISES IN LAST FISCAL YEAR

     The following table sets forth information concerning the fiscal year-end value of unexercised stock options held by the Named Executive Officers during the last fiscal year. There were no option exercises by Named Executive Officers during 1997.

                    AGGREGATED FISCAL YEAR-END OPTION VALUES

                                            NUMBER OF SECURITIES            VALUE OF UNEXERCISED
                                           UNDERLYING UNEXERCISED           IN-THE-MONEY OPTIONS
                                         OPTIONS AT FISCAL YEAR-END        AT FISCAL YEAR-END(1)
                                        ----------------------------    ----------------------------
                NAME                    EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
-------------------------------------   -----------    -------------    -----------    -------------
Fred M. Ferreira.....................         0           200,000           $ 0         $ 1,350,000
Michael Nothum, Jr. .................         0            25,000             0             168,750
J. Gordon Beittenmiller..............         0           100,000             0             675,000
Reagan S. Busbee.....................         0           100,000             0             675,000
William George, III..................         0            75,000             0             506,250

------------
(1) These numbers are based upon the fair market value of one share of the Company's Common Stock on December 31, 1997 ($19.75), less the exercise price of in-the-money options at the end of 1997.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Messrs. Harter, Mercadante and Martin, none of whom is or was an executive officer or employee of the Company during 1997, other than Mr. Harter who served as President of the Company for the first six days of January 1997 when the Company had no operations,served on the Compensation Committee during 1997. Mr. Harter is a member of the Coach USA, Inc. compensation committee of its Board of Directors, and Mr. Mercadante is an executive officer of that company.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

                          ORGANIZATION OF THE COMPANY

     In connection with the formation of the Company, the Company issued to Notre a total of 2,969,912 shares of Common Stock for an aggregate cash consideration of $29,699. Mr. Harter is the President of Notre and a director of the Company. In March 1997, Notre exchanged 2,742,912 shares of Common Stock for an equal number of shares of Restricted Common Stock. Notre advanced $2.0 million to provide funds necessary to effect the Mergers (defined below) and the IPO (defined below). All of Notre's advances were repaid from the net proceeds of the IPO.

     In January and February 1997, the Company issued a total 786,435 shares of Common Stock at $.01 per share to various executive officers, as follows: Mr. Ferreira -- 479,435 shares, Mr. Beittenmiller -- 116,000 shares, Mr.
Busbee -- 116,000 shares and Mr. George -- 75,000 shares. The Company also granted options to purchase 10,000 shares of Common Stock under the Directors' Plan, effective upon the consummation of the IPO, to Mr. Harter, a director of the Company, and to Messrs. Mercadante and Martin, who became directors of the Company upon the closing of the IPO.

     On June 27, 1997 the Company sold 7,015,000 shares of Common Stock at a price of $13.00 per share in its initial public offering (the "IPO"). Proceeds from the IPO were used to enable the Company to acquire by merger or share exchange (the "Mergers") all of the issued and outstanding stock of the following companies (the "Founding Companies"): Accurate Air Systems, Inc., a Texas corporation ("Accurate"), Atlas Comfort Services USA, Inc., a Texas corporation ("Atlas"), Contract Service, Inc., a Utah corporation ("CSI/Bonneville"), Eastern Heating & Cooling, Inc., a New York corporation ("Eastern"), Freeway Heating & Air Conditioning Inc., a Utah corporation ("Freeway"), Quality Air Heating & Cooling, Inc., a Michigan corporation ("Quality"), S.M. Lawrence Company, Inc., a Tennessee corporation ("Lawrence"), Seasonair, Inc. , a Maryland corporation ("Seasonair"),
Standard Heating & Air Conditioning Company, an Alabama corporation ("Standard"), Tech Heating and Air Conditioning, Inc., an Ohio corporation ("Tech"), Tri-City Mechanical, Inc., an Arizona corporation ("Tri-City"), and Western Building Services, Inc., a Colorado corporation ("Western"). As a result of the Mergers, each of the Founding Companies is now a wholly-owned subsidiary of the Company. The aggregate consideration paid by the Company in the Mergers consisted of $45.3 million in cash and 9,720,927 shares of Common Stock. In addition, prior to the Mergers, Accurate distributed to Thomas J. Beaty real property having a net book value of approximately $370,000.

     The following table sets forth the consideration paid and total debt assumed by the Company in the Mergers for each of the Founding Companies:

                                                                    SHARES OF
                                                                     COMMON               TOTAL
FOUNDING COMPANY                                  CASH                STOCK                DEBT
-------------------------------------   ------------------------    ---------    ------------------------
                                         (DOLLARS IN THOUSANDS)                   (DOLLARS IN THOUSANDS)
Quality..............................           $ 10,082            2,207,158            $  7,389
Tri-City.............................              8,680            1,557,962               3,500
Atlas................................              6,864            1,432,000               1,776
Lawrence.............................              4,500            1,197,796                 300
Tech.................................              3,997              717,408               1,906
Accurate.............................              3,145              564,537                 985
CSI/Bonneville.......................              1,813              493,672               1,385
Western..............................              2,022              362,939                 777
Freeway..............................              1,039              319,698                 203
Seasonair............................              1,516              272,084                 154
Standard.............................                947              291,457                 433
Eastern..............................                698              304,216               1,603
                                              ----------            ---------          ----------
Total................................           $ 45,303            9,720,927            $ 20,411
                                              ==========            =========          ==========

     Additionally, prior to the Mergers, the Founding Companies which are C Corporations, except Atlas, made interim earnings distributions to their stockholders in the amount of $1.5 million.

     In connection with the Mergers, and as consideration for their interests in the Founding Companies, certain officers, directors, key employees and holders of more than 5% of the outstanding shares of the Company, together with their spouses and trusts for which they act as trustees, received cash and shares of Common Stock of the Company as follows:

                                                                   SHARES OF
                                                                    COMMON
NAME                                             CASH                STOCK
-------------------------------------   -----------------------    ---------
                                        (DOLLARS IN THOUSANDS)
Robert J. Powers.....................           $ 8,143            1,461,496
Michael Nothum, Jr...................             4,236              760,287
Robert R. Cook.......................             3,997              717,408
Brian S. Atlas.......................             3,432              716,000
Thomas J. Beaty......................             3,145              564,537
John C. Phillips.....................             1,310              403,305
Samuel M. Lawrence III...............             1,031              317,307
Alfred J. Giardenelli, Jr............               698              304,216
Charles W. Klapperich................             1,423              255,401

     Pursuant to the agreements entered into in connection with the Mergers, the stockholders of the Founding Companies have agreed not to compete with the Company for five years, commencing on the date of consummation of the IPO.

                 LEASES OF REAL PROPERTY BY FOUNDING COMPANIES

     Atlas leases its office space in Houston, Texas, as well as single family residences located in Austin, Texas, Phoenix, Arizona, and Antioch, Tennessee. These properties are owned by M & B Interest, Inc. ("M & B"), a corporation wholly owned by Mr. Brian S. Atlas, who is a director of the Company, and his brother, Mr. Michael Atlas. The lease for the real property in Houston expired on September 30, 1997 and provided for an annual rental of $90,000. The three single family residences are leased on a month-to-month basis, at an annual aggregate rental of $36,780. The Company has also agreed with M & B to lease a recently constructed office and warehouse facility constructed by M & B in Houston for an annual rental of

$204,000. This new office and warehouse facility replaced Atlas' existing facility. During construction of the new facility, Atlas performed HVAC installation at prices comparable to those charged to other customers. The Company believes that the rent for these properties does not exceed fair market value.

     Tri-City has entered into an agreement with a limited liability corporation owned by Mr. Nothum, Jr., who is a director of the Company, and his father to lease office, operations and warehouse facilities for a ten year term at annual rental of $530,100. Tri-City provides liability insurance on the property and is responsible for any increase in real property taxes due to its improvement of the leased property. The lease will expire in April 2007. During construction of the new facility, Tri-City performed HVAC installation at prices comparable to those charged to other customers. The Company believes that the rent for these properties does not and will not exceed fair market value.

     Lawrence leases its office space and fabrication facility in Jackson, Tennessee from the father of Mr. Samuel M. Lawrence III, which is Lawrence's Chief Executive Officer and a director of the Company. The lease expires on October 31, 1997 and provides for an annual rental of $110,400. Additionally, Lawrence provides liability insurance on the property and pays its proportionate share of ad valorem taxes, utilities and maintenance costs. The Company believes that the rent for this property does not exceed fair market value.

     Accurate leases two parcels of real property in Houston, Texas owned by Mr. Beaty, who is a director of the Company. One of the leased premises is used by Accurate for office and warehouse space. The lease on one of these premises expires on June 30, 2002 and provides for an annual rental of $38,000. The other leased premise is used by Accurate as a sheet metal shop under a lease dated July 1, 1997 that will expire on June 30, 2002 and that provides for an annual rental of $46,700. The rental rate on these premises in subsequent years of the lease term will be adjusted in accordance with the Consumer Price Index. Additionally, Accurate will pay all utility, taxes and insurance costs on both leased premises. Accurate has options to renew each lease for two additional five-year terms. The Company believes that the rent for both properties does not and will not exceed fair market value. Accurate previously owned the property it uses for its sheet metal shop. Prior to the Mergers, Accurate distributed this property having a net book value of approximately $370,000 to Mr. Beaty.

     Eastern leases its office and warehouse space in Albany, New York from 60 Loudonville Road Associates ("Loudonville"), a partnership of Mr. Alfred J. Giardenelli Jr., who is a director of the Company, and his brother. The lease provides for annual rental of $55,000 and payment by Eastern of taxes, maintenance, repairs, utilities and insurance costs on the leased premises. The Company believes that the rent for this property does not exceed the fair market value. The lease expires on December 31, 1999. Prior to expiration, however, Eastern intends to enter into a 10-year lease with Loudonville for a new building and to terminate the existing lease. Eastern has agreed to install the HVAC systems in the new building at a price which the Company believes to be at a fair market value. The Company's annual rental in the new building will be at fair market value, as determined by an appraisal.

     CSI/Bonneville leases its offices and warehouse space in Salt Lake Valley, Utah from J & J Investments, a joint venture partly owned by Mr. Phillips, who is a director of the Company. This lease expires on February 28, 2002 and provides for an annual rental in 1997 of $120,720, increasing annually by 5%. CSI/Bonneville is responsible for ad valorem taxes, maintenance, insurance and third-party management costs related thereto. CSI/Bonneville has options to renew the lease for two additional five-year terms at a fair market value determined by an appraisal. The Company believes that the rent for this property does not exceed fair market value.

     Tech leases its office space in Solon, Ohio from Mr. Cook, who is a director of the Company. The lease expires on April 2, 2000, and provides for an annual rental of $84,000. Tech is responsible for its utility costs, 15% of common utility costs and 50% of the landlord's costs of servicing and maintaining the premises and providing comprehensive liability insurance for the leased premises. The Company believes that the rent for such property does not exceed fair market value.

     During 1997, Quality leased its warehouse facility in Grand Rapids, Michigan from Mr. Powers, who is a director of the Company. Construction of the warehouse facility was financed with the proceeds of a public bond issue. The lease expires on April 30, 2005, and provides for an annual rental of the greater of $216,000 or Mr. Powers' costs for the leased warehouse, including bond debt service or mortgage payments, utilities, insurance, ad valorem taxes, maintenance and repairs. Quality has an option to renew the lease for one additional three-year term on the same terms. The Company believes that the rent for such property does not exceed fair market value. Quality has guaranteed the payment of two series of public bonds issued in 1985 and 1990, respectively, by the Michigan Strategic Fund on behalf of two real property development entities owned by Mr. Powers, the proceeds of which were used to fund the construction of Quality's leased warehouse facility and a second adjacent warehouse. After the IPO, these bonds were repaid. In December 1997, Mr. Power sold his interest in the leased facility to a third party, and at that time Quality entered into a new lease for the premises which reduced Quality's cost for the premises.

     F&G Mechanical Corporation, a Delaware corporation ("F&G") which is a wholly owned subsidiary of the Company, leases its office and warehouse space in Secaucus, New Jersey from Salpat Realty, Inc., a corporation which is owned in part by Mr. Giardina. The lease expires on December 31, 2002, and provides for an annual rental of $146,790. F&G is responsible for ad valorem taxes, maintenance and insurance related thereto. The Company believes that the rent for such property does not exceed fair market value.

     The Company has adopted a policy that, whenever possible, it will not own any real estate. Accordingly, in connection with future acquisitions, the Company may require the distribution of real property owned by acquired companies to its stockholders and the leaseback of such property at fair market value.

                               OTHER TRANSACTIONS

     Prior to the IPO, Atlas owed $78,000 to Sid Atlas, the father of Brian and Michael Atlas, payable in monthly installments of $5,500, including interest at the rate to 10%, through March 1998. Atlas was also the obligor on two promissory notes payable to Brian S. Atlas and Michael Atlas in the outstanding principal amount of $63,537 to each, providing for aggregate monthly installments of $4,812, including interest at the rate of 10%, though June 1999. Shortly after the IPO the Company paid and retired all such indebtedness.

     On October 31, 1996, Lawrence loaned $75,000 to Charles Lawrence at an interest rate of 8%. This note was payable on demand or October 31, 2001, and was repaid shortly following the IPO. Charles Lawrence is a brother of Samuel M. Lawrence III, who is a director of the Company.

     On December 27, 1996, Accurate borrowed $630,000 from Mr. Beaty. Interest was payable monthly at the rate of 9% on the outstanding balance. The note matured on June 30, 1997 and was repaid at that time.

     CSI/Bonneville owed Messrs. Phillips and another stockholder of CSI/Bonneville $424,000 and $105,000, respectively. Two of the promissory notes, payable to Mr. Phillips and the other stockholder, are in the principal amount of $80,000 and $20,000, respectively, and are payable on demand. The remaining eight promissory notes are each payable ten years from the date of the note, and mature at various times from 2002 to 2006. All of the notes bear interest at 10%, with interest payable monthly and principal payable at maturity. In 1996, CSI/Bonneville made interest payments to Mr. Phillips and the other stockholders in the amount of $35,000 and $6,000, respectively. After the IPO the Company paid and retired all such indebtedness.

     During 1996, Mr. Klapperich, who is a director of the Company, received advances from Western aggregating $173,500. On December 31, 1996, Western credited against this amount a portion of a dividend payable in the amount of $210,315, discharging the indebtedness of Mr. Klapperich to Western.

     The Company paid an aggregate of $150,000 of the legal fees of the owners of the Founding Companies in connection with the acquisition of their companies.

     Prior to its purchase by the Company, F&G had advanced an aggregate of $5.6 million to Sorce Properties LLC, a corporation that is owned in part by Mr. Giardina. At the time of the acquisition of F&G,

Sorce Properties LLC agreed that it would repay the debt within three years, and Mr. Giardina pledged to F&G 180,262 shares of Company common stock received in the transaction, as part of a pledge of an aggregate total of 360,524 shares of Company common stock to secure repayment of the indebtedness. A note bearing 6% interest evidences the underlying indebtedness, and the Company has agreed that it will only have recourse to the stock in the event that the debt is not paid. The pledge agreement further provides that the pledged shares may be released under certain circumstances if Mr. Giardina gives F&G an unlimited personal guarantee of the indebtedness.

     The Company has agreed to indemnify Notre for liabilities arising in connection with actions taken by it in connection with its role as a promoter prior to and during the IPO.

     See the previous section entitled "COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION" for other information required to be disclosed here.

                                 COMPANY POLICY

     Any future transactions with directors, officers or holders of more than 5% of the Common Stock of the Company or its subsidiaries will be approved by a majority of disinterested members of the Board of Directors.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information with respect to the beneficial ownership of shares of Common Stock and Restricted Common Stock as of April 22, 1998 (i) individually by the Chief Executive Officer, each of the four other most highly paid executive officers of the Company in 1997 as named in the Summary Compensation Table (the "Named Executive Officers") and each director of the Company, (ii) by all executive officers and directors of the Company as a group and (iii) by each person known to the Company to be the beneficial owner of more than five percent of the outstanding Common Stock or Restricted Common Stock. Except as noted below, each of the persons listed has sole investment and voting power with respect to the shares indicated.

                                  RESTRICTED COMMON
                                     STOCK SHARES              COMMON STOCK
                                     BENEFICIALLY          SHARES BENEFICIALLY
                                        OWNED                    OWNED(1)
                                 --------------------      --------------------
NAME+                             NUMBER      PERCENT       NUMBER      PERCENT
------------------------------   ---------    -------      ---------    -------
Steven S. Harter(2)...........   1,061,218      38.7%         15,000      *
Robert J. Powers(3)...........                             1,461,915       5.4
Robert R. Cook................                               717,408       2.7
Brian S. Atlas................                               716,000       2.7
Salvatore P. Giardina.........                               713,514       2.7
Michael Nothum, Jr.(4)........                               708,287       2.6
Thomas J. Beaty...............                               564,537       2.1
Fred M. Ferreira..............                               479,535       1.8
John C. Phillips..............                               403,305       1.5
Samuel M. Lawrence III........                               317,307       1.2
Alfred J. Giardenelli, Jr.....                               304,216       1.1
Charles W. Klapperich.........                               255,401      *
J. Gordon Beittenmiller.......                               116,000      *
Reagan S. Busbee..............                               116,000      *
William George III............                                75,000      *
Larry Martin(5)...............                                42,692      *
John Mercadante, Jr.(5).......                                42,692      *
All executive officers
  and directors as a group
  (17 persons)................   1,061,218      38.7%      7,048,809      26.2
------------
 + The address of each of the persons listed is c/o the Company, Three Riverway, Suite 200, Houston, Texas 77056.

 *  Less than 1%.

(1) Shares shown do not include shares that could be acquired upon exercise of options which do not vest within 60 days.

(2) Includes 902,034 shares of Restricted Voting Common held in a partnership as to which Mr. Harter is a general partner, 159,184 shares of Restricted Common Stock held in a trust for Mr. Harter's minor children as to which he disclaims beneficial ownership and 15,000 shares of Common Stock issuable upon exercise of options granted under the Directors' Plan.

(3) Includes 230,000 shares held by the Powers Family Foundation, a charitable entity.

(4) Includes an aggregate of 18,694 shares which are held in irrevocable trusts for Mr. Nothum's minor children of which he is trustee and as to which he disclaims beneficial ownership.

(5) Includes 15,000 shares of Common Stock issuable upon exercise of options granted under the Directors' Plan.

                          DESCRIPTION OF CAPITAL STOCK

GENERAL

     The authorized capital stock of the Company consists of 57,969,912 shares of capital stock, consisting of 50,000,000 shares of Common Stock, 2,969,912 shares of Restricted Common Stock and 5,000,000 shares of Preferred Stock. The Company has outstanding 29,741,123 shares of Common Stock, which includes 2,742,912 shares of Restricted Common Stock and no shares of Preferred Stock. The following discussion is qualified in its entirety by reference to the Restated Certificate of Incorporation of Comfort Systems, which is included as an exhibit to the Registration Statement of which this Prospectus is a part.

COMMON STOCK AND RESTRICTED COMMON STOCK

     The holders of Common Stock are each entitled to one vote for each share held on all matters to which they are entitled to vote, including the election of directors. The holders of Restricted Common Stock, voting together as a single class, are entitled to elect one member of the Company's Board of Directors and to 0.55 of one vote for each share held on all other matters on which they are entitled to vote. Holders of Restricted Common Stock are not entitled to vote on the election of any other directors. Upon consummation of this Offering, the Board of Directors will be classified into three classes as nearly equal in number as possible, with the term of each class expiring on a staggered basis. The classification of the Board of Directors may make it more difficult to change the composition of the Board of Directors and thereby may discourage or make more difficult an attempt by a person or group to obtain control of the Company. Cumulative voting for the election of directors is not permitted. Any director, or the entire Board of Directors, may be removed at any time, with cause, by of a majority of the aggregate number of votes which may be cast by the holders of all of the outstanding shares of Common Stock and Restricted Common Stock entitled to vote for the election of directors, except that only the holder of the Restricted Common Stock may remove the director such holder is entitled to elect.

     Subject to the rights of any then outstanding shares of Preferred Stock, holders of Common Stock and Restricted Common Stock are together entitled to participate pro rata in such dividends as may be declared in the discretion of the Board of Directors out of funds legally available therefor. Holders of Common Stock and Restricted Common Stock together are entitled to share ratably in the net assets of the Company upon liquidation after payment or provision for all liabilities and any preferential liquidation rights of any Preferred Stock then outstanding. Holders of Common Stock and holders of Restricted Common Stock have no preemptive rights to purchase shares of stock of the Company. Shares of Common Stock are not subject to any redemption provisions and are not convertible into any other securities of the Company. Shares of Restricted Common Stock are not subject to any redemption provisions and are convertible into Common Stock as described below. All outstanding shares of Common Stock and Restricted Common Stock are, and the shares of Common Stock to be issued pursuant to this Offering will be, upon payment therefor, fully paid and non-assessable.

     Each share of Restricted Common Stock will automatically convert to Common Stock on a share-for-share basis (i) in the event of a disposition of such share of Restricted Common Stock by the holder thereof (other than a distribution by a holder to its partners or beneficial owners, or a transfer to a related party of such holders (as defined in Sections 267, 707, 318 and/or 4946 of the Internal Revenue Code of 1986, as amended)), (ii) in the event any person acquires beneficial ownership of 15% or more of the total number of outstanding shares of Common Stock, or (iii) in the event any person offers to acquire 15% or more of the total number of outstanding shares of Common Stock. After July 1, 1998, the Board of Directors may elect to convert any remaining shares of Restricted Common Stock into shares of Common Stock in the event 80% or more of the originally outstanding shares of Restricted Common Stock have been previously converted into shares of Common Stock.

     The Common Stock is listed on The New York Stock Exchange under the symbol "FIX." The Restricted Common Stock is not listed on any exchange.

PREFERRED STOCK

     The Preferred Stock may be issued from time to time by the Board of Directors in one or more series. Subject to the provisions of the Company's Certificate of Incorporation and limitations prescribed by law, the Board of Directors is expressly authorized to adopt resolutions to issue the shares, to fix the number of shares and to change the number of shares constituting any series and to provide for or change the voting powers, designations, preferences and relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof, including dividend rights (including whether dividends are cumulative), dividend rates, terms of redemption (including sinking fund provisions), redemption prices, conversion rights and liquidation preferences of the shares constituting any series of the Preferred Stock, in each case without any further action or vote by the stockholders. The Company has no current plans to issue any shares of Preferred Stock.

     One of the effects of undesignated Preferred Stock may be to enable the Board of Directors to render more difficult or to discourage an attempt to obtain control of the Company by means of a tender offer, proxy contest, merger or otherwise, and thereby to protect the continuity of the Company's management. The issuance of shares of the Preferred Stock pursuant to the Board of Directors' authority described above may adversely affect the rights of the holders of Common Stock. For example, Preferred Stock issued by the Company may rank prior to the Common Stock and Restricted Common Stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of Common Stock. Accordingly, the issuance of shares of Preferred Stock may discourage bids for the Common Stock or may otherwise adversely affect the market price of the Common Stock.

STATUTORY BUSINESS COMBINATION PROVISION

     The Company is subject to Section 203 of the DGCL which, with certain exceptions, prohibits a Delaware corporation from engaging in any of a broad range of business combinations with any "interested stockholder" for a period of three years following the date that such stockholder became an interested stockholder, unless: (i) prior to such date, the Board of Directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder, (ii) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned (a) by persons who are directors and officers and
(b) by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer, or (iii) on or after such date, the business combination is approved by the Board of Directors and authorized at an annual or special meeting of stockholders by the affirmative vote of at least
66 2/3% of the outstanding voting stock which is not owned by the interested stockholder. An "interested stockholder" is defined as any person that is (a) the owner of 15% or more of the outstanding voting stock of the corporation or
(b) an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within the three-year period immediately prior to the date on which it is sought to be determined whether such person is an interested stockholder.

CERTAIN PROVISIONS OF THE CERTIFICATE OF INCORPORATION AND BYLAWS

     Pursuant to the Company's Certificate of Incorporation and as permitted by Delaware law, directors of the Company are not liable to the Company or its stockholders for monetary damages for breach of fiduciary duty, except for liability in connection with a breach of duty of loyalty, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for dividend payments or stock repurchases illegal under Delaware law or any transaction in which a director has derived an improper personal benefit.

     Additionally, the Certificate of Incorporation of the Company provides that directors and officers of the Company shall be, and at the discretion of the Board of Directors non-officer employees and agents may be, indemnified by the Company to the fullest extent authorized by Delaware law, as it now exists or may in the future be amended, against all expenses and liabilities actually and reasonably incurred in connection with service for or on behalf of the Company, and further permits the advancing of expenses incurred in defense of claims.

     The Certificate of Incorporation also provides that any action required or permitted to be taken by the stockholders of the Company at an annual or special meeting of stockholders must be effected at a duly called meeting and may not be taken or effected by a written consent of stockholders in lieu thereof. The Company's Bylaws provide that a special meeting of stockholders may be called only by the Chief Executive Officer, by a majority of the Board of Directors, or by a majority of the Executive Committee of the Board of Directors. The Bylaws provide that only those matters set forth in the notice of the special meeting may be considered or acted upon at that special meeting. To amend or repeal the Company's Bylaws, an amendment or repeal thereof must first be approved by the Board of Directors or by affirmative vote of the holders of at least 66 2/3% of the total votes eligible to be cast by holders of voting stock with respect to such amendment or repeal.

     The Company's Bylaws establish an advance notice procedure with regard to the nomination, other than by or at the direction of the Board of Directors or a committee thereof, of candidates for election as directors (the "Nomination Procedure") and with regard to other matters to be brought by stockholders before an annual meeting of stockholders of the Company (the "Business Procedure"). The Nomination Procedure requires that a stockholder give prior written notice, in proper form, of a planned nomination for the Board of Directors to the Secretary of the Company. The requirements as to the form and timing of that notice are specified in the Company's Bylaws. If the Chairman of the Board of Directors determines that a person was not nominated in accordance with the Nomination Procedure, such person will not be eligible for election as a director. Under the Business Procedure, a stockholder seeking to have any business conducted at an annual meeting must give prior written notice, in proper form, to the Secretary of the Company. The requirements as to the form and timing of that notice are specified in the Company's Bylaws. If the Chairman of the Board of Directors determines that the other business was not properly brought before such meeting in accordance with the Business Procedure, such business will not be conducted at such meeting.

     Although the Company's Bylaws do not give the Board of Directors any power to approve or disapprove stockholder nominations for the election of directors or of any other business desired by stockholders to be conducted at an annual or any other meeting, the Company's Bylaws (i) may have the effect of precluding a nomination for the election of directors or precluding the conduct of business at a particular meeting if the proper procedures are not followed or (ii) may discourage or deter a third party from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of the Company, even if the conduct of such solicitation or such attempt might be beneficial to the Company and its stockholders.

TRANSFER AGENT AND REGISTRAR

     The Transfer Agent and Registrar for the Common Stock is American Stock Transfer & Trust Company, 40 Wall Street, New York, New York, 10005.

                        SHARES ELIGIBLE FOR FUTURE SALE

     The Company has outstanding 29,741,123 shares of Common Stock. The 7,015,000 shares sold in the IPO and 618,374 shares issued in acquisitions are freely tradeable without restriction unless acquired by affiliates of the Company. The remaining outstanding shares of Common Stock or Restricted Common Stock either have not been registered under the Securities Act, which means that they may be resold publicly only upon registration under the Securities Act or in compliance with an exemption from the registration requirements of the Securities Act, including the exemption provided by Rule 144 thereunder, or are otherwise subject to contractual restrictions on transfer.

     In general, under Rule 144, if a period of at least one year has elapsed between the later of the date on which restricted securities were acquired from the Company or the date on which they were acquired from an affiliate, the holder of such restricted securities (including an affiliate) is entitled to sell a number of shares within any three-month period that does not exceed the greater of (i) one percent of the then outstanding shares of the Common Stock or
(ii) the average weekly reported volume of trading of the Common Stock during the four calendar weeks preceding such sale. Sales under Rule 144 are also subject to certain requirements pertaining to the manner of such sales, notices of such sales and the availability of current public information concerning the Company. Affiliates may sell shares not constituting restricted securities in accordance with the foregoing volume limitations and other requirements but without regard to the one year holding period. Under Rule 144(k), if a period of at least two years has elapsed between the later of the date on which restricted securities were acquired from the Company and the date on which they were acquired from an affiliate, a holder of such restricted securities who is not an affiliate at the time of the sale and has not been an affiliate for a least three months prior to the sale is entitled to sell the shares immediately without regard to the volume limitations and other conditions described above.

     All of the stockholders of the Founding Companies, the Company's officers and directors and certain stockholders, holding in the aggregate 13,960,874 shares of Common Stock, have agreed with the Company that they will not sell any of their shares for a period of one year after the closing of the IPO. These stockholders, however, have the right, in the event the Company proposes to register under the Securities Act any Common Stock for its own account or for the account of others, subject to certain exceptions, to require the Company to include their shares in the registration, subject to the right of the Company to exclude some or all of the shares in the offering upon the advice of the managing underwriter. In addition, certain of such stockholders have certain limited demand registration rights to require the Company to register shares held by them following the first anniversary of the closing of the IPO. As of May 1, 1998, 9,526,384 shares held or issued at the time of the IPO will become eligible for sale, subject to the restrictions in Rule 144, during the second quarter of 1998, an additional 1,414,531 will come available for sale in each of the second quarters of 1999 and 2000, and 1,758,569 shares will become available for sale in the second quarter of 2001. In addition, certain shares issued in connection with acquisitions since the IPO become tradable under Rule 144 or pursuant to the expiration of contractual restrictions during the next five years. In 1998, 608,114 shares become eligible for sale in the second quarter, 1,473,945 shares become eligible for sale in the third quarter, and 1,932,209 shares become eligible for sale in the fourth quarter. In 1999, 108,185 shares become eligible for sale in the first quarter, 209,539 shares become eligible for sale in the second quarter, 108,581 shares become eligible for sale in the third quarter, and 413,294 shares become eligible for sale in the fourth quarter. In 2000, 716,253 shares become eligible for sale in the first quarter, 263,684 shares become eligible for sale in the second quarter, and 297,320 shares become eligible for sale in the fourth quarter. In 2001, 716,538 shares become eligible for sale in the first quarter, 250,333 shares become eligible for sale in the second quarter, and 25,317 shares become eligible for sale in the fourth quarter. In 2002, 675,364 shares become eligible for sale in the first quarter and 189,683 shares become eligible for sale in the second quarter. In 2003, 4,076 shares become eligible in the first quarter and 30,763 shares become eligible for sale in the second quarter.

     The Company has hereby registered 8,000,000 shares of its Common Stock under the Securities Act for use by the Company in connection with future acquisitions. After the effective date of such registration, any such shares that may be issued will generally be freely tradeable, unless acquired by persons who become affiliates of the Company. The Company may contractually restrict the sale of shares issued in connection with future acquisitions. As of May 1, 1998, 5,809,778 shares remained available for use in future acquisitions under this shelf registration. The piggyback registration rights described above do not apply to the stock issuable under this shelf registration.

     No prediction can be made as to the effect, if any, that the sale of shares or the availability of shares for sale will have on the market price for the Common Stock prevailing from time to time. Nevertheless, sales, or the availability for sale of, substantial amounts of the Common Stock in the public market could adversely affect prevailing market prices and the future ability of the Company to raise equity capital and complete any additional acquisitions for Common Stock.

                                 LEGAL MATTERS

     The validity of the Common Stock offered hereby was passed on for the Company by Bracewell & Patterson, L.L.P., Houston, Texas.

                                    EXPERTS

     The audited consolidated financial statements of Comfort Systems USA, Inc. and the audited financial statement of the ten individual Founding Companies, included in this Prospectus and elsewhere in the registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

     The audited combined financial statements of F&G Mechanical Corp. and Affiliate included in this Prospectus have been audited by Marden, Harrison & Kreuter, Certified Public Accountants, P.C., independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

                             ADDITIONAL INFORMATION

     The Company has filed with the SEC a Registration Statement (which term shall encompass any and all amendments thereto) on Form S-1 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Common Stock offered hereby. This Prospectus, which is part of the Registration Statement, does not contain all the information set forth in the Registration Statement and the exhibits and schedules thereto, certain items of which are omitted in accordance with the rules and regulations of the SEC. Statements made in this Prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete. With respect to each such contract, agreement or other document filed as an exhibit to the Registration Statement, reference is hereby made to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference. For further information with respect to the Company, reference is hereby made to the Registration Statement and such exhibits and schedules filed as a part thereof, which may be inspected, without charge, at the Public Reference Section of the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the SEC located at Seven World Trade Center, 13th Floor, New York, New York 10048 and at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. The SEC maintains a web site that contains reports, proxy and information statements regarding registrants that file electronically with the SEC. The address of this web site is (http://www.sec.gov). Copies of all or any portion of the Registration Statement may be obtained from the Public Reference Section of the SEC, upon payment of the prescribed fees.

     The Common Stock is listed on the New York Stock Exchange. Proxy statements, reports and other information concerning the Company that are filed under the Exchange Act can be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

                         INDEX TO FINANCIAL STATEMENTS

                                        PAGE
                                        -----

COMFORT SYSTEMS USA, INC. (UNAUDITED)
  PRO FORMA COMBINED FINANCIAL
  STATEMENTS
     Introduction to Unaudited Pro
      Forma Combined Financial
      Statements.....................     F-3
     Pro Forma Combined Balance
      Sheet..........................     F-4
     Pro Forma Combined Statements of
      Operations.....................     F-5
     Notes to Pro Forma Combined
      Financial Statements...........     F-6

  COMFORT SYSTEMS USA, INC.
     Report of Independent Public
      Accountants....................     F-9
     Consolidated Balance Sheets.....    F-10
     Consolidated Statement of
      Operations.....................    F-11
     Consolidated Statement of
      Stockholders' Equity...........    F-12
     Consolidated Statement of Cash
      Flows..........................    F-13
     Notes to Consolidated Financial
      Statements.....................    F-14

FOUNDING COMPANIES AND F&G MECHANICAL
  CORP AND AFFILIATE
  QUALITY AIR HEATING & COOLING, INC.
     Report of Independent Public
      Accountants....................    F-26
     Balance Sheets..................    F-27
     Statements of Operations........    F-28
     Statements of Shareholders'
      Equity.........................    F-29
     Statements of Cash Flows........    F-30
     Notes to Financial Statements...    F-31

  ATLAS COMFORT SERVICES USA, INC.
     AND SUBSIDIARY
     Report of Independent Public
      Accountants....................    F-36
     Consolidated Balance Sheets.....    F-37
     Consolidated Statements of
      Operations.....................    F-38
     Consolidated Statements of
      Shareholders' Equity...........    F-39
     Consolidated Statements of Cash
      Flows..........................    F-40
     Notes to Consolidated Financial
      Statements.....................    F-41

  TRI-CITY MECHANICAL, INC.
     Report of Independent Public
      Accountants....................    F-49
     Balance Sheets..................    F-50
     Statements of Operations........    F-51
     Statements of Shareholders'
      Equity.........................    F-52
     Statements of Cash Flows........    F-53
     Notes to Financial Statements...    F-54

  S.M. LAWRENCE INC. AND RELATED
     COMPANY
     Report of Independent Public
      Accountants....................    F-59
     Combined Balance Sheets.........    F-60
     Combined Statements of
      Operations.....................    F-61
     Combined Statements of
      Shareholders' Equity...........    F-62
     Combined Statements of Cash
      Flows..........................    F-63
     Notes to Combined Financial
      Statements.....................    F-64

                                        PAGE
                                        -----
  ACCURATE AIR SYSTEMS, INC.
     Report of Independent Public
      Accountants....................    F-70
     Balance Sheets..................    F-71
     Statements of Operations........    F-72
     Statements of Shareholder's
      Equity.........................    F-73
     Statements of Cash Flows........    F-74
     Notes to Financial Statements...    F-75
  EASTERN HEATING AND COOLING, INC.
     Report of Independent Public
      Accountants....................    F-82
     Balance Sheets..................    F-83
     Statements of Operations........    F-84
     Statements of Shareholder's
      Equity.........................    F-85
     Statements of Cash Flows........    F-86
     Notes to Financial Statements...    F-87
  CONTRACT SERVICE, INC.
     Report of Independent Public
      Accountants....................    F-92
     Balance Sheets..................    F-93
     Statements of Operations........    F-94
     Statements of Shareholders'
      Equity.........................    F-95
     Statements of Cash Flows........    F-96
     Notes to Financial Statements...    F-97
  TECH HEATING AND AIR CONDITIONING,
     INC. AND RELATED COMPANY
     Report of Independent Public
      Accountants....................   F-102
     Combined Balance Sheets.........   F-103
     Combined Statements of
      Operations.....................   F-104
     Combined Statements of
      Shareholders' Equity...........   F-105
     Combined Statements of Cash
      Flows..........................   F-106
     Notes to Combined Financial
      Statements.....................   F-107
  SEASONAIR, INC.
     Report of Independent Public
      Accountants....................   F-112
     Balance Sheets..................   F-113
     Statements of Operations........   F-114
     Statements of Shareholders'
      Equity.........................   F-115
     Statements of Cash Flows........   F-116
     Notes to Financial Statements...   F-117
  WESTERN BUILDING SERVICES, INC.
     Report of Independent Public
      Accountants....................   F-122
     Balance Sheets..................   F-123
     Statements of Operations........   F-124
     Statements of Shareholders'
      Equity.........................   F-125
     Statements of Cash Flows........   F-126
     Notes to Financial Statements...   F-127
  F&G MECHANICAL CORP AND AFFILIATE
     Independent Auditors' Report....   F-132
     Combined Balance Sheet..........   F-133
     Combined Statement of Income and
      Retained Earnings..............   F-134
     Combined Statement of Cash
      Flows..........................   F-135
     Notes to Combined Financial
      Statements.....................   F-136

                           COMFORT SYSTEMS USA, INC.
       INTRODUCTION TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS
                             BASIS OF PRESENTATION

     Comfort Systems USA, Inc. ("Comfort Systems" and collectively with its subsidiaries, the "Company") was founded in 1996 to become a leading national provider of HVAC services focusing primarily on commercial and industrial markets. On June 27, 1997, Comfort Systems completed the initial public offering (the "Offering") of its common stock (the "Common Stock") and simultaneously acquired in separate concurrent transactions, twelve companies (collectively referred to as the "Founding Companies"). For financial statement purposes, Comfort Systems has been identified as the accounting acquirer. Subsequent to June 30, 1997, and through December 31, 1997, the Company acquired 27 HVAC and related businesses. Of the 27 acquisitions, 14 were accounted for as poolings-of-interests (the "Pooled Companies") and 13 were accounted for as purchases (the "Purchased Companies").

     On February 12, 1998, Comfort Systems acquired F&G Mechanical Corporation and Meadowlands Fire Protection Corp. (together "F&G"). Pursuant to the rules of the Securities and Exchange Commission, F&G is considered a "significant subsidiary."

     The following unaudited pro forma combined balance sheet reflects the acquisition of F&G as if it had occurred on December 31, 1997. The following unaudited pro forma combined statement of operations for the year ended December 31, 1997 presents the Company and the restatement of F&G, the Founding Companies and Purchased Companies as if the acquisitions by the Company occurred on January 1, 1997.

     Comfort Systems has preliminarily analyzed the savings that it expects to be realized from reductions in salaries and certain benefits to the former owners. To the extent the former owners of F&G, the Founding Companies, the Purchased Companies and the Pooled Companies have agreed prospectively to reductions in salary, bonuses and benefits, these reductions have been reflected in the pro forma combined statements of operations. With respect to other potential cost savings, Comfort Systems has not and cannot quantify these savings. It is anticipated that these savings will be offset by costs related to Comfort Systems' new corporate management and by the costs associated with being a public company. However, because these costs cannot be accurately quantified at this time, they have not been included in the pro forma financial information of Comfort Systems.

     The pro forma adjustments are based on estimates, available information and certain assumptions and may be revised, as additional information becomes available. The pro forma financial data do not purport to represent what Comfort Systems' financial position or results of operations would actually have been if such transactions in fact had occurred on those dates and are not necessarily representative of the Comfort Systems' financial position or results of operations for any future period. Since the Company, F&G, the Founding Companies, Purchased Companies and Pooled Companies were not under common control or management, historical combined results may not be comparable to, or indicative of, future performance. The unaudited pro forma combined financial statements should be read in conjunction with the other financial statements and notes thereto included elsewhere in this Registration Statement.

                           COMFORT SYSTEMS USA, INC.
                        PRO FORMA COMBINED BALANCE SHEET
                               DECEMBER 31, 1997
                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)
                                  (UNAUDITED)

                                                                 PRO FORMA      PRO FORMA
                                        COMFORT       F&G       ADJUSTMENTS      COMBINED
                                        --------   ----------   ------------    ----------
               ASSETS
CURRENT ASSETS:
     Cash and cash equivalents.......   $ 14,533   $    1,401     $   (943)      $ 14,991
     Marketable Securities...........      --           1,781       --              1,781
     Accounts receivable.............     73,826       16,665       --             90,491
       Less -- Allowance.............      1,034          200       --              1,234
                                        --------   ----------   ------------    ----------
          Accounts receivable, net...     72,792       16,465       --             89,257
     Other receivables...............        884        2,620       --              3,504
     Inventories.....................      6,214       --           --              6,214
     Prepaid expenses and other......      4,428          377       --              4,805
     Costs and estimated earnings in
       excess of billings............     12,050          952       --             13,002
                                        --------   ----------   ------------    ----------
          Total current assets.......    110,901       23,596         (943)       133,554
PROPERTY AND EQUIPMENT, net..........     12,046          851       --             12,897
GOODWILL, net........................    163,126       --           23,743        186,869
OTHER NONCURRENT ASSETS..............      1,707        5,778       --              7,485
                                        --------   ----------   ------------    ----------
          Total assets...............   $287,780   $   30,225     $ 22,800       $340,805
                                        ========   ==========   ============    ==========
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
     Current maturities of long-term
       debt..........................   $    869   $    1,946     $ --           $  2,815
     Accounts payable................     22,805        7,789       --             30,594
     Accrued compensation and
       benefits......................      5,622        4,790       --             10,412
     Payable to
       stockholders/affiliates.......         16          134       --                150
     Billings in excess of costs and
       estimated earnings............     10,100        2,456       --             12,556
     Income taxes payable............      4,928           75       --              5,003
     Other current liabilities.......      9,286          205       --              9,491
                                        --------   ----------   ------------    ----------
          Total current
             liabilities.............     53,626       17,395       --             71,021
DEFERRED INCOME TAXES................        960       --           --                960
LONG-TERM DEBT, NET OF CURRENT
  MATURITIES.........................     20,326       --           19,300         39,626
PAYABLE TO STOCKHOLDERS/AFFILIATES...      --          --           --             --
OTHER LONG-TERM LIABILITIES..........        200       --           --                200
                                        --------   ----------   ------------    ----------
          Total liabilities..........     75,112       17,395       19,300        111,807
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY:
     Common stock....................        266           11            3            280
     Additional paid-in capital......    205,709       --           16,316        222,025
     Retained earnings...............      6,693       12,722      (12,722)         6,693
     Net unrealized holding gain on
       securities....................      --              97          (97)        --
                                        --------   ----------   ------------    ----------
          Total stockholders'
             equity..................    212,668       12,830        3,500        228,998
                                        --------   ----------   ------------    ----------
          Total liabilities and
             stockholders' equity....   $287,780   $   30,225     $ 22,800       $340,805
                                        ========   ==========   ============    ==========

The accompanying notes are an integral part of this pro forma combined financial statement.

                           COMFORT SYSTEMS USA, INC.
                   PRO FORMA COMBINED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1997
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                  (UNAUDITED)

                                                     COMBINED       PURCHASED
                                                     FOUNDING       COMPANIES
                                                    COMPANIES        THROUGH
                                                     THROUGH       ACQUISITION                PRO FORMA     PRO FORMA
                                       COMFORT    JUNE 30, 1997        DATE          F&G     ADJUSTMENTS     COMBINED
                                       --------   --------------   ------------   ---------  ------------   ----------
REVENUES.............................  $237,709      $ 86,900        $ 56,919     $  69,593    $ --          $451,121
COST OF SERVICES.....................   171,941        62,395          43,090        61,792      --           339,218
                                       --------   --------------   ------------   ---------  ------------   ----------
         Gross profit................    65,768        24,505          13,829         7,801      --           111,903
SELLING, GENERAL AND ADMINISTRATIVE
  EXPENSES...........................    59,386        17,430          11,633         5,280     (23,237)       70,492
GOODWILL AND OTHER AMORTIZATION......     1,851       --               --            --           2,786         4,637
                                       --------   --------------   ------------   ---------  ------------   ----------
         Operating income............     4,531         7,075           2,196         2,521      20,451        36,774
OTHER INCOME (EXPENSE):
    Interest income..................     1,149           167              59           418      --             1,793
    Interest expense.................    (1,212)         (403)           (145)         (139)     (1,679)       (3,578)
    Other............................       132           227               8            49        (135)          281
                                       --------   --------------   ------------   ---------  ------------   ----------
         Other income (expense)......        69            (9)            (78)          328      (1,814)       (1,504)
                                       --------   --------------   ------------   ---------  ------------   ----------
INCOME BEFORE INCOME TAXES...........     4,600         7,066           2,118         2,849      18,637        35,270
PROVISION FOR INCOME TAXES...........     7,430           537              72            90       6,969        15,098
                                       --------   --------------   ------------   ---------  ------------   ----------
NET INCOME (LOSS)....................  $ (2,830)     $  6,529        $  2,046     $   2,759    $ 11,668      $ 20,172
                                       ========   ==============   ============   =========  ============   ==========
NET INCOME (LOSS) PER SHARE:
    Basic............................  $   (.16)                                                             $    .76
                                       ========                                                             ==========
    Diluted..........................  $   (.16)                                                             $    .75
                                       ========                                                             ==========
SHARES USED IN COMPUTING NET INCOME
  (LOSS) PER SHARE:
    Basic............................    17,515                                                                26,649
                                       ========                                                             ==========
    Diluted..........................    17,708                                                                26,842
                                       ========                                                             ==========

The accompanying notes are an integral part of this pro forma combined financial statements.

                           COMFORT SYSTEMS USA, INC.
                NOTES TO PRO FORMA COMBINED FINANCIAL STATEMENTS
                                  (UNAUDITED)

1.  GENERAL:

     Comfort Systems USA, Inc. ("Comfort Systems" and collectively with its subsidiaries, the "Company") was founded in 1996 to become a leading national provider of HVAC services focusing primarily on commercial and industrial markets. On June 27, 1997, Comfort Systems completed the initial public offering (the "Offering") of its common stock (the "Common Stock") and simultaneously acquired in separate concurrent transactions, twelve companies (collectively referred to as the "Founding Companies"). For financial statement purposes, Comfort Systems has been identified as the accounting acquirer. Subsequent to June 30, 1997, and through December 31, 1997, the Company acquired 27 HVAC and related businesses. Of the 27 acquisitions, 14 were accounted for as poolings-of-interests (the "Pooled Companies") and 13 were accounted for as purchases (the "Purchased Companies").

     On February 12, 1998, Comfort Systems acquired F&G Mechanical Corporation and Meadowlands Fire Protection Corp. (together "F&G"). Pursuant to the rules of the Securities and Exchange Commission, F&G is considered a "significant subsidiary."

2.  BUSINESS COMBINATIONS:

     The accompanying pro forma combined balance sheet as of December 31, 1997 includes allocations of the respective purchase prices to the assets acquired and liabilities assumed based on preliminary estimates of fair value and is subject to adjustment. The preliminary allocations resulted in $188.7 million of total pro forma combined goodwill including, $23.7 million of goodwill related to F&G, which represents the excess of purchase price over the estimated fair value of the net assets acquired for F&G, the Founding Companies and the Purchased Companies.

3.  UNAUDITED PRO FORMA COMBINED BALANCE SHEET ADJUSTMENTS:

     (a) Records the S Corporation distributions and related borrowings of F&G for $11.8 million.

     (b) Records the estimated purchase price of F&G by Comfort Systems consisting of $7.5 million in cash and $0.9 million of costs related to the acquisition, and an aggregate of 1,432,434 shares of Common Stock. The cash portion of the purchase price was funded by borrowings.

                           COMFORT SYSTEMS USA, INC.
        NOTES TO PRO FORMA COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

     The following table summarizes unaudited pro forma combined balance sheet adjustments (in thousands):

                                             ADJUSTMENT
                                       ----------------------    PRO FORMA
                                          (A)         (B)       ADJUSTMENTS
                                       ----------  ----------   ------------
               ASSETS
Cash and cash equivalents............  $   --      $     (943)    $   (943)
                                       ----------  ----------   ------------
     Total current assets............      --            (943)        (943)
Goodwill, net........................      --          23,743       23,743
                                       ----------  ----------   ------------
Total assets.........................  $   --      $   22,800     $ 22,800
                                       ==========  ==========   ============
LIABILITIES AND STOCKHOLDERS' EQUITY
Long-term debt, net of current
  maturities.........................  $   11,800  $    7,500     $ 19,300
                                       ----------  ----------   ------------
     Total liabilities...............      11,800       7,500       19,300
                                       ----------  ----------   ------------
Stockholders' equity:
     Common stock....................      --               3            3
     Additional paid in capital......      --          16,316       16,316
     Retained earnings...............     (11,800)       (922)     (12,722)
     Net unrealized holding gain on
       securities....................      --             (97)         (97)
                                       ----------  ----------   ------------
          Total stockholders'
             equity..................     (11,800)     15,300        3,500
                                       ----------  ----------   ------------
Total liabilities and stockholders'
  equity.............................  $   --      $   22,800     $ 22,800
                                       ==========  ==========   ============

4.  UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS ADJUSTMENTS:

     (a) Reflects the reduction in salaries, bonuses and benefits to the former owners of F&G, the Founding, Pooled and Purchased Companies, to which they have agreed would take effect as of the acquisition date and reflects the reversal of $0.6 million of acquisition costs related to the Pooled Companies. These reductions in salaries, bonuses and benefits are in accordance with the terms of their employment agreements.

     (b)  Reflects the amortization of goodwill using a 40-year life.

     (c) Reflects the interest expense on borrowings of $22.8 million that would have been necessary to fund S Corporation distributions (including F&G) and the $7.5 million of cash consideration related to F&G.

     (d) Reflects the incremental provision for federal and state income taxes relating to the other statements of operations adjustments and for income taxes on F&G, Purchased and Founding Companies, and Pooled Companies which were C Corporations.

     (e) Reflects the reduction in compensation expense related to the non-recurring, non-cash compensation charge of $11.6 million recorded by Comfort Systems in the first quarter of 1997 related to Common Stock issued to management of and consultants to the Company offset by the increase in compensation expense to reflect the ongoing salaries received by corporate management of Comfort Systems of $0.4 million as though those salaries were being paid prior to the Offering. The issuances of Common Stock were made in contemplation of the Offering and acquisition of the Founding Companies, and no future issuances of this nature are anticipated.

     (f)  Reflects the reversal of gains and losses from sales of fixed assets.

                           COMFORT SYSTEMS USA, INC.
        NOTES TO PRO FORMA COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

     The following table summarizes unaudited pro forma combined statement of operations adjustments (in thousands):

                                                                  ADJUSTMENT
                                       ----------------------------------------------------------------   PRO FORMA
                                          (a)        (b)        (c)        (d)        (e)        (f)     ADJUSTMENTS
                                       ---------  ---------  ---------  ---------  ---------  ---------  ------------
SELLING, GENERAL AND ADMINISTRATION
  EXPENSES...........................  $ (12,111) $  --      $  --      $  --      $ (11,126) $  --        $(23,237)
GOODWILL AMORTIZATION................     --          2,786     --         --         --         --           2,786
                                       ---------  ---------  ---------  ---------  ---------  ---------  ------------
INCOME (LOSS) FROM OPERATIONS........     12,111     (2,786)    --         --         11,126     --          20,451
OTHER INCOME (EXPENSE):
    Interest expense.................     --         --         (1,679)    --         --         --          (1,679)
    Other............................     --         --         --         --         --           (135)       (135)
                                       ---------  ---------  ---------  ---------  ---------  ---------  ------------
INCOME (LOSS) BEFORE INCOME TAXES....     12,111     (2,786)    (1,679)    --         11,126       (135)     18,637
PROVISION FOR INCOME TAXES...........     --         --         --          6,969     --         --           6,969
                                       ---------  ---------  ---------  ---------  ---------  ---------  ------------
NET INCOME (LOSS)....................  $  12,111  $  (2,786) $  (1,679) $  (6,969) $  11,126  $    (135)   $ 11,668
                                       =========  =========  =========  =========  =========  =========  ============

5.  WEIGHTED AVERAGE SHARES:

     The following table summarizes weighted average shares outstanding (in thousands):

Shares issued in connection with the
  acquisitions of the Founding
  Companies..........................      9,721
Shares sold pursuant to the
  Offering...........................      5,223
Shares issued to Notre Capital
  Ventures II, L.L.C., Comfort
  Systems' management and
  consultants........................      4,240
Shares issued in connection with the
  acquisitions of the Pooled
  Companies..........................      4,507
Shares issued in connection with the
  underwriter's overallotment........        434
Shares issued in connection with the
  acquisitions of the Purchased
  Companies..........................      1,092
Shares issued in connection with the
  acquisition of F&G.................      1,432
                                       ---------
Weighted average shares
  outstanding -- Basic...............     26,649
Weighted average portion of shares
  related to stock options under the
  treasury stock method..............        193
                                       ---------
Weighted average shares
  outstanding -- Diluted.............     26,842
                                       =========

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

     We have audited the accompanying consolidated balance sheets of Comfort Systems USA, Inc. (a Delaware corporation) and subsidiaries as of December 31, 1996 and 1997, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1997. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Comfort Systems USA, Inc., and subsidiaries as of December 31, 1996 and 1997, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP
Houston, Texas
February 25, 1998

                           COMFORT SYSTEMS USA, INC.
                          CONSOLIDATED BALANCE SHEETS
                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                           DECEMBER 31,
                                       ---------------------
                                         1996        1997
                                       ---------  ----------
               ASSETS
CURRENT ASSETS:
     Cash and cash equivalents.......  $   6,141  $   14,533
     Accounts receivable.............     16,899      73,826
     Less -- Allowance...............        227       1,034
                                       ---------  ----------
          Accounts receivable, net...     16,672      72,792
     Other receivables...............        278         884
     Inventories.....................      1,090       6,214
     Prepaid expenses and other......      1,743       4,428
     Costs and estimated earnings in
      excess of billings.............      1,476      12,050
                                       ---------  ----------
          Total current assets.......     27,400     110,901
PROPERTY AND EQUIPMENT, net..........      3,363      12,046
GOODWILL, net........................     --      163,126...
                                       ---------  ----------
OTHER NONCURRENT ASSETS..............        716       1,707
                                       ---------  ----------
          Total assets...............  $  31,479  $  287,780
                                       =========  ==========
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
     Current maturities of long-term
      debt...........................  $   1,770  $      869
     Accounts payable................      6,074      22,805
     Accrued compensation and
      benefits.......................      2,604       5,622
     Payable to
      stockholders/affiliates........        500          16
     Billings in excess of costs and
      estimated earnings.............      3,760      10,100
     Income taxes payable............        384       4,928
     Other current liabilities.......      2,793       9,286
                                       ---------  ----------
          Total current
        liabilities..................     17,885      53,626
DEFERRED INCOME TAXES................        502         960
LONG-TERM DEBT, NET OF CURRENT
  MATURITIES.........................      1,317      20,326
PAYABLE TO STOCKHOLDERS/AFFILIATES...        342      --
OTHER LONG-TERM LIABILITIES..........         76         200
                                       ---------  ----------
          Total liabilities..........     20,122      75,112
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY:
     Common stock, $.01 par,
      52,969,912 shares authorized,
      4,628,545 and 26,575,669 shares
      issued and outstanding,
      respectively                            46         266
     Additional paid-in capital......         96     205,709
     Retained earnings...............     11,215       6,693
                                       ---------  ----------
          Total stockholders'
        equity.......................     11,357     212,668
                                       ---------  ----------
          Total liabilities and
             stockholders' equity....  $  31,479  $  287,780
                                       =========  ==========

      Reflects a 121.1387-for-one stock split effective on March 19, 1997

  The accompanying notes are an integral part of these consolidated financial statements.

                           COMFORT SYSTEMS USA, INC.
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                           YEAR ENDED DECEMBER 31,
                                       --------------------------------
                                         1995       1996        1997
                                       ---------  ---------  ----------
REVENUES.............................  $  65,167  $  96,296  $  237,709
COST OF SERVICES.....................     48,743     72,123     171,941
                                       ---------  ---------  ----------
          Gross profit...............     16,424     24,173      65,768
SELLING, GENERAL AND ADMINISTRATIVE
  EXPENSES...........................     14,707     19,097      58,811
GOODWILL AND OTHER AMORTIZATION......     --         --           1,851
ACQUISITION RELATED EXPENSES.........     --         --             575
                                       ---------  ---------  ----------
          Operating income...........      1,717      5,076       4,531
OTHER INCOME (EXPENSE):
     Interest income.................        209        283       1,149
     Interest expense................       (203)      (244)     (1,212)
     Other...........................         73       (108)        132
                                       ---------  ---------  ----------
          Other income (expense).....         79        (69)         69
                                       ---------  ---------  ----------
INCOME BEFORE INCOME TAXES...........      1,796      5,007       4,600
PROVISION FOR INCOME TAXES...........        503      1,417       7,430
                                       ---------  ---------  ----------
NET INCOME (LOSS)....................  $   1,293  $   3,590  $   (2,830)
                                       =========  =========  ==========
NET INCOME (LOSS) PER SHARE:
     Basic...........................  $     .17  $     .42  $     (.16)
                                       =========  =========  ==========
     Diluted.........................  $     .17  $     .42  $     (.16)
                                       =========  =========  ==========
SHARES USED IN COMPUTING NET INCOME
  (LOSS)
  PER SHARE:
     Basic...........................      7,686      8,535      17,515
                                       =========  =========  ==========
     Diluted.........................      7,686      8,535      17,708
                                       =========  =========  ==========

      Reflects a 121.1387-for-one stock split effective on March 19, 1997

  The accompanying notes are an integral part of these consolidated financial statements.

                           COMFORT SYSTEMS USA, INC.
                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                              COMMON STOCK         ADDITIONAL    RETAINED         TOTAL
                                          ---------------------     PAID-IN      EARNINGS     STOCKHOLDERS'
                                             SHARES      AMOUNT     CAPITAL      (DEFICIT)       EQUITY
                                          ------------   ------    ----------    ---------    -------------
BALANCE AT DECEMBER 31, 1994............     3,446,419   $  34     $       20     $  4,251      $   4,305
     S Corporation distributions made by
       certain Pooled Companies.........       --         --           --             (137)          (137)
     Net income.........................       --         --           --            1,293          1,293
     Pooled Companies not restated......       847,808       8             60        2,135          2,203
     Other..............................       --         --           --               43             43
                                          ------------   ------    ----------    ---------    -------------
BALANCE AT DECEMBER 31, 1995............     4,294,227      42             80        7,585          7,707
     S Corporation distributions made by
       certain Pooled Companies.........       --         --           --             (613)          (613)
     Adjustments to conform fiscal
       year-ends of Pooled Companies....       --         --           --              376            376
     Initial Capitalization.............       121,139       1         --           --                  1
     Net income.........................       --         --           --            3,590          3,590
     Pooled Companies not restated......       213,179       2             11          500            513
     Other..............................       --            1              5         (223)          (217)
                                          ------------   ------    ----------    ---------    -------------
BALANCE AT DECEMBER 31, 1996............     4,628,545      46             96       11,215         11,357
     Issuance of Common stock:
          Proceeds of the Offering......     7,015,000      70         79,805       --             79,875
          Acquisition of Founding
             Companies..................     9,720,927      98        100,999       --            101,097
          Issuance of management
             shares.....................     4,118,708      41         11,556       --             11,597
          Acquisition of Purchased
             Companies..................     1,092,489      11         13,253       --             13,264
          S Corporation distributions
             made by certain Pooled
             Companies..................       --         --           --           (1,692)        (1,692)
     Net loss...........................       --         --           --           (2,830)        (2,830)
                                          ------------   ------    ----------    ---------    -------------
BALANCE AT DECEMBER 31, 1997............    26,575,669   $ 266     $  205,709     $  6,693      $ 212,668
                                          ============   ======    ==========    =========    =============

      Reflects a 121.1387-for-one stock split effective on March 19, 1997

  The accompanying notes are an integral part of these consolidated financial statements.

                           COMFORT SYSTEMS USA, INC.
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                           YEAR ENDED DECEMBER 31,
                                       --------------------------------
                                         1995       1996        1997
                                       ---------  ---------  ----------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss)..................  $   1,293  $   3,590  $   (2,830)
  Adjustments to reconcile net income
     (loss) to net cash provided by
     (used in) operating
     activities --
     Depreciation and amortization
     expense.........................        643        967       3,997
     Bad debt expense................         36        177         347
     Compensation expense related to
       issuance of management
       shares........................     --         --          11,556
     Deferred tax expense
     (benefit).......................        (24)       279        (663)
     Loss (gain) on sale of property
       and equipment.................         11          4        (100)
     Pooled Companies not restated...        780        104      --
     Adjustment to conform year-end
       of certain pooled companies...     --            376      --
     Changes in operating assets and
       liabilities, net of effects of
       acquisitions of Founding and
       Purchased Companies --
       (Increase) decrease in --
          Receivables, net...........     (1,839)    (3,851)    (10,890)
          Inventories................        (16)      (422)      1,053
          Prepaid expenses and other
             current assets..........        183     (1,285)        160
          Cost and estimated earnings
             in excess of billings...       (625)     1,312      (4,261)
          Other noncurrent assets....       (162)       221         (63)
       Increase (decrease) in --
          Accounts payable and
             accrued liabilities.....        888        545        (478)
          Billings in excess of costs
             and estimated
             earnings................       (195)     1,434         402
     Other, net......................         49       (184)         30
                                       ---------  ---------  ----------
          Net cash provided by (used
             in) operating
             activities..............      1,022      3,267      (1,740)
                                       ---------  ---------  ----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property and
  equipment..........................       (785)    (1,865)     (3,930)
  Proceeds from sales of property and
  equipment..........................         79         43         474
  Cash paid for Founding Companies,
  net of cash acquired...............     --         --         (42,295)
  Cash paid for Purchased Companies,
     net of cash acquired............     --         --         (11,781)
                                       ---------  ---------  ----------
          Net cash used in investing
             activities..............       (706)    (1,822)    (57,532)
                                       ---------  ---------  ----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Payments on long-term debt.........       (383)    (1,699)    (37,114)
  Borrowings of long-term debt.......      1,684      1,455      26,453
  S Corporation distributions paid
      by certain Pooled Companies..         (137)      (613)     (1,591)
  Proceeds from issuance of common
     stock, net of offering costs....     --         --          79,916
  Other..............................        (42)        52      --
                                       ---------  ---------  ----------
          Net cash provided by (used
             in) financing
             activities..............      1,122       (805)     67,664
                                       ---------  ---------  ----------
NET INCREASE IN CASH.................      1,438        640       8,392
CASH AND CASH EQUIVALENTS, beginning
  of year............................      4,063      5,501       6,141
                                       ---------  ---------  ----------
CASH AND CASH EQUIVALENTS, end of
year.................................  $   5,501  $   6,141  $   14,533
                                       =========  =========  ==========

  The accompanying notes are an integral part of these consolidated financial statements.

                           COMFORT SYSTEMS USA, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 1997
1.  BUSINESS AND ORGANIZATION:

     Comfort Systems USA, Inc., a Delaware corporation, ("Comfort Systems" and collectively with its subsidiaries, the "Company"), is a national provider of comprehensive heating, ventilation and air conditioning ("HVAC") installation, maintenance, repair and replacement services. Founded in December 1996, the Company is consolidating the fragmented commercial and industrial HVAC markets, executing most of its applications within office buildings, retail centers, apartment complexes, hotels, manufacturing plants and government facilities. In addition to standard HVAC services, the Company also provides specialized applications such as process cooling, control systems, electronic monitoring and process piping. Certain locations also perform related services such as electrical and plumbing.

     On June 27, 1997, Comfort Systems completed the initial public offering (the "Offering") of its common stock (the "Common Stock") and simultaneously acquired in separate concurrent transactions twelve companies (collectively referred to as the "Founding Companies") engaged in providing HVAC services.
The Founding Companies had operations in ten states. Subsequent to June 30, 1997, and through December 31, 1997, the Company acquired 27 HVAC and related businesses. These companies added operating locations in an additional 10 states (which includes Puerto Rico). These acquisitions included six "tuck-in" operations which were combined with existing Comfort Systems locations in 1997.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

BASIS OF PRESENTATION

     For financial statement purposes, Comfort Systems has been identified as the accounting acquirer. Accordingly, the historical financial statements include those of Comfort Systems since December 1996. Of the 27 acquisitions noted above, 14 were accounted for as poolings-of-interests (the "Pooled Companies") and 13 were accounted for as purchases (the "Purchased
Companies"). These consolidated financial statements reflect the acquisitions of the Founding Companies and Purchased Companies as of their respective acquisition dates and reflects eight of the Pooled Companies (the "Restated Companies") for all periods presented. Certain of the Pooled Companies are considered immaterial poolings based upon the relative significance of their individual operations and have not been restated for all periods presented. The acquisitions of the Founding and Purchased Companies were accounted for using the purchase method of accounting. The allocations of the purchase prices to the assets acquired and liabilities assumed of these companies have been recorded based on preliminary estimates of fair value and may be changed as additional information becomes available.

     Prior to their acquisition by Comfort Systems, three of the Pooled Companies reported annual results based on fiscal year-ends other than December
31. An adjustment to conform the year-ends of these companies to December 31 year-ends was made in 1996 resulting in an increase of approximately $376,000 to retained earnings and cash flows for 1996.

PRINCIPLES OF CONSOLIDATION

     The accompanying consolidated financial statements include the accounts of Comfort Systems and its wholly-owned subsidiaries. All significant intercompany accounts and transactions have been eliminated.

CASH FLOW INFORMATION

     The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

     Cash paid for interest in 1995, 1996 and 1997 was approximately $242,000, $246,000, and $492,000, respectively. Cash paid for income taxes in 1995, 1996 and 1997 was approximately $228,000, $697,000, and $985,000, respectively.

                           COMFORT SYSTEMS USA, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     The Company recorded capital leases in 1995, 1996 and 1997 of approximately $ -- , $ -- , and $114,000, respectively.

INVENTORIES

     Inventories consist of parts and supplies held for use in the ordinary course of business and are stated at the lower of cost or market using the first-in, first-out method.

PROPERTY AND EQUIPMENT

     Property and equipment are stated at cost, and depreciation is computed using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are capitalized and amortized over the lesser of the expected life of the lease or the estimated useful life of the asset.

     Expenditures for repairs and maintenance are charged to expense when incurred. Expenditures for major renewals and betterments, which extend the useful lives of existing equipment, are capitalized and depreciated over the remaining useful life of the equipment. Upon retirement or disposition of property and equipment, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the statement of operations.

GOODWILL

     Goodwill represents the excess of the aggregate purchase price paid by the Company in acquisitions accounted for as purchases over the fair value of the net tangible assets acquired. Goodwill is amortized on a straight-line basis over 40 years.

     The Company periodically evaluates the recoverability of the remaining balance of goodwill recorded from business acquisitions. The Company uses an estimate of future income from operations and cash flows, as well as other economic and business factors as a measure of recoverability of these assets.

     As of December 31, 1997, accumulated amortization of goodwill was approximately $1.9 million.

REVENUE RECOGNITION

     The Company recognizes revenue when services are performed except when work is being performed under a construction contract. Revenues from construction contracts are recognized on the percentage-of-completion method measured by the percentage of costs incurred to total estimated costs for each contract. Provisions for the total estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, job conditions, estimated profitability and final contract settlements may result in revisions to costs and revenues, and their effects are recognized in the period in which the revisions are determined.

     Receivable balances billed but not paid by customers pursuant to retainage provisions in construction contracts will be due upon completion of the contracts and acceptance by the customer. Based on the Company's experience with similar contracts in recent years, the retention balance will be billed and collected in the upcoming fiscal year.

WARRANTY COSTS

     The Company typically warrants labor for the first year after installation on new air conditioning and heating systems. The Company generally warrants labor for 30 days after servicing of existing air conditioning and heating systems. A reserve for warranty costs is recorded upon completion of installation or service.

                           COMFORT SYSTEMS USA, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

INCOME TAXES

     The Company will file a consolidated return for federal income tax purposes. Income taxes are provided for under the liability method, which takes into account differences between financial statement treatment and tax treatment of certain transactions. Deferred tax assets represent the tax effect of activity that has been reflected in the financial statements but which will not be deductible for tax purposes until future periods. Deferred tax liabilities represent the tax effect of activity that has been reflected in the financial statements but which will not be taxable until future periods.

     Certain of the Pooled Companies were S Corporations for income tax purposes and, accordingly, any income tax liabilities for the periods prior to the acquisition date are the responsibility of the respective stockholders. All acquired entities are subject to corporate income taxes subsequent to their acquisition.

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires the use of estimates and assumptions by management in determining the reported amounts of revenues, expenses, assets, liabilities and contingent assets and liabilities at the date of the financial statements. Actual results could differ from those estimates.

CONCENTRATIONS OF CREDIT RISK

     The Company provides services to a broad range of geographical regions. The Company's credit risk primarily consists of receivables from a variety of customers including, general contractors, property owners and developers, and commercial and industrial companies. The Company reviews its accounts receivable and provides allowances as deemed necessary.

IMPAIRMENT OF LONG-LIVED ASSETS

     Effective January 1, 1996, the Company adopted Statement of Financial Accounting Standards (SFAS) No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." Accordingly, in the event that facts and circumstances indicate that property and equipment or other assets may be impaired, an evaluation of recoverability would be performed. If an evaluation is required, the estimated future undiscounted cash flows associated with the asset are compared to the asset's carrying amount to determine if a write-down to fair value is necessary. Adoption of this standard did not have a material effect on the financial position or results of operations of the Company.

3.  BUSINESS COMBINATIONS:

POOLINGS

     During 1997, the Company acquired all of the outstanding stock of the Pooled Companies in exchange for 4,507,406 shares of Common Stock. These acquisitions have been accounted for as poolings-of-interests as described in
Note 2. These companies provide HVAC and related services.

     The historical financial statements for 1995 and 1996 represent the operations of the Restated Companies prior to their acquisition by the Company. The combined revenues and net income of the Pooled Companies for the preacquisition period in 1997 were $94.6 million and $5.5 million, respectively.

PURCHASES

     Subsequent to the Offering, Comfort Systems acquired the thirteen Purchased Companies, which were accounted for as purchase transactions. These companies provide HVAC and related services. The aggregate consideration paid in these transactions was $14.5 million in cash, 1,092,489 shares of Common Stock with a market value at the date of acquisition totaling $13.3 million and $5.0 million in the form of convertible subordinated notes (the "Notes"). These notes are convertible at various dates in 1998 or 1999

                           COMFORT SYSTEMS USA, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

and thereafter into 225,473 or 220,449 shares of Common Stock, respectively. The accompanying balance sheet as of December 31, 1997 includes allocations of the respective purchase prices to the assets acquired and liabilities assumed based on preliminary estimates of fair value and is subject to final adjustment. The allocations resulted in $25.4 million of goodwill, which represents the excess of purchase price over the estimated fair value of the net assets acquired for the Purchased Companies. In conjunction with the acquisitions, goodwill was determined as follows (in thousands):

Fair value of assets acquired, net of
  cash acquired......................  $  (21,677)
Liabilities assumed..................      17,010
Cash paid, net of cash acquired......      11,781
Estimated market value of stock
  consideration......................      13,264
Issuance of convertible notes........       4,978
                                       ----------
Goodwill.............................  $   25,356
                                       ==========

     The unaudited pro forma data presented below consists of the income statement data presented in these consolidated financial statements plus (a) income statement data for the Founding Companies for the year ended December 31, 1996, and the six months ended June 30, 1997, and (b) income statement data for the Purchased Companies as if they were effective on January 1, 1996 through the respective dates of acquisitions (in thousands, except per share data):

                                        YEAR ENDED DECEMBER
                                                31,
                                       ----------------------
                                          1996        1997
                                       ----------  ----------
                                            (UNAUDITED)
Revenues.............................  $  327,721  $  381,528
Net income...........................      16,374      19,294
Net income per share.................        0.64        0.76

     Pro forma adjustments included in the preceding tables regarding the Founding Companies and the Purchased Companies primarily relate to (a) certain reductions in salaries and benefits to the former owners (the "Compensation Differential") of the Founding Companies, Pooled Companies and Purchased Companies which they agreed would take effect as of the acquisition date, (b) pro forma compensation expense of $430,000 for the six months ended June 30, 1997, to reflect the ongoing salaries received by corporate management as though these salaries were being paid prior to the Offering, (c) elimination of merger costs in connection with the acquisition of the Pooled Companies, (d) amortization of goodwill related to the Purchased and Founding Companies, (e) elimination of the non-recurring, non-cash compensation charge of $11.6 million recorded by Comfort Systems in the first quarter of 1997 related to Common Stock issued to management of and consultants to the Company, and (f) interest expense on borrowings of $11.0 million that would have been necessary to fund certain S Corporation distributions as if they had occurred at the beginning of each period presented. In addition, an incremental tax provision has been recorded as if all applicable Purchased and Founding Companies and Pooled Companies which were C Corporations had been subject to federal and state income taxes.

     The pro forma combined results presented above are not necessarily indicative of actual results which might have occurred had the operations and management teams of the Company, the Founding Companies, the Purchased Companies and Pooled Companies been combined at the beginning of the periods presented.

ADDITIONAL ACQUISITIONS

     Subsequent to December 31, 1997, and through February 25, 1998, the Company completed five additional acquisitions (the "Additional Acquisitions") for approximately $15.1 million in cash, 2,002,894 shares of Common Stock and approximately $1.3 million in Notes. The Company filed a Current Report on Form 8-K related to one of these Additional Acquisitions. Annualized revenues from the businesses

                           COMFORT SYSTEMS USA, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

acquired in the Additional Acquisitions were approximately $109 million. All of these acquisitions will be accounted for as purchase transactions.

4.  PROPERTY AND EQUIPMENT:

     Property and equipment consist of the following (dollars in thousands):

                                         ESTIMATED         DECEMBER 31,
                                        USEFUL LIVES   --------------------
                                          IN YEARS       1996       1997
                                        ------------   ---------  ---------
Land.................................        N/A       $  --      $      95
Transportation equipment.............        3-7           4,362     14,450
Machinery and equipment..............       3-15           2,130      7,211
Computer and telephone equipment.....        3-7           1,232      4,118
Buildings and leasehold
  improvements.......................       3-20             869      3,174
Furniture and fixtures...............       3-10             677      2,625
                                                       ---------  ---------
                                                           9,270     31,673
Less -- Accumulated depreciation.....                      5,907     19,627
                                                       ---------  ---------
     Property and equipment, net.....                  $   3,363  $  12,046
                                                       =========  =========

5.  DETAIL OF CERTAIN BALANCE SHEET ACCOUNTS:

     Activity in the Company's allowance for doubtful accounts consists of the following (in thousands):

                                           DECEMBER 31,
                                       --------------------
                                         1996       1997
                                       ---------  ---------
Balance at beginning of year.........  $     196  $     227
Additions for bad debt expense.......        177        347
Deductions for recoveries and for
  uncollectible receivables written
  off................................       (146)      (149)
Allowance for doubtful accounts of
  Founding and Purchased Companies at
  acquisition dates..................     --            609
                                       ---------  ---------
     Balance at end of year..........  $     227  $   1,034
                                       =========  =========

     Other current liabilities consist of the following (in thousands):

                                              DECEMBER 31,
                                          --------------------
                                            1996       1997
                                          ---------  ---------
Accrued warranty costs..................  $     192  $   1,743
Accrued insurance expense...............        118        549
Deferred income taxes...................         59      1,430
Deferred revenue........................     --            770
Other current liabilities...............      2,424      4,794
                                          ---------  ---------
                                          $   2,793  $   9,286
                                          =========  =========

                           COMFORT SYSTEMS USA, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     Installation contracts in progress are as follows (in thousands):

                                              DECEMBER 31,
                                          ---------------------
                                            1996        1997
                                          ---------  ----------
Costs incurred on contracts in
progress................................  $  25,829  $  143,222
Estimated earnings, net of losses.......      5,947      38,966
                                          ---------  ----------
                                             31,776     182,188
Less -- Billings to date................     34,060     180,238
                                          ---------  ----------
                                          $  (2,284) $    1,950
                                          =========  ==========
Costs and estimated earnings in excess
  of billings on uncompleted
  contracts.............................  $   1,476  $   12,050
Billings in excess of costs and
  estimated earnings on uncompleted
  contracts.............................     (3,760)    (10,100)
                                          ---------  ----------
                                          $  (2,284) $    1,950
                                          =========  ==========

6.  LONG-TERM DEBT OBLIGATIONS:

     Long-term debt obligations consist of the following (in thousands):

                                              DECEMBER 31,
                                          --------------------
                                            1996       1997
                                          ---------  ---------
Revolving credit facility...............  $  --      $  15,300
Notes...................................     --          4,978
Other...................................      3,087        917
                                          ---------  ---------
Total long-term.........................      3,087     21,195
Less: current maturities                      1,770        869
                                          ---------  ---------
                                          $   1,317  $  20,326
                                          =========  =========

     At December 31, 1997, future principal payments of long-term debt are as follows (in thousands):

Year Ending December 31 --
     1998...............................  $     869
     1999...............................        315
     2000...............................     20,011
     2001...............................     --
     2002...............................     --
     Thereafter.........................     --
                                          ---------
                                          $  21,195
                                          =========

REVOLVING CREDIT AGREEMENT

     In July 1997, the Company entered into a credit agreement with Bank One, Texas, N.A. (the "Credit Facility"). The Credit Facility was amended and restated in September 1997 primarily to provide for additional banks to lend to the Company under the Credit Facility. The Credit Facility provides the Company with an unsecured revolving line of credit of $75 million. The Company has a choice of two interest rate options when borrowing under the Credit Facility. Under one option, the interest rate is determined based on the higher of the Federal Funds Rate plus one-half percentage point or the bank's prime rate. An additional margin of zero to one-quarter percentage point is then added to the higher of these two rates. The additional margin depends on the ratio of the Company's debt to earnings before interest, taxes, depreciation and amortization for the preceding twelve months ("EBITDA"). For purposes of this

                           COMFORT SYSTEMS USA, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

ratio, EBITDA may include the preceding twelve months' results for any companies acquired during the last year. Under the other interest rate option, borrowings bear interest based on designated short-term Eurodollar rates (which generally approximate the London Interbank Offered Rates or LIBOR, as published in major financial media) plus one to two percentage points, again depending on the ratio of debt to EBITDA. In addition, commitment fees of 0.125% to 0.375% per annum, also depending on the ratio of debt to EBITDA, are payable on the unused portion of the line of credit. The Credit Facility prohibits the payment of dividends by the Company without lender's approval and requires the Company to comply with certain financial covenants. The Credit Facility expires on July 2, 2000, at which time all amounts outstanding under the facility are due.

     As of December 31, 1997, the Company had borrowed $15.3 million under the Credit Facility at an average interest rate of approximately 6.7% per annum for the second half of 1997. As of March 24, 1998, $43.8 million (unaudited) was outstanding under this facility.

     The Notes in the amount of $5 million referred to above were issued to former owners of certain Purchased Companies as partial consideration of the acquisition purchase price. The Notes bear interest, payable quarterly, at a weighted average interest rate of 6.0% and are convertible by the holder into shares of the Company's Common Stock at a weighted average price of $22.08 per share. The terms of the Notes require $0.3 million of principal payments in 1999 and $4.7 million of principal payments at maturity in 2000.

     The Company estimates the fair value of long-term debt as of December 31, 1997, to be approximately the same as the recorded value.

7.  INCOME TAXES:

     The Company has implemented SFAS No. 109, "Accounting for Income Taxes," which provides for a liability approach to accounting for income taxes. The provision for income taxes consists of the following (in thousands):

                                           YEAR ENDED DECEMBER 31,
                                       -------------------------------
                                         1995       1996       1997
                                       ---------  ---------  ---------
Current --
     Federal.........................  $     379  $     893  $   6,346
     State and Puerto Rico...........        148        245      1,747
                                       ---------  ---------  ---------
                                             527      1,138      8,093
                                       ---------  ---------  ---------
Deferred --
     Federal.........................          9        243       (710)
     State and Puerto Rico...........        (33)        36         47
                                       ---------  ---------  ---------
                                             (24)       279       (663)
                                       ---------  ---------  ---------
                                       $     503  $   1,417  $   7,430
                                       =========  =========  =========

                           COMFORT SYSTEMS USA, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     The difference in income taxes provided for and the amounts determined by applying the federal statutory tax rate to income before income taxes result from the following (in thousands):

                                           YEAR ENDED DECEMBER 31,
                                       -------------------------------
                                         1995       1996       1997
                                       ---------  ---------  ---------
Income tax expense at the statutory
rate.................................  $     629  $   1,752  $   1,610
Increase (decrease) resulting from --
     State income taxes, net of
       related tax effect............         47        142      1,217
     Non-deductible expenses.........         26         30        401
     Non-recurring, non-cash
       compensation charge...........     --         --          4,045
     Effect of S Corporation income
       previously taxed to the former
       owners........................       (200)      (495)      (880)
     Non-deductible goodwill
       amortization..................     --         --            633
     Non-deductible acquisition costs
       related to Pooled Companies...     --         --            201
     Provision recognized upon
       termination of Subchapter S
       election......................     --         --            100
     Other...........................          1        (12)       103
                                       ---------  ---------  ---------
                                       $     503  $   1,417  $   7,430
                                       =========  =========  =========

     Deferred income tax provisions result from current period activity that has been reflected in the financial statements but which is not includable in determining the Company's tax liabilities until future periods. Deferred tax assets and liabilities reflect the tax effect in future periods of all such activity to date that has been reflected in the financial statements but which is not includable in determining the Company's tax liabilities until future periods.

                                           DECEMBER 31,
                                       --------------------
                                         1996       1997
                                       ---------  ---------
                                          (IN THOUSANDS)
Deferred income tax assets --
     Accounts receivable and
      allowance for doubtful
      accounts.......................  $     (55) $    (340)
     Accrued liabilities and
     expenses........................       (579)    (1,623)
     Other...........................       (177)      (437)
                                       ---------  ---------
          Total deferred income tax
           assets....................       (811)    (2,400)
                                       ---------  ---------
Deferred income tax liabilities --
     Property and equipment..........         47        309
     Long-term installation
     contracts.......................      1,490      1,883
     Other...........................         56        123
                                       ---------  ---------
          Total deferred income tax
           liabilities...............      1,593      2,315
                                       ---------  ---------
          Net deferred income tax
           (assets) liabilities......  $     782  $     (85)
                                       =========  =========

     The deferred tax assets and liabilities reflected above are included in the consolidated balance sheet at December 31, 1997, as $2.0 million of current deferred income tax assets in prepaid expenses and other, $0.5 million of non-current deferred income tax assets in other non-current assets, $1.4 million of current deferred income tax liabilities in other current liabilities and $1.0 million of non-current deferred income tax liabilities in deferred income taxes.

8.  EMPLOYEE BENEFIT PLANS:

     Certain of the Company's subsidiaries sponsor various retirement plans for most full-time and some part-time employees. These plans consist of defined contribution plans and multi-employer pension plans and cover employees at substantially all of the Company's operating locations. The defined contribution

                           COMFORT SYSTEMS USA, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

plans provide for contributions ranging from 1% to 5% of covered employees' salaries or wages and totaled $1.4 million for 1995, $1.8 million for 1996 and $1.4 million for 1997. Of these amounts, approximately $830,000 and $400,000 was payable to the plans at December 31, 1996, and December 31, 1997, respectively.

     Certain of the Company's subsidiaries also participate in several multi-employer pension plans for the benefit of their employees who are union members. Company contributions to these plans were approximately $0.7 million for 1995, $0.6 million for 1996 and $0.8 million for 1997. The data available from administrators of the multi-employer pension plans is not sufficient to determine the accumulated benefit obligations, nor the net assets attributable to the multi-employer plans in which Company employees participate.

9.  COMMITMENTS AND CONTINGENCIES:

  LEASES

     The Company leases certain facilities and equipment under noncancelable operating leases. Rent expense for the years ended December 31, 1995, 1996, and 1997 was $0.5 million, $0.5 million, and $1.8 million, respectively. Concurrent with the acquisitions of certain Founding, Pooled and Purchased Companies, the Company entered into various agreements with previous owners to lease land and buildings used in the Company's operations. The terms of these leases range from five years to twenty years and provide for certain escalations in the rental expenses each year. Included in the 1997 rent expenses above is approximately $1.0 million of rent paid to these related parties. The following represents future minimum rental payments under noncancelable operating leases (in thousands):

Year ending December 31 --
     1998............................  $   3,948
     1999............................      3,508
     2000............................      3,089
     2001............................      2,580
     2002............................      2,165
     Thereafter......................      9,204
                                       ---------
                                       $  24,494
                                       =========

CLAIMS AND LAWSUITS

     The Company is from time to time party to litigation in the ordinary course of business. There are currently no pending legal proceedings that, in management's opinion, would have a material adverse effect on the Company's operating results or financial condition. The Company maintains various insurance coverages in order to minimize financial risk associated with certain claims. The Company has provided accruals for probable losses and legal fees associated with certain of these actions in the accompanying consolidated financial statements.

10.  STOCKHOLDER'S EQUITY:

  COMMON STOCK AND PREFERRED STOCK

     Comfort Systems effected a 121.1387-for-one stock split on March 19, 1997 for each share of Common Stock of the Company then outstanding. In addition, the Company increased the number of authorized shares of Common Stock to 52,969,912 and authorized 5,000,000 shares of $.01 par value preferred stock. The effects of the Common Stock split and the increase in the number of shares of authorized Common Stock have been retroactively reflected on the balance sheet and in the accompanying notes as applicable.

                           COMFORT SYSTEMS USA, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     In connection with the organization and initial capitalization of Comfort Systems, the Company issued 121,139 shares of Common Stock at $.01 per share to Notre Captial Ventures II, L.L.C. ("Notre"). In January 1997, the Company issued 2,848,773 additional shares to Notre for $.01 per share.

     In January and February 1997, the Company issued a total of 1,269,935 shares of Common Stock to management of and consultants to the Company at a price of $.01 per share. As a result, the Company recorded a non-recurring, non-cash compensation charge of $11.6 million in the first quarter of 1997, representing the difference between the amount paid for the shares and the estimated fair value of the shares on the date of sale.

RESTRICTED COMMON STOCK

     In March 1997, Notre exchanged its 2,742,912 shares of Common Stock for an equal number of shares of restricted voting common stock ("Restricted Voting Common Stock"). The holder of Restricted Voting Common Stock is entitled to elect one member of the Company's Board of Directors and to 0.55 of one vote for each share on all other matters on which they are entitled to vote. Holders of Restricted Voting Common Stock are not entitled to vote on the election of any other directors.

     Each share of Restricted Voting Common Stock will automatically convert to Common Stock on a share-for-share basis (i) in the event of a disposition of such share of Restricted Voting Common Stock by the holder thereof (other than a distribution which is a distribution by a holder to its partners or beneficial owners, or a transfer to a related party of such holders (as defined in Sections 267, 707, 318 and/or 4946 of the Internal Revenue Code of 1986, as amended)),
(ii) in the event any person acquires beneficial ownership of 15% or more of the total number of outstanding shares of Common Stock of the Company, or (iii) in the event any person offers to acquire 15% or more of the total number of outstanding shares of Common Stock of the Company. After July 1,1998, the Board of Directors may elect to convert any remaining shares of Restricted Voting Common Stock into shares of Common Stock in the event 80% or more of the originally outstanding shares of Restricted Voting Common Stock have been previously converted into shares of Common Stock.

EARNINGS PER SHARE

     In February 1997, the Financial Accounting Standards Board issued SFAS No. 128, "Earnings Per Share."SFAS No. 128 revises the methodology to be used in computing earnings per share (EPS) such that the computations previously required for primary and fully diluted EPS are to be replaced with "basic" and "diluted" EPS. Basic EPS is computed by dividing net income by the weighted average number of shares of common stock outstanding during the year. Diluted EPS is computed in the same manner as fully diluted EPS, except that, among other changes, the average share price for the period is used in all cases when applying the treasury stock method to potentially dilutive outstanding options. The Notes are not included in the weighted average shares outstanding because they were not significant. The Company has adopted SFAS No. 128 and restated EPS for all periods presented.

                           COMFORT SYSTEMS USA, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     The following table summarizes weighted average shares outstanding for each of the periods presented (in thousands):

                                           YEAR ENDED DECEMBER 31,
                                       -------------------------------
                                         1995       1996       1997
                                       ---------  ---------  ---------
Shares issued in connection with the
  acquisitions of Founding
  Companies..........................     --         --          5,008
Shares sold pursuant to the
  Offering...........................     --         --          3,142
Shares held by Notre, management and
  consultants........................      4,240      4,240      4,240
Shares issued in connection with the
  acquisitions of Pooled Companies... 3,446 4,295 4,507 Shares issued in connection with the
  underwriter's overallotment........     --         --            434
Shares issued in connection with the
  acquisitions of the Purchased
  Companies..........................     --         --            184
                                       ---------  ---------  ---------
Weighted average shares
  outstanding -- Basic...............      7,686      8,535     17,515
Weighted average portion of shares
  related to stock options under the
  treasury stock method..............     --         --            193
                                       ---------  ---------  ---------
Weighted average shares
  outstanding -- Diluted.............      7,686      8,535     17,708
                                       =========  =========  =========

11.  STOCK OPTION PLANS:

LONG-TERM INCENTIVE PLAN

     In March 1997, the Company's stockholders approved the Company's 1997 Long-Term Incentive Plan which provides for the granting or awarding of incentive or non-qualified stock options, stock appreciation rights, restricted or deferred stock, dividend equivalents or other incentive awards to directors, officers, key employees and consultants to the Company.

     The Company's 1997 Long-Term Incentive Plan provides for the granting of options to key employees to purchase an aggregate of not more than 13% of the total number of shares of the Company's Common Stock outstanding at the time of grant. Such options have been issued by the Company at fair market value on the date of grant and become exercisable in five equal annual installments beginning on the first anniversary of the date of grant. The options expire after seven years from the date of grant if unexercised. Outstanding options may be canceled and reissued under terms specified in the plan.

     The following table summarizes activity under the Company's stock option plan:

                                          1997
                                       ----------
Options outstanding, beginning of
  year...............................      --
     Granted (range of exercise
      prices, $13.00 to $17.88)......   2,537,203
     Forfeited (range of exercise
      prices, $13.00 to $17.88)......      --
                                       ----------
Options outstanding, end of year.....   2,537,203
                                       ==========

     The Company accounts for its stock-based compensation under Accounting Principles Board Statement No. 25, "Accounting for Stock Issued to Employees" (APB 25). Under this accounting method, no expense in connection with a stock option is recognized in the consolidated statements of operations if the exercise price of the option is equal to the market price of the stock on the date of grant. In October 1995, the Financial Accounting Standards Board issued SFAS No. 123, "Accounting for Stock-Based Compensation," which requires that if a company accounts for stock-based compensation in accordance with APB 25, the company must also disclose the effects on its results of operations as if an estimate of the value of stock-

                           COMFORT SYSTEMS USA, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

based compensation at the date of grant was recorded as an expense in the company's statement of operations. These effects for the Company are as follows (in thousands, except per share data):

                                                       1997
                                                    ---------
Net Loss          As reported.....................  $  (2,830)
                  Pro forma for SFAS No. 123......  $  (3,229)
Loss Per Share    As reported.....................  $    (.16)
                  Pro forma for SFAS No. 123......  $    (.18)

     Pro forma basic loss per share and diluted loss per share are the same for SFAS No. 123 purposes.

     The effects of applying SFAS No. 123 in the pro forma disclosure may not be indicative of future amounts as additional awards in future years are anticipated. The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following assumptions:

Expected dividend yield..............           0.00%
Expected stock price volatility......          39.41%
Risk free interest rate..............     5.77%-6.15%
Expected life of options.............         7 years

     Options outstanding at December 31, 1997, had exercise prices ranging from $13.00 to $17.88, a weighted average remaining contractual life of 6.6 years, a weighted average fair value of $4.24 per option and a weighted average exercise price of $13.72 per option.

NON-EMPLOYEE DIRECTORS STOCK PLAN

     In March 1997, the Company's stockholders approved the 1997 Non-Employee Directors' Stock Plan (the "Directors' Plan"), which provides for the granting or awarding of stock options and stock appreciation rights to non-employees. The number of shares authorized and reserved for issuance under the Directors' Plan is 250,000 shares. The Directors' Plan provides for the automatic grant of options to purchase 10,000 shares to each non-employee director serving at the commencement of the Offering.

     Each non-employee director will be granted options to purchase 10,000 shares at the time of the initial election. In addition, each director will be automatically granted options to purchase an additional 5,000 shares at each annual meeting of the stockholders occurring more than two months after the date of the director's initial election. All options will be granted with an exercise price equal to the fair market value at the date of grant and are immediately vested upon grant.

     Options have been granted to three current members of the board of directors to purchase 10,000 shares of Common Stock at the initial Offering price. These options will expire at the earlier of 10 years from the date of grant or one year after termination of service as a director.

     The Directors' Plan allows non-employee directors to receive shares ("Deferred Shares") at future settlement dates in lieu of cash. The number of Deferred Shares will have an aggregate fair market value equal to the fees payable to the directors.

12.  SIGNIFICANT VENDORS:

     Significant vendors are defined as those that account for greater than 10% of the Company's purchases. For the year ended December 31, 1997, one vendor accounted for 10.9% of the Company's purchases. There were no significant vendors in 1996 or 1995. The Company believes that an interruption in supply from the significant vendor referred to above would not have a material adverse impact on the financial position or results of operations of the Company.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Quality Air Heating & Cooling, Inc.:

     We have audited the accompanying balance sheets of Quality Air Heating & Cooling, Inc., as of March 31, 1995 and 1996, and December 31, 1996, and the related statements of operations, shareholders' equity and cash flows for the years ended March 31, 1995 and 1996, the nine months ended December 31, 1996, the year ended December 31, 1996, and the six months ended June 30, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Quality Air Heating & Cooling, Inc., as of March 31, 1995 and 1996, and December 31, 1996, and the results of their operations and their cash flows for the years ended March 31, 1995 and 1996, the nine months ended December 31, 1996, the year ended December 31, 1996, and the six months ended June 30, 1997, in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP

Houston, Texas
February 25, 1998

                      QUALITY AIR HEATING & COOLING, INC.
                                 BALANCE SHEETS
                    (IN THOUSANDS, EXCEPT SHARE INFORMATION)

                                            MARCH 31,
                                       --------------------  DECEMBER 31,
                                         1995       1996         1996
                                       ---------  ---------  ------------
                                                  (UNAUDITED)

               ASSETS
CURRENT ASSETS:
     Cash and cash equivalents.......  $   1,669  $   4,191    $  2,651
     Accounts receivable --
          Trade, net of allowance of
             $87, $80, and $80,
             respectively............      4,510      4,188       5,260
          Retainage..................        457        464         453
          Other receivables..........         14         12           5
     Inventories.....................        445        480         541
     Costs and estimated earnings in
       excess of billings on
       uncompleted contracts.........      1,192        964       1,312
     Prepaid expenses and other
       current assets................         92         63          17
     Federal income tax deposit......        506        654         691
                                       ---------  ---------  ------------
               Total current
                  assets.............      8,885     11,016      10,930
PROPERTY AND EQUIPMENT, net..........        771        708         758
                                       ---------  ---------  ------------
               Total assets..........  $   9,656  $  11,724    $ 11,688
                                       =========  =========  ============

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
     Current maturities of long-term
       debt..........................  $     470  $     613    $    675
     Accounts payable and accrued
       expenses......................      2,786      2,734       2,178
     Dividends payable to
       shareholder...................      1,538      3,314       1,519
     Billings in excess of costs and
       estimated earnings on
       uncompleted contracts.........        897        604       1,254
     Unearned revenue................        335        362         372
                                       ---------  ---------  ------------
               Total current
                  liabilities........      6,026      7,627       5,998
LONG-TERM DEBT, net of current
  maturities.........................      2,444      1,392         646
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS' EQUITY:
     Common stock, no par value;
       250,000 shares authorized and
       issued, 183,993 shares
       outstanding...................         22         22          22
     Additional paid-in capital......          6          6           6
     Retained earnings...............      2,056      3,575       5,914
     Treasury stock, 66,007 shares,
       at cost.......................       (898)      (898)       (898)
                                       ---------  ---------  ------------
               Total shareholders'
                  equity.............      1,186      2,705       5,044
                                       ---------  ---------  ------------
               Total liabilities and
                  shareholders'
                  equity.............  $   9,656  $  11,724    $ 11,688
                                       =========  =========  ============

   The accompanying notes are an integral part of these financial statements.

                      QUALITY AIR HEATING & COOLING, INC.
                            STATEMENTS OF OPERATIONS
                                 (IN THOUSANDS)

                                           YEARS ENDED        NINE MONTHS         YEAR        SIX MONTHS
                                            MARCH 31,            ENDED           ENDED          ENDED
                                       --------------------   DECEMBER 31,    DECEMBER 31,     JUNE 30,
                                         1995       1996          1996            1996           1997
                                       ---------  ---------   ------------    ------------    ----------
REVENUES.............................  $  24,434  $  32,594     $ 23,282        $ 29,597       $ 16,747
COST OF SERVICES.....................     15,634     20,850       14,176          18,467          9,854
                                       ---------  ---------   ------------    ------------    ----------
     Gross profit....................      8,800     11,744        9,106          11,130          6,893
SELLING, GENERAL AND ADMINISTRATIVE
  EXPENSES...........................      6,646      6,791        5,032           6,640          3,879
                                       ---------  ---------   ------------    ------------    ----------
     Income from operations..........      2,154      4,953        4,074           4,490          3,014
OTHER INCOME (EXPENSE):
     Interest expense................        (36)      (218)        (101)           (154)           (72)
     Other...........................         53         98           60              97             24
                                       ---------  ---------   ------------    ------------    ----------
NET INCOME...........................  $   2,171  $   4,833     $  4,033        $  4,433       $  2,966
                                       =========  =========   ============    ============    ==========

   The accompanying notes are an integral part of these financial statements.

                      QUALITY AIR HEATING & COOLING, INC.
                       STATEMENTS OF SHAREHOLDERS' EQUITY
                    (IN THOUSANDS, EXCEPT SHARE INFORMATION)

                                             COMMON STOCK       ADDITIONAL                               TOTAL
                                           -----------------     PAID-IN     RETAINED    TREASURY    SHAREHOLDERS'
                                           SHARES     AMOUNT     CAPITAL     EARNINGS     STOCK          EQUITY
                                           -------    ------    ----------   ---------   --------    --------------
BALANCE, March 31, 1994.................   250,000     $ 22        $  6      $   3,636    $--           $  3,664
     Purchase of treasury stock.........     --        --           --            --          (898)           (898)
     Distributions to shareholders......     --        --           --          (3,751)    --             (3,751)
     Net income.........................     --        --           --           2,171     --              2,171
                                           -------    ------       ----      ---------   --------    --------------
BALANCE, March 31, 1995.................   250,000       22           6          2,056      (898)          1,186
     Distributions to shareholders......     --        --           --          (3,314)    --             (3,314)
     Net income.........................     --        --           --           4,833     --              4,833
                                           -------    ------       ----      ---------   --------    --------------
BALANCE, March 31, 1996.................   250,000       22           6          3,575      (898)          2,705
     Distributions to shareholders......     --        --           --          (1,694)    --             (1,694)
     Net income.........................     --        --           --           4,033     --              4,033
                                           -------    ------       ----      ---------   --------    --------------
BALANCE, December 31, 1996..............   250,000       22           6          5,914      (898)          5,044

     Distribution to shareholders.......     --        --           --          (8,538)    --             (8,538)
     Net income.........................     --        --           --           2,966     --              2,966
                                           -------    ------       ----      ---------   --------    --------------
BALANCE, June 30, 1997..................   250,000     $ 22        $  6      $     342    $ (898)       $   (528)
                                           =======    ======       ====      =========   ========    ==============

   The accompanying notes are an integral part of these financial statements.

                      QUALITY AIR HEATING & COOLING, INC.
                            STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                                              SIX
                                           YEARS ENDED       NINE MONTHS        YEAR        MONTHS
                                             MARCH 31           ENDED          ENDED         ENDED
                                       --------------------  DECEMBER 31,   DECEMBER 31,   JUNE 30,
                                         1995       1996         1996           1996         1997
                                       ---------  ---------  ------------   ------------   ---------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income.........................  $   2,171  $   4,833    $  4,033       $  4,433     $   2,966
  Adjustments to reconcile net income
     to net cash provided by (used
     in) operating activities --.....
     Depreciation and amortization...        359        371         242            370           200
     Loss (gain) on sale of property
       and equipment.................          7     --              25             25        --
     Changes in operating assets and
       liabilities --................
       (Increase) decrease in --.....
          Accounts receivable........     (1,334)       317      (1,054)           335          (338)
          Inventories................         (6)       (35)        (61)           (76)          (76)
          Costs and estimated
             earnings in excess of
             billings on uncompleted
             contracts...............       (804)       228        (348)          (253)          504
          Prepaid expenses and other
             current assets..........        (15)        29          46             (3)          (53)
          Federal income tax
             deposit.................         50       (148)        (37)          (185)         (709)
       Increase (decrease) in --.....
          Accounts payable and
             accrued expenses........        470        (52)       (556)          (481)         (132)
          Billings in excess of costs
             and estimated earnings
             on uncompleted
             contracts...............        477       (293)        650            269          (522)
          Unearned revenue...........        (15)        27          10             26            33
                                       ---------  ---------  ------------   ------------   ---------
               Net cash provided by
                  operating
                  activities.........      1,360      5,277       2,950          4,460         1,873
                                       ---------  ---------  ------------   ------------   ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Sale (purchase) of property and
     equipment, net..................       (446)      (308)       (317)          (441)         (197)
                                       ---------  ---------  ------------   ------------   ---------
               Net cash used in
                  investing
                  activities.........       (446)      (308)       (317)          (441)         (197)
                                       ---------  ---------  ------------   ------------   ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Borrowings of long-term debt.......      3,000     --          --             --             6,068
  Payments of long-term debt.........       (226)      (909)       (684)          (903)       --
  Distributions to shareholders......     (3,088)    (1,538)     (3,489)        (3,488)       (9,845)
  Purchase of treasury stock.........       (898)    --          --             --            --
                                       ---------  ---------  ------------   ------------   ---------
               Net cash used in
                  financing
                  activities.........     (1,212)    (2,447)     (4,173)        (4,391)       (3,777)
                                       ---------  ---------  ------------   ------------   ---------
NET INCREASE (DECREASE) IN CASH AND
  CASH EQUIVALENTS...................       (298)     2,522      (1,540)          (372)       (2,101)
CASH AND CASH EQUIVALENTS, beginning
  of period..........................      1,967      1,669       4,191          3,023         2,651
                                       ---------  ---------  ------------   ------------   ---------
CASH AND CASH EQUIVALENTS, end of
  period.............................  $   1,669  $   4,191    $  2,651       $  2,651     $     550
                                       =========  =========  ============   ============   =========
SUPPLEMENTAL DISCLOSURE OF
  CASH FLOW INFORMATION:
  Cash paid for --
     Interest........................  $      44  $     201    $    107       $    152     $      55

   The accompanying notes are an integral part of these financial statements.

                      QUALITY AIR HEATING & COOLING, INC.
                         NOTES TO FINANCIAL STATEMENTS

1.  BUSINESS AND ORGANIZATION:

     Quality Air Heating & Cooling, Inc., a Michigan corporation, (the "Company") focuses on providing "design and build" installation services and maintenance, repair and replacement of HVAC systems primarily for mid-sized to large commercial facilities. Quality primarily operates throughout western Michigan.

     The Company and its shareholders intend to enter into a definitive agreement with Comfort Systems USA, Inc. ("Comfort Systems"), pursuant to which all outstanding shares of the Company's common stock will be exchanged for cash and shares of Comfort Systems common stock concurrently with the consummation of the initial public offering (the "Offering") of the common stock of Comfort Systems.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

CASH AND CASH EQUIVALENTS

     The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

INVENTORIES

     Inventories consist of parts and supplies held for use in the ordinary course of business and are stated at the lower of cost or market using the first-in, first-out (FIFO) method.

PROPERTY AND EQUIPMENT

     Property and equipment are stated at cost, and depreciation is computed using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are capitalized and amortized over the lesser of the life of the lease or the estimated useful life of the asset.

     Expenditures for repairs and maintenance are charged to expense when incurred. Expenditures for major renewals and betterments, which extend the useful lives of existing equipment, are capitalized and depreciated. Upon retirement or disposition of property and equipment, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the statement of operations.

REVENUE RECOGNITION

     The Company recognizes revenue when services are performed except when work is being performed under a construction contract. Revenues from construction contracts are recognized on the percentage-of-completion method measured by the percentage of costs incurred to total estimated costs for each contract. Provisions for the total estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, job conditions, estimated profitability and final contract settlements may result in revisions to costs and income and their effects are recognized in the period in which the revisions are determined.

     The balances billed but not paid by customers pursuant to retainage provisions in construction contracts will be due upon completion of the contracts and acceptance by the customer. Based on the Company's experience with similar contracts in recent years, the retention balance will be billed and collected in the upcoming fiscal year.

WARRANTY COSTS

     The Company warrants labor for the first year after installation on new air conditioning and heating systems. The Company generally warrants labor for 30 days after servicing of existing air conditioning and heating systems. A reserve for warranty costs is recorded upon completion of installation or service.

                      QUALITY AIR HEATING & COOLING, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

INCOME TAXES

     The Company has elected S Corporation status as defined by the Internal Revenue Code, whereby the Company is not subject to taxation for federal purposes. Under S Corporation status, the shareholders report their share of the Company's taxable earnings or losses in their personal tax returns. The Company will terminate its S Corporation status concurrently with the effective date of this Offering. Included in current assets are deposits to prepay certain of the shareholders' federal income taxes.

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires the use of estimates and assumptions by management in determining the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NEW ACCOUNTING PRONOUNCEMENT

     Effective January 1, 1996, the Company adopted Statement of Financial Accounting Standards (SFAS) No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." Accordingly, in the event that facts and circumstances indicate that property and equipment or other assets may be impaired, an evaluation of recoverability would be performed. If an evaluation is required, the estimated future undiscounted cash flows associated with the asset are compared to the asset's carrying amount to determine if a write-down to market value is necessary. Adoption of this standard did not have a material effect on the financial position or results of operations of the Company.

3.  PROPERTY AND EQUIPMENT:

     Property and equipment consist of the following (dollars in thousands):

                                         ESTIMATED          MARCH 31,
                                        USEFUL LIVES   --------------------   DECEMBER 31,
                                          IN YEARS       1995       1996          1996
                                        ------------   ---------  ---------   ------------
Transportation equipment.............      5           $   1,449  $   1,554      $1,725
Machinery and equipment..............      7                 480        453         465
Computer and telephone equipment.....     5-7                 80         87          90
Leasehold improvements...............      5                 838        834         859
Furniture and fixtures...............      7                 435        414         459
                                                       ---------  ---------   ------------
Less -- Accumulated depreciation and
  amortization.......................                     (2,511)    (2,634)     (2,840)
                                                       ---------  ---------   ------------
     Property and equipment, net.....                  $     771  $     708      $  758
                                                       =========  =========   ============

4.  DETAIL OF CERTAIN BALANCE SHEET ACCOUNTS (IN THOUSANDS):

     Activity in the Company's allowance for doubtful accounts consists of the following:

                                            MARCH 31,
                                       --------------------   DECEMBER 31,
                                         1995       1996          1996
                                       ---------  ---------   ------------
Balance at beginning of year.........  $      70  $      87      $   80
Additions to costs and expenses......        142         35           2
Deductions for uncollectible
  receivables written off and
  recoveries.........................       (125)       (42)         (2)
                                       ---------  ---------   ------------
                                       $      87  $      80      $   80
                                       =========  =========   ============

                      QUALITY AIR HEATING & COOLING, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     Accounts payable and accrued expenses consist of the following:

                                            MARCH 31,
                                       --------------------   DECEMBER 31,
                                         1995       1996          1996
                                       ---------  ---------   ------------
Accounts payable, trade..............  $   1,353  $   1,145      $  921
Accrued compensation and benefits....        540        693         426
Other accrued expenses...............        893        896         831
                                       ---------  ---------   ------------
                                       $   2,786  $   2,734      $2,178
                                       =========  =========   ============

Installation contracts in progress are as follows:

                                            MARCH 31,
                                       --------------------   DECEMBER 31,
                                         1995       1996          1996
                                       ---------  ---------   ------------
Costs incurred on contracts in
  progress...........................  $   5,240  $   7,697     $  7,231
Estimated earnings, net of losses....      1,556      2,588        2,433
                                       ---------  ---------   ------------
                                           6,796     10,285        9,664
Less -- Billings to date.............      6,501      9,925        9,606
                                       ---------  ---------   ------------
                                       $     295  $     360     $     58
                                       =========  =========   ============
Costs and estimated earnings in
  excess of billings on uncompleted
  contracts..........................  $   1,192  $     964     $  1,312
Billings in excess of costs and
  estimated earnings on uncompleted
  contracts..........................       (897)      (604)      (1,254)
                                       ---------  ---------   ------------
                                       $     295  $     360     $     58
                                       =========  =========   ============

5.  LONG-TERM DEBT:

     Long-term debt consists of a note payable to a bank. The debt is secured by certain equipment, accounts receivable, inventory, a $1,000,000 life insurance policy on the president and the personal guaranty of the president limited to 50 percent of the outstanding balance of the loan. The note is payable in monthly installments of $63,000 including interest at the prime lending rate less .25 percent (8 percent at December 31, 1996). The Company has restrictive and various financial covenants with which the Company was in compliance at December 31, 1996.

     The maturities of long-term debt as of December 31, 1996, are as follows (in thousands):

Year ending December 31,
     1997............................  $     675
     1998............................        646
                                       ---------
                                       $   1,321
                                       =========

     The Company has a $2,000,000 line of credit with a bank. The line of credit expires August 1, 1997, and bears interest at one-half percent below the prime lending rate. The line of credit is secured by accounts receivable, inventory, a $1,000,000 life insurance policy, and machinery and equipment. There was no balance outstanding under this line of credit at March 31, 1995 and 1996, and December 31, 1996.

6.  LEASES:

     The Company leases a facility from a company which is owned by one of the Company's shareholders. The lease expires on April 30, 2005. Quality has an option to renew the lease for one additional three-year

                      QUALITY AIR HEATING & COOLING, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

term on the same terms. The rent paid under this related-party lease was approximately $221,000 for each of the years ended March 31, 1995 and 1996, and December 31, 1996, and $110,400 for the six months ended June 30, 1997. The Company also leases a facility from a third party, which expires on June 30, 1998. The rent paid under this lease was approximately $20,000 for each of the years ended March 31, 1995 and 1996, and December 31, 1996. The Company has guaranteed the payment of two series of public bonds issued in 1985 and 1990, respectively, by the Michigan Strategic Fund on behalf of two real property development entities owned by a shareholder, the proceeds of which were used to fund the construction of the Company's leased warehouse facility and a second adjacent warehouse. As of March 1997, approximately $1.6 million of the bond debt remained outstanding.

     Future minimum lease payments under these non-cancellable operating leases are as follows (in thousands):

Year ending December 31,
     1997............................  $     241
     1998............................        231
     1999............................        221
     2000............................        221
     2001............................        221
     Thereafter......................        718
                                       ---------
                                       $   1,853
                                       =========

7.  RELATED-PARTY TRANSACTIONS:

     The Company paid management fees to an entity owned by its majority shareholder through December 31, 1995. Total management fees paid amounted to $260,000 and $190,000 for the years ended March 31, 1995 and 1996, respectively.

8.  EMPLOYEE BENEFIT PLAN:

     The Company has a defined contribution profit sharing plan. The plan provides for the Company to match one-half of the first 4 percent contributed by each employee. Total contributions by the Company under the plan were approximately $104,000, $110,000 and $125,000 for the years ending March 31, 1995 and 1996, and December 31, 1996, respectively. The Company may also make discretionary contributions. The Company made discretionary contributions of $200,000 and $300,000 for the years ended March 31, 1995 and 1996, and had accrued approximately $169,000 at December 31, 1996, for contributions to be funded in 1997, along with approximately $116,000 for the six months ended June 30, 1997.

9.  FINANCIAL INSTRUMENTS

     The Company's financial instruments consist of cash and cash equivalents, a line of credit, notes payable and debt. The Company believes that the carrying value of these instruments on the accompanying balance sheet approximates their fair value.

10.  COMMITMENTS AND CONTINGENCIES:

LITIGATION

     The Company is involved in legal actions arising in the ordinary course of business. Management does not believe the outcome of such legal actions will have a material adverse effect on the Company's financial position or results of operations.

                      QUALITY AIR HEATING & COOLING, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

INSURANCE

     The Company carries a broad range of insurance coverage, including business auto liability, general liability and an umbrella policy. The Company has not incurred significant claims or losses on any of these insurance policies.

     The Company is self-insured for medical claims up to $30,000 per year per covered individual. Additionally, the Company is part of the state's workers' compensation plan and is responsible for claims up to $275,000 per accident with a maximum aggregate exposure for twenty-four months of $648,000. Claims in excess of these amounts are covered by a stop-loss policy. Under the state's policy, the Company has a $300,000 letter of credit which expires December 31, 1997. The Company has recorded reserves for its portion of self-insured claims based on estimated claims incurred through March 31, 1995 and 1996 and December 31, 1996.

ROYALTY AGREEMENT

     The Company is obligated to pay royalties ranging from 1 percent to 4.5 percent based on the level of service revenues through December 1, 2001, for management systems support. Royalties paid under this agreement were approximately $157,000, $159,000 and $165,000 for the years ended March 31, 1995 and 1996 and December 31, 1996, and approximately $76,000 for the six months ended June 30, 1997.

11.  SHAREHOLDERS' EQUITY:

     On February 15, 1995, the Company acquired 66,007 shares of common stock from its majority shareholder for approximately $898,000.

     As of June 30, 1997, the Company distributed $8,326,000 in cash and $85,000 in property to its shareholders. The Company distributed approximately $127,000 subsequent to the merger which has been reflected in the accompanying financial statements.

12.  SUBSEQUENT EVENTS:

     In March 1997, the Company and its shareholders entered into a definitive agreement with a wholly-owned subsidiary of Comfort Systems, providing for the merger of the Company with the subsidiary of Comfort Systems. On July 2, 1997, Comfort Systems completed its initial public offering and the merger with the Company.

     In connection with the merger, Comfort Systems assumed all debt of the Company. Subsequent to the IPO, substantially all of the debt has been repaid.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Atlas Comfort Services USA, Inc.:

     We have audited the accompanying consolidated balance sheets of Atlas Comfort Services USA, Inc. (a Texas corporation) and its subsidiary (the Company) as of June 30, 1995 and 1996 and December 31, 1996, and the related consolidated statements of operations, shareholders' equity and cash flows for the years ended June 30, 1994, 1995 and 1996, the six months ended December 31, 1996, and the six months ended June 30, 1997. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Atlas Comfort Services USA, Inc., and its subsidiary as of June 30, 1995 and 1996, and December 31, 1996, and the consolidated results of their operations and their cash flows for the three years ended June 30, 1994, 1995 and 1996 for the six months ended December 31, 1996, and for the six months ended June 30, 1997, in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP

Houston, Texas
February 25, 1998

                ATLAS COMFORT SERVICES USA, INC. AND SUBSIDIARY
                          CONSOLIDATED BALANCE SHEETS
                    (IN THOUSANDS, EXCEPT SHARE INFORMATION)

                                             JUNE 30,
                                       --------------------    DECEMBER 31,
                                         1995       1996           1996
                                       ---------  ---------    ------------
               ASSETS
CURRENT ASSETS:
     Cash and cash equivalents.......  $     427  $     391       $  101
     Accounts receivable --
          Trade, net of allowance of
             $60, $60, and $100,
             respectively............      2,920      3,953        2,604
          Retainage..................        904      1,327        1,208
          Officers, employees and
             other receivables.......        114        172          159
     Inventories.....................      1,685      2,000        1,770
     Costs and estimated earnings in
       excess of billings on
       uncompleted contracts.........      1,050        681          676
     Current deferred income taxes...        155        164          145
     Prepaid expenses and other
       current assets................         40         27           82
                                       ---------  ---------    ------------
               Total current
                  assets.............      7,295      8,715        6,745
PROPERTY AND EQUIPMENT, net..........        231        484          499
OTHER ASSETS:
     Goodwill, net...................         24         23           22
     Deferred income tax.............        167        105           88
                                       ---------  ---------    ------------
               Total assets..........  $   7,717  $   9,327       $7,354
                                       =========  =========    ============
LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
     Line of credit..................  $     500  $     600       $--
     Current maturities of notes
       payable to affiliates.........        200        102          107
     Current obligations under
       capital leases................         32         92          101
     Current maturities of long-term
       debt..........................          9        348          356
     Accounts payable and accrued
       expenses......................      3,522      3,295        2,246
     Income tax payable..............        363        390          752
     Billings in excess of costs and
       estimated earnings on
       uncompleted contracts.........      1,115      1,947          523
                                       ---------  ---------    ------------
               Total current
                  liabilities........      5,741      6,774        4,085
NOTES PAYABLE TO AFFILIATES, net of
  current portion....................      1,271        149           98
OBLIGATIONS UNDER CAPITAL LEASES, net
  of current portion.................         44        133          121
LONG-TERM DEBT, net of current
  portion............................         21      1,225        1,058
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS' EQUITY:
     Common stock, no par value;
       5,000 shares authorized,
       1,000 issued and
       outstanding...................          1          1            1
     Retained earnings...............        639      1,045        1,991
                                       ---------  ---------    ------------
               Total shareholders'
                  equity.............        640      1,046        1,992
                                       ---------  ---------    ------------
               Total liabilities and
                  shareholders'
                  equity.............  $   7,717  $   9,327       $7,354
                                       =========  =========    ============

  The accompanying notes are an integral part of these consolidated financial statements.

                ATLAS COMFORT SERVICES USA, INC. AND SUBSIDIARY
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                                 (IN THOUSANDS)

                                                                          SIX MONTHS     SIX MONTHS
                                             YEAR ENDED JUNE 30,            ENDED          ENDED
                                       -------------------------------   DECEMBER 31,     JUNE 30,
                                         1994       1995       1996          1996           1997
                                       ---------  ---------  ---------   ------------    ----------
REVENUES.............................  $  21,848  $  22,444  $  29,174     $ 15,545       $ 13,962
COST OF SERVICES.....................     19,657     19,635     25,449       12,508         11,166
                                       ---------  ---------  ---------   ------------    ----------
    Gross profit.....................      2,191      2,809      3,725        3,037          2,796
SELLING, GENERAL AND ADMINISTRATIVE
  EXPENSES...........................      2,086      2,166      2,843        1,432          1,740
                                       ---------  ---------  ---------   ------------    ----------
    Income from operations...........        105        643        882        1,605          1,056
OTHER INCOME (EXPENSE):
    Interest expense.................       (156)      (168)      (185)        (107)          (105)
    Other............................          2         28        (11)          78             67
                                       ---------  ---------  ---------   ------------    ----------
Income (loss) before income taxes,
  extraordinary item, and cumulative
  effect of a change in accounting
  principle..........................        (49)       503        686        1,576          1,018
Provision for income taxes
  (benefit)..........................         (2)       199        280          630            402
                                       ---------  ---------  ---------   ------------    ----------
Income (loss) before extraordinary
  item and cumulative effect of a
  change in accounting principle.....        (47)       304        406          946            616
Extraordinary item -- gain on
  extinguishment of debt, net of
  deferred taxes of $167,000 (Note 5)        273     --         --           --             --
                                       ---------  ---------  ---------   ------------    ----------
Income before cumulative effect of a
  change in accounting principle.....        226        304        406          946            616
Cumulative effect on prior years of a
  change in accounting for income
  taxes (Note 7).....................        141     --         --           --             --
                                       ---------  ---------  ---------   ------------    ----------
NET INCOME...........................  $     367  $     304  $     406     $    946       $    616
                                       =========  =========  =========   ============    ==========

  The accompanying notes are an integral part of these consolidated financial statements.

                ATLAS COMFORT SERVICES USA, INC. AND SUBSIDIARY
                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
                  (IN THOUSANDS, EXCEPT FOR SHARE INFORMATION)

                                           COMMON STOCK                        TOTAL
                                        ------------------    RETAINED     SHAREHOLDERS'
                                        SHARES     AMOUNT     EARNINGS        EQUITY
                                        -------    -------    ---------    -------------
BALANCE, December 31, 1993...........    1,000      $   1      $   (32)       $   (31)
     Net income......................     --         --            367            367
                                        -------    -------    ---------    -------------
BALANCE, June 30, 1994...............    1,000          1          335            336
     Net income......................     --         --            304            304
                                        -------    -------    ---------    -------------
BALANCE, June 30, 1995...............    1,000          1          639            640
     Net income......................     --         --            406            406
                                        -------    -------    ---------    -------------
BALANCE, June 30, 1996...............    1,000          1        1,045          1,046
     Net income......................     --         --            946            946
                                        -------    -------    ---------    -------------
BALANCE, December 31, 1996...........    1,000          1        1,991          1,992
     Net income......................     --         --            616            616
                                        -------    -------    ---------    -------------
BALANCE, June 30, 1997...............    1,000      $   1      $ 2,607        $ 2,608
                                        =======    =======    =========    =============

  The accompanying notes are an integral part of these consolidated financial statements.

                ATLAS COMFORT SERVICES USA, INC. AND SUBSIDIARY
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                          SIX MONTHS     SIX MONTHS
                                             YEAR ENDED JUNE 30,            ENDED          ENDED
                                       -------------------------------   DECEMBER 31,     JUNE 30,
                                         1994       1995       1996          1996           1997
                                       ---------  ---------  ---------   ------------    ----------
CASH FLOWS FROM OPERATING ACTIVITIES:
    Net income.......................  $     367  $     304  $     406     $    946        $  616
    Adjustments to reconcile net
      income to net cash
      provided by (used in) operating
      activities --
         Depreciation and
           amortization..............        104        124         92           84            71
         Cumulative effect of a
           change in accounting
           principle.................       (141)    --         --           --             --
         Extraordinary gain on
           extinguishment of debt....       (440)    --         --           --             --
         Deferred income tax
           provision.................        167       (196)        54           36         --
         Changes in operating assets
           and liabilities --
      (Increase) decrease in --
         Accounts receivable.........     (1,672)       148     (1,514)       1,481          (550)
         Inventories.................       (264)      (554)      (315)         230          (275)
         Costs and estimated earnings
           in excess of billings on
           uncompleted contracts.....       (145)      (266)       369            5          (276)
         Prepaid expenses and other
           current assets............        121        (14)        13          (55)         (111)
      Increase (decrease) in --
         Accounts payable and accrued
           expenses..................      1,320       (417)      (227)      (1,049)          710
         Income tax payable..........     --            363         27          362           391
         Billings in excess of costs
           and estimated earnings on
           uncompleted contracts.....        585        437        834       (1,424)         (242)
                                       ---------  ---------  ---------   ------------    ----------
         Net cash provided by (used
           in) operating
           activities................          2        (71)      (261)         616           334
                                       ---------  ---------  ---------   ------------    ----------
CASH FLOWS FROM INVESTING ACTIVITIES:
    Sale (purchase) of property and
      equipment, net.................       (139)       (67)      (121)         (50)         (226)
                                       ---------  ---------  ---------   ------------    ----------
         Net cash used in investing
           activities................       (139)       (67)      (121)         (50)         (226)
                                       ---------  ---------  ---------   ------------    ----------
CASH FLOWS FROM FINANCING ACTIVITIES:
    Net borrowings on line of
      credit.........................        400        100        100         (600)        --
    Principal payments on notes
      payable to affiliates..........        (38)      (261)    (1,219)         (50)         (205)
    Borrowings on notes payable to
      affiliates.....................      1,202        100     --                3         --
    Principal payments on long-term
      debt...........................     (1,067)       (14)      (150)        (176)        --
    Borrowings on long-term debt.....         41     --          1,689           15           126
    Additions to (principal payments
      on) capital lease
      obligations....................        (29)       (37)       (74)         (48)           14
    Cash paid for dividends..........     --         --         --           --             --
                                       ---------  ---------  ---------   ------------    ----------
         Net cash provided by (used
           in) financing
           activities................        509       (112)       346         (856)          (65)
                                       ---------  ---------  ---------   ------------    ----------
NET INCREASE (DECREASE) IN CASH AND
  CASH EQUIVALENTS...................        372       (250)       (36)        (290)           43
CASH AND CASH EQUIVALENTS, beginning
  of period..........................        305        677        427          391           101
                                       ---------  ---------  ---------   ------------    ----------
CASH AND CASH EQUIVALENTS, end of
  period.............................  $     677  $     427  $     391     $    101        $  144
                                       =========  =========  =========   ============    ==========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW
INFORMATION:
  Cash paid for --
    Interest.........................  $  --      $  --      $  --         $ --            $  105
    Income Taxes.....................  $  --      $      30  $     200     $    224        $--

  The accompanying notes are an integral part of these consolidated financial statements.

                ATLAS COMFORT SERVICES USA, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.  BUSINESS AND ORGANIZATION:

     Atlas Comfort Services USA, Inc., a Texas corporation, and its subsidiary (the "Company") is a leading provider of HVAC installation services for apartment complexes, condominiums and hotels in the United States and also provides maintenance, repair and replacement of HVAC systems. Atlas primarily operates in the southwest, northeast, and the mid-Atlantic regions of the United States.

     The Company and its shareholders intend to enter into a definitive agreement with Comfort Systems USA, Inc. ("Comfort Systems"), pursuant to which all outstanding shares of the Company's common stock will be exchanged for cash and shares of Comfort Systems common stock concurrently with the consummation of the initial public offering (the "Offering") of the common stock of Comfort.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

BASIS OF PRESENTATION

     The consolidated financial statements include the accounts and results of operations of the Company and its subsidiary which are under common control and management of two individuals. All significant intercompany transactions and balances have been eliminated in combination.

CASH AND CASH EQUIVALENTS

     The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

INVENTORIES

     Inventories consist of duct materials, air conditioning equipment, refrigeration supplies and accessories held for use in the ordinary course of business and are stated at the lower of cost or market using the first-in, first-out (FIFO) method.

PROPERTY AND EQUIPMENT

     Property and equipment are stated at cost, and depreciation is computed using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are capitalized and amortized over the lesser of the life of the lease or the estimated useful life of the asset.

     Expenditures for repairs and maintenance are charged to expense when incurred. Expenditures for major renewals and betterments, which extend the useful lives of existing equipment, are capitalized and depreciated. Upon retirement or disposition of property and equipment, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the statements of operations.

REVENUE RECOGNITION

     The Company recognizes revenue when services are performed except when work is being performed under a construction contract. Revenues from construction contracts are recognized on the percentage-of-completion method measured by the percentage of costs incurred to total estimated costs for each contract. Provisions for the total estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, job conditions, estimated profitability and final contract settlements may result in revisions to costs and income and are recognized in the period in which the revisions are determined.

     The balances billed but not paid by customers pursuant to retainage provisions in construction contracts will be due upon completion of the contracts and acceptance by the customer. Based on the

                ATLAS COMFORT SERVICES USA, INC. AND SUBSIDIARY
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

Company's experience with similar contracts in recent years, the retention balance will be billed and collected in the upcoming fiscal year.

WARRANTY COSTS

     The Company warrants labor for the first year after installation on new air conditioning and heating units. The Company generally warrants labor for 30 days after servicing of existing air conditioning and heating units. A reserve for warranty costs is recorded upon completion of installation or service.

INCOME TAXES

     The Company follows the liability method of accounting for income taxes in accordance with Statement of Financial Accounting Standards (SFAS) No. 109. Under this method, deferred income taxes are recorded based upon the differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the underlying assets or liabilities are recovered or settled.

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires the use of estimates and assumptions by management in determining the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

GOODWILL

     Goodwill, in the amount of $33,000, represents the excess of cost over the fair value of net assets acquired and is amortized using the straight-line method over 40 years. The Company assesses the recoverability of its goodwill whenever adverse events occur and believes that no material impairment exists.

NEW ACCOUNTING PRONOUNCEMENTS

     Effective July 1, 1996, the Company adopted SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." Accordingly, in the event that facts and circumstances indicate that property and equipment, and intangible or other assets may be impaired, an evaluation of recoverability would be performed. If an evaluation is required, the estimated future undiscounted cash flows associated with the asset are compared to the asset's carrying amount to determine if a write-down to market value is necessary. Adoption of this standard did not have a material effect on the financial position or results of operations of the Company.

                ATLAS COMFORT SERVICES USA, INC. AND SUBSIDIARY
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

3.  PROPERTY AND EQUIPMENT:

     Property and equipment consist of the following (dollars in thousands):

                                         ESTIMATED           JUNE 30,
                                        USEFUL LIVES   --------------------   DECEMBER 31,
                                          IN YEARS       1995       1996          1996
                                        ------------   ---------  ---------   ------------
Transportation equipment.............      5           $     741  $     987      $1,043
Machinery and equipment..............      5                 116        140         137
Leasehold improvements...............      3                  28         28          28
Furniture and fixtures...............      5                 266        286         212
                                                       ---------  ---------   ------------
Less -- Accumulated depreciation and
  amortization.......................                       (920)      (957)       (921)
                                                       ---------  ---------   ------------
          Property and equipment,
             net.....................                  $     231  $     484      $  499
                                                       =========  =========   ============

4.  DETAIL OF CERTAIN BALANCE SHEET ACCOUNTS (IN THOUSANDS):

     Activity in the Company's allowance for doubtful accounts consists of the following:

                                             JUNE 30,
                                       --------------------   DECEMBER 31,
                                         1995       1996          1996
                                       ---------  ---------   ------------
Balance at beginning of year.........  $      60  $      60      $   60
Additions to costs and expenses......         75         77          42
Deductions for uncollectible
  receivables written off and
  recoveries.........................        (75)       (77)         (2)
                                       ---------  ---------   ------------
                                       $      60  $      60      $  100
                                       =========  =========   ============

     Accounts payable and accrued expenses consist of the following:

                                             JUNE 30,
                                       --------------------   DECEMBER 31,
                                         1995       1996          1996
                                       ---------  ---------   ------------
Accounts payable, trade..............  $   2,935  $   2,409      $1,582
Accrued compensation and benefits....        197        231         163
Accrued warranty expense.............        250        300         310
Other accrued expenses...............        140        355         191
                                       ---------  ---------   ------------
                                       $   3,522  $   3,295      $2,246
                                       =========  =========   ============

                ATLAS COMFORT SERVICES USA, INC. AND SUBSIDIARY
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     Installation contracts in progress are as follows:

                                             JUNE 30,
                                       --------------------   DECEMBER 31,
                                         1995       1996          1996
                                       ---------  ---------   ------------
Costs incurred on contracts in
  progress...........................  $  11,884  $  12,526     $ 12,643
Estimated earnings, net of losses....      2,666      2,589        2,582
                                       ---------  ---------   ------------
                                          14,550     15,115       15,225
Less -- Billings to date.............     14,615     16,381       15,072
                                       ---------  ---------   ------------
                                       $     (65) $  (1,266)    $    153
                                       =========  =========   ============
Costs and estimated earnings in
  excess of billings on uncompleted
  contracts..........................      1,050        681          676
Billings in excess of costs and
  estimated earnings on uncompleted
  contracts..........................     (1,115)    (1,947)        (523)
                                       ---------  ---------   ------------
                                       $     (65) $  (1,266)    $    153
                                       =========  =========   ============

5.  DEBT:

LINE OF CREDIT

     The Company has a $700,000 revolving line-of-credit facility with a bank at the prime lending rate plus 1 percent with interest payable monthly. This credit facility is secured by the Company's cash, accounts receivable, inventory, and unpledged property and equipment. The credit facility is guaranteed by two of the Company's officers and is also secured by investment accounts of certain affiliates. The credit facility had an outstanding balance of $500,000, $600,000, and $0 at June 30, 1995 and 1996 and December 31, 1996, respectively, and matures in January 1998. The Company paid approximately $8,000, $33,000 and $35,000 of interest relating to the revolving credit line for the years ended June 30, 1994, 1995 and 1996 and $18,500 for the six months ended December 31, 1996.

NOTES PAYABLE TO FINANCIAL INSTITUTIONS

     Long-term debt is summarized as follows:

                                             JUNE 30,
                                       --------------------   DECEMBER 31,
                                         1995       1996          1996
                                       ---------  ---------   ------------
                                                 (IN THOUSANDS)
Note payable to a financial
  institution with interest at prime
  plus 1%, payable in monthly
  installments of $26,667 plus
  interest through January 1999, when
  the entire balance of unpaid
  principal and accrued interest
  shall be due and payable...........  $  --      $   1,467      $1,306
Vehicle notes with interest at rates
  ranging from 7.9% to 9.4%, payable
  in monthly installments through
  March 2001.........................         30        106         108
                                       ---------  ---------   ------------
                                              30      1,573       1,414
Less -- Current maturities...........          9        348         356
                                       ---------  ---------   ------------
                                       $      21  $   1,225      $1,058
                                       =========  =========   ============

     The note payable to a financial institution is secured by cash, accounts receivable, inventory, property and equipment, and the personal guarantee of the two shareholders. In addition, investment accounts of the shareholders and of certain affiliates of the shareholders are pledged as collateral for the note. The Company paid interest of $3,000, $3,000 and $73,500 for the years ended June 30, 1994, 1995 and 1996, respectively, and $73,000 for the six months ended December 31, 1996.

                ATLAS COMFORT SERVICES USA, INC. AND SUBSIDIARY
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     In September 1993, the Company and a bank reached a settlement agreement in which the bank released the Company from its total obligation of approximately $1,500,000 related to a revolving line of credit, installment notes, equipment notes and related accrued interest, for a lump sum payment of $1,100,000. The payment was funded by the proceeds from the notes payable to affiliates mentioned below. This early extinguishment of debt generated a gain aggregating $440,000. The Company paid approximately $77,000 in interest during the year ended June 30, 1994 related to these extinguished notes.

NOTES PAYABLE TO AFFILIATES

     Notes payable to affiliates are summarized as follows:

                                             JUNE 30,
                                       --------------------   DECEMBER 31,
                                         1995       1996          1996
                                       ---------  ---------   ------------
                                                 (IN THOUSANDS)
Note payable to a related party in
  monthly installments of $5,500
  including interest at 10% through
  March 1998, collateralized by stock
  of the Company.....................  $     159  $     105      $   78
Unsecured note payable to an
  affiliate in monthly installments
  of $2,500 including interest at 6%
  through September 1996.............        326     --          --
Notes payable to Company officers in
  monthly installments of $4,812
  including interest at 10% through
  June 1999..........................        186        146         127
Notes payable to Company officers
  with interest due monthly at the
  prime rate through September 1996,
  secured by accounts receivable,
  certain property and equipment, and
  intangible assets..................        700     --          --
Unsecured note payable to Company
  officers with interest and any
  unpaid principal balance due August
  8, 1995, at the rate of 9%.........        100     --          --
                                       ---------  ---------   ------------
                                           1,471        251         205
Less -- Current maturities...........        200        102         107
                                       ---------  ---------   ------------
                                       $   1,271  $     149      $   98
                                       =========  =========   ============

     The Company paid interest of $116,400, $112,600 and $68,000 related to notes payable to affiliates for the years ended June 30, 1994, 1995 and 1996, respectively, and $12,600 for the six months ended December 31, 1996.

     The aggregate maturities of notes payable to financial institutions and affiliates are as follows (in thousands):

Year ending December 31,
     1997............................  $     463
     1998............................        424
     1999............................        718
     2000............................         13
     2001 and thereafter.............          1
                                       ---------
                                       $   1,619
                                       =========

                ATLAS COMFORT SERVICES USA, INC. AND SUBSIDIARY
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

6.  LEASES:

     The Company leases vehicles and warehouse facilities under capital and operating leases expiring through October, 2000. Total rent expense related to operating leases amounted to $95,000, $143,000 and $180,000 for the years ended June 30, 1994, 1995 and 1996, respectively, and $60,000 for the six months ended December 31, 1996, and $245,000 for the six months ended June 30, 1997.

     Future minimum lease payments for capital and noncancelable operating leases are as follows (in thousands):

                                                   NONCANCELABLE
                                        CAPITAL      OPERATING
                                        LEASES        LEASES
                                        -------    -------------
Year ended December 31,
     1997............................    $ 117         $ 142
     1998............................       98            23
     1999............................       44        --
     2000............................        6        --
                                        -------    -------------
     Total minimum lease payments....      265           165
     Amounts representing interest...       43
                                        -------
     Present value of net minimum
       lease payments................      222
     Less -- Current portion.........      101
                                        -------
     Long-term obligation............    $ 121
                                        =======

7.  INCOME TAXES (IN THOUSANDS):

     Federal and state income taxes are as follows:

                                                                          SIX MONTHS
                                             YEAR ENDED JUNE 30,            ENDED
                                       -------------------------------   DECEMBER 31,
                                         1994       1995       1996          1996
                                       ---------  ---------  ---------   ------------
Federal --
     Current.........................  $      (2) $     331  $     193      $  504
     Deferred........................        141       (164)        43          28
State --
     Current.........................     --             64         34          90
     Deferred........................         26        (32)        10           8
                                       ---------  ---------  ---------   ------------
                                       $     165  $     199  $     280      $  630
                                       =========  =========  =========   ============

                ATLAS COMFORT SERVICES USA, INC. AND SUBSIDIARY
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     Actual income tax expense differs from income tax expense computed by applying the U.S. federal statutory corporate rate of 34 percent to income
(loss) before income taxes as follows:

                                                                          SIX MONTHS
                                             YEAR ENDED JUNE 30,            ENDED
                                       -------------------------------   DECEMBER 31,
                                         1994       1995       1996          1996
                                       ---------  ---------  ---------   ------------
Provision at the statutory rate......  $     (16) $     171  $     233      $  536
Increase resulting from --
     Permanent differences, mainly
       meals and entertainment.......        164          7         19          29
     State income tax, net of benefit
       for federal deduction.........         17         21         28          65
                                       ---------  ---------  ---------   ------------
                                       $     165  $     199  $     280      $  630
                                       =========  =========  =========   ============

     Deferred income tax provisions result from temporary differences in the recognition of income and expenses for financial reporting purposes and for tax purposes. The tax effects of these temporary differences, representing deferred tax assets and liabilities, result principally from the following:

                                             JUNE 30,
                                       --------------------   DECEMBER 31,
                                         1995       1996          1996
                                       ---------  ---------   ------------
Accounting for long-term contracts...  $     159  $      74      $  (11)
Warranty reserves....................        100        123         127
Inventory............................         32         38          40
Allowance for doubtful accounts......         36         30          51
Other accrued expenses not deducted
  for tax purposes...................         25         62          90
Bases differences on property and
  equipment and capital lease
  accounting.........................        (30)       (58)        (64)
                                       ---------  ---------   ------------
Net deferred tax assets..............  $     322  $     269      $  233
                                       =========  =========   ============

     The net deferred tax assets and liabilities are comprised of the following:

                                             JUNE 30,
                                       --------------------       DECEMBER 31,
                                         1995       1996              1996
                                       ---------  ---------       ------------
Deferred tax assets --
     Current.........................  $     209  $     240          $  293
     Long-term.......................        221        171             149
                                       ---------  ---------       ------------
          Total......................        430        411             442
                                       ---------  ---------       ------------
Deferred tax liabilities --
     Current.........................        (54)       (76)           (148)
     Long-term.......................        (54)       (66)            (61)
                                       ---------  ---------       ------------
          Total......................       (108)      (142)           (209)
                                       ---------  ---------       ------------
          Net deferred income tax
             assets..................  $     322  $     269          $  233
                                       =========  =========       ============

     The Company adopted the provisions of SFAS No. 109 in fiscal year 1994 resulting in a cumulative effect of a change in accounting principle of $141,000.

8.  RELATED-PARTY TRANSACTIONS:

     Two shareholders lease to the Company the main office facility. Total payments made under this lease agreement amounted to $90,000 for each of the years ended June 30, 1994, 1995 and 1996, respectively, and $45,000 for the six months ended December 31, 1996. The Company is in the process of entering into

                ATLAS COMFORT SERVICES USA, INC. AND SUBSIDIARY
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

an agreement with these shareholders to lease land on which a new facility will be built. This lease agreement is anticipated to have a twenty year term.

9.  COMMITMENTS AND CONTINGENCIES:

LITIGATION

     The Company is involved in legal actions arising in the ordinary course of business. Management does not believe the outcome of such legal action will have a material adverse effect on the Company's financial position or consolidated results of operations.

INSURANCE

     The Company carries a broad range of insurance coverage, including general and business auto liability, commercial property, workers' compensation and a general umbrella policy. The Company has not incurred significant claims or losses on any of its insurance policies.

10.  EMPLOYEE BENEFIT PLAN

     The Company sponsors a Profit Sharing and Savings Plan (the "Plan") which covers substantially all employees. The employees who participate in the Plan may contribute 1 percent to 20 percent of their base compensation, and the Company may make discretionary matching contributions. The Company did not make any contributions for the years ended December 31, 1994 and 1995. The Company made $18,248 in contributions for the year ended June 30, 1996 and $12,667 for the six months ended December 31, 1996.

11.  FINANCIAL INSTRUMENTS:

     The Company's financial instruments consist of cash and cash equivalents, notes receivable, notes payable, a line of credit and long-term debt. The Company believes that the carrying value of these instruments on the accompanying balance sheet approximates their fair value.

12.  SIGNIFICANT CUSTOMERS AND VENDORS:

     Significant customers are those that account for greater than ten percent of the Company's revenues. For the year ended June 30, 1996 and the six months ended December 31, 1996, one customer, a publicly traded Real Estate Investment Trust, accounted for 14% and 20% of the Company's revenues, respectively. Receivables outstanding from this customer represented 13% and 12% of the Company's trade and retainage receivables as of June 30, 1996 and December 31, 1996, respectively. In addition, one of the Company's shareholders has less than 1% ownership in this customer.

     During the years ended June 30, 1994, 1995 and 1996 and the six months ended December 31, 1996, two vendors accounted for 12% and 11%; 29% and 17%; 20% and 17%; and 15% and 12% of the Company's purchases, respectively.

13.  SUBSEQUENT EVENTS:

     In March 1997, the Company and its shareholders entered into a definitive agreement with a wholly-owned subsidiary of Comfort Systems providing for the merger of the Company with the subsidiary of Comfort Systems. On July 2, 1997, Comfort Systems completed its initial public offering and the merger with the Company.

     Concurrently with the merger, the Company entered into agreements with the shareholders to lease land and buildings used in the Company's operations for $204,000 a year for three five-year renewable terms.

     In connection with the merger, Comfort Systems assumed all debt of the Company. Subsequent to the IPO, substantially all of the debt has been repaid.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Tri-City Mechanical, Inc.:

     We have audited the accompanying balance sheets of Tri-City Mechanical, Inc. as of December 31, 1995 and 1996, and the related statements of operations, shareholders' equity and cash flows for each of the three years in the period ended December 31, 1996, and the six months ended June 30, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Tri-City Mechanical, Inc. as of December 31, 1995 and 1996, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1996, and the six months ended June 30, 1997, in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP

Houston, Texas
February 25, 1998

                           TRI-CITY MECHANICAL, INC.
                                 BALANCE SHEETS
                    (IN THOUSANDS, EXCEPT SHARE INFORMATION)

                                               DECEMBER 31,
                                       ----------------------------
                                           1995            1996
                                       ------------    ------------
               ASSETS
CURRENT ASSETS:
     Cash and cash equivalents.......    $  2,551         $1,958
     Restricted cash.................         383            325
     Investments.....................      --                493
     Accounts Receivable --
          Trade, net of allowance of
             $130, and $30,
             respectively............       4,495          3,734
          Retainage..................         831            756
          Other receivables..........           2             11
     Inventories.....................       1,183            762
     Costs and estimated earnings in
      excess of billings on
      uncompleted contracts..........         306            288
     Prepaid expenses and other
      current assets.................           1             12
                                       ------------    ------------
          Total current assets.......       9,752          8,339
PROPERTY AND EQUIPMENT, net..........         508            656
                                       ------------    ------------
          Total assets...............    $ 10,260         $8,995
                                       ============    ============

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
     Accounts payable and accrued
      expenses.......................    $  2,683         $2,179
     Billings in excess of costs and
      estimated earnings on
      uncompleted contracts..........       2,207            667
                                       ------------    ------------
          Total current
             liabilities.............       4,890          2,846
PAYABLE TO SHAREHOLDER...............      --             --
LONG-TERM DEBT, net of current
  maturities.........................      --             --
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS' EQUITY:
     Common stock, $10 par 2,500
      shares authorized, 2,500 issued
      and outstanding................          25             25
     Additional paid-in capital......         105            105
     Retained earnings...............       5,240          6,019
                                       ------------    ------------
          Total shareholders'
             equity..................       5,370          6,149
                                       ------------    ------------
          Total liabilities and
             shareholders' equity....    $ 10,260         $8,995
                                       ============    ============

   The accompanying notes are an integral part of these financial statements.

                           TRI-CITY MECHANICAL, INC.
                            STATEMENTS OF OPERATIONS
                                 (IN THOUSANDS)

                                                                                        SIX MONTHS
                                                  YEAR ENDED DECEMBER 31,                  ENDED
                                        --------------------------------------------     JUNE 30,
                                            1994            1995            1996           1997
                                        ------------    ------------    ------------    -----------
REVENUES.............................     $ 16,883        $ 25,030        $ 24,237        $17,016
COST OF SERVICES.....................       14,271          19,298          18,561         14,528
                                        ------------    ------------    ------------    -----------
     Gross profit....................        2,612           5,732           5,676          2,488
SELLING, GENERAL AND ADMINISTRATIVE
  EXPENSES...........................        2,219           3,193           3,903          1,346
                                        ------------    ------------    ------------    -----------
     Income from operations..........          393           2,539           1,773          1,142
OTHER INCOME (EXPENSE):
     Interest expense................           (2)             (1)         --             --
     Interest income.................           50             132             152             70
     Other...........................           24              81              89              3
                                        ------------    ------------    ------------    -----------
NET INCOME...........................     $    465        $  2,751        $  2,014        $ 1,215
                                        ============    ============    ============    ===========

   The accompanying notes are an integral part of these financial statements.

                           TRI-CITY MECHANICAL, INC.
                       STATEMENTS OF SHAREHOLDERS' EQUITY
                    (IN THOUSANDS, EXCEPT SHARE INFORMATION)

                                          COMMON STOCK      ADDITIONAL                    TOTAL
                                        ----------------     PAID-IN      RETAINED    SHAREHOLDERS'
                                        SHARES    AMOUNT     CAPITAL      EARNINGS        EQUITY
                                        ------    ------    ----------    --------    --------------
BALANCE, December 31, 1993...........    2,500     $ 25       $  105      $  2,577       $  2,707
     Distributions to shareholders...       --       --           --          (338)          (338)
     Net income......................       --       --           --           465            465
                                        ------    ------    ----------    --------    --------------
BALANCE, December 31, 1994...........    2,500       25          105         2,704          2,834
     Distributions to shareholders...       --       --           --          (215)          (215)
     Net income......................       --       --           --         2,751          2,751
                                        ------    ------    ----------    --------    --------------
BALANCE, December 31, 1995...........    2,500       25          105         5,240          5,370
     Distributions to shareholders...       --       --           --        (1,235)        (1,235)
     Net income......................       --       --           --         2,014          2,014
                                        ------    ------    ----------    --------    --------------
BALANCE, December 31, 1996...........    2,500       25          105         6,019          6,149
     Distributions to shareholders...     --       --          --           (7,437)        (7,437)
     Net income......................     --       --          --            1,215          1,215
                                        ------    ------    ----------    --------    --------------
BALANCE, June 30, 1997...............    2,500     $ 25       $  105      $   (203)      $    (73)
                                        ======    ======    ==========    ========    ==============

   The accompanying notes are an integral part of these financial statements.

                           TRI-CITY MECHANICAL, INC.
                            STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                          SIX MONTHS
                                           YEAR ENDED DECEMBER 31,          ENDED
                                       -------------------------------     JUNE 30,
                                         1994       1995       1996          1997
                                       ---------  ---------  ---------    ----------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income.........................  $     465  $   2,751  $   2,014     $  1,215
  Adjustments to reconcile net income
     to net cash provided by (used
     in) operating activities --
     Depreciation....................        131        134        102           52
     Deferred income taxes...........       (218)    --         --           --
     Loss (gain) on sale of property
       and equipment.................     --              1        (10)      --
     Changes in operating assets and
       liabilities --
       (Increase) decrease in --
          Restricted cash............        (73)       (75)        58          325
          Accounts receivable........       (231)    (1,306)       827       (1,697)
          Inventories................       (329)      (801)       421          489
          Costs in excess of billings
             and estimated earnings
             on uncompleted
             contracts...............         17        (90)        18         (809)
          Prepaid expenses and other
             current assets..........        (14)        28        (11)         (78)
       Increase (decrease) in --
          Accounts payable and
             accrued expenses........        864        519       (504)       2,143
          Billings in excess of costs
             and estimated earnings
             on uncompleted
             contracts...............      1,360        508     (1,540)         163
                                       ---------  ---------  ---------    ----------
               Net cash provided by
                  operating
                  activities.........      1,972      1,669      1,375        1,803
                                       ---------  ---------  ---------    ----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Sales (purchase) of property and
     equipment, net..................       (311)       139       (240)         (23)
  Purchase (sale) of investment,
     net.............................     --         --           (493)         493
                                       ---------  ---------  ---------    ----------
               Net cash (used in)
                  provided by
                  investing
                  activities.........       (311)      (139)      (733)         470
                                       ---------  ---------  ---------    ----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Increase (decrease) in payable to
     shareholders....................       (210)    --         --              591
  Borrowings on line of credit.......         19          1     --            3,112
  Payments on line of credit.........        (17)       (15)    --           --
  Distributions to shareholders......       (338)      (215)    (1,235)      (7,437)
                                       ---------  ---------  ---------    ----------
               Net cash used in
                  financing
                  activities.........       (546)      (229)    (1,235)      (3,734)
                                       ---------  ---------  ---------    ----------
NET INCREASE (DECREASE) IN CASH AND
  CASH EQUIVALENTS...................      1,115      1,301       (593)      (1,461)
CASH AND CASH EQUIVALENTS, beginning
  of period..........................        135      1,250      2,551        1,958
                                       ---------  ---------  ---------    ----------
CASH AND CASH EQUIVALENTS, end of
  period.............................  $   1,250  $   2,551  $   1,958     $    497
                                       =========  =========  =========    ==========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW
  INFORMATION:
  Cash paid for --
     Interest........................  $       2  $       1  $  --         $ --

   The accompanying notes are an integral part of these financial statements.

                           TRI-CITY MECHANICAL, INC.
                         NOTES TO FINANCIAL STATEMENTS

1.  BUSINESS AND ORGANIZATION:

     Tri-City Mechanical, Inc., an Arizona corporation, (the "Company") focuses on providing "design and build" installation services and maintenance, repair and replacement of HVAC systems primarily for large commercial and industrial facilities, as well as process piping for industrial facilities. Tri-City primarily operates in Arizona, California and Nevada.

     The Company and its shareholders intend to enter into a definitive agreement with Comfort Systems USA, Inc. ("Comfort Systems") pursuant to which all outstanding shares of the Company's common stock will be exchanged for cash and shares of Comfort Systems common stock concurrently with the consummation of the initial public offering (the "Offering") of the common stock of Comfort Systems.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

CASH AND CASH EQUIVALENTS

     The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

RESTRICTED CASH

     The Company also maintains restricted cash which consists of certificates of deposit. These certificates of deposit are held in a joint checking account between the contractors and Tri-City for the retainage balance due from contractors at the completion of the job.

INVENTORIES

     Inventories consist of duct materials, air conditioning equipment, refrigeration supplies and accessories held for use in the ordinary course of business and are stated at the lower of cost or market using the first-in, first-out (FIFO) method.

INVESTMENTS

     The Company has adopted Statement of Financial Accounting Standards (SFAS) No. 115, "Accounting for Certain Investments in Debt and Equity Securities," which requires that investments in debt securities and marketable equity securities be designated as trading, held-to-maturity or available-for-sale. At December 31, 1996, investments have been categorized as held-to-maturity, are stated at cost, and are classified in the balance sheet as current assets. Investments at December 31, 1996 consist of U.S. Treasury Bills.

PROPERTY AND EQUIPMENT

     Property and equipment are stated at cost, and depreciation is computed using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are capitalized and amortized over the lesser of the life of the lease or the estimated useful life of the asset.

     Expenditures for repairs and maintenance are charged to expense when incurred. Expenditures for major renewals and betterments, which extend the useful lives of existing equipment, are capitalized and depreciated. Upon retirement or disposition of property and equipment, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the statement of operations.

REVENUE RECOGNITION

     The Company recognizes revenue when services are performed except when work is being performed under a construction contract. Revenues from construction contracts are recognized on the percentage-of-

                           TRI-CITY MECHANICAL, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED) completion method measured by the percentage of costs incurred to total estimated costs for each contract. Provisions for the total estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, job conditions, estimated profitability and final contract settlements may result in revisions to costs and income and their effects are recognized in the period in which the revisions are determined.

     The balances billed but not paid by customers pursuant to retainage provisions in construction contracts will be due upon completion of the contracts and acceptance by the customer. Based on the Company's experience with similar contracts in recent years, the retention balance will be billed and collected in the upcoming fiscal year.

WARRANTY COSTS

     The Company warrants labor for the first year after installation on new air conditioning and heating systems. The Company generally warrants labor for 30 days after servicing of existing air conditioning and heating systems. A reserve for warranty costs is recorded upon completion of installation or service.

INCOME TAXES

     The Company has elected S Corporation status as defined by the Internal Revenue Code, whereby the Company is not subject to taxation for federal purposes. Under S Corporation status, the shareholders report their share of the Company's taxable earnings or losses in their personal tax returns. The Company will terminate its S Corporation status concurrently with the effective date of the Offering.

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires the use of estimates and assumptions by management in determining the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NEW ACCOUNTING PRONOUNCEMENT

     Effective January 1, 1996, the Company adopted Statement of Financial Accounting Standards (SFAS) No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." Accordingly, in the event that facts and circumstances indicate that property and equipment may be impaired, an evaluation of recoverability would be performed. If an evaluation is required, the estimated future undiscounted cash flows associated with the asset is compared to the asset's carrying amount to determine if a write-down to market value is necessary. Adoption of this standard did not have a material effect on the financial position or results of operations of the Company.

                           TRI-CITY MECHANICAL, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

3.  PROPERTY AND EQUIPMENT:

     Property and equipment consist of the following (dollars in thousands):

                                         ESTIMATED         DECEMBER 31,
                                        USEFUL LIVES   --------------------
                                          IN YEARS       1995       1996
                                        ------------   ---------  ---------
Transportation equipment.............          5       $     521  $     623
Machinery and equipment..............         10             639        680
Computer and telephone equipment.....          5             121        157
Leasehold improvements...............          5              48         48
Furniture and fixtures...............          6              54         54
                                                       ---------  ---------
                                                           1,383      1,562
Less -- Accumulated depreciation.....                       (875)      (906)
                                                       ---------  ---------
     Property and equipment, net.....                  $     508  $     656
                                                       =========  =========

4.  DETAIL OF CERTAIN BALANCE SHEET ACCOUNTS:

     Activity in the Company's allowance for doubtful accounts consists of the following (in thousands):

                                                DECEMBER 31,
                                       -------------------------------
                                         1994       1995       1996
                                       ---------  ---------  ---------
Balance at beginning of year.........  $     100  $     130  $     130
Additions to costs and expenses......        184          1         48
Deductions for uncollectible
  receivables written off and
  recoveries.........................       (154)        (1)      (148)
                                       ---------  ---------  ---------
                                       $     130  $     130  $      30
                                       =========  =========  =========

     Accounts payable and accrued expenses consist of the following (in thousands):

                                              DECEMBER 31,
                                          --------------------
                                            1995       1996
                                          ---------  ---------
Accounts payable, trade.................  $   2,178  $   1,749
Accrued compensation and benefits.......        181         97
Warranty reserve........................        301        278
Other accrued expenses..................         23         55
                                          ---------  ---------
                                          $   2,683  $   2,179
                                          =========  =========

                           TRI-CITY MECHANICAL, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     Installation contracts in progress are as follows (in thousands):

                                           DECEMBER 31,
                                       --------------------
                                         1995       1996
                                       ---------  ---------
Costs incurred on contracts in
  progress...........................  $  14,659  $   8,615
Estimated earnings, net of losses....      3,865      2,471
                                       ---------  ---------
                                          18,524     11,086
Less -- Billings to date.............     20,425     11,465
                                       ---------  ---------
                                       $  (1,901) $    (379)
                                       =========  =========
Costs and estimated earnings in
  excess of billings on
  uncompleted contracts..............  $     306  $     288
Billings in excess of costs and
  estimated earnings on
  uncompleted contracts..............     (2,207)      (667)
                                       ---------  ---------
                                       $  (1,901) $    (379)
                                       =========  =========

5.  LONG-TERM DEBT:

     The Company has a $1.0 million line of credit with a financial services company. The line of credit expires October 31, 1997, and bears interest at 9 percent per annum. The line of credit is secured by a lien on accounts receivable. There was no balance outstanding under this line of credit at December 31, 1995 or 1996.

6.  LEASES:

     The Company leases facilities from a company which is wholly owned by one of the shareholders. The lease expires June 30, 1998. The rent paid under this related-party lease was approximately $109,000 for the year ended 1996. The lease requires the Company to pay taxes, maintenance, insurance and certain other operating costs of the leased property. The lease contains renewal and termination provisions.

     The Company leases vehicles for certain key members of management. The leases expire October 1, 1999. The lease payments under these vehicle leases were approximately $6,000, $15,000 and $16,000 for the years ended December 31, 1994, 1995 and 1996, respectively.

     Future minimum lease payments for operating leases are as follows (in thousands):

Year ending December 31 --
     1997............................  $     142
     1998............................         65
     1999............................          3
                                       ---------
                                       $     210
                                       =========

7.  EMPLOYEE BENEFIT PLANS:

     The Company has adopted a 401(k) plan. The plan provides for the Company to match 20 percent of the first 6 percent contributed by each employee. Total contributions by the Company under this plan were approximately $13,000, $22,000 and $24,000 during 1994, 1995 and 1996, respectively. Amounts due to this plan were approximately $ --, $ -- and $4,000 for the years ended December 31, 1994, 1995 and 1996, respectively.

                           TRI-CITY MECHANICAL, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

8.  RELATED-PARTY TRANSACTIONS:

     The Company provides accounting services and building maintenance at no cost to Nothum Properties & SMAC companies which are wholly owned by the shareholders. The estimated value of the services provided during the years ended December 31, 1994, 1995 and 1996 was $25,000, $28,000 and $30,000,
respectively.

9.  COMMITMENTS AND CONTINGENCIES:

LITIGATION

     The Company is involved in legal actions arising in the ordinary course of business. Management does not believe the outcome of such legal actions will have a material adverse effect on the Company's financial position or results of operations.

INSURANCE

     The Company carries a broad range of insurance coverage, including general and business auto liability, commercial property, workers' compensation and a general umbrella policy. The Company has not incurred significant claims or losses on any of its insurance policies.

10.  FINANCIAL INSTRUMENTS:

     The Company's financial instruments consist of cash and cash equivalents, investments, and a line of credit. The Company believes that the carrying value of these instruments on the accompanying balance sheet approximates their fair value.

11.  SALES TO SIGNIFICANT CUSTOMER:

     For the years ended December 31, 1994, 1995 and 1996, a customer accounted for approximately 17, 11 and 11 percent, respectively, of the Company's sales.

12.  SHAREHOLDERS' EQUITY:

     As of June 30, 1997, the Company distributed $6,846,000 from the Company's S Corporation accumulated adjustment account. The Company distributed approximately $388,000 subsequent to the merger which has been reflected in the accompanying financial statements.

13.  SUBSEQUENT EVENTS:

     In March 1997, the Company and its shareholders entered into a definitive agreement with a wholly-owned subsidiary of Comfort Systems, providing for the merger of the Company with the subsidiary of Comfort Systems. On July 2, 1997, Comfort Systems completed its initial public offering and the merger with the Company.

     Concurrently with the merger, the Company entered into agreements with the shareholders to lease land and buildings used in the Company's operations for a negotiated amount and term.

     Tri-City has a commitment with a limited liability corporation owned by Mr. Nothum, Jr. and his father to construct new office, operations and warehouse facilities. The Company believes that the rent for its current and future property does not and will not exceed fair market value.

     In connection with the merger, Comfort Systems assumed all debt of the Company. Subsequent to the IPO, substantially all of the debt has been repaid.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To S. M. Lawrence Inc.:

     We have audited the accompanying combined balance sheets of S. M. Lawrence Inc. and related company as of October 31, 1995 and 1996, and the related combined statements of operations, shareholders' equity and cash flows for the three years ended October 31, 1996, and the eight months ended June 30, 1997. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of S. M. Lawrence Inc. and related company as of October 31, 1995 and 1996, and the results of their operations and their cash flows for the three years ended October 31, 1996, and the eight months ended June 30, 1997, in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP

Houston, Texas
February 25, 1998

                    S. M. LAWRENCE INC. AND RELATED COMPANY
                            COMBINED BALANCE SHEETS
                    (IN THOUSANDS, EXCEPT SHARE INFORMATION)

                                              OCTOBER 31,
                                          --------------------
                                            1995       1996
                                          ---------  ---------
                 ASSETS
CURRENT ASSETS:
     Cash and cash equivalents..........  $     680  $     327
     Accounts receivable --
          Trade.........................      1,457      2,493
          Retainage.....................        454        896
          Other receivables.............          1          1
     Note receivable from shareholder...         50         75
     Inventories........................        215        253
     Costs and estimated earnings in
      excess of billings on
       uncompleted contracts............         66        358
     Prepaid expenses and other current
      assets............................         39         61
                                          ---------  ---------
               Total current assets.....      2,962      4,464
PROPERTY AND EQUIPMENT, net.............        459        644
OTHER NONCURRENT ASSETS.................        138        132
                                          ---------  ---------
               Total assets.............  $   3,559  $   5,240
                                          =========  =========


  LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
     Line of credit.....................  $      10  $  --
     Note payable to affiliate..........     --         --
     Accounts payable and accrued
      expenses..........................      1,153      2,737
     Income tax payable.................     --         --
     Billings in excess of costs and
      estimated earnings on
       uncompleted contracts............        299        344
                                          ---------  ---------
               Total current
                 liabilities............      1,462      3,081
LONG-TERM DEBT, net of current
  maturities............................     --         --
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS' EQUITY:
     Common stock, no par value, 3,000
      shares authorized, 1,480 shares
      issued and outstanding............        161        161
     Treasury stock, at cost............        (15)       (15)
     Retained earnings..................      1,951      2,013
                                          ---------  ---------
               Total shareholders'
                 equity.................      2,097      2,159
                                          ---------  ---------
               Total liabilities and
                 shareholders' equity...  $   3,559  $   5,240
                                          =========  =========

    The accompanying notes are an integral part of these combined financial statements.

                     S.M. LAWRENCE INC. AND RELATED COMPANY
                       COMBINED STATEMENTS OF OPERATIONS
                                 (IN THOUSANDS)

                                                                             EIGHT MONTHS
                                                                                ENDED
                                              YEARS ENDED OCTOBER 31,          JUNE 30,
                                          -------------------------------    ------------
                                            1994       1995       1996           1997
                                          ---------  ---------  ---------    ------------
REVENUES................................  $  12,758  $  12,568  $  17,163      $ 11,575
COST OF SERVICES........................      9,797      9,142     12,211         8,156
                                          ---------  ---------  ---------    ------------
     Gross profit.......................      2,961      3,426      4,952         3,419
SELLING, GENERAL AND ADMINISTRATIVE
  EXPENSES..............................      2,849      3,477      4,885         3,460
                                          ---------  ---------  ---------    ------------
  Income (loss) from operations.........        112        (51)        67           (41)
OTHER INCOME (EXPENSE):
  Interest income, net..................         32         55         47             3
  Other.................................        (41)        34          8            39
                                          ---------  ---------  ---------    ------------
INCOME (LOSS) BEFORE INCOME TAXES.......        103         38        122             1
PROVISION (BENEFIT) FOR INCOME TAXES....         50         30         60        --
                                          ---------  ---------  ---------    ------------
NET INCOME (LOSS).......................  $      53  $       8  $      62      $      1
                                          =========  =========  =========    ============

    The accompanying notes are an integral part of these combined financial statements.

                     S.M. LAWRENCE INC. AND RELATED COMPANY
                  COMBINED STATEMENTS OF SHAREHOLDERS' EQUITY
                    (IN THOUSANDS, EXCEPT SHARE INFORMATION)

                                          COMMON STOCK                                     TOTAL
                                       ------------------    RETAINED     TREASURY     SHAREHOLDERS'
                                        SHARES     AMOUNT    EARNINGS       STOCK         EQUITY
                                       ---------   ------    ---------    ---------    -------------
BALANCE, October 31, 1993............      1,480   $ 161      $ 1,890       $ (15)        $ 2,036
     Net income......................     --        --             53       --                 53
                                       ---------   ------    ---------    ---------    -------------
BALANCE, October 31, 1994............      1,480     161        1,943         (15)          2,089
     Net income......................     --        --              8       --                  8
                                       ---------   ------    ---------    ---------    -------------
BALANCE, October 31, 1995............      1,480     161        1,951         (15)          2,097
     Net income......................     --        --             62       --                 62
                                       ---------   ------    ---------    ---------    -------------
BALANCE, October 31, 1996............      1,480     161        2,013         (15)          2,159
     Net income......................     --        --              1       --                  1
                                       ---------   ------    ---------    ---------    -------------
BALANCE, June 30, 1997...............      1,480   $ 161      $ 2,014       $ (15)        $ 2,160
                                       =========   ======    =========    =========    =============

    The accompanying notes are an integral part of these combined financial statements.

                     S.M. LAWRENCE INC. AND RELATED COMPANY
                       COMBINED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                           YEARS ENDED OCTOBER 31,        EIGHT MONTHS
                                       -------------------------------        ENDED
                                         1994       1995       1996       JUNE 30, 1997
                                       ---------  ---------  ---------   ---------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss)..................  $      53  $       8  $      62       $     1
  Adjustments to reconcile net income
     (loss) to net cash provided by
     (used in) operating
     activities --
     Depreciation and amortization...        263        121        200           152
     Gain on sale of property and
       equipment.....................     --         --         --              (128)
     Changes in operating assets and
       liabilities
       (Increase) decrease in --
          Accounts receivable........        262        203     (1,502)          115
          Inventories................        (18)       (26)       (38)           42
          Costs and estimated
             earnings in excess of
             billings on uncompleted
             contracts...............         42         26       (292)           80
          Prepaid expenses and other
             assets..................         46        (13)         3          (206)
       Increase (decrease) in --.....
          Accounts payable and
             accrued expenses........       (156)       143      1,584          (778)
          Billings in excess of costs
             on uncompleted
             contracts...............         33       (171)        45           380
                                       ---------  ---------  ---------   ---------------
               Net cash provided by
                  (used in) operating
                  activities.........        525        291         62          (342)
                                       ---------  ---------  ---------   ---------------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Payments of (additions to) cash
     surrender value of insurance....        (38)       (45)       (19)      --
  Sales (purchases) of property and
     equipment, net..................        (74)      (380)      (386)         (123)
                                       ---------  ---------  ---------   ---------------
               Net cash used in
                  investing
                  activities.........       (112)      (425)      (405)         (123)
                                       ---------  ---------  ---------   ---------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Payments on note receivable from
     shareholder.....................     --             (2)       (10)      --
  Proceeds received on note from
     shareholder.....................     --             12     --           --
  Payments on note payable to
     shareholder.....................       (181)    --         --           --
  Borrowings on long-term debt.......     --         --         --               300
                                       ---------  ---------  ---------   ---------------
               Net cash provided by
                  (used in)
                  financing
                  activities.........       (181)        10        (10)          300
                                       ---------  ---------  ---------   ---------------
NET INCREASE (DECREASE) IN CASH AND
  CASH EQUIVALENTS...................        232       (124)      (353)         (165)
CASH AND CASH EQUIVALENTS, beginning
  of period..........................        572        804        680           327
                                       ---------  ---------  ---------   ---------------
CASH AND CASH EQUIVALENTS, end of
  period.............................  $     804  $     680  $     327       $   162
                                       =========  =========  =========   ===============
SUPPLEMENTAL DISCLOSURE OF CASH FLOW
  INFORMATION:
  Cash paid for --
     Interest........................  $      14  $  --      $       5       $--
     Income taxes....................     --             16         14       --

    The accompanying notes are an integral part of these combined financial statements.

                     S.M. LAWRENCE INC. AND RELATED COMPANY
                     NOTES TO COMBINED FINANCIAL STATEMENTS

1.  BUSINESS AND ORGANIZATION:

     S.M. Lawrence Inc., a Tennessee corporation (the "Company") focuses on providing "design and build" installation services and process piping primarily for industrial facilities and maintenance, repair and replacement of commercial and industrial HVAC systems. S.M. Lawrence primarily operates in Tennessee and the immediately surrounding states.

     The Company and its shareholders intend to enter into a definitive agreement with Comfort Systems USA, Inc. ("Comfort Systems") pursuant to which all outstanding shares of the Company's common stock will be exchanged for cash and shares of Comfort Systems common stock concurrently with the consummation of the initial public offering (the "Offering") of the common stock of Comfort Systems.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

BASIS OF PRESENTATION

     The financial statements include the accounts and results of operations of S.M. Lawrence Inc. and Lawrence Services, Inc. which are under common control and management of two individuals. All significant intercompany transactions and balances have been eliminated in combination.

CASH AND CASH EQUIVALENTS

     The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

INVENTORIES

     Inventories consist of duct materials, air conditioning equipment, refrigeration supplies and accessories held for use in the ordinary course of business and are stated at the lower of cost or market using the first-in, first-out (FIFO) method.

PROPERTY AND EQUIPMENT

     Property and equipment are stated at cost, and depreciation is computed using an accelerated method of depreciation. Leasehold improvements are capitalized and amortized over the lesser of the life of the lease or the estimated useful life of the asset.

     Expenditures for repairs and maintenance are charged to expense when incurred. Expenditures for major renewals and betterments, which extend the useful lives of existing equipment, are capitalized and depreciated. Upon retirement or disposition of property and equipment, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the statements of operations.

REVENUE RECOGNITION

     The Company recognizes revenue when services are performed except when work is being performed under a construction contract. Revenues from construction contracts are recognized on the percentage-of-completion method measured by the percentage of costs incurred to total estimated costs for each contract. Provisions for the total estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, job conditions, estimated profitability and final contract settlements may result in revisions to costs and income and their effects are recognized in the period in which the revisions are determined.

     The balances billed but not paid by customers pursuant to retainage provisions in construction contracts will be due upon completion of the contracts and acceptance by the customer. Based on the Company's experience with similar contracts in recent years, the retention balance will be billed and collected in the upcoming fiscal year.

                     S.M. LAWRENCE INC. AND RELATED COMPANY
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

WARRANTY COSTS

     The Company warrants labor and parts for one year after installation of new air conditioning and heating systems. A reserve for warranty costs is recorded upon completion of installation or service.

INCOME TAXES

     The Company follows the liability method of accounting for income taxes in accordance with Statement of Financial Accounting Standards (SFAS) No. 109. Under this method, deferred income taxes are recorded based upon the differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the underlying assets or liabilities are recovered or settled.

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires the use of estimates and assumptions by management in determining the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NEW ACCOUNTING PRONOUNCEMENT

     Effective January 1, 1996, the Company adopted SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." Accordingly, in the event that facts and circumstances indicate that property and equipment, and intangible or other assets may be impaired, an evaluation of recoverability would be performed. If an evaluation is required, the estimated future undiscounted cash flows associated with the asset are compared to the asset's carrying amount to determine if a write-down to market value is necessary. Adoption of this standard did not have a material effect on the financial position or results of operations of the Company.

3.  PROPERTY AND EQUIPMENT:

     Property and equipment consist of the following (dollars in thousands):

                                         ESTIMATED         OCTOBER 31,
                                        USEFUL LIVES   --------------------
                                          IN YEARS       1995       1996
                                        ------------   ---------  ---------
Transportation equipment.............      5           $     774  $     907
Machinery and equipment..............      7                 648        677
Furniture and fixtures...............      5                 145        210
Leasehold improvements...............      32                122        231
Construction in process..............                         81     --
                                                       ---------  ---------
                                                           1,770      2,025
Less -- Accumulated depreciation and
  amortization.......................                     (1,311)    (1,381)
                                                       ---------  ---------
          Property and equipment,
             net.....................                  $     459  $     644
                                                       =========  =========

                     S.M. LAWRENCE INC. AND RELATED COMPANY
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

4.  DETAIL OF CERTAIN BALANCE SHEET ACCOUNTS:

     Accounts payable and accrued expenses consist of the following (in thousands):

                                           OCTOBER 31,
                                       --------------------
                                         1995       1996
                                       ---------  ---------
Accounts payable, trade..............  $     620  $   1,560
Accrued compensation and benefits....        466      1,091
Other accrued expenses...............         67         86
                                       ---------  ---------
                                       $   1,153  $   2,737
                                       =========  =========

     Installation contracts in progress are as follows (in thousands):

                                           OCTOBER 31,
                                       --------------------
                                         1995       1996
                                       ---------  ---------
Costs incurred on contracts in
  progress...........................  $  13,475  $  15,503
Estimated earnings, net of losses....      4,193      5,641
                                       ---------  ---------
                                          17,668     21,144
Less -- Billings to date.............     17,901     21,130
                                       ---------  ---------
                                       $    (233) $      14
                                       =========  =========
Costs and estimated earnings in
  excess of billings on
  uncompleted contracts..............  $      66  $     358
Billings in excess of costs and
  estimated earnings on
  uncompleted contracts..............       (299)      (344)
                                       ---------  ---------
                                       $    (233) $      14
                                       =========  =========

5.  LINE OF CREDIT:

     The Company had an unsecured bank line of credit at October 31, 1995 and 1996, with an outstanding balance of $0 for all years. The available balance was $800,000 for 1995 and $850,000 for 1996. The line of credit is secured by guarantees and is payable upon demand. Interest is payable on the line of credit at prime plus 1 percent.

6.  LEASES:

     The Company leases facilities from a company which is owned by one of the shareholders. The lease is for a one-year period and is renewed annually. For each year ended October 31, 1994, 1995 and 1996, the rent expense under this related-party lease was $110,400, and $74,000 for the eight months ended June 30, 1997.

                     S.M. LAWRENCE INC. AND RELATED COMPANY
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

7.  INCOME TAXES:

     Federal and state income taxes are as follows (in thousands):

                                                       OCTOBER 31,
                                          -------------------------------------
                                             1994         1995         1996
                                          -----------  -----------  -----------
Federal --
     Current............................   $      25    $      24    $      54
     Deferred...........................          17            1           (3)
State --
     Current............................           5            4           10
     Deferred...........................           3            1           (1)
                                                 ---          ---          ---
                                           $      50    $      30    $      60
                                                 ===          ===          ===

     Actual income tax expense differs from income tax expense computed by applying the U.S. federal statutory corporate tax rate of 34 percent to income before income taxes for 1994 and 1995 and 35 percent for 1996 as follows (in thousands):

                                                       OCTOBER 31,
                                          -------------------------------------
                                             1994         1995         1996
                                          -----------  -----------  -----------
Provision at the statutory rate.........   $      35    $      13    $      39
Increase resulting from --
     State income tax, net of benefits
       for federal deduction............           5            3            6
     Other..............................          10           14           15
                                                 ---          ---          ---
                                           $      50    $      30    $      60
                                                 ===          ===          ===

     Deferred income tax provisions result from temporary differences in the recognition of income and expenses for financial reporting purposes and for tax purposes. The tax effects of these temporary differences representing deferred tax assets and liabilities result principally from the following (in thousands):

                                                OCTOBER 31,
                                          ------------------------
                                             1995         1996
                                          -----------  -----------
Accruals and reserves not deductible
  until paid............................   $      (1)   $       2
                                                 ---          ---
Net deferred income tax assets
  (liabilities).........................   $      (1)   $       2
                                                 ===          ===

     The net deferred tax assets and liabilities are comprised of the following (in thousands):

                                                OCTOBER 31,
                                          ------------------------
                                             1995         1996
                                          -----------  -----------
Deferred tax assets --
     Current............................   $  --        $       2
                                                 ---          ---
          Total.........................      --                2
                                                 ---          ---
Deferred tax liabilities --
     Current............................          (1)      --
                                                 ---          ---
          Total.........................          (1)      --
                                                 ---          ---
          Net deferred income tax assets
             (liabilities)..............   $      (1)   $       2
                                                 ===          ===

                     S.M. LAWRENCE INC. AND RELATED COMPANY
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

8.  RELATED-PARTY TRANSACTIONS:

     The Company loans one of the shareholders money annually. In 1994, the shareholder signed a promissory note for $44,695 to be paid on demand, accruing interest at eight percent. The entire balance remained outstanding at year-end 1994. The entire note was repaid during fiscal year 1995. In fiscal year 1995, the shareholder signed a promissory note for $50,435 to be paid on demand, accruing interest at eight percent. The entire amount remained outstanding at year-end 1995. The entire note was repaid during fiscal year 1996. In 1996, the shareholder signed a promissory note for $75,435 to be paid on demand, accruing interest at eight percent. The entire balance remained outstanding at year-end 1996.

     The Company entered into a non-compete agreement with a former major shareholder on November 1, 1991 for $542,562. Under this agreement, the former shareholder agreed not to compete with the Company for a period of 36 months beginning with November 1, 1991. The principal to be paid was recorded as an asset and was fully amortized over 36 months. The last payment of $180,854 was made during fiscal 1994.

     In September 1995, the Company entered into an agreement to purchase equipment from a related party. The terms of the agreement included a $2,776 cash down payment and a note payable due in one year for $11,852. Payments on the note were $1,975 and $9,877 during 1995 and 1996, respectively.

9.  COMMITMENTS AND CONTINGENCIES:

LITIGATION

     The Company is involved in legal actions arising in the ordinary course of business. Management does not believe the outcome of such legal actions will have a material adverse effect on the Company's financial position or results of operations.

INSURANCE

     The Company carries a broad range of insurance coverage, including general and business auto liability, commercial property, workers' compensation and a general umbrella policy. The Company has not incurred significant claims or losses on any of its insurance policies.

     The Company has adopted a partially self-funded medical plan. Under this plan, the Company pays up to $20,000 per year per employee. The Company's insurance copay pays the remaining amount. For the years ended December 31, 1994, 1995, and 1996 the Company contributed $102,647, $82,866 and $143,788, respectively. For the eight months ended June 30, 1997, the Company contributed $114,000. For claims incurred but not yet reported the Company accrued $25,000 for the years ended December 31, 1995 and 1996.

10.  EMPLOYEE BENEFIT PLANS:

     The Company has adopted a 401(k) retirement plan which provides for 100 percent matching contribution by the Company, up to a maximum liability of 5 percent of each participating employee's annual compensation. The Company has the right to make additional discretionary contributions. Total contributions by the Company under this plan to provide contributions and pay expenses were $57,434, $141,105 and $368,377 during 1994, 1995, and 1996, respectively, and approximately $111,000 for the eight months ended June 30, 1997. Amounts due to this plan were approximately $117,508 and $397,000 for the years ended December 31, 1995 and 1996, respectively, and approximately $98,000 for the eight months ended June 30, 1997.

                     S.M. LAWRENCE INC. AND RELATED COMPANY
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

11.  FINANCIAL INSTRUMENTS:

     The Company's financial instruments consist of cash and cash equivalents, notes receivable, investments, notes payable and a line of credit. The Company believes that the carrying value of these instruments on the accompanying balance sheet approximates their fair value.

12.  SALES TO SIGNIFICANT CUSTOMER:

     During 1996, one customer accounted for approximately 19 percent of the Company's sales.

13.  INVESTMENT IN AIRCRAFT

     In December 1996, the Company entered into an agreement to purchase a one-third interest in an investment. The investment is a partnership and will own an aircraft, available for use by any of the partners. The Company's cost for this investment was $100,000. In connection with the agreement, the Company signed a note payable to the partnership on December 31, 1996 for $100,000 with interest of 7 percent. This note was fully paid in 1997.

14.  SUBSEQUENT EVENTS:

     In March 1997, the Company and its shareholders entered into a definitive agreement with a wholly-owned subsidiary of Comfort Systems, providing for the merger of the Company with the subsidiary of Comfort Systems. On July 2, 1997, Comfort Systems completed its initial public offering and the merger with the Company

     Concurrently with the merger, the Company entered into agreements with the shareholders to lease land and buildings used in the Company's operations for $125,000 for a one-year period beginning January 1, 1998.

     In connection with the merger, Comfort Systems assumed all debt of the Company. Subsequent to the IPO, substantially all of the debt has been repaid.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Accurate Air Systems, Inc.:

     We have audited the accompanying balance sheets of Accurate Air Systems, Inc. as of June 30, 1995, December 31, 1995 and 1996, and the related statements of operations, shareholder's equity and cash flows for each of the years ended June 30, 1994 and 1995, for the six months ended December 31, 1995, for the year ended December 31, 1996, and for the six months ended June 30, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Accurate Air Systems, Inc., as of June 30, 1995, December 31, 1995 and 1996, and the results of their operations and their cash flows for the years ended June 30, 1994 and 1995, for the six months ended December 31, 1995, for the year ended December 31, 1996, and for the six months ended June 30, 1997 in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP

Houston, Texas
February 25, 1998

                           ACCURATE AIR SYSTEMS, INC.
                                 BALANCE SHEETS
                    (IN THOUSANDS, EXCEPT SHARE INFORMATION)

                                           JUNE 30,   DECEMBER 31,  DECEMBER 31,
                                             1995         1995          1996
                                           --------   ------------  ------------
                 ASSETS
CURRENT ASSETS:
  Cash and cash equivalents.............    $   50       $   33        $   79
  Accounts receivable --
       Trade, net of allowance of $70,
          $70, and $33, respectively....     1,385        1,671         1,778
       Retainage........................       550          321           725
       Other receivables................         8           16            18
  Inventories...........................       122          129           104
  Costs and estimated earnings in excess
     of billings on uncompleted
     contracts..........................       275          212           231
  Prepaid expenses and other current
     assets.............................       181           81        --
                                           --------   ------------  ------------
       Total current assets.............     2,571        2,463         2,935
PROPERTY AND EQUIPMENT, net.............       804        1,014           925
DEFERRED TAX ASSET......................        14       --            --
                                           --------   ------------  ------------
       Total assets.....................    $3,389       $3,477        $3,860
                                           ========   ============  ============

  LIABILITIES AND SHAREHOLDER'S EQUITY
CURRENT LIABILITIES:
  Current maturities of long-term
     debt...............................    $   88       $  109        $   42
  Accounts payable and accrued
     expenses...........................     1,707        1,355         1,236
  Line of credit........................       374          600           500
  Note payable -- shareholder...........     --          --               630
  Billings in excess of costs and
     estimated earnings on uncompleted
     contracts..........................       229          206           312
                                           --------   ------------  ------------
       Total current liabilities........     2,398        2,270         2,720
LONG-TERM DEBT, net of current
  maturities............................        56          175           133
COMMITMENTS AND CONTINGENCIES
SHAREHOLDER'S EQUITY:
  Common stock $1 par, 250,000 shares
     authorized, 1,000 shares issued and
     outstanding........................         1            1             1
  Retained earnings.....................       934        1,031         1,006
                                           --------   ------------  ------------
       Total shareholder's equity.......       935        1,032         1,007
                                           --------   ------------  ------------
       Total liabilities and
          shareholder's equity..........    $3,389       $3,477        $3,860
                                           ========   ============  ============

   The accompanying notes are an integral part of these financial statements.

                           ACCURATE AIR SYSTEMS, INC.
                            STATEMENTS OF OPERATIONS
                                 (IN THOUSANDS)

                                                                 SIX MONTHS                     SIX MONTHS
                                        YEARS ENDED JUNE 30,       ENDED         YEAR ENDED       ENDED
                                        --------------------    DECEMBER 31,    DECEMBER 31,     JUNE 30,
                                          1994        1995          1995            1996           1997
                                        --------    --------    ------------    ------------    ----------
REVENUES.............................    $9,763     $ 12,171       $5,585         $ 16,806        $6,204
COSTS OF SERVICES....................     7,204        8,998        4,312           13,270         4,776
                                        --------    --------    ------------    ------------    ----------
     Gross profit....................     2,559        3,173        1,273            3,536         1,428
SELLING, GENERAL AND ADMINISTRATIVE
EXPENSES.............................     2,681        2,960        1,131            3,037         1,200
                                        --------    --------    ------------    ------------    ----------
     Income (Loss) from
       operations....................      (122)         213          142              499           228
OTHER INCOME/(EXPENSE):
     Interest expense................       (21)         (48)         (41)             (80)          (65)
     Other...........................        (9)          (9)          (4)              14             7
                                        --------    --------    ------------    ------------    ----------
INCOME (LOSS) BEFORE INCOME TAXES....      (152)         156           97              433           170
                                        --------    --------    ------------    ------------    ----------
PROVISION (BENEFIT) FOR INCOME
TAXES................................       (54)          60       --               --             --
                                        --------    --------    ------------    ------------    ----------
NET INCOME (LOSS)....................    $  (98)    $     96       $   97         $    433        $  170
                                        ========    ========    ============    ============    ==========

   The accompanying notes are an integral part of these financial statements.

                           ACCURATE AIR SYSTEMS, INC.
                       STATEMENTS OF SHAREHOLDER'S EQUITY
                    (IN THOUSANDS, EXCEPT SHARE INFORMATION)

                                          COMMON STOCK                         TOTAL
                                        -----------------     RETAINED     SHAREHOLDER'S
                                        SHARES     AMOUNT     EARNINGS        EQUITY
                                        ------     ------     --------     -------------
BALANCE, June 30, 1993...............    1,000      $  1       $  941         $   942
     Net loss........................     --        --            (98)            (98)
                                        ------     ------     --------     -------------
BALANCE, June 30, 1994...............    1,000         1          843             844
     Distribution to shareholder.....     --        --             (5)             (5)
     Net income......................     --        --             96              96
                                        ------     ------     --------     -------------
BALANCE, June 30, 1995...............    1,000         1          934             935
     Net income......................     --        --             97              97
                                        ------     ------     --------     -------------
BALANCE, December 31, 1995...........    1,000         1        1,031           1,032
     Distributions to shareholder....     --        --           (458)           (458)
     Net income......................     --        --            433             433
                                        ------     ------     --------     -------------
BALANCE, December 31, 1996...........    1,000      $  1       $1,006         $ 1,007
     Distributions to shareholders...     --        --           (101)           (101)
     Net income......................     --        --            170             170
                                        ------     ------     --------     -------------
BALANCE, June 30, 1997...............    1,000      $  1       $1,075         $ 1,076
                                        ======     ======     ========     =============

   The accompanying notes are an integral part of these financial statements.

                           ACCURATE AIR SYSTEMS, INC.
                            STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                       YEAR ENDED JUNE 30,    SIX MONTHS                   SIX MONTHS
                                                                ENDED        YEAR ENDED      ENDED
                                       --------------------  DECEMBER 31,   DECEMBER 31,    JUNE 30,
                                         1994       1995         1995           1996          1997
                                       ---------  ---------  ------------   ------------   ----------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss)..................  $     (98) $      96     $   97         $  433        $  170
  Adjustments to reconcile net income
     (loss) to net cash
     provided by (used in) operating
     activities --
     Depreciation and amortization...        128        124         85            186           110
     Deferred income tax provision...       (150)       (70)        81         --             --
     Changes in operating assets and
      liabilities --
       (Increase) decrease in --
          Accounts receivable........        127       (395)       (66)          (513)          (16)
          Costs and estimated
           earnings in excess of
           billings on uncompleted
           contracts.................        (90)       (58)        63            (19)          (99)
          Prepaid expenses and other
           current assets............         (1)       (44)        31             81           (12)
          Inventories................        (22)       (16)        (7)            25           (37)
       Increase (decrease) in --
          Accounts payable and
           accrued expenses..........        365        419       (350)          (119)          278
          Billings in excess of costs
             and estimated earnings
             on uncompleted
             contracts...............         64        119        (22)           106          (162)
                                       ---------  ---------  ------------   ------------   ----------
       Net cash provided by (used in)
         operating activities........        323        175        (88)           180           232
                                       ---------  ---------  ------------   ------------   ----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Sales (purchase) of property and
   equipment.........................       (100)      (347)      (295)           (97)          (52)
                                       ---------  ---------  ------------   ------------   ----------
       Net cash provided by (used in)
         investing activities........       (100)      (347)      (295)           (97)          (52)
                                       ---------  ---------  ------------   ------------   ----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Borrowings of long-term debt.......     --            183        192         --               239
  Payments of long-term debt.........       (186)       (39)       (52)          (109)        --
  Borrowings of short-term debt......     --         --         --                630         --
  Borrowings on line of credit.......         50     --            226         --             --
  Payments on line of credit.........     --            (76)    --               (100)        --
  Distributions to shareholder.......     --             (5)    --               (458)         (290)
                                       ---------  ---------  ------------   ------------   ----------
       Net cash provided by (used in)
         financing activities........       (136)        63        366            (37)          (51)
                                       ---------  ---------  ------------   ------------   ----------
NET INCREASE (DECREASE) IN CASH AND
  CASH EQUIVALENTS...................         87       (109)       (17)            46           129
CASH AND CASH EQUIVALENTS, beginning
  of period..........................         72        159         50             33            79
                                       ---------  ---------  ------------   ------------   ----------
CASH AND CASH EQUIVALENTS, end of
  period.............................  $     159  $      50     $   33         $   79        $  208
                                       =========  =========  ============   ============   ==========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW
  INFORMATION:
  Cash paid for --
     Interest........................  $      21  $      48     $   41         $   79        $   66
     Income taxes....................         53         34     --             --             --

   The accompanying notes are an integral part of these financial statements.

                           ACCURATE AIR SYSTEMS, INC.
                         NOTES TO FINANCIAL STATEMENTS

1.  BUSINESS AND ORGANIZATION:

     Accurate Air Systems, Inc., a Texas corporation, (the "Company") focuses on providing "design and build" installation services and maintenance, repair and replacement of HVAC systems for commercial facilities. Accurate primarily operates in Texas and Oklahoma.

     The Company and its shareholder intend to enter into a definitive agreement with Comfort Systems USA, Inc. ("Comfort Systems") pursuant to which all outstanding shares of the Company's common stock will be exchanged for cash and shares of Comfort Systems common stock concurrently with the consummation of the initial public offering (the "Offering") of the common stock of Comfort
Systems.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

CHANGE IN FISCAL YEAR END

     Effective July 1, 1995, the Company changed its fiscal year end from June 30 to December 31. The statements of operations, shareholder's equity and cash flows for the six months ended December 31, 1995 are presented in the accompanying financial statements. The results of operations for the six month period are not necessarily indicative of the results for a full year period.

CASH AND CASH EQUIVALENTS

     The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

INVENTORIES

     Inventories consist of duct materials, air conditioning equipment, refrigeration supplies and accessories held for use in the ordinary course of business and are stated at the lower of cost or market using the weighted-average method.

PROPERTY AND EQUIPMENT

     Property and equipment are stated at cost, and depreciation is computed using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are capitalized and amortized over the lesser of the life of the lease or the estimated useful life of the asset.

     Expenditures for repairs and maintenance are charged to expense when incurred. Expenditures for major renewals and betterments, which extend the useful lives of existing equipment, are capitalized and depreciated. Upon retirement or disposition of property and equipment, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the statement of operations.

REVENUE RECOGNITION

     The Company recognizes revenue when services are performed except when work is being performed under a construction contract. Revenues from construction contracts are recognized on the percentage-of-completion method measured by the percentage of costs incurred to total estimated costs for each contract. Provisions for the total estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, job conditions, estimated profitability and final contract settlements may result in revisions to costs and income and their effects are recognized in the period in which the revisions are determined.

     The balances billed but not paid by customers pursuant to retainage provisions in construction contracts will be due upon completion of the contracts and acceptance by the customer. Based on the Company's experience with similar contracts in recent years, the retention balance will be billed and collected in the upcoming fiscal year.

                           ACCURATE AIR SYSTEMS, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

WARRANTY COSTS

     The Company warrants labor for the first year after installation on new air conditioning and heating systems. The Company generally warrants labor for 90 days after the servicing of existing air conditioning and heating systems. A reserve for warranty costs is recorded upon completion of installation or service.

INCOME TAXES

     Effective July 1, 1995, the Company elected S Corporation status as defined by the Internal Revenue Code whereby the Company is not subject to taxation for federal purposes. Under S Corporation status, each shareholder reports his share of the Company's taxable earnings or losses in his personal federal and state tax returns. The balance in the deferred tax liability account at July 1, 1995 was credited to income during the six month period ended December 31, 1995.

     Prior to July 1, 1995, the Company followed the liability method of accounting for income taxes in accordance with Statement of Financial Accounting Standards (SFAS) No. 109. Under this method, deferred income taxes were recorded based upon differences between the financial reporting and tax bases of assets and liabilities and were measured using the enacted tax rates and laws that would have been in effect when the underlying assets or liabilities were recovered or settled.

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires the use of estimates and assumptions by management in determining the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NEW ACCOUNTING PRONOUNCEMENT

     Effective January 1, 1996, the Company adopted SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." Accordingly, in the event that facts and circumstances indicate that property and equipment, and intangible or other assets may be impaired, an evaluation of recoverability would be performed. If an evaluation is required, the estimated future undiscounted cash flows associated with the asset are compared to the asset's carrying amount to determine if a write-down to market value is necessary. Adoption of this standard did not have a material effect on the financial position or results of operations of the Company.

3.  PROPERTY AND EQUIPMENT:

     Property and equipment consist of the following (dollars in thousands):

                                         ESTIMATED                      DECEMBER 31,
                                        USEFUL LIVES     JUNE 30,   --------------------
                                          IN YEARS         1995       1995       1996
                                        ------------     --------   ---------  ---------
Land.................................       --            $  200    $     200  $     200
Buildings............................      31.5              205          213        213
Transportation equipment.............       5                414          336        241
Machinery and equipment..............     5 - 7              262          477        510
Leasehold improvements...............    15 - 18              57           60         61
Furniture and fixtures...............     5 - 7               74          122        133
                                                         --------   ---------  ---------
Less -- Accumulated depreciation and
  amortization.......................                       (408)        (394)      (433)
                                                         --------   ---------  ---------
     Property and equipment, net.....                     $  804    $   1,014  $     925
                                                         ========   =========  =========

                           ACCURATE AIR SYSTEMS, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

4.  DETAIL OF CERTAIN BALANCE SHEET ACCOUNTS (IN THOUSANDS):

     Activity in the Company's allowance for doubtful accounts consist of the following:

                                                       DECEMBER 31,
                                        JUNE 30,   --------------------
                                          1995       1995       1996
                                        --------      ---     ---------
Balance at beginning of year.........     $ 57     $      70  $      70
Additions to costs and expenses......       19        --         --
Deductions for uncollectible
  receivables written off and
  recoveries.........................       (6)       --            (37)
                                           ---           ---  ---------
                                          $ 70     $      70  $      33
                                           ===           ===  =========

     Accounts payable and accrued expenses consist of the following:

                                                       DECEMBER 31,
                                        JUNE 30,   --------------------
                                          1995       1995       1996
                                        --------   ---------  ---------
Accounts payable, trade..............    $  537    $     871  $     685
Accrued compensation and benefits....       509          179        288
Other accrued expenses...............       575          243        190
Warranty reserve.....................        86           62         73
                                        --------   ---------  ---------
                                         $1,707    $   1,355  $   1,236
                                        ========   =========  =========

     Installation contracts in progress are as follows:

                                                       DECEMBER 31,
                                        JUNE 30,   --------------------
                                          1995       1995       1996
                                        --------   ---------  ---------
Costs incurred on contracts in
progress.............................    $4,113    $   2,468  $   5,514
Estimated earnings, net of losses....     1,428          726      1,760
Less -- Billings to date.............     5,495        3,188      7,355
                                        --------   ---------  ---------
                                         $   46    $       6  $     (81)
                                        ========   =========  =========
Costs and estimated earnings in
  excess of billings on uncompleted
  contracts..........................    $  275    $     212  $     231
Billings in excess of costs and
  estimated earnings on uncompleted
  contracts..........................      (229)        (206)      (312)
                                        --------   ---------  ---------
                                         $   46    $       6  $     (81)
                                        ========   =========  =========

5.  SHORT-TERM DEBT:

     On October 15, 1996, the Company executed a renewal and extension of its revolving line of credit with its bank. The new agreement provides for maximum borrowings of up to $900,000 with interest payable monthly on the amount outstanding at the rate of prime plus one percent, not to exceed 18 percent. The agreement provides that the Company may borrow up to 70 percent of its accounts receivable that are less than sixty days past due. The revolving line of credit is secured by accounts receivable and the personal guaranty of the sole shareholder, and requires the Company to maintain certain minimum tangible net worth and cash flow ratios. Balances outstanding relating to the line are approximately $374,000, $600,000, and $500,000 as of June 30, 1995, and December 31, 1995 and 1996, respectively. The Company was in compliance with all covenants at each applicable year end.

     On December 27, 1996, the Company borrowed $630,000 from the Company's shareholder. Interest is payable monthly at a rate of 9 percent on the outstanding balance. The note matures on June 30, 1997. The entire balance was outstanding as of December 31, 1996.

                           ACCURATE AIR SYSTEMS, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

6.  LONG-TERM DEBT:

                                                       DECEMBER 31,
                                        JUNE 30,   --------------------
                                          1995       1995       1996
                                        --------   ---------  ---------
                                                (IN THOUSANDS)
Note payable, secured by real estate,
  payable in twenty-four installments
  of $2,540 including interest at
  9.50% per annum with the final
  payment due January 28, 1997.......    $   44    $      31  $  --
Notes payable, secured by
  transportation and operating
  equipment, monthly installments of
  various amounts, including interest
  at rates ranging from 9.00% to
  9.75% per annum until 1997.........       100           69         21
Note payable, secured by operating
  equipment, payable in thirty-five
  installments of $3,177 including
  interest at a rate of prime plus
  one percent. A final payment of
  $128,696 due on August 1, 1998.....     --             184        154
                                        --------   ---------  ---------
                                            144          284        175
Less -- Current maturities...........        88          109         42
                                        --------   ---------  ---------
                                         $   56    $     175  $     133
                                        ========   =========  =========

     The aggregate maturities of long-term debt as of December 31, 1996, are as follows (in thousands):

1997.................................  $      42
1998.................................        133
                                       ---------
                                       $     175
                                       =========

7.  LEASES:

     The Company leases facilities from a company which is partially owned by the shareholder. The lease expires in April 1999. The rent paid under this related-party lease was approximately $15,000, $60,000, $30,000 and $60,000 for the years ended June 30, 1994 and 1995, the six months ended December 31, 1995 and the year ended December 31, 1996 respectively. The Company also leased a facility from a third party, which expired on December 31, 1996. The rent paid under this lease was approximately $12,000, $12,000, $6,000 and $13,200 for the years ended June 30, 1994 and 1995, the six months ended December 31, 1995, and the year ended December 31, 1996, respectively. The leases require the Company to pay taxes, maintenance, insurance and certain other operating costs of the leased properties.

     The Company also leases vehicles for operations which expire in 1998. The payments under these vehicle leases were approximately $--, $1,400, $26,000, $94,000, and $103,000, for the years ended June 30, 1994 and 1995, the six months ended December 31, 1995, the year ended December 31, 1996, and the six months ended June 30, 1997, respectively.

     Concurrently with the merger, the Company entered into new agreements with a company partially owned by the shareholder to lease land and buildings owned by such party used in the Company's operations for $84,700 per year for five years commencing on June 27, 1997.

                           ACCURATE AIR SYSTEMS, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     Future minimum lease payments for operating leases are as follows (in thousands):

                                           DECEMBER 31,
                                               1996
                                           ------------
Year Ended
     1997...............................      $  197
     1998...............................          60
     1999...............................          15
                                           ------------
                                              $  272
                                           ============

8.  INCOME TAXES (IN THOUSANDS):

     Federal and state income taxes are as follows:

                                          YEAR ENDED JUNE 30,
                                          --------------------
                                            1994       1995
                                          ---------  ---------
Federal --
     Current............................  $     (37) $     111
     Deferred...........................         (9)       (60)
State --
     Current............................         (7)        20
     Deferred...........................         (1)       (11)
                                          ---------  ---------
                                          $     (54) $      60
                                          =========  =========

     Actual income tax expense differs from income tax expense computed by applying the U.S. federal statutory corporate tax rate of 34 percent to income before income taxes as follows:

                                          YEAR ENDED JUNE 30,
                                          --------------------
                                            1994       1995
                                          ---------  ---------
Provision at the statutory rate.........  $     (52) $      53
Increase (decrease) resulting from --
     State income tax, net of benefit
      for federal deduction.............         (2)         6
     Other..............................         --          1
                                          ---------  ---------
                                          $     (54) $      60
                                          =========  =========

     Deferred income tax provisions result from temporary differences in the recognition of income and expenses for financial reporting purposes and for tax purposes. The tax effects of these temporary differences representing deferred tax assets and liabilities result principally from the following:

                                        JUNE 30,
                                          1995
                                        --------
Depreciation and amortization........    $   14
Accruals and reserves not deductible
  until paid.........................       121
State taxes..........................        (4)
Cash to accrual adjustments..........       (50)
                                        --------
Net deferred income tax assets.......    $   81
                                        ========

                           ACCURATE AIR SYSTEMS, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     The net deferred tax assets and liabilities are comprised of the following:

                                        JUNE 30,
                                          1995
                                        --------
Deferred tax assets --
     Current.........................    $  114
     Long-term.......................        14
                                        --------
          Total......................       128
                                        --------
Deferred tax liabilities --
     Current.........................        47
     Long-term.......................     --
                                        --------
          Total......................        47
                                        --------
          Net deferred income tax
              assets.................    $   81
                                        ========

9.  COMMITMENTS AND CONTINGENCIES:

LITIGATION

     The Company is involved in legal actions arising in the ordinary course of business. Management does not believe the outcome of such legal actions will have a material adverse effect on the Company's financial position or results of operations.

INSURANCE

     The Company carries a broad range of insurance coverage, including general and business auto liability, commercial property, workers' compensation and a general umbrella policy. The Company has not incurred significant claims or losses on any of its insurance policies.

     Effective January 1, 1995, the Company became self-insured for medical claims up to $30,000 per year per covered individual per event. Claims in excess of these amounts are covered by a stop-loss policy. The Company has recorded reserves for self-insured claims based on estimated claims incurred through June 30, 1995, six months ended December 31, 1995 and the year ended December 31, 1996.

10.  EMPLOYEE BENEFIT PLANS:

     The Company has adopted a 401(k) plan which provides for 10 percent matching contributions by the Company, up to a maximum of 6 percent of each participating employee's annual compensation. The Company has the right to make additional discretionary contributions. Employees become 100 percent vested in the employer's contribution after 7 years of service. Total contributions by the Company under this plan to provide contributions and pay expenses were approximately $118,000, $131,000, $12,000 and $199,000 during the years ended June 30, 1994 and 1995, the six months ended December 31, 1995 and the year ended December 31, 1996, respectively. Amounts due to this plan were approximately $109,000, $-- and $173,000 for the year ended June 30, 1995, the six months ended December 31, 1995 and the year ended December 31, 1996, respectively.

     The Company also adopted a discretionary profit-sharing plan under which the Company may contribute up to 25 percent of a participant's compensation, up to a maximum contribution of $30,000. Employees become 100 percent vested in the employer's contributions after 7 years of service. The Company's contributions and administrative expenses were approximately $5,000, $8,000, $-- and $--, for the years ended June 30, 1994 and 1995, and six months ended December 31, 1995 and the year ended December 31, 1996, respectively.

                           ACCURATE AIR SYSTEMS, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

11.  FINANCIAL INSTRUMENTS:

     The Company's financial instruments consist of cash and cash equivalents, notes payable, a line of credit, and debt. The Company believes that the carrying value of these instruments on the accompanying balance sheet approximates their fair value.

12.  CAPITAL STOCK:

     In addition to the 250,000 authorized shares of $1 par value voting common stock, the Company has the following classes of authorized capital stock. None of these three classes have been issued.

                                          SHARES          PAR
                                        AUTHORIZED       VALUE
                                        -----------      ------
Nonvoting Common.....................     250,000         $  1
Voting Preferred.....................     250,000         $  1
Nonvoting Preferred..................     250,000         $  1

     In connection with the merger, the Company transferred certain assets to the shareholder, consisting of land, buildings, and automobiles, with a total carrying value of approximately $370,000 as of June 30, 1997. The Company also distributed approximately $101,000 to its shareholder as of June 30, 1997.

13.  SALES TO SIGNIFICANT CUSTOMERS:

     For the years ended June 30, 1994 and 1995, the six months ended December 31, 1995, and year ended December 31, 1996 one customer accounted for approximately 12, 25, 13, and 0 percent, respectively, of the Company's revenue.

14.  SUBSEQUENT EVENTS:

     In March 1997, the Company and its shareholder entered into a definitive agreement with a wholly-owned subsidiary of Comfort Systems, providing for the merger of the Company with the subsidiary of Comfort Systems. On July 2, 1997, Comfort Systems completed its initial public offering and the merger with the Company.

     In connection with the merger, Comfort Systems assumed all debt of the Company. Subsequent to the IPO, substantially all of the debt has been repaid.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Eastern Heating and Cooling, Inc.:

     We have audited the accompanying balance sheet of Eastern Heating and Cooling, Inc., as of December 31, 1996, and the related statements of operations, shareholder's equity and cash flows for the year then ended, and the six months ended June 30, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Eastern Heating and Cooling, Inc., as of December 31, 1996, and the results of its operations and its cash flows for the year then ended, and the six months ended June 30, 1997 in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP

Houston, Texas
February 25, 1998

                       EASTERN HEATING AND COOLING, INC.
                                 BALANCE SHEETS
                    (IN THOUSANDS, EXCEPT SHARE INFORMATION)

                                        DECEMBER 31,
                                            1996
                                        ------------
               ASSETS
CURRENT ASSETS:
     Cash and cash equivalents.......      $   83
     Accounts receivable --
          Trade, net of allowance of
           $25.......................       1,214
          Retainage..................          43
          Other receivables..........          13
     Inventories.....................         100
     Costs and estimated earnings in
      excess of billings on
       uncompleted contracts.........          66
     Prepaid expenses and other
      current assets.................      --
                                        ------------
               Total current
                assets...............       1,519
PROPERTY AND EQUIPMENT, net..........         604
OTHER NONCURRENT ASSETS..............         144
                                        ------------
               Total assets..........      $2,267
                                        ============
LIABILITIES AND SHAREHOLDER'S EQUITY
CURRENT LIABILITIES:
     Current maturities of long-term
      debt...........................      $  302
     Accounts payable and accrued
      expenses.......................         826
     Line of credit..................         140
     Billings in excess of costs and
      estimated earnings on
      uncompleted contracts..........         102
                                        ------------
               Total current
                liabilities..........       1,370
PAYABLE TO SHAREHOLDER...............      --
LONG-TERM DEBT, net of current
  maturities.........................         431
COMMITMENTS AND CONTINGENCIES
SHAREHOLDER'S EQUITY:
     Common stock, no par value, 200
      shares authorized, 100 shares
      issued and outstanding.........          50
     Retained earnings...............         416
                                        ------------
               Total shareholder's
                equity...............         466
                                        ------------
               Total liabilities and
                shareholder's
                equity...............      $2,267
                                        ============

   The accompanying notes are an integral part of these financial statements.

                       EASTERN HEATING AND COOLING, INC.
                            STATEMENTS OF OPERATIONS
                                 (IN THOUSANDS)

                                                        SIX MONTHS
                                         YEAR ENDED       ENDED
                                        DECEMBER 31,     JUNE 30,
                                            1996           1997
                                        ------------    ----------

REVENUES.............................     $  7,944        $3,465

COST OF SERVICES.....................        5,276         2,112
                                        ------------    ----------

     Gross profit....................        2,668         1,353

SELLING, GENERAL AND ADMINISTRATIVE
  EXPENSES...........................        2,237         1,144
                                        ------------    ----------

     Income from operations..........          431           209

OTHER INCOME (EXPENSE):

     Interest expense................          (87)          (43)

     Other...........................           40            34
                                        ------------    ----------

NET INCOME...........................     $    384        $  200
                                        ============    ==========

   The accompanying notes are an integral part of these financial statements.

                       EASTERN HEATING AND COOLING, INC.
                       STATEMENTS OF SHAREHOLDER'S EQUITY
                    (IN THOUSANDS, EXCEPT SHARE INFORMATION)

                                          COMMON STOCK                      TOTAL
                                        ----------------    RETAINED    SHAREHOLDER'S
                                        SHARES    AMOUNT    EARNINGS       EQUITY
                                        ------    ------    --------    -------------
BALANCE, December 31, 1995...........      100     $ 50      $  356        $   406

     Distributions to shareholder....     --       --          (324)          (324)

     Net income......................     --       --           384            384
                                        ------    ------    --------    -------------

BALANCE, December 31, 1996...........      100     $ 50      $  416        $   466

     Distributions to shareholder....     --       --          (616)          (616)

     Net income......................     --       --           200            200
                                        ------    ------    --------    -------------

BALANCE, June 30, 1997...............      100     $ 50      $--           $    50
                                        ======    ======    ========    =============

   The accompanying notes are an integral part of these financial statements.

                       EASTERN HEATING AND COOLING, INC.
                            STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                        SIX MONTHS
                                         YEAR ENDED       ENDED
                                        DECEMBER 31,     JUNE 30,
                                            1996           1997
                                        ------------    ----------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income.........................      $  384         $  200
  Adjustments to reconcile net income
    to net cash provided by operating
    activities --
    Depreciation and amortization....         144             79
    Gain on sale of property and
     equipment.......................         (31)            13
    Changes in operating assets and
     liabilities --
      (Increase) decrease in --
         Accounts receivable.........        (434)             3
         Inventories.................           4            (13)
         Costs and estimated earnings
           in excess of billings on
           uncompleted contracts.....         123           (384)
         Other noncurrent assets.....          80           (181)
      Increase (decrease) in --
         Accounts payable and accrued
           expenses..................         246            701
         Billings in excess of costs
           and estimated earnings on
           uncompleted contracts.....          10             (4)
                                        ------------    ----------
             Net cash provided by
               operating
               activities............         526            414
                                        ------------    ----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Sale (purchase) of property and
    equipment, net...................        (224)          (126)
                                        ------------    ----------
             Net cash used in
               investing
               activities............        (224)          (126)
                                        ------------    ----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Borrowings of long-term debt.......         208            265
  Borrowings from shareholder........      --                465
  Payments of long-term debt.........        (280)         --
  Borrowings on line of credit.......         140          --
  Distributions to shareholder.......        (325)          (616)
                                        ------------    ----------
             Net cash provided by
               (used in) financing
               activities............        (257)           114
                                        ------------    ----------
NET INCREASE IN CASH AND CASH
  EQUIVALENTS........................          45            402
CASH AND CASH EQUIVALENTS, beginning
  of period..........................          38             83
                                        ------------    ----------
CASH AND CASH EQUIVALENTS, end of
  period.............................      $   83         $  485
                                        ============    ==========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW
  INFORMATION:
  Cash paid for --
    Interest.........................      $   52         $   43

   The accompanying notes are an integral part of these financial statements.

                       EASTERN HEATING AND COOLING, INC.
                         NOTES TO FINANCIAL STATEMENTS

1.  BUSINESS AND ORGANIZATION:

     Eastern Heating and Cooling, Inc., a New York corporation, (the
"Company") focuses on providing "design and build" installation and maintenance, repair and replacement of HVAC systems for commercial and industrial facilities. Eastern also offers continuous monitoring and control systems for commercial facilities. Eastern primarily operates in the area within a 75 mile radius of Albany, New York.

     The Company and its shareholder intends to enter into a definitive agreement with Comfort Systems USA, Inc. ("Comfort Systems") pursuant to which all outstanding shares of the Company's common stock will be exchanged for cash and shares of Comfort Systems common stock concurrently with the consummation of the initial public offering (the "Offering") of the common stock of Comfort Systems.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

CASH AND CASH EQUIVALENTS

     The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

INVENTORIES

     Inventories consist of parts and supplies held for use in the ordinary course of business and are stated at the lower of cost or market using the first-in, first-out (FIFO) method.

PROPERTY AND EQUIPMENT

     Property and equipment are stated at cost, and depreciation is computed using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are capitalized and amortized over the lesser of the life of the lease or the estimated useful life of the asset.

     Expenditures for repairs and maintenance are charged to expense when incurred. Expenditures for major renewals and betterments, which extend the useful lives of existing equipment, are capitalized and depreciated. Upon retirement or disposition of property and equipment, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the statement of operations.

REVENUE RECOGNITION

     The Company recognizes revenue when services are performed except when work is being performed under a construction contract. Revenues from construction contracts are recognized on the percentage-of-completion method measured by the percentage of costs incurred to total estimated costs for each contract. Provisions for the total estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, job conditions, estimated profitability and final contract settlements may result in revisions to costs and income and their effects are recognized in the period in which the revisions are determined.

     The balances billed but not paid by customers pursuant to retainage provision in construction contracts will be due upon completion of the contracts and acceptance by the customer. Based on the Company's experience with similar contracts in recent years, the retention balance will be billed and collected in the upcoming fiscal year.

WARRANTY COSTS

     The Company warrants labor for the first year after installation on new air conditioning and heating systems. The Company generally warrants labor for 30 days after servicing of existing air conditioning and heating systems. A reserve for warranty costs is recorded upon completion of installation or service.

                       EASTERN HEATING AND COOLING, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

INCOME TAXES

     The Company has elected S Corporation status as defined by the Internal Revenue Code, whereby the Company is not subject to taxation for federal purposes. Under S Corporation status, the shareholder reports his share of the Company's taxable earnings or losses in his personal tax returns. The Company will terminate its S Corporation status concurrently with the effective date of this Offering.

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires the use of estimates and assumptions by management in determining the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NEW ACCOUNTING PRONOUNCEMENT

     Effective January 1, 1996, the Company adopted Statement of Financial Accounting Standards (SFAS) No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." Accordingly, in the event that facts and circumstances indicate that property and equipment, and intangible or other assets may be impaired, an evaluation of recoverability would be performed. If an evaluation is required, the estimated future undiscounted cash flows associated with the asset are compared to the asset's carrying amount to determine if a write-down to market value is necessary. Adoption of this standard did not have a material effect on the financial position or results of operations of the Company.

3.  PROPERTY AND EQUIPMENT:

     Property and equipment consist of the following (dollars in thousands):

                                         ESTIMATED
                                        USEFUL LIVES      DECEMBER 31,
                                          IN YEARS            1996
                                        ------------      ------------
Transportation equipment.............      7                 $  957
Machinery and equipment..............      10                    54
Computer and telephone equipment.....     3-5                     6
Leasehold improvements...............      20                    36
Furniture and fixtures...............     7-10                  126
                                                          ------------
                                                              1,179
Less -- Accumulated depreciation and
  amortization.......................                          (575)
                                                          ------------
     Property and equipment, net.....                        $  604
                                                          ============

4.  DETAIL OF CERTAIN BALANCE SHEET ACCOUNTS:

     Activity in the Company's allowance for doubtful accounts consists of the following (in thousands):

                                        DECEMBER 31,
                                            1996
                                        ------------
Balance at beginning of year.........      $   16
Additions to costs and expenses......          25
Deductions for uncollectible
  receivables written off and
  recoveries.........................         (16)
                                        ------------
                                           $   25
                                        ============

                       EASTERN HEATING AND COOLING, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     Accounts payable and accrued expenses consist of the following (in thousands):

                                        DECEMBER 31,
                                            1996
                                        ------------
Accounts payable, trade..............      $  611
Accrued compensation and benefits....         120
Other accrued expenses...............          95
                                        ------------
                                           $  826
                                        ============

     Installation contracts in progress are as follows (in thousands):

                                        DECEMBER 31,
                                            1996
                                        ------------
Costs incurred on contracts in
  progress...........................     $    749
Estimated earnings, net of losses....          235
                                        ------------
                                               984
Less -- Billings to date.............        1,020
                                        ------------
                                          $    (36)
                                        ============

Costs and estimated earnings in
  excess of billings on uncompleted
  contracts..........................      $   66

Billings in excess of costs and
  estimated earnings on uncompleted
  contracts..........................        (102)
                                        ------------

                                           $  (36)
                                        ============

5.  LONG-TERM DEBT:

     Long-term debt consists of the following:

     The Company has a term note payable to a financial institution with an outstanding balance of approximately $133,000 at December 31, 1996. The term note matures in April 1999, and bears interest at prime plus 2 percent (10.25 percent at December 31, 1996) which is payable along with principal of $4,583 monthly. The note is secured by substantially all assets of the Company and is guaranteed by the Company's shareholder.

     The Company has various installment notes with several financial institutions which are secured by transportation equipment. The terms of the notes range from 48 months to 60 months with monthly payments of principal and interest of approximately $12,300. The notes bear interest at rates ranging from
6.5 percent to 10.5 percent and mature from 1997 to 2001.

     The Company has a note payable to its former owner with an outstanding balance of $288,444 at December 31, 1996. The note payable was calculated using an implied interest rate of 9 percent. The note payable is due in installments of $159,385 on January 1, 1997 and $168,948 on January 1, 1998, including interest.

                       EASTERN HEATING AND COOLING, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     The aggregate maturities of long-term debt as of December 31, 1996, are as follows (in thousands):

Year ending December 31 --
     1997............................  $     302
     1998............................        296
     1999............................         85
     2000............................         42
     2001............................          8
                                       ---------
                                       $     733
                                       =========

6.  LINE OF CREDIT:

     The Company has a $500,000 line of credit with a financial services company. The line of credit is due on demand and bears interest at prime plus 1 percent per annum (9.25 percent at December 31, 1996). The line of credit is secured by substantially all assets of the Company. The balance outstanding under this line of credit at December 31, 1996 was $140,000.

7.  LEASES:

     The Company leases a facility from a company which is 50 percent owned by the Company's shareholder. The lease expires in December 1999. The rent paid under this related-party lease was approximately $50,000 and $39,000 for the year ended December 31, 1996, and six months ended June 30, 1997, respectively.

     Additionally, the Company rents other facilities from non-related parties. Future minimum lease payments under non-cancellable operating leases are as follows (in thousands):

Year Ended December 31 --
     1997...............................      $   55
     1998...............................          55
     1999...............................          50
                                           ------------
                                              $  160
                                           ============

8.  COMMITMENTS AND CONTINGENCIES:

LITIGATION

     The Company is involved in legal actions arising in the ordinary course of business. Management does not believe the outcome of such legal actions will have a material adverse effect on the Company's financial position or results of operations.

INSURANCE

     The Company carries a broad range of insurance coverage, including general and business auto liability, commercial property, workers' compensation and a general umbrella policy. The Company has not incurred significant claims or losses on any of its insurance policies.

9.  FINANCIAL INSTRUMENTS:

     The Company's financial instruments consist of cash and cash equivalents, investments, notes payable, a line of credit, and debt. The Company believes that the carrying value of these instruments on the Investment in RECC, Inc. accompanying balance sheet approximates their fair value.

                       EASTERN HEATING AND COOLING, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

10.  SALES TO SIGNIFICANT CUSTOMER:

     During 1996, one customer accounted for approximately 12 percent of the Company's sales.

11.  INTEREST IN RECC, INC.:

     Effective January 2, 1997, an affiliate of the Company acquired the business and certain operating assets of RECC, Inc., a New York corporation. This affiliate agreed to pay $10,000 over a period of one year.

12.  SHAREHOLDERS' EQUITY

     As of June 30, 1997, the Company distributed $454,000 from the accumulated adjustment account. The Company distributed approximately $162,000 subsequent to the merger which has been reflected in the accompanying financial statements.

13.  SUBSEQUENT EVENTS:

     In March 1997, the Company and its shareholder entered into a definitive agreement with a wholly-owned subsidiary of Comfort Systems, providing for the merger of the Company with the subsidiary of Comfort Systems. On July 2, 1997, Comfort Systems completed its initial public offering and the merger with the Company.

     Concurrently with the merger, the Company entered into agreements with the shareholders to lease land and buildings used in the Company's operations for a negotiated amount and term.

     Eastern intends to enter into a 10-year lease with 60 Loudonville Road Associates for a new building and terminate the existing lease. Eastern has agreed to install the HVAC systems in the new building at a price which the Company believes to be at a fair market value. The Company's annual rental in the new building will be at fair market value, as determined by appraisal.

     In connection with the merger, Comfort Systems assumed all debt of the Company. Subsequent to the IPO, substantially all of the debt has been repaid.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Contract Service, Inc.:

     We have audited the accompanying balance sheets of Contract Service, Inc., as of December 31, 1995 and 1996, and the related statements of operations, shareholders' equity and cash flows for the three years ended December 31, 1996, and the six months ended June 30, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Contract Service, Inc., as of December 31, 1995 and 1996, and the results of their operations and their cash flows for the three years ended December 31, 1996, and the six months ended June 30, 1997 in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP

Houston, Texas
February 25, 1998

                             CONTRACT SERVICE, INC.
                                 BALANCE SHEETS
                    (IN THOUSANDS, EXCEPT SHARE INFORMATION)

                                              DECEMBER 31,
                                          --------------------
                                            1995       1996
                                          ---------  ---------
                 ASSETS
CURRENT ASSETS:
     Cash and cash equivalents..........  $     116  $     207
     Accounts receivable --
          Trade, net of allowance of
            $11, $22, respectively......        651        680
          Retainage.....................         10         26
          Other.........................     --         --
     Inventories........................        306        362
     Costs and estimated earnings in
      excess of billings on uncompleted
      contracts.........................        104        110
     Prepaid expenses and other current
      assets............................         11          4
                                          ---------  ---------
          Total current assets..........      1,198      1,389
PROPERTY AND EQUIPMENT, net.............        549        642
OTHER NONCURRENT ASSETS.................         14         16
                                          ---------  ---------
          Total assets..................  $   1,761  $   2,047
                                          =========  =========


  LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
     Current maturities of long-term
      debt..............................  $     100  $     100
     Accounts payable and accrued
      expenses..........................        576        691
     Billings in excess of costs and
      estimated earnings on uncompleted
      contracts.........................        149        136
                                          ---------  ---------
          Total current liabilities.....        825        927
PAYABLE TO SHAREHOLDERS.................     --         --
LONG-TERM DEBT, net of current
  maturities............................        263        429
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS' EQUITY:
     Common stock, $1 par value, 20,000
      shares authorized, 8,946 shares
      issued and outstanding............          9          9
     Retained earnings..................        664        682
                                          ---------  ---------
          Total shareholders' equity....        673        691
                                          ---------  ---------
          Total liabilities and
            shareholders' equity........  $   1,761  $   2,047
                                          =========  =========

   The accompanying notes are an integral part of these financial statements.

                             CONTRACT SERVICE, INC.
                            STATEMENTS OF OPERATIONS
                                 (IN THOUSANDS)

                                                                             SIX MONTHS
                                              YEAR ENDED DECEMBER 31,          ENDED
                                          -------------------------------     JUNE 30,
                                            1994       1995       1996          1997
                                          ---------  ---------  ---------    ----------
                                                                             (UNAUDITED)
REVENUES................................  $   6,502  $   6,361  $   7,842      $3,828

COST OF SERVICES........................      4,393      4,413      5,201       2,535
                                          ---------  ---------  ---------    ----------

               Gross profit.............      2,109      1,948      2,641       1,293

SELLING, GENERAL AND ADMINISTRATIVE
  EXPENSES..............................      1,228      1,500      1,660         865
                                          ---------  ---------  ---------    ----------

               Income from operations...        881        448        981         428

OTHER INCOME (EXPENSE):

     Interest expense...................         (5)        (9)       (29)        (43)

     Other..............................         29         38         51          16
                                          ---------  ---------  ---------    ----------

NET INCOME..............................  $     905  $     477  $   1,003      $  401
                                          =========  =========  =========    ==========

   The accompanying notes are an integral part of these financial statements.

                             CONTRACT SERVICE, INC.
                       STATEMENTS OF SHAREHOLDERS' EQUITY
                    (IN THOUSANDS, EXCEPT SHARE INFORMATION)

                                          COMMON STOCK                          TOTAL
                                       -------------------     RETAINED     SHAREHOLDERS'
                                        SHARES      AMOUNT     EARNINGS         EQUITY
                                       ---------    ------     --------     --------------
BALANCE, December 31, 1993...........      8,946     $  9       $  660          $  669

     Distributions to shareholders...     --         --           (911)           (911)

     Net income......................     --         --            905             905
                                       ---------    ------     --------     --------------

BALANCE, December 31, 1994...........      8,946        9          654             663

     Distributions to shareholders...     --         --           (467)           (467)

     Net income......................     --         --            477             477
                                       ---------    ------     --------     --------------

BALANCE, December 31, 1995...........      8,946        9          664             673

     Distributions to shareholders...     --         --           (985)           (985)

     Net income......................     --         --          1,003           1,003
                                       ---------    ------     --------     --------------

BALANCE, December 31, 1996...........      8,946        9          682             691

     Distributions to shareholders...     --         --         (1,083)         (1,083)

     Net income......................     --         --            401             401
                                       ---------    ------     --------     --------------

BALANCE, June 30, 1997...............      8,946     $  9       $--             $    9
                                       =========    ======     ========     ==============

   The accompanying notes are an integral part of these financial statements.

                             CONTRACT SERVICE, INC.
                            STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                         SIX MONTHS
                                           YEAR ENDED DECEMBER 31,          ENDED
                                       -------------------------------    JUNE 30,
                                         1994       1995       1996         1997
                                       ---------  ---------  ---------   -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income.........................  $     905  $     477  $   1,003     $   401
  Adjustments to reconcile net income
    to net cash provided by (used in)
    operating activities --
    Depreciation.....................         97        120        138          66
    Gain (loss) on sale of property
     and equipment...................          8         (5)    --          --
    Changes in operating assets and
     liabilities --
      (Increase) decrease in --
         Accounts receivable.........       (219)       (96)       (45)        (50)
         Inventories.................         20        (49)       (57)       (124)
         Costs and estimated earnings
        in excess of billings on
        uncompleted contracts........        (44)        35         (6)        (48)
         Prepaid expenses and other
        current assets...............         (9)        (2)         7          (7)
         Other noncurrent assets.....         (8)         5         (2)        (11)
      Increase (decrease) in --
         Accounts payable and accrued
        expenses.....................        (27)        (3)       115          58
         Billings in excess of costs
           and estimated earnings on
           uncompleted contracts.....         12         17        (13)         99
                                       ---------  ---------  ---------   -----------
      Net cash provided by operating
      activities.....................        735        499      1,140         384
                                       ---------  ---------  ---------   -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Sale (purchase) of property and
   equipment.........................       (138)      (193)      (230)       (100)
                                       ---------  ---------  ---------   -----------
      Net cash used in investing
      activities.....................       (138)      (193)      (230)       (100)
                                       ---------  ---------  ---------   -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Borrowings from shareholders.......     --         --         --             529
  Borrowings of long-term debt.......        102        201        166         327
  Distributions to shareholders......       (911)      (467)      (985)     (1,083)
  Collections of advances to officers
   and shareholders..................         86     --         --          --
                                       ---------  ---------  ---------   -----------
      Net cash (used in) financing
      activities.....................       (723)      (266)      (819)       (227)
                                       ---------  ---------  ---------   -----------
NET INCREASE (DECREASE) IN CASH AND
  CASH EQUIVALENTS...................       (126)        40         91          57
CASH AND CASH EQUIVALENTS, beginning
  of period..........................        202         76        116         207
                                       ---------  ---------  ---------   -----------
CASH AND CASH EQUIVALENTS, end of
  period.............................  $      76  $     116  $     207     $   264
                                       =========  =========  =========   ===========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW
  INFORMATION:
  Cash paid for --
    Interest.........................  $       6  $      30  $      41     $    41

   The accompanying notes are an integral part of these financial statements.

                             CONTRACT SERVICE, INC.
                         NOTES TO FINANCIAL STATEMENTS

1.  BUSINESS AND ORGANIZATION:

     Contract Service, Inc., a Utah corporation, (the "Company") focuses on providing comprehensive maintenance, repair and replacement of HVAC systems for commercial and residential facilities primarily in Utah.

     The Company and its shareholders intend to enter into a definitive agreement with Comfort Systems USA, Inc. ("Comfort Systems"), pursuant to which all outstanding shares of the Company's common stock will be exchanged for cash and shares of Comfort Systems common stock concurrently with the consummation of the initial public offering (the "Offering") of the common stock of Comfort Systems.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

CASH AND CASH EQUIVALENTS

     The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

INVENTORIES

     Inventories consist of duct materials, air conditioning equipment, refrigeration supplies and accessories held for use in the ordinary course of business and are stated at the lower of cost or market using the first-in, first-out (FIFO) method.

PROPERTY AND EQUIPMENT

     Property and equipment are stated at cost, and depreciation is computed using the straight-line method over the estimated useful lives of the assets.

     Expenditures for repairs and maintenance are charged to expense when incurred. Expenditures for major renewals and betterments, which extend the useful lives of existing equipment, are capitalized and depreciated. Upon retirement or disposition of property and equipment, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the statement of operations.

REVENUE RECOGNITION

     The Company recognizes revenue when services are performed except when work is being performed under a construction contract. Revenues from construction contracts are recognized on the percentage-of-completion method measured by the percentage of costs incurred to total estimated costs for each contract. Provisions for the total estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, job conditions, estimated profitability and final contract settlements may result in revisions to costs and income and are recognized in the period in which the revisions are determined.

     The balances billed but not paid by customers pursuant to retainage provisions in construction contracts will be due upon completion of the contracts and acceptance by the customer. Based on the Company's experience with similar contracts in recent years, the retention balance will be billed and collected in the upcoming fiscal year.

WARRANTY COSTS

     The Company warrants labor for the first year after installation of new air conditioning and heating units. The Company generally warrants labor for 30 days after the servicing of existing air conditioning and heating units. A reserve for warranty costs is recorded upon completion of installation or service.

                             CONTRACT SERVICE, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

INCOME TAXES

     The Company has elected S Corporation status as defined by the Internal Revenue Code, whereby the Company is not subject to taxation for federal purposes. Under S Corporation status, the shareholders report their share of the Company's taxable earnings or losses in their personal tax returns. The Company will terminate its S Corporation status concurrently with the effective date of the Offering.

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires the use of estimates and assumptions by management in determining the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NEW ACCOUNTING PRONOUNCEMENT

     Effective January 1, 1996, the Company adopted Statement of Financial Accounting Standards (SFAS) No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." Accordingly, in the event that facts and circumstances indicate that property and equipment, and intangible or other assets may be impaired, an evaluation of recoverability would be performed. If an evaluation is required, the estimated future undiscounted cash flows associated with the asset are compared to the asset's carrying amount to determine if a write-down to market value is necessary. Adoption of this standard did not have a material effect on the financial position or results of operations of the Company.

3.  PROPERTY AND EQUIPMENT:

     Property and equipment consist of the following (dollars in thousands):

                                      ESTIMATED
                                     USEFUL LIVES   DECEMBER 31,    DECEMBER 31,
                                       IN YEARS         1995            1996
                                     ------------   ------------    ------------
Transportation equipment...........    5-10            $  690          $  907
Machinery and equipment............    5-30               126             127
Furniture and fixtures.............    5-20               178             189
                                                    ------------    ------------
Less -- Accumulated depreciation...                      (445)           (581)
                                                    ------------    ------------
     Property and equipment, net...                    $  549          $  642
                                                    ============    ============

4.  DETAIL OF CERTAIN BALANCE SHEET ACCOUNTS:

     Activity in the Company's allowance for doubtful accounts consists of the following (in thousands):

                                           DECEMBER 31,
                                       --------------------
                                         1995       1996
                                       ---------  ---------
Balance at beginning of year.........  $      11  $      11
Additions to costs and expenses......         18         26
Deductions for uncollectible
  receivables written off and
  recoveries.........................        (18)       (15)
                                       ---------  ---------
                                       $      11  $      22
                                       =========  =========

                             CONTRACT SERVICE, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     Accounts payable and accrued expenses consist of the following (in thousands):

                                           DECEMBER 31,
                                       --------------------
                                         1995       1996
                                       ---------  ---------
Accounts payable, trade..............  $     242  $     256
Accrued compensation.................        219        312
Other accrued expenses...............        115        123
                                       ---------  ---------
                                       $     576  $     691
                                       =========  =========

     Installation contracts in progress are as follows (in thousands):

                                           DECEMBER 31,
                                       --------------------
                                         1995       1996
                                       ---------  ---------
Costs incurred on contracts in
progress.............................  $   1,998  $   2,534
Estimated earnings, net of losses....        741        978
                                       ---------  ---------
                                           2,739      3,512
Less -- Billings to date.............      2,784      3,538
                                       ---------  ---------
                                       $     (45) $     (26)
                                       =========  =========

Costs and estimated earnings in
  excess
  of billings on uncompleted
  contracts..........................  $     104  $     110
Billings in excess of costs and
  estimated
  earnings on uncompleted
  contracts..........................       (149)      (136)
                                       ---------  ---------
                                       $     (45) $     (26)
                                       =========  =========

5.  LONG-TERM DEBT:

     Long-term debt consists of ten unsecured promissory notes to the Company's shareholders of which two are demand notes. All notes, except the demand notes, are due 10 years from the date of the note. The notes bear an interest rate of 10 percent. Monthly interest payments are made to the shareholders with the principal due at the date of maturity.

     The aggregate maturities of long-term debt are as follows (in thousands):

        Year ending December 31,

1997.................................  $     100
1998.................................     --
1999.................................     --
2000.................................     --
2001.................................     --
Thereafter...........................        429
                                       ---------
                                       $     529
                                       =========

6.  LEASES:

     The Company leases its facilities from a company owned by its two shareholders. The lease is currently on a month-to-month basis. The rent paid under this related-party lease was approximately $66,000, $106,000 and $120,000 for the years ended December 31, 1994, 1995 and 1996, respectively, and approximately $65,000 for the six months ended June 30, 1997.

                             CONTRACT SERVICE, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     Future minimum lease payments for operating leases are as follows (in thousands):

Year ending December 31,
     1997............................  $     120
     1998............................        120
     1999............................        120
     2000............................        120
     2001............................        120
                                       ---------
                                       $     600
                                       =========

7.  RELATED-PARTY TRANSACTIONS:

     At December 31, 1994, 1995 and 1996, the Company held notes payable to the shareholders in the amount of $162,000, $363,000 and $529,000, respectively. (See Note 5.) The notes bear interest at 10 percent. Interest paid during the years ended December 31, 1994, 1995 and 1996 related to these loans was $6,000, $29,000 and $41,000, respectively, and approximately $30,000 for the six months ended June 30, 1997.

8.  COMMITMENTS AND CONTINGENCIES:

LITIGATION

     The Company is involved in legal actions arising in the ordinary course of business. Management does not believe the outcome of such legal action will have a material adverse effect on the Company's financial position or results of operations.

INSURANCE

     The Company carries a broad range of insurance coverage, including general and business auto liability, commercial property, workers' compensation and a general umbrella policy. The Company has not incurred significant claims or losses on any of its insurance policies.

9.  EMPLOYEE BENEFIT PLAN:

     Beginning January 1, 1994, the Company adopted a 401(k) plan. The plan allows employees to contribute a portion of their gross wages into the plan as a salary deferral and requires the Company to match 25 percent of the employee contribution up to 5 percent of employee's gross wages. The Company's matching contributions for the years ended December 31, 1995 and 1996 were $17,000 and $19,000 respectively.

     The Company has also adopted a cafeteria plan pursuant to Section 125 of the Internal Revenue Code that covers all employees from 90 days after the commencement of employment. Under this plan, the employees may reduce their compensation to fund medical, dental and dependent care/day care benefits. The funds withheld are used to pay actual claims or medical insurance, based on the employees' elections.

10.  FINANCIAL INSTRUMENTS:

     The Company's financial instruments consist of cash and cash equivalents, and debt. The Company believes that the carrying value of these instruments on the accompanying balance sheet approximates their fair value.

                             CONTRACT SERVICE, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

11.  SHAREHOLDERS' EQUITY:

     As of June 30, 1997, the Company distributed approximately $1,083,000 which represents the Company's S Corporation accumulated adjustment account.

12. EVENT SUBSEQUENT TO DATE OF AUDITORS' REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS (UNAUDITED):

     In March 1997, the Company and its shareholders entered into a definitive agreement with a wholly-owned subsidiary of Comfort Systems, providing for the merger of the Company with the subsidiary of Comfort Systems. On July 2, 1997, Comfort Systems completed its initial public offering and the merger with the Company.

     In connection with the merger, Comfort Systems assumed all debt of the Company. Subsequent to the IPO, substantially all of the debt has been repaid.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Tech Heating and Air Conditioning, Inc.:

     We have audited the accompanying combined balance sheets of Tech Heating and Air Conditioning, Inc., and related company as of December 31, 1995 and 1996, and the related combined statements of operations, shareholders' equity and cash flows for the years then ended, and the six months ended June 30, 1997. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of Tech Heating and Air Conditioning, Inc., and related company as of December 31, 1995 and 1996, and the combined results of their operations and their cash flows for the years then ended, and the six months ended June 30, 1997, in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP

Houston, Texas
February 25, 1998

                    TECH HEATING AND AIR CONDITIONING, INC.,
                              AND RELATED COMPANY
                            COMBINED BALANCE SHEETS
                    (IN THOUSANDS, EXCEPT SHARE INFORMATION)

                                              DECEMBER 31,
                                          --------------------
                                            1995       1996
                                          ---------  ---------
                 ASSETS
CURRENT ASSETS:
     Cash and cash equivalents..........  $     313  $     611
     Accounts receivable --
          Trade, net of allowance of
            $45, $40, respectively......      1,244      1,723
          Retainage.....................         92         48
          Other receivables.............     --              7
     Inventories........................         67        208
     Prepaid expenses and other current
      assets............................          7         33
     Costs and estimated earnings in
      excess of billings on uncompleted
      contracts.........................     --         --
                                          ---------  ---------
               Total current assets.....      1,723      2,630
PROPERTY AND EQUIPMENT, net.............        368        500
                                          ---------  ---------
               Total assets.............  $   2,091  $   3,130
                                          =========  =========
  LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
     Current maturities of long-term
     debt...............................  $  --      $      62
     Accounts payable and accrued
     expenses...........................      1,048        757
     Line of credit.....................         88        190
                                          ---------  ---------
               Total current
              liabilities...............      1,136      1,009
LONG-TERM DEBT, net of current
maturities..............................         48         60
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS' EQUITY:
     Common stock, no par value, 1,000
      shares authorized, 500 shares
      issued............................          1          1
     Treasury stock.....................         (3)        (3)
     Retained earnings..................        909      2,063
                                          ---------  ---------
               Total shareholders'
              equity....................        907      2,061
                                          ---------  ---------
               Total liabilities and
              shareholders' equity......  $   2,091  $   3,130
                                          =========  =========

    The accompanying notes are an integral part of these combined financial statements.

                    TECH HEATING AND AIR CONDITIONING, INC.,
                              AND RELATED COMPANY
                       COMBINED STATEMENTS OF OPERATIONS
                                 (IN THOUSANDS)

                                                                  SIX MONTHS
                                          YEAR ENDED DECEMBER       ENDED
                                                  31,              JUNE 30,
                                          --------------------    ----------
                                            1995       1996          1997
                                          ---------  ---------    ----------
REVENUES................................  $   6,960  $   7,537      $3,904
COST OF SERVICES........................      4,212      3,996       2,229
                                          ---------  ---------    ----------
     Gross profit.......................      2,748      3,541       1,675
SELLING, GENERAL AND ADMINISTRATIVE
  EXPENSES..............................      1,800      1,861       1,059
                                          ---------  ---------    ----------
     Income from operations.............        948      1,680         616
OTHER INCOME (EXPENSE):
     Interest expense...................        (12)       (18)        (29)
     Other..............................         20         31         (19)
                                          ---------  ---------    ----------
NET INCOME..............................  $     956  $   1,693      $  568
                                          =========  =========    ==========

    The accompanying notes are an integral part of these combined financial statements.

                    TECH HEATING AND AIR CONDITIONING, INC.,
                              AND RELATED COMPANY
                  COMBINED STATEMENTS OF SHAREHOLDERS' EQUITY
                    (IN THOUSANDS, EXCEPT SHARE INFORMATION)

                                             COMMON STOCK                                  TOTAL
                                           ----------------    TREASURY    RETAINED    SHAREHOLDERS'
                                           SHARES    AMOUNT     STOCK      EARNINGS       EQUITY
                                           ------    ------    --------    --------    -------------
BALANCE, December 31, 1994..............     500      $  1       $ (3)      $  575        $   573
     Distributions to shareholders......    --        --         --           (622)          (622)
     Net income.........................    --        --         --            956            956
                                           ------    ------       ---      --------    -------------
BALANCE, December 31, 1995..............     500         1         (3)         909            907
     Distributions to shareholders......    --        --         --           (539)          (539)
     Net income.........................    --        --         --          1,693          1,693
                                           ------    ------       ---      --------    -------------
BALANCE, December 31, 1996..............     500         1         (3)       2,063          2,061
     Distributions to shareholders......    --        --         --         (2,581)        (2,581)
     Net income.........................    --        --         --            568            568
                                           ------    ------       ---      --------    -------------
BALANCE, June 30, 1997..................     500      $  1       $ (3)      $   50        $    48
                                           ======    ======       ===      ========    =============

    The accompanying notes are an integral part of these combined financial statements.

                    TECH HEATING AND AIR CONDITIONING, INC.,
                              AND RELATED COMPANY
                       COMBINED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                            YEAR ENDED        SIX MONTHS
                                           DECEMBER 31,          ENDED
                                       --------------------    JUNE 30,
                                         1995       1996         1997
                                       ---------  ---------   -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income.........................  $     956  $   1,693     $   568
  Adjustments to reconcile net income
     to net cash provided by (used
     in) operating activities --
     Depreciation....................         89        142          71
     Changes in operating assets and
       liabilities --
       (Increase) decrease in --
          Accounts receivable........        581       (442)          2
          Inventories................        (42)      (141)        (20)
          Prepaid expenses and other
             current assets..........          7        (26)        (20)
          Costs and estimated
             earnings in excess of
             billings on uncompleted
             contracts...............     --         --             (50)
       Increase (decrease) in --
          Accounts payable and
             accrued expenses........       (513)      (291)        182
                                       ---------  ---------   -----------
               Net cash provided by
                  (used in) operating
                  activities.........      1,078        935         733
                                       ---------  ---------   -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Sale (purchase) of property and
     equipment.......................       (127)      (274)        106
                                       ---------  ---------   -----------
               Net cash provided by
                  (used in) investing
                  activities.........       (127)      (274)        106
                                       ---------  ---------   -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Borrowings on line of credit.......         76        102      --
  Borrowings on long-term debt.......     --            205       1,594
  Payments on long-term debt.........       (100)      (131)     --
  Distributions to shareholders......       (622)      (539)     (2,639)
                                       ---------  ---------   -----------
               Net cash provided by
                  (used in) financing
                  activities.........       (646)      (363)     (1,045)
                                       ---------  ---------   -----------
NET INCREASE (DECREASE) IN CASH AND
  CASH EQUIVALENTS...................        305        298        (206)
CASH AND CASH EQUIVALENTS, beginning
  of period..........................          8        313         611
                                       ---------  ---------   -----------
CASH AND CASH EQUIVALENTS, end of
  period.............................  $     313  $     611     $   405
                                       =========  =========   ===========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW
  INFORMATION:
  Cash paid for --
     Interest........................  $      12  $      18     $    37

    The accompanying notes are an integral part of these combined financial statements.

                    TECH HEATING AND AIR CONDITIONING, INC.
                              AND RELATED COMPANY
                     NOTES TO COMBINED FINANCIAL STATEMENTS

1.  BUSINESS AND ORGANIZATION:

     Tech Heating and Air Conditioning, Inc., an Ohio corporation, and related company (collectively, the "Company") focuses on providing "design and build" installation and services, maintenance, repair and replacement of HVAC systems for commercial and industrial facilities. Tech also offers continuous monitoring and control services for commercial facilities. The Company's customers are primarily in the greater Cleveland, Ohio area.

     The Company and its shareholders intend to enter into a definitive agreement with Comfort Systems, USA, Inc. ("Comfort Systems") pursuant to which all outstanding shares of the Company's common stock will be exchanged for cash and shares of Comfort Systems common stock concurrently with the consummation of the initial public offering (the "Offering") of the common stock of Comfort Systems.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

BASIS OF PRESENTATION

     The combined financial statements include the accounts and results of operations of Tech Heating and Air Conditioning, Inc., and its related company, Tech Mechanical which are under common control and management of two individuals. All significant intercompany transactions and balances have been eliminated in combination.

CASH AND CASH EQUIVALENTS

     The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

INVENTORIES

     Inventories consist of duct materials, air conditioning equipment, refrigeration supplies and accessories held for use in the ordinary course of business and are stated at the lower of cost or market using the first-in, first-out (FIFO) method.

PROPERTY AND EQUIPMENT

     Property and equipment are stated at cost, and depreciation is computed using the straight-line method over the estimated useful lives of the assets.

     Expenditures for repairs and maintenance are charged to expense when incurred. Expenditures for major renewals and betterments, which extend the useful lives of existing equipment, are capitalized and depreciated. Upon retirement or disposition of property and equipment, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the combined statements of operations.

REVENUE RECOGNITION

     The Company recognizes revenue when services are performed except when work is being performed under a construction contract. Revenues from construction contracts are recognized on the percentage-of-completion method measured by the percentage of costs incurred to total estimated costs for each contract. Provisions for the total estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, job conditions, estimated profitability and final contract settlements may result in revisions to costs and income and their effects are recognized in the period in which the revisions are determined.

                    TECH HEATING AND AIR CONDITIONING, INC.
                              AND RELATED COMPANY
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

     The balances billed but not paid by customers pursuant to retainage provisions in construction contracts will be due upon completion of the contracts and acceptance by the customer. Based on the Company's experience with similar contracts in recent years, the retention balance will be billed and collected in the upcoming fiscal year.

WARRANTY COSTS

     The Company warrants labor for the first year after installation of new air conditioning and heating systems. The Company generally warrants labor for 30 days after the servicing of existing air conditioning and heating systems. A reserve for warranty costs is recorded upon completion of installation or service.

INCOME TAXES

     The Company has elected S Corporation status as defined by the Internal Revenue Code, whereby the Company is not subject to taxation for federal purposes. Under S Corporation status, the shareholders report their share of the Company's taxable earnings or losses in their personal tax returns. The Company will terminate its S Corporation status concurrently with the effective date of the Offering.

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires the use of estimates and assumptions by management in determining the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NEW ACCOUNTING PRONOUNCEMENT

     Effective January 1, 1996, the Company adopted Statement of Financial Accounting Standards (SFAS) No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." Accordingly, in the event that facts and circumstances indicate that property and equipment may be impaired, an evaluation of recoverability would be performed. If an evaluation is required, the estimated future undiscounted cash flows associated with the asset are compared to the asset's carrying amount to determine if a write-down to market value is necessary. Adoption of this standard did not have a material effect on the financial position or combined results of operations of the Company.

3.  PROPERTY AND EQUIPMENT:

     Property and equipment consist of the following (dollars in thousands):

                                            ESTIMATED         DECEMBER 31,
                                           USEFUL LIVES   --------------------
                                             IN YEARS       1995       1996
                                           ------------   ---------  ---------
Transportation equipment................      5           $     462  $     553
Machinery and equipment.................      7                  61        159
Computer and telephone equipment........      5                 107        190
Furniture and fixtures..................     5-7                145        128
                                                          ---------  ---------
Less -- Accumulated depreciation........                       (407)      (530)
                                                          ---------  ---------
     Property and equipment, net........                  $     368  $     500
                                                          =========  =========

                    TECH HEATING AND AIR CONDITIONING, INC.
                              AND RELATED COMPANY
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

4.  DETAIL OF CERTAIN BALANCE SHEET ACCOUNTS:

     Activity in the Company's allowance for doubtful accounts consists of the following (in thousands):

                                              DECEMBER 31,
                                          --------------------
                                            1995       1996
                                             ---        ---
Balance at beginning of year............  $      25  $      45
Additions to costs and expenses.........         20     --
Deductions for uncollectible receivables
  written off and recoveries............     --             (5)
                                                ---        ---
                                          $      45  $      40
                                                ===        ===

     Accounts payable and accrued expenses consist of the following (in thousands):

                                              DECEMBER 31,
                                          --------------------
                                            1995       1996
                                          ---------  ---------
Accounts payable, trade.................  $     428  $     388
Accrued compensation and benefits.......        337        226
Other accrued expenses..................        283        143
                                          ---------  ---------
                                          $   1,048  $     757
                                          =========  =========

     At December 31, 1995 and 1996 billings to customers generally equalled work performed which resulted in no costs and estimated earnings in excess of billings or billings in excess of costs and estimated earnings on uncompleted contracts.

5.  LONG-TERM DEBT AND NOTES PAYABLE:

     Long-term debt consists of installment notes payable for transportation equipment. The debt is secured by the related transportation equipment. The terms of the notes range from 24 months to 36 months with monthly payments of principal and interest of approximately $8,000. The notes bear interest at rates ranging from 7.5 percent to 9.95 percent.

     The aggregate maturities of long-term debt as of December 31, 1996, are as follows (in thousands):

Year ending December 31 --
     1997...............................  $     252
     1998...............................         55
     1999...............................          5
                                          ---------
                                          $     312
                                          =========

     The Company has a $1,500,000 line of credit with a financial services company. The line of credit expires in July 1997 and bears interest at prime plus .25 percent per annum (8.5 percent at December 31, 1996). The line of credit is secured by a lien on accounts receivable and inventory and is guaranteed by the shareholders. There was $190,000 outstanding under this line of credit at December 31, 1996.

6.  LEASES:

     The Company leases facilities from a company which is partially owned by one of the shareholders. The lease expires in April of 2000. The rent paid under this related-party lease was approximately $84,000, and $42,000 for the year ended December 31, 1996, and the six months ended June 30, 1997, respectively.

                    TECH HEATING AND AIR CONDITIONING, INC.
                              AND RELATED COMPANY
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

The lease requires the Company to pay taxes, maintenance, insurance and certain other operating costs of the leased property. The lease contains renewal provisions.

     The Company leases a vehicle for a key member of management. The lease payments under this vehicle lease totaled approximately $6,700 for the year ended December 31, 1996.

     Future minimum lease payments for operating leases are as follows (in thousands):

Year ending December 31
     1997............................  $     100
     1998............................         91
     1999............................         86
     2000............................         28
                                       ---------
                                       $     305
                                       =========

7.  EMPLOYEE BENEFIT PLANS:

     The Company has adopted a retirement plan which qualifies under Section 401(k) of the Internal Revenue Code. The Company has the right to make discretionary contributions. Total contributions by the Company under this plan were approximately $18,000 and $12,000 for 1995 and 1996, respectively.

8.  FINANCIAL INSTRUMENTS:

     The Company's financial instruments consist of cash and cash equivalents and debt. The Company believes that the carrying value of these instruments on the accompanying balance sheet approximates their fair value.

9.  COMMITMENTS AND CONTINGENCIES:

LITIGATION

     The Company is involved in legal actions arising in the ordinary course of business. Management does not believe the outcome of such legal actions will have a material adverse effect on the Company's financial position or combined results of operations.

INSURANCE

     The Company carries a broad range of insurance coverage, including general and business auto liability, commercial property, workers' compensation and a general umbrella policy. The Company has not incurred significant claims or losses on any of its insurance policies.

10.  SHAREHOLDERS' EQUITY:

     As of June 30, 1997, the Company distributed $2,639,000 from the accumulated adjustment account through increased borrowings on the line of credit of $900,000 with the remainder paid from cash on hand.

                    TECH HEATING AND AIR CONDITIONING, INC.
                              AND RELATED COMPANY
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

11.  SUBSEQUENT EVENTS:

     In March 1997, the Company and its shareholders entered into a definitive agreement with a wholly-owned subsidiary of Comfort Systems, providing for the merger of the Company with the subsidiary of Comfort Systems. On July 2, 1997, Comfort Systems completed its initial public offering and the merger with the Company.

     In connection with the merger, Comfort Systems assumed all debt of the Company. Subsequent to the IPO, substantially all of the debt has been repaid.

     Concurrently with the merger, the Company cancelled its sole vehicle lease.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Seasonair, Inc.:

     We have audited the accompanying balance sheet of Seasonair, Inc. as of December 31, 1996, and the related statements of operations, shareholders' equity and cash flows for the year then ended, and the six months ended June 30, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Seasonair, Inc., as of December 31, 1996, and the results of its operations and its cash flows for the year then ended, and the six months ended June 30, 1997, in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP

Houston, Texas
February 25, 1998

                                SEASONAIR, INC.
                                 BALANCE SHEETS
                    (IN THOUSANDS, EXCEPT SHARE INFORMATION)

                                           DECEMBER 31,
                                               1996
                                           ------------


                 ASSETS
CURRENT ASSETS:
     Cash and cash equivalents..........      $   69
     Accounts receivable --
          Trade, net of allowance of $
           --...........................         961
          Retainage.....................          17
          Other receivables.............      --
     Inventories........................         190
     Costs on uncompleted contracts in
      excess of billings................          75
     Deferred tax asset.................         104
     Prepaid expenses and other current
      assets............................          96
                                           ------------
               Total current assets.....       1,512
PROPERTY AND EQUIPMENT, net.............          63
OTHER NONCURRENT ASSETS.................          83
                                           ------------
               Total assets.............      $1,658
                                           ============
  LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
     Current maturities of long-term
      debt..............................          34
     Accounts payable and accrued
      expenses..........................         810
     Billings in excess of costs and
      estimated earnings on uncompleted
      contracts.........................         156
                                           ------------
               Total current
                liabilities.............       1,000
LONG-TERM DEBT, net of current
  maturities............................          76
DEFERRED TAX LIABILITY..................          17
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS' EQUITY:
     Common stock, no par value,
      2,000,000 shares authorized,
      1,244,000 shares issued and
      outstanding.......................          78
     Additional paid-in capital.........           1
     Retained earnings..................         721
     Treasury stock.....................        (235)
                                           ------------
               Total shareholders'
                equity..................         565
                                           ------------
               Total liabilities and
                shareholders' equity....      $1,658
                                           ============

   The accompanying notes are an integral part of these financial statements.

                                SEASONAIR, INC.
                            STATEMENTS OF OPERATIONS
                                 (IN THOUSANDS)

                                                            SIX MONTHS
                                            YEAR ENDED        ENDED
                                           DECEMBER 31,      JUNE 30,
                                               1996            1997
                                           ------------     ----------
REVENUES................................      $6,737          $3,767
COST OF SERVICES........................       4,006           2,339
                                           ------------     ----------
          Gross profit..................       2,731           1,428
SELLING, GENERAL AND ADMINISTRATIVE
  EXPENSES..............................       2,597           1,244
                                           ------------     ----------
          Income from operations........         134             184
OTHER INCOME (EXPENSE):
     Interest expense...................         (21)             (6)
     Other..............................          82              30
                                           ------------     ----------
INCOME BEFORE INCOME TAXES..............         195             208
PROVISION FOR INCOME TAXES..............          69              83
                                           ------------     ----------
NET INCOME..............................      $  126          $  125
                                           ============     ==========

   The accompanying notes are an integral part of these financial statements.

                                SEASONAIR, INC.
                       STATEMENTS OF SHAREHOLDERS' EQUITY
                    (IN THOUSANDS, EXCEPT SHARE INFORMATION)

                                           COMMON STOCK         ADDITIONAL                                  TOTAL
                                       ---------------------     PAID-IN      RETAINED     TREASURY     SHAREHOLDERS'
                                          SHARES      AMOUNT     CAPITAL      EARNINGS       STOCK         EQUITY
                                       ------------   ------    ----------    ---------    ---------    -------------
BALANCE, December 31, 1995...........     1,214,724    $ 78        $  1         $ 632       $  (269)        $ 442

     Sales of treasury stock.........        29,503    --         --            --               34            34

     Distributions to shareholders...       --         --         --              (37)        --              (37)

     Net income......................       --         --         --              126         --              126
                                                                     --
                                       ------------   ------                  ---------    ---------    -------------

BALANCE, December 31, 1996...........     1,244,227      78           1           721          (235)          565

     Purchase of treasury stock......          (266)   --         --            --            --           --

     Net income......................       --         --         --              125         --              125
                                                                     --
                                       ------------   ------                  ---------    ---------    -------------

BALANCE, June 30, 1997...............     1,243,961    $ 78        $  1         $ 846       $  (235)        $ 690
                                       ============   ======         ==       =========    =========    =============

   The accompanying notes are an integral part of these financial statements.

                                SEASONAIR, INC.
                            STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                        SIX MONTHS
                                         YEAR ENDED       ENDED
                                        DECEMBER 31,     JUNE 30,
                                            1996           1997
                                        ------------    ----------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss)..................      $  126         $  125
  Adjustments to reconcile net income
     (loss) to net cash provided by
     (used in)
     operating activities
     Depreciation....................          28             11
     Gain on sale of property and
      equipment......................          (4)         --
     Changes in operating assets and
      liabilities --
       (Increase) decrease in --
          Accounts receivable........          49            (62)
          Inventories................         (35)             4
          Prepaid expenses and other
             current assets..........        (171)           (13)
          Costs of uncompleted
             contracts in excess of
             billings................          58            (24)
          Other noncurrent assets....         (71)           (32)
       Increase (decrease) in --
          Accounts payable and
             accrued expenses........         (74)            47
          Billings in excess of costs
             on uncompleted
             contracts...............         (23)           (34)
          Deferred tax liability.....          30             (6)
                                        ------------    ----------
               Net cash provided by
                  (used in) operating
                  activities.........         (87)            16
                                        ------------    ----------
CASH FLOWS FROM INVESTING ACTIVITIES:
     Sale (purchase) of property and
      equipment, net.................         (11)            (4)
                                        ------------    ----------
               Net cash provided by
                  (used in) investing
                  activities.........         (11)            (4)
                                        ------------    ----------
CASH FLOWS FROM FINANCING ACTIVITIES:
     Borrowings on line of credit....      --              --
     Borrowings of long-term debt....      --                 44
     Payments of long-term debt......        (105)         --
     Distributions to shareholders...         (37)         --
     Cash received for sale of
      treasury shares................          34          --
                                        ------------    ----------
               Net cash provided by
                  (used in) financing
                  activities.........        (108)            44
                                        ------------    ----------
NET INCREASE (DECREASE) IN CASH AND
  CASH EQUIVALENTS...................        (206)            56
CASH AND CASH EQUIVALENTS, beginning
  of period..........................         275             69
                                        ------------    ----------
CASH AND CASH EQUIVALENTS, end of
  period.............................      $   69         $  125
                                        ============    ==========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW
  INFORMATION:
     Cash paid for --
          Interest...................      $   22         $   43
          Income taxes...............         163          --

   The accompanying notes are an integral part of these financial statements.

                                SEASONAIR, INC.
                         NOTES TO FINANCIAL STATEMENTS

1.  BUSINESS AND ORGANIZATION:

     Seasonair, Inc., a Maryland corporation, (the "Company") focuses on providing installation services and maintenance, repair and replacement of HVAC systems for light commercial facilities. Seasonair primarily operates in Maryland, the District of Columbia and Virginia.

     The Company and its shareholders intend to enter into a definitive agreement with Comfort Systems, USA, Inc. ("Comfort Systems") pursuant to which all outstanding shares of the Company's common stock will be exchanged for cash and shares of Comfort Systems common stock concurrently with the consummation of the initial public offering (the "Offering") of the common stock of Comfort Systems.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

CASH AND CASH EQUIVALENTS

     The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

INVENTORIES

     Inventories consist of duct materials, air conditioning equipment, refrigeration supplies and accessories held for use in the ordinary course of business and are stated at the lower of cost or market using the weighted-average method.

PROPERTY AND EQUIPMENT

     Property and equipment are stated at cost, and depreciation is computed using an accelerated method over the estimated useful lives of the assets. Leasehold improvements are capitalized and amortized over the lesser of the life of the lease or the estimated useful life of the asset.

     Expenditures for repairs and maintenance are charged to expense when incurred. Expenditures for major renewals and betterments, which extend the useful lives of existing equipment, are capitalized and depreciated. Upon retirement or disposition of property and equipment, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the statement of operations.

REVENUE RECOGNITION

     The Company recognizes revenue when services are performed except when work is being performed under a construction contract. Revenue from construction contracts is recognized on the completed-contract method. This method is used because the typical contract is completed within a twelve-month period, and the Company's current financial position and results of operations do not vary significantly from those which would result from use of the percentage-of-completion method. A contract is considered complete when all costs except insignificant items have been incurred, and the installation is operating according to specifications or has been accepted by the customer.

     The balances billed but not paid by customers pursuant to retainage provision in construction contracts will be due upon completion of the contracts and acceptance by the customer. Based on the Company's experience with similar contracts in recent years, the retention balance will be billed and collected in the upcoming fiscal year.

     Contract costs include all direct equipment, material, labor, and subcontract costs. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined.

                                SEASONAIR, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

WARRANTY COSTS

     The Company warrants labor for the first year after installation on new air conditioning and heating systems. The Company generally warrants labor for 30 days after servicing of existing air conditioning and heating systems. A reserve for warranty costs is recorded upon completion of installation or service.

INCOME TAXES

     The Company follows the liability method of accounting for income taxes in accordance with Statement of Financial Accounting Standards (SFAS) No. 109 "Accounting for Income Taxes". Under this method, deferred income taxes are recorded based upon differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the underlying assets or liabilities are recovered or settled.

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires the use of estimates and assumptions by management in determining the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NEW ACCOUNTING PRONOUNCEMENT

     Effective January 1, 1996, the Company adopted SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." Accordingly, in the event that facts and circumstances indicate that property and equipment and intangible or other assets may be impaired, an evaluation of recoverability would be performed. If an evaluation is required, the estimated future undiscounted cash flows associated with the asset are compared to the asset's carrying amount to determine if a write-down to market value is necessary. Adoption of this standard did not have a material effect on the financial position or results of operations of the Company.

3.  PROPERTY AND EQUIPMENT:

     Property and equipment consist of the following (dollars in thousands):

                                         ESTIMATED
                                        USEFUL LIVES    DECEMBER 31,
                                          IN YEARS          1996
                                        ------------    ------------
Transportation equipment.............      5               $   17
Machinery and equipment..............      5                  208
Leasehold improvements...............      39                  15
Furniture and fixtures...............      7                   16
                                                        ------------
                                                              256
Less -- Accumulated depreciation and
  amortization.......................                        (193)
                                                        ------------
     Property and equipment, net.....                      $   63
                                                        ============

                                SEASONAIR, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

4.  DETAIL OF CERTAIN BALANCE SHEET ACCOUNTS:

     Activity in the Company's allowance for doubtful accounts consist of the following (in thousands):

                                           DECEMBER 31,
                                               1996
                                           ------------
Balance at beginning of year............       $ --
Additions to costs and expenses.........          5
Deductions for uncollectible receivables
  written off and recoveries............         (5)
                                                ---
                                               $ --
                                                ===

     Accounts payable and accrued expenses consist of the following (in thousands):

                                        DECEMBER 31,
                                            1996
                                        ------------
Accounts payable, trade..............      $  353
Accrued compensation and benefits....         321
Warranty reserve.....................          37
Other................................          99
                                        ------------
                                           $  810
                                        ============

5.  LONG-TERM DEBT:

     Long-term debt consists of two notes payable to officers and an installment note payable for transportation equipment, which is secured by the related transportation equipment. The terms of the notes range from 51 months to 80 months with monthly payments of principal and interest of approximately $3,598. The notes bear interest at rates ranging from 10 percent to 12.7 percent.

     The aggregate maturities of long-term debt as of December 31, 1996, are as follows (in thousands):

Year ending December 31 --
     1997...............................  $      34
     1998...............................         37
     1999...............................         38
     2000...............................          1
                                          ---------
                                          $     110
                                          =========

     The Company has a $150,000 line of credit with a financial services company. The line of credit expires August 5, 1997, and bears interest at prime plus one percent per annum. There was no balance outstanding under this line of credit at December 31, 1996.

6.  LEASES:

     The Company leases facilities from a partnership which is partially owned by one of the shareholders. The lease expires in October, 2006. The rent paid under this lease was approximately $62,640 for the year ended December 31, 1996, and $31,320 for the six months ended June 30, 1997. The lease requires the Company to pay taxes, maintenance, insurance and certain other operating costs of the leased property.

     The Company leases vehicles for operations. The payments under these vehicle leases were approximately $189,000 for the year ended December 31, 1996, and $92,500 for the six months ended June 30, 1997 .

                                SEASONAIR, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     Future minimum lease payments for operating leases are as follows (in thousands):

Year ending December 31 --
     1997...............................  $     241
     1998...............................        202
     1999...............................        158
     2000...............................        105
     2001...............................         65
                                          ---------
                                          $     771
                                          =========

7.  INCOME TAXES:

     Federal and state income taxes for the year ended December 31, 1996, are as follows (in thousands):

Federal --
     Current............................  $      50
     Deferred...........................          7
State --
     Current............................         11
     Deferred...........................          1
                                                ---
                                          $      69
                                                ===

     Actual income tax expense for the year ended December 31, 1996, differs from income tax expense computed by applying the U.S. federal statutory corporate tax rate of 35% to income before income taxes as follows (in thousands):

Provision at the statutory rate.........  $      68
Increase (decrease) resulting from --
     State income tax, net of benefits
      for federal deduction.............          8
     Other..............................         (7)
                                                ---
                                          $      69
                                                ===

     Deferred income tax provisions result from temporary differences in the recognition of income and expenses for financial reporting purposes and for tax purposes. The tax effects of these temporary differences representing deferred tax assets and liabilities as of December 31, 1996, result principally from the following (in thousands):

Depreciation and amortization...........  $     (18)
Accruals and reserves not deductible
  until paid............................        110
State taxes.............................         (5)
                                          ---------
Net deferred income tax asset...........  $      87
                                          =========

                                SEASONAIR, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

The net deferred tax assets and liabilities at December 31, 1996, are comprised of the following (in thousands):

Deferred tax assets --
     Current............................  $     104
     Long-term..........................     --
                                          ---------
          Total.........................        104
                                          ---------
Deferred tax liabilities --
     Current............................     --
     Long-term..........................         17
                                          ---------
          Total.........................         17
                                          ---------
          Net deferred income tax
             asset......................  $      87
                                          =========

8.  COMMITMENTS AND CONTINGENCIES:

LITIGATION

     The Company is involved in legal actions arising in the ordinary course of business. Management does not believe the outcome of such legal action will have a material adverse effect on the Company's financial position or results of operations.

INSURANCE

     The Company carries a broad range of insurance coverage, including general and business auto liability, commercial property, workers' compensation and a general umbrella policy. The Company has not incurred significant claims or losses on any of its insurance policies.

9.  EMPLOYEE BENEFIT PLAN:

     The Company has a 401(k) profit-sharing plan which provides for the Company to match employee contributions up to a maximum of $260 per person per year as well as an employee stock ownership plan. Total contributions for both plans by the Company under the plan were approximately $80,000 for purchase of treasury stock for the employee stock ownership plan, and $5,000 for the 401(k) plan for the year ended December 31, 1996.

10.  FINANCIAL INSTRUMENTS:

     The Company's financial instruments consist of cash and cash equivalents, notes receivable, investments, notes payable, and debt. The Company believes that the carrying value of these instruments on the accompanying balance sheet approximates their fair value.

11.  SUBSEQUENT EVENTS:

     In March 1997, the Company and its shareholders entered into a definitive agreement with a wholly-owned subsidiary of Comfort Systems, providing for the exchange of shares by the Company with the subsidiary of Comfort Systems. On July 2, 1997, Comfort Systems completed its initial public offering and the merger with the Company.

     In connection with the merger, Comfort Systems assumed all debt of the Company. Subsequent to the IPO, substantially all of the debt has been repaid.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Western Building Services, Inc.:

     We have audited the accompanying balance sheets of Western Building Services, Inc. as of December 31, 1995 and 1996, and the related statements of operations, shareholders' equity and cash flows for the years then ended, and the six months ended June 30, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Western Building Services, Inc. as of December 31, 1995 and 1996, and the results of their operations and cash flows for the years then ended, and the six months ended June 30, 1997, in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP

Houston, Texas
February 25, 1998

                        WESTERN BUILDING SERVICES, INC.
                                 BALANCE SHEETS
                  (IN THOUSANDS, EXCEPT FOR SHARE INFORMATION)

                                              DECEMBER 31,
                                          --------------------
                                            1995       1996
                                          ---------  ---------
                 ASSETS
CURRENT ASSETS:
     Cash and cash equivalents..........  $      --  $     177
     Accounts receivable --
          Trade.........................        726        661
          Retainage on uncompleted
            contracts...................         78        183
          Other receivables.............        133          3
     Inventories........................         71         86
     Costs and estimated earnings in
      excess of billings on
       uncompleted contracts............         65         26
     Prepaid expenses and other current
      assets............................         31         30
                                          ---------  ---------
               Total current assets.....      1,104      1,166
PROPERTY AND EQUIPMENT, net.............        150        191
OTHER NONCURRENT ASSETS.................         22        129
                                          ---------  ---------
               Total assets.............  $   1,276  $   1,486
                                          =========  =========


  LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
     Line of credit.....................  $     231  $      --
     Notes payable......................         --          6
     Current maturities of long-term
      debt..............................         86         73
     Current portion of capital
      leases............................         17         21
     Accounts payable and accrued
      expenses..........................        732        556
     Billings in excess of costs and
      estimated earnings on
       uncompleted contracts............         76        151
                                          ---------  ---------
               Total current
                 liabilities............      1,142        807
PAYABLE TO SHAREHOLDERS.................         --         --
LONG-TERM DEBT, net of current
  maturities............................        179        261
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS' EQUITY:
     Common Stock, $.10 par value,
      4,000,000 shares authorized, 2,600
      and 2,700 shares issued and
      outstanding.......................          1          1
     Additional paid-in capital.........         61         62
     Retained earnings (deficit)........       (107)       355
                                          ---------  ---------
               Total shareholders'
                 equity (deficit).......        (45)       418
                                          ---------  ---------
               Total liabilities and
                 shareholders' equity...  $   1,276  $   1,486
                                          =========  =========

   The accompanying notes are an integral part of these financial statements.

                        WESTERN BUILDING SERVICES, INC.
                            STATEMENTS OF OPERATIONS
                                 (IN THOUSANDS)

                                            YEAR ENDED          SIX MONTHS
                                           DECEMBER 31,           ENDED
                                       --------------------      JUNE 30,
                                         1995       1996           1997
                                       ---------  ---------     ----------
REVENUES.............................  $   4,112  $   6,494      $  2,174

COST OF SERVICES.....................      3,408      4,662         1,641
                                       ---------  ---------     ----------

     Gross profit....................        704      1,832           533

SELLING, GENERAL AND ADMINISTRATIVE
  EXPENSES...........................        855      1,088           457
                                       ---------  ---------     ----------

     Income (loss) from operations...       (151)       744            76

OTHER INCOME (EXPENSE):

     Interest expense................        (35)       (51)          (22)

     Other...........................          6        (21)          (13)
                                       ---------  ---------     ----------

NET INCOME (LOSS)....................  $    (180) $     672      $     41
                                       =========  =========     ==========

   The accompanying notes are an integral part of these financial statements.

                        WESTERN BUILDING SERVICES, INC.
                       STATEMENTS OF SHAREHOLDERS' EQUITY
                    (IN THOUSANDS, EXCEPT SHARE INFORMATION)

                                                                                           TOTAL
                                          COMMON STOCK      ADDITIONAL    RETAINED     SHAREHOLDERS'
                                        ----------------     PAID-IN      EARNINGS        EQUITY
                                        SHARES    AMOUNT     CAPITAL      (DEFICIT)      (DEFICIT)
                                        ------    ------    ----------    ---------    -------------
BALANCE, December 31, 1994...........    2,600     $  1        $ 61        $    73        $   135

     Net loss........................       --       --          --           (180)          (180)
                                        ------    ------        ---       ---------    -------------

BALANCE, December 31, 1995...........    2,600        1          61           (107)           (45)

     Distributions to shareholders...       --       --          --           (210)          (210)

     Net income......................       --       --          --            672            672

     Common stock issuance...........      100       --           1             --              1
                                        ------    ------        ---       ---------    -------------

BALANCE, December 31, 1996...........    2,700        1          62            355            418

     Distributions to shareholders        --       --         --              (385)          (385)

     Net income......................     --       --         --                41             41
                                        ------    ------        ---       ---------    -------------

BALANCE, June 30, 1997...............    2,700     $  1        $ 62        $    11        $    74
                                        ======    ======        ===       =========    =============

   The accompanying notes are an integral part of these financial statements.

                        WESTERN BUILDING SERVICES, INC.
                            STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                            YEAR ENDED          SIX MONTHS
                                           DECEMBER 31,           ENDED
                                       --------------------      JUNE 30,
                                         1995       1996           1997
                                       ---------  ---------     ----------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss)..................  $    (180) $     672       $   41
  Adjustments to reconcile net income
     to net cash provided by (used
     in) operating activities --.....
     Depreciation and amortization...         51         51           50
     Gain on sale of assets..........     --         --               (1)
     Changes in operating assets and
       liabilities --................
       (Increase) decrease in --.....
          Accounts receivable........       (179)        91           59
          Inventories................        (35)       (15)           4
          Costs and estimated
             earnings in excess of
             billings on uncompleted
             contracts...............         (5)        39         (111)
          Prepaid expenses and other
             current assets..........          5          1            8
          Other noncurrent assets....        (15)      (106)           7
       Increase (decrease) in --.....
          Accounts payable and
             accrued expenses........        186       (177)         (42)
          Billings in excess of costs
             and estimated earnings
             on uncompleted
             contracts...............         17         74         (130)
                                       ---------  ---------     ----------
               Net cash provided by
                  (used in) operating
                  activities.........       (155)       630         (115)
                                       ---------  ---------     ----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Sale (purchases) of property and
     equipment, net..................     --             20        --
  Additions of property and
     equipment.......................        (40)      (113)         (41)
                                       ---------  ---------     ----------
               Net cash used in
                  investing
                  activities.........        (40)       (93)         (41)
                                       ---------  ---------     ----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from sale of common
     stock...........................     --              1        --
  Borrowings of long-term debt.......        206        175           99
  Payments of long-term debt.........       (259)       (96)       --
  Net borrowings in line of credit...        230       (230)       --
  Distributions to shareholders......     --           (210)         (68)
                                       ---------  ---------     ----------
               Net cash provided by
                  (used in) financing
                  activities.........        177       (360)          31
                                       ---------  ---------     ----------
NET INCREASE (DECREASE) IN CASH AND
  CASH EQUIVALENTS...................        (18)       177         (125)
CASH AND CASH EQUIVALENTS, beginning
  of period..........................         18     --              177
                                       ---------  ---------     ----------
CASH AND CASH EQUIVALENTS, end of
  period.............................  $      --  $     177       $   52
                                       =========  =========     ==========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW
  INFORMATION:
  Cash paid for --
     Interest........................  $      35  $      51       $   19

   The accompanying notes are an integral part of these financial statements.

                        WESTERN BUILDING SERVICES, INC.
                         NOTES TO FINANCIAL STATEMENTS

1.  BUSINESS AND ORGANIZATION:

     Western Building Services, Inc., a Colorado corporation, (the "Company") focuses on providing "design and build" installation services and maintenance, repair and replacement of HVAC systems for commercial facilities. Western also offers continuous monitoring and control services for commercial facilities. The Company primarily operates in Colorado.

     The Company and its shareholders intend to enter into a definitive agreement with Comfort Systems USA, Inc. ("Comfort Systems"), pursuant to which all outstanding shares of the Company's common stock will be exchanged for cash and shares of Comfort Systems common stock concurrently with the consummation of the initial public offering (the "Offering") of the common stock of Comfort Systems.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

CASH AND CASH EQUIVALENTS

     The Company considers all highly liquid debt investments purchased with an original maturity of three months or less to be cash equivalents.

INVENTORIES

     Inventories consist of duct materials, air conditioning equipment, refrigeration supplies and accessories held for use in the ordinary course of business and are stated at the lower of cost or market using the first-in, first-out (FIFO) method.

PROPERTY AND EQUIPMENT

     Property and equipment are stated at cost, and depreciation is computed using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are capitalized and amortized over the lesser of the life of the lease or the estimated useful life of the asset.

     Expenditures for repairs and maintenance are charged to expense when incurred. Expenditures for major renewals and betterments, which extend the useful lives of existing equipment, are capitalized and depreciated. Upon retirement or disposition of property and equipment, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the statement of operations.

REVENUE RECOGNITION

     The Company recognizes revenue when services are performed except when work is being performed under a construction contract. Revenues from construction contracts are recognized on the percentage-of-completion method measured by the percentage of costs incurred to total estimated costs for each contract. Provisions for the total estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, job conditions, estimated profitability and final contract settlements may result in revisions to costs and income and are recognized in the period in which the revisions are determined.

     The balances billed but not paid by customers pursuant to retainage provision in construction contracts will be due upon completion of the contracts and acceptance by the customer. Based on the Company's experience with similar contracts in recent years, the retention balance will be billed and collected in the upcoming fiscal year.

     Revenues of approximately $783,000 and $2,291,000 with gross profits of $339,000 and $874,000 were recognized by the Company in 1995 and 1996, respectively, for energy conversions and new installations related to an incentive program developed by the Public Service Company of Colorado (PSC).

                        WESTERN BUILDING SERVICES, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

The Demand Side Management program provided incentives for PSC customers to convert from electric heat to gas/steam heat in order to reduce peak demand for electricity. This program ended November 1996.

WARRANTY COSTS

     The Company warrants labor for the first year after installation on new air conditioning and heating units. The Company generally warrants labor for 30 days after servicing of existing air conditioning and heating units. A reserve for warranty costs is recorded upon completion of installation or service.

INCOME TAXES

     The Company has elected S Corporation status as defined by the Internal Revenue Code, whereby the Company is not subject to taxation for federal purposes. Under S Corporation status, the shareholders report their share of the Company's taxable earnings or losses in their personal tax returns. The Company will terminate its S Corporation status concurrently with the effective date of this Offering.

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires the use of estimates and assumptions by management in determining the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NEW ACCOUNTING PRONOUNCEMENT

     Effective January 1, 1996, the Company adopted Statement of Financial Accounting Standard (SFAS) No. 121, "Accounting for the Impairment of
Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." Accordingly, in the event that facts and circumstances indicate that property and equipment, and intangible or other assets may be impaired, an evaluation of recoverability would be performed. If an evaluation is required, the estimated future undiscounted cash flows associated with the asset are compared to the asset's carrying amount to determine if a write-down to market value is necessary. Adoption of this standard did not have a material effect on the financial position or results of operations of the Company.

3.  PROPERTY AND EQUIPMENT:

     Property and equipment consist of the following (dollars in thousands):

                                         ESTIMATED         DECEMBER 31,
                                        USEFUL LIVES   --------------------
                                          IN YEARS       1995       1996
                                        ------------   ---------  ---------
Transportation equipment.............          5       $      47  $      47
Machinery and equipment..............        6-7             133         68
Computer and telephone equipment.....          5             120        145
Leasehold improvements...............          3              21         71
Furniture and fixtures...............          7              28         20
                                                       ---------  ---------
                                                             349        351
Less -- Accumulated depreciation and
  amortization.......................                       (199)      (160)
                                                       ---------  ---------
     Property and equipment, net.....                  $     150  $     191
                                                       =========  =========

                        WESTERN BUILDING SERVICES, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

4.  DETAIL OF CERTAIN BALANCE SHEET ACCOUNTS:

     Other noncurrent assets consist of the following (in thousands):

                                           DECEMBER 31,
                                       --------------------
                                         1995       1996
                                       ---------  ---------
Covenant not to compete..............  $      --  $      75
Life insurance surrender value.......         14         27
Other noncurrent assets..............          8         27
                                       ---------  ---------
                                       $      22  $     129
                                       =========  =========

          At December 31, 1996, the Company acquired the contract rights of a competitor for $75,000 through a covenant not to compete agreement. This agreement will be amortized over its three year term which expires at December 31, 1999.

     Accounts payable and accrued expenses consist of the following (in thousands):

                                           DECEMBER 31,
                                       --------------------
                                         1995       1996
                                       ---------  ---------
Accounts payable, trade..............  $     403  $     249
Accrued compensation and benefits....        108         86
Accrued warranty expense.............         82         82
Other accrued expenses...............        139        139
                                       ---------  ---------
                                       $     732  $     556
                                       =========  =========

     Installation contracts in progress are as follows (in thousands):

                                           DECEMBER 31,
                                       --------------------
                                         1995       1996
                                       ---------  ---------
Costs incurred on contracts in
  progress...........................  $     335  $     530
Estimated earnings, net of losses....        206        160
                                       ---------  ---------
                                             541        690
Less -- Billings to date.............        552        815
                                       ---------  ---------
                                       $     (11) $    (125)
                                       =========  =========
Costs and estimated earnings in
  excess of billings on uncompleted
  contracts..........................  $      65  $      26
Billings in excess of costs and
  estimated earnings on uncompleted
  contracts..........................        (76)      (151)
                                       ---------  ---------
                                       $     (11) $    (125)
                                       =========  =========

5.  LONG-TERM DEBT:

     Long-term debt consists of installment notes payable for transportation equipment. The debt is secured by the related transportation equipment. The terms of the notes range from 36 months to 48 months with monthly payments of principal and interest of approximately $8,600. The notes bear interest at rates ranging from 9 percent to 13 percent.

     Long-term debt also consists of term loans and capital leases. The term loans were issued in the amounts of $175,000 and $200,000 in 1996 and 1995, respectively. The $175,000 term loan is secured by equipment, inventory, accounts receivable and all contract rights. The $200,000 term loan is secured by all

                        WESTERN BUILDING SERVICES, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

inventory and equipment and bears interest at prime plus 2 percent per annum. These term loans are also guaranteed by the Company president.

     The capital leases relate to computer equipment and printers. The terms of the leases range from 12 to 36 months. The interest rates on these leases range from 10 to 12 percent.

     The aggregate maturities of long-term debt as of December 31, 1996, are as follows (in thousands):

Year ending December 31
     1997............................  $      85
     1998............................         89
     1999............................         98
     2000............................         89
                                       ---------
                                       $     361
                                       =========

     The Company has a $300,000 line of credit with a financial institution. The line of credit expires September 28, 1997, and bears interest at prime plus 2 percent per annum. The line of credit is secured by accounts receivable and inventory and is guaranteed by the Company president. There was no balance outstanding under this line of credit at December 31, 1996.

6.  LEASES:

     The Company leases its facility from a third party, which expires in 1999. The rent paid under this lease was approximately $43,000 and $66,500 for the years ended December 31, 1995 and 1996, and approximately $39,000 for the six months ended June 30, 1997. The lease requires the Company to pay taxes, maintenance, insurance and certain other operating costs of the leased property. The lease contains renewal provisions.

     The Company leases vehicles for operating purposes. The lease payments under these vehicle leases totaled approximately $47,000 and $71,000 for the years ended December 31, 1995 and 1996, respectively, and approximately $37,000 for the six months ended June 30, 1997.

     Future minimum lease payments for operating leases are as follows (in thousands):

Year ending December 31
     1997............................  $     144
     1998............................        132
     1999............................         19
                                       ---------
                                       $     295
                                       =========

7.  EMPLOYEE BENEFIT PLANS:

     The Company has adopted a 401(k) plan which allows the Company to make discretionary contributions and discretionary profit sharing contributions. No contributions were made by the Company under this plan in 1995 and 1996. However, expenses of $2,733 and $3,903 were incurred by the Company during 1995 and 1996, respectively.

8.  FINANCIAL INSTRUMENTS:

     The Company's financial instruments consist of cash and cash equivalents, investments, notes payable, a line of credit, and debt. The Company believes that the carrying value of these instruments on the accompanying balance sheet approximates their fair value.

                        WESTERN BUILDING SERVICES, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

9.  RELATED-PARTY TRANSACTIONS:

     At December 31, 1995, the Company had a receivable of $109,500 due from the president and vice president. At December 31, 1996, this balance was $173,500. The Company offset this balance with the dividends payable of $210,315 at December 31, 1996, resulting in a remaining dividend payable of $36,875 to two shareholders and one director.

10.  COMMITMENTS AND CONTINGENCIES:

LITIGATION

     The Company is involved in legal actions arising in the ordinary course of business. Management does not believe the outcome of such legal actions will have a material adverse effect on the Company's financial position or results of operations.

INSURANCE

     The Company carries a broad range of insurance coverage, including general and business auto liability, commercial property, workers' compensation and a general umbrella policy. The Company has not incurred significant claims or losses on any of its insurance policies.

11.  SHAREHOLDER'S EQUITY:

     As of June 30, 1997, the Company distributed $68,000 to its shareholders. The Company distributed approximately $317,000 subsequent to the merger which has been reflected in the financial statements.

12.  SUBSEQUENT EVENTS:

     In March 1997, the Company and its shareholders entered into a definitive agreement with a wholly-owned subsidiary of Comfort Systems, providing for the merger of the Company with the subsidiary of Comfort Systems. On July 2, 1997, Comfort Systems completed its initial public offering and the merger with the Company.

     In connection with the merger, Comfort Systems assumed all debt of the Company. Subsequent to the IPO, substantially all of the debt has been repaid.

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders
F & G Mechanical Corp. and Affiliate
348 New County Road
Secaucus, New Jersey 07094

     We have audited the accompanying combined balance sheet of F & G Mechanical Corp. and affiliate as of December 31, 1997, and the related combined statements of income, retained earnings, and cash flows for the year then ended. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall combined financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of F & G Mechanical Corp. and affiliate at December 31, 1997, and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.

     As discussed in Note 1, the combined financial statements include the accounts of F &G Mechanical ("F&G") and Meadowlands Fire Protection Corp. ("Meadowlands") which are related by common stockholder interests. In prior years separate financial statements were issued for F&G and Meadowlands. On February 12, 1998, both companies were purchased by Comfort Systems USA, Inc. ("Comfort Systems"). Accordingly, the current combined financial statements are presented to reflect the activity of these companies as a single economic unit.

MARDEN, HARRISON & KREUTER
Certified Public Accountants, P.C.
Port Chester, New York
March 24, 1998

                      F & G MECHANICAL CORP. AND AFFILIATE
                             COMBINED BALANCE SHEET
                               DECEMBER 31, 1997

               ASSETS
Current assets:
     Cash and cash equivalents.......  $    1,400,941
     Marketable securities...........       1,780,888
     Accounts receivable, net of
      allowance for doubtful
      accounts of $200,000...........      12,833,931
     Retainage receivable............       3,631,046
     Costs and estimated earnings in
      excess of billings on
      uncompleted contracts..........         952,827
     Loans receivable -- officers....       1,554,123
     Notes and loans
      receivable -- related parties..       1,065,963
     Deferred contract costs.........         176,776
     Prepaid expenses and other
      receivables....................         199,548
                                       --------------
               Total current
                assets...............      23,596,043
                                       --------------
Property and equipment:
     Machinery and equipment.........         503,499
     Transportation equipment........       1,489,008
     Furniture and fixtures..........         489,469
     Leasehold improvements..........          26,665
                                       --------------
                                            2,508,641
     Less accumulated depreciation
      and amortization...............       1,657,075
                                       --------------
               Net property and
                equipment............         851,566
                                       --------------
Other assets:
     Notes and loans
     receivable -- related parties,
     net of current portion..........       5,778,005
                                       --------------
               Total other assets....       5,778,005
                                       --------------
               Total assets..........  $   30,225,614
                                       ==============
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
     Notes payable -- bank...........  $    1,945,510
     Accounts payable................       7,788,790
     Billings in excess of costs and
      estimated earnings on
      uncompleted contracts..........       2,455,659
     Accrued expenses and payroll
      taxes payable..................       4,790,407
     Deferred contract revenue.......         206,140
     Loans payable -- affiliates.....         133,595
     Income taxes payable............          75,363
                                       --------------
               Total liabilities.....      17,395,464
                                       --------------
Commitments and contingencies
Stockholders' equity:
     Common stock....................          11,000
     Retained earnings...............      12,721,653
     Net unrealized holding gain on
      available-for-sale securities..          97,497
                                       --------------
               Total stockholders'
                equity...............      12,830,150
                                       --------------
               Total liabilities and
                stockholders'
                equity...............  $   30,225,614
                                       ==============

                  See notes to combined financial statements.

                      F & G MECHANICAL CORP. AND AFFILIATE
               COMBINED STATEMENT OF INCOME AND RETAINED EARNINGS
                          YEAR ENDED DECEMBER 31, 1997

Contract revenue.....................  $   69,592,885
Direct costs.........................      61,792,317
                                       --------------
Gross profit.........................       7,800,568
General and administrative
  expenses...........................       5,280,332
                                       --------------
Income from operations...............       2,520,236
                                       --------------
Other income (expense):
     Interest income.................         417,891
     Other income....................          29,351
     Gain on sale of marketable
      securities.....................          20,786
     Interest expense................        (139,498)
                                       --------------
                                              328,530
                                       --------------
Income before income taxes...........       2,848,766
Income taxes.........................          89,982
                                       --------------
Net income...........................       2,758,784
Retained earnings, beginning of
  year...............................      10,145,289
Distributions........................        (182,420)
                                       --------------
Retained earnings, end of year.......  $   12,721,653
                                       ==============

                  See notes to combined financial statements.

                      F & G MECHANICAL CORP. AND AFFILIATE
                        COMBINED STATEMENT OF CASH FLOWS
                          YEAR ENDED DECEMBER 31, 1997

Reconciliation of net income to net
  cash
  provided by operating activities:
     Net income......................  $    2,758,784
Adjustments to reconcile net income
  to net cash provided by operating
  activities:
     Depreciation and amortization...         233,003
     Provision for losses on accounts
      receivable.....................         126,380
     Gain on sale of marketable
      securities.....................         (20,786)
     Changes in assets (increase)
      decrease:
          Accounts receivable........      (2,641,044)
          Retainage receivable.......      (1,320,282)
          Costs and estimated
             earnings in excess
             of billings on
             uncompleted contracts...         115,323
          Deferred contract costs....          (8,607)
          Prepaid expenses and other
              receivables............         (85,631)
     Changes in liabilities increase
      (decrease):
          Accounts payable...........       1,781,309
          Billings in excess of costs
             and estimated
             earnings on uncompleted
              contracts..............        (306,261)
          Accrued expenses and
              payroll taxes
              payable................       2,851,818
          Deferred contract
              revenue................         177,740
          Income taxes payable.......          75,363
                                       --------------
               Net cash provided by
                   operating
                   activities........                  $    3,737,109
Investing activities:
     Proceeds from sales of
      marketable securities..........         116,786
     Purchase of marketable
      securities.....................        (302,055)
     Capital expenditures............        (436,780)
     Net loans to related parties....      (3,265,154)
     Net loans to officers...........        (943,359)
                                       --------------
               Net cash used in
                   investing
                   activities........                      (4,830,562)
Financing activities:
     Net loans from affiliates.......         133,595
     Principal payments on long-term
      debt...........................         (79,481)
     Proceeds from borrowings under
      line of credit.................       1,800,000
     Distributions to stockholders...        (182,420)
                                       --------------
               Net cash provided by
                            financing
                        activities...                       1,671,694
                                                       --------------
Net increase in cash and cash
  equivalents........................                         578,241
Cash and cash equivalents, beginning
  of year............................                         822,700
                                                       --------------
Cash and cash equivalents, end of
  year...............................                  $    1,400,941
                                                       ==============
SUPPLEMENTAL DISCLOSURE OF CASH FLOW
  INFORMATION:
Cash paid during the year for income
  taxes..............................                  $       16,494
Cash paid during the year for
  interest...........................                  $      139,498

                  See notes to combined financial statements.

                      F & G MECHANICAL CORP. AND AFFILIATE
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                          YEAR ENDED DECEMBER 31, 1997

(1)  PRINCIPLES OF COMBINATION AND NATURE OF OPERATIONS:

     The combined financial statements include the accounts of F&G Mechanical Corp. and Meadowlands Fire Protection Corp. (collectively the "Company"), which are affiliated by majority stockholder interests. All intercompany accounts and transactions have been eliminated in combination.

     In prior years, separate financial statements were presented for F & G Mechanical Corp. and Meadowlands Fire Protection Corp. The current combined financial statement presentation reflects the companies as a single economic unit.

     F&G Mechanical Corp. is engaged in plumbing and HVAC construction activities primarily in New Jersey and the New York Metropolitan area. Meadowlands Fire Protection Corp., is engaged in the installation of fire protection systems for customers located in New Jersey and in the New York metropolitan area.

(2)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

     (A)  REVENUE AND COST RECOGNITION:

          Revenue is recognized on the "percentage of completion" method for reporting revenue on contracts not yet completed, measured by the percentage of total costs incurred to date to estimated total costs for each contract. This method is utilized because management considers the cost-to-cost method the best method available to measure progress on these contracts. Because of the inherent uncertainties in estimating revenue and costs, it is at least reasonably possible that the estimates used will change within the near term.

          Contract costs include all direct material and labor costs and those other direct and indirect costs related to contract performance including, but not limited to, indirect labor, subcontract costs and supplies. General and administrative costs are charged to expense as incurred.

          The Company has contracts that may extend over more than one year, therefore, revisions in cost and profit estimates during the course of the work are reflected in the accounting period in which the facts, which require the revisions, become known.

          Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. Claims on contracts are not recorded until it is probable that the claim will result in additional contract revenue and the amounts can be reliably estimated.

          Revenues recognized in excess of amounts billed are recorded as a current asset under the caption "Costs and estimated earnings in excess of billings on uncompleted contracts." Billings in excess of revenues recognized are recorded as a current liability under the caption "Billings in excess of costs and estimated earnings on uncompleted contracts."

          In accordance with construction industry practice, the Company reports in current assets and liabilities those amounts relating to construction contracts realizable and payable over a period in excess of one year.

     (B)  CASH EQUIVALENTS:

          The Company considers all highly liquid instruments with original maturities of less than three months to be cash equivalents. At December 31, 1997, cash equivalents consist of investments in money market funds.

     (C)  INVESTMENTS:

                      F & G MECHANICAL CORP. AND AFFILIATE
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

          Investments, consisting of U.S. Treasury Notes, corporate bonds and notes, mutual funds and common stock are classified as "available-for-sale" securities and are stated at fair value. Realized gains and losses, determined using the specific identification cost method, are included in earnings. Unrealized holding gains and losses are reported as a separate component of stockholders' equity.

     (D)  DEFERRED CONTRACT REVENUE AND COSTS:

          The Company's policy is to defer all revenue and costs associated with individual contracts prior to the mobilization of the project.

     (E)  PROPERTY AND EQUIPMENT:

     Property and equipment are stated at cost. Depreciation is computed over the estimated useful lives of the assets using principally the straight-line method. Leasehold improvements are amortized over the lesser of the term of the related lease or the estimated useful life of the asset. Expenditures for maintenance and repairs are charged to operations in the period incurred.

     (F)  WARRANTY COSTS:

          The Company typically warrants labor for the first year after installation on new air conditioning and heating systems. The Company generally warrants labor for 30 days after servicing of existing air conditioning and heating systems. A reserve for warranty costs is recorded upon completion of installation or service.

     (G)  USE OF ESTIMATES:

          The preparation of combined financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the combined financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(3)  MARKETABLE SECURITIES:

     Cost and fair value of marketable securities at December 31, 1997 are as follows:

                                                         GROSS          GROSS
                                                      UNREALIZED     UNREALIZED        FAIR
                                           COST          GAINS         LOSSES         VALUE
                                       ------------   -----------    -----------   ------------
Available-for-sale:
     U.S. Treasury Notes.............  $    321,232    $  16,527       $--         $    337,759
     Corporate bonds and notes.......     1,009,668       27,589         6,317        1,030,940
     Mutual Funds....................       228,438       86,160         1,469          313,129
     Common Stocks...................       124,053        2,649        27,642           99,060
                                       ------------   -----------    -----------   ------------
                                       $  1,683,391    $ 132,925       $35,428     $  1,780,888
                                       ============   ===========    ===========   ============

     At December 31, 1997, U.S. Treasury notes and corporate bonds and notes (at fair value) mature as follows:

                                               YEAR ENDING DECEMBER 31,
                                       ----------------------------------------
                                          1998      1999 TO 2002     THEREAFTER      TOTAL
                                       ----------   -------------    ----------   ------------
U.S. Treasury Notes..................  $  180,000     $ --            $ 157,759   $    337,759
Corporate bonds and notes............      39,767       341,478         649,695      1,030,940
                                       ----------   -------------    ----------   ------------
                                       $  219,767     $ 341,478       $ 807,454   $  1,368,699
                                       ==========   =============    ==========   ============

                      F & G MECHANICAL CORP. AND AFFILIATE
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

     The net unrealized holding gain increased by $24,510 for the year ended December 31, 1997. For the year ended December 31, 1997, gross realized gains pertaining to marketable securities totaled $20,786.

(4)  RETAINAGE RECEIVABLE:

     The retained contract receivables include approximately $1,416,000 at December 31, 1997, that are not collectible within one year.

(5)  CONTRACTS IN PROGRESS:

     Information with respect to contracts in progress at December 31, 1997 is as follows:

Expenditures on uncompleted
  contracts..........................  $   27,953,123
Estimated earnings thereon...........       4,139,313
                                       --------------
                                           32,092,436
Less billings applicable thereto.....      33,595,268
                                       --------------
                                       $   (1,502,832)
                                       ==============
Included in the accompanying balance
  sheet under the following captions:
Costs and estimated earnings in
  excess of billings on uncompleted
  contracts..........................  $      952,827
Billings in excess of costs and
  estimated earnings on uncompleted
  contracts..........................      (2,455,659)
                                       --------------
                                       $   (1,502,832)
                                       ==============

(6)  NOTES PAYABLE -- BANK:

     The Company had a discretionary line of credit with a bank, which provided for aggregate borrowings of up to $4,750,000, with interest at the bank's prime rate plus 1%. Borrowings were guaranteed by the Company's stockholders. The Company had outstanding borrowings under the line of credit totaling $1,800,000 at December 31, 1997.

     The Company also had term notes payable which were collateralized by equipment. The notes were payable in aggregate monthly installments of $7,998 with interest at 8%. The outstanding balance of the notes payable was $145,510 at December 31, 1997.

     The outstanding balances were repaid in February 1998 concurrent with the subsequent merger of the Company, and the facility was terminated (see Note 18).

(7)  ACCRUED EXPENSES AND PAYROLL TAXES PAYABLE:

     At December 31, 1997, accrued expenses and payroll taxes payable consists of the following:

Payroll taxes........................  $  1,627,663
Union benefits.......................     1,003,526
Insurance............................       806,370
Other................................     1,352,848
                                       ------------
                                       $  4,790,407
                                       ============

                      F & G MECHANICAL CORP. AND AFFILIATE
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

(8)  STOCKHOLDERS' EQUITY:

     The combined financial statements reflect the following capital structures at December 31, 1997:

F&G MECHANICAL CORP.
Common stock, no par value; 1000
  shares authorized;
  200 shares issued and
  outstanding........................  $        1,000
Retained earnings....................       9,364,045
Net unrealized holding gain on
  available-for-sale securities......          47,190
                                       --------------
     Total stockholders' equity......       9,412,235
                                       --------------
MEADOWLANDS FIRE PROTECTION CORP.
Common stock, no par value; 1000
  shares authorized;
  400 shares issued and
  outstanding........................          10,000
Retained earnings....................       3,357,608
Net unrealized gain on
  available-for-sale securities......          50,307
                                       --------------
     Total stockholders' equity......       3,417,915
                                       --------------
     Total combined stockholders'
      equity.........................  $   12,830,150
                                       ==============

(9)  CONCENTRATION RISKS:

     (A)  Credit risk:

          Financial instruments, which potentially expose the Company to concentrations of credit risk, consist primarily of cash and cash equivalents and trade accounts and retainage receivables.

          The Company maintains its cash and cash equivalents in accounts which exceed Federally insured limits. The Company limits its credit risk by selecting financial institutions considered to be highly creditworthy.

          Trade accounts and retainage receivables are due from customers located primarily in New Jersey and the New York metropolitan area. The Company does not require collateral in most cases, but may file statutory liens against the construction projects if a default in payment occurs.

     (B)  Direct labor:

          The Company's direct labor is supplied primarily by two unions which have collective bargaining agreements expiring in April 1999. Although the Company's past experience was favorable with respect to resolving conflicting demands with these unions, it is always possible that a protracted conflict may occur which could impact the renewal of the collective bargaining agreements.

(10)  RELATED PARTY TRANSACTIONS:

     (A)  Loans receivable -- officers:

          The Company has loans receivable from officers totaling $1,554,123 at December 31, 1997. The loans are noninterest bearing. In January 1998, $950,000 was repaid.

          The Company has loans receivable from an entity related through common management control totalling $1,009,518 at December 31, 1997. The loans are noninterest bearing. Subsequent to December 31, 1997 this entity was purchased by Meadowlands Fire Protection Corp. (see Note
          10D).

          In addition, the Company has notes receivable totaling $5,834,450, from an entity in which the stockholders of the Company have an ownership interest. At December 31, 1997, $56,445 of the

                      F & G MECHANICAL CORP. AND AFFILIATE
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

          loans were classified as current assets. One note amounting to $3,960,000 bears interest at 8.5% per annum. The balance of $1,818,005 is noninterest bearing. In conjunction with the terms of the subsequent merger of the Company, the notes, plus accrued interest, are due February 2001.

(C)  LOANS PAYABLE -- AFFILIATES:

     The Company has loans payable to entities related through common ownership totalling $133,595. The loans are noninterest bearing.

(D)  PAYROLL:

     The Company used an entity affiliated through common management control as a common paymaster to process certain payrolls. The Company reimbursed the affiliate at cost with no mark-up. Reimbursements amounted to $3,373,308 for the year ended December 31, 1997.

     In February 1998, the Company acquired the affiliate for a purchase price of $25,000.

(E)  OPERATING FACILITIES:

     The Company leases administrative, warehouse and yard space from an entity affiliated by common ownership through a noncancelable net operating lease expiring May 2004. Rent expense including utilities, maintenance and real estate taxes for this lease totaled $485,375 for the year ended December 31, 1997. At December 31, 1997, the future minimum rental payments to be made under the noncancellable operating lease are as follows:

YEAR ENDING
DECEMBER 31,                              AMOUNT
-------------------------------------  ------------
1998.................................  $    338,616
1999.................................       355,890
2000.................................       355,890
2001.................................       355,890
2002.................................       355,890
Thereafter...........................       504,178
                                       ------------
                                       $  2,266,354
                                       ============

     On March 16, 1998 the Company increased the amount of space occupied. The monthly rent increased by approximately $7,000 per month, plus real estate taxes.

     The Company also leases warehouse space from a related entity on a month to month basis. Rent expense for this lease was $18,000 for the year ended December 31, 1997.

(11)  COMMITMENTS AND CONTINGENCIES:

     (A)  PERFORMANCE BONDS:

     The Company is contingently liable to a surety under a general indemnity agreement. The Company agrees to indemnify the surety for any payments made on contracts of suretyship, guaranty or indemnity. The Company believes that all contingent liabilities will be satisfied by its performance on the specific bonded contracts involved.

     (B)  CLAIMS AND LAWSUITS:

     The Company is from time to time party to litigation in the ordinary course of business. There are currently no pending legal proceedings that, in management's opinion, would have a material adverse effect on the Company's operating results or financial condition. The Company maintains various insurance coverages in order to minimize financial risk associated with certain claims.

                      F & G MECHANICAL CORP. AND AFFILIATE
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

(12)  INCOME TAXES:

     Both F&G Mechanical Corp. and Meadowlands Fire Protection Corp. have elected and the stockholders have consented, under the applicable provisions of the Internal Revenue Code, New Jersey, and New York State Franchise Tax Codes to have the Company report its income for Federal Corporation, New Jersey Corporation, and New York State Franchise tax purposes as an "S" corporation. The stockholders report the net taxable income or loss of the Company in their personal income tax returns. Therefore, no provision is made in the accompanying combined financial statements for Federal Corporation, New Jersey Corporation, and New York State Franchise taxes except for the New Jersey and New York State tax on "S" corporations, when applicable.

     In accordance with the subsequent merger of the Company, the "S" Corporation elections were terminated and the Company will be subject to corporate income taxes subsequent to the merger date (see Note 18).

(13)  PROFIT-SHARING PLAN:

     The Company has a profit-sharing plan that covers substantially all nonunion employees meeting the age and length of service requirements of the plan. Contributions to the plan are at the discretion of the Company's Board of Directors and are based on a percentage of the participants' compensation. Profit-sharing expense was $161,860 for the year ended December 31, 1997. In conjunction with the terms of the subsequent merger of the Company, the profit-sharing plan was terminated February 9, 1998 (see Note 18).

(14)  MULTIEMPLOYER PENSION PLANS:

     The Company made contributions to multiemployer pension plans that cover its various union employees. These plans provide benefits based on union members' earnings and periods of coverage under the respective plans. It is not cost-effective to accumulate information regarding the pension expense under these plans. In the event of plan terminations or company withdrawal from the plans, the Company may be liable for a portion of the plans' unfunded vested benefits, the amounts of which, if any, have not been determined.

(15)  MAJOR CUSTOMERS:

     The Company earned approximately 15% and 10%, respectively, from two major customers during the year ended December 31, 1997.

(16)  BACKLOG:

     Backlog represents the amount of revenue the Company expects to realize from work to be performed on uncompleted contracts in progress at year end and from contractual agreements on which work has not commenced. Backlog consists of the following:

Estimated revenue to be recognized
  from:
     Uncompleted contracts in
      progress.......................  $   18,896,494
     Contracts on which work has not
      commenced......................      11,589,000
                                       --------------
          Total......................  $   30,485,494
                                       ==============

(17)  CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE:

     Retained earnings at January 1, 1997 were restated to account for a change in accounting principle due to a business combination. The change in accounting principle is related to accounting for warranty costs which management believes results in a closer matching of costs and revenues. The cummulative effect of this change on prior years' retained earnings was $296,418.

                      F & G MECHANICAL CORP. AND AFFILIATE
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

(18)  SUBSEQUENT EVENT:

     On February 12, 1998, F&G Mechanical Corp merged with Comfort Systems and Meadowlands Fire Protection Corp. merged with INRI Acquisition Corp., a wholly owned subsidiary of Comfort Systems.

     In conjunction with the merger, the outstanding balances of notes payable -- bank were paid in full, the profit-sharing plan was terminated, and the stockholders of F&G Mechanical Corp. entered into 5 year employment agreements with Comfort Systems. In addition, the Company distributed $11,800,000 to the stockholders at the closing.

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     NO PERSON HAS BEEN AUTHORIZED IN CONNECTION WITH THE OFFERING MADE HEREBY
TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY UNDERWRITER. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF ANY OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY TO ANY PERSON OR BY ANYONE IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY DATE SUBSEQUENT TO THE DATE HEREOF.

             ------------------

             TABLE OF CONTENTS

                                                 PAGE
                                                 -----
Prospectus Summary.............................     3
Risk Factors...................................     7
Price Range of Common Stock....................    10
The Company....................................    10
Dividend Policy................................    10
Capitalization.................................    11
Selected Financial Data........................    12
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations...................................    13
Business.......................................    20
Management.....................................    28
Certain Transactions...........................    35
Security Ownership of Certain Beneficial Owners
  and Management...............................    40
Description of Capital Stock...................    41
Shares Eligible for Future Sale................    44
Legal Matters..................................    44
Experts........................................    45
Additional Information.........................    45
Index to Financial Statements..................   F-1

                 8,000,000 SHARES

                      [LOGO]
            COMFORT SYSTEMS USA, INC.
                   COMMON STOCK

               -------------------
                    PROSPECTUS
               -------------------

                   May 5, 1998

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